UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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ALTERRA CAPITAL HOLDINGS LIMITED

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A MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

To the shareholders of Markel and the shareholders of Alterra:

The boards of directors of Markel Corporation, which we refer to as “Markel,” and Alterra Capital Holdings Limited, which we refer to as “Alterra,” each have unanimously approved and adopted an Agreement and Plan of Merger, dated as of December 18, 2012, among Markel, Alterra and Commonwealth Merger Subsidiary Limited, a Bermuda exempted company and a direct, wholly owned subsidiary of Markel, which we refer to as “Merger Sub.” We refer to this agreement as the “agreement and plan of merger.” Under the agreement and plan of merger, Merger Sub will merge into Alterra, which we refer to as the “merger.” Alterra will survive the merger and become a wholly-owned subsidiary of Markel. In the merger, Alterra shareholders will be entitled to receive for each common share, par value $1.00 per share, of Alterra, which we refer to as “Alterra common shares,” issued and outstanding immediately before the effective time of the merger (other than any dissenting shares as to which appraisal rights have been properly exercised under Bermuda law and any restricted shares that do not vest in connection with the merger) (1) 0.04315, which we refer to as the “exchange ratio,” validly issued, fully paid and nonassessable shares of Markel voting common stock, without par value, which we refer to as “Markel common stock,” together with any cash paid in lieu of fractional shares and (2) $10.00 in cash, without interest. We believe the combination of Alterra with Markel will create a strong company in global specialty insurance and investments, with a demonstrated track record of underwriting discipline in niche market segments and proven asset management strengths that should benefit all shareholders.

Following the closing of the merger, based on Markel’s and Alterra’s respective capitalizations as of December 18, 2012, and the exchange ratio of 0.04315, we estimate that current Markel shareholders will own approximately 69%, and current Alterra shareholders will own approximately 31%, of the issued and outstanding shares of Markel on a fully diluted basis. We also estimate that Markel will issue approximately 4.4 million shares of Markel common stock to former Alterra shareholders in the merger, which we refer to as the “stock issuance.” Shares of Markel common stock are currently quoted on the New York Stock Exchange under the symbol “MKL.” Alterra common shares are currently quoted on the NASDAQ Global Select Market under the symbol “ALTE” and on the Bermuda Stock Exchange under the symbol “ALTE.BH.”

YOUR VOTE IS VERY IMPORTANT. The merger cannot be completed unless, among other things, holders of shares of Markel common stock vote to approve the stock issuance and holders of Alterra common shares vote to approve and adopt the agreement and plan of merger, the agreement required by Section 105 of the Companies Act 1981 of Bermuda, as amended, which is attached as Exhibit A to the agreement and plan of merger and which we refer to as the “statutory merger agreement,” and which, together with the agreement and plan or merger, we refer to as the “merger agreement,” and the merger. Whether or not you expect to attend in person, we urge you to submit a proxy to vote your shares as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Markel and Alterra special shareholder meetings, as applicable. If your shares are held in a plan or in the name of a bank, brokerage firm or other nominee, please follow the instruction on the voting instruction card furnished by the plan trustee or administrator, or record holder, as appropriate.

Markel’s board of directors recommends that Markel shareholders vote “FOR” (1) a proposal to approve the stock issuance and (2) each other proposal on the enclosed Markel proxy card.

Alterra’s board of directors recommends that Alterra shareholders vote “FOR” (1) a proposal to approve the adoption of an amendment to Alterra’s bye-laws to reduce the shareholder vote required to approve a merger with any other company from (a) the affirmative vote of three-fourths of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of Alterra as at the record date is present to (b) a simple majority of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy more than one-half of the aggregate voting power of Alterra as at the record date is present, (2) a proposal to approve and adopt the merger agreement and the merger, (3) a proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Alterra’s named executive officers in connection with the merger and the agreements and understandings under which such compensation may be paid or become payable and (4) each other proposal on the enclosed Alterra proxy card.

Markel will hold a special meeting of shareholders and Alterra will hold a special general meeting of shareholders to vote on these proposals, which we refer to as the “Markel special meeting” and “Alterra special general meeting,” respectively, sometimes individually, as a “special meeting,” and sometimes collectively, as “special meetings.” Whether or not you plan to attend your company’s special meeting, please take time to vote on the proposals by completing and mailing your enclosed proxy card.

This joint proxy statement/prospectus provides Markel and Alterra shareholders with detailed information about the Markel special meeting, the Alterra special general meeting and the merger. Markel and Alterra encourage you to read this entire document carefully, including the section entitled “Risk Factors” beginning on page 13.

Sincerely,

Alan I. Kirshner Chairman of the Board of Directors and Chief Executive Officer Markel Corporation	W. Marston Becker President and Chief Executive Officer Alterra Capital Holdings Limited

None of the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated January 18, 2013, and is first being mailed to Markel and Alterra shareholders on or about January 23, 2013.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed by Markel with the Securities and Exchange Commission, which we refer to as the “SEC,” constitutes (1) a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and notice of meeting, with respect to the Markel special meeting, (2) a prospectus of Markel in connection with the stock issuance and (3) a proxy statement and notice of meeting with respect to the Alterra special general meeting.

Markel and Alterra have jointly provided the information concerning Markel after the completion of the merger and the information used to derive the pro forma financial information contained in this joint proxy statement/prospectus.

Markel has provided the information concerning Markel contained or incorporated by reference in this joint proxy statement/prospectus.

Alterra has provided the information concerning Alterra contained or incorporated by reference in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference important business and financial information about Markel and Alterra that is not included in or delivered with this joint proxy statement/prospectus. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus, without charge, from the SEC’s website at http://www.sec.gov or by directing a written or oral request to the appropriate company at the following addresses and telephone numbers:

AST Phoenix Advisors 6201 15th Avenue Brooklyn, New York 11219 (877) 478-5038 or (212) 493-3910 E-mail: info@phoenixadvisorsast.com	MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016 (800) 322-2885 or (212) 929-5500 E-mail: proxy@mackenziepartners.com

or	or

Markel Corporation 4521 Highlands Parkway Glen Allen, Virginia 23060-6148 Attn: Investor Relations (804) 747-0136	Alterra Capital Holdings Limited Alterra House 2 Front Street Hamilton, HM 11 Bermuda Attn: Investor Relations (441) 293-8800

If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the date of the Markel special meeting and Alterra special general meeting. This means you must request this information no later than February 19, 2013. Markel and Alterra will mail properly requested documents to requesting shareholders by first class mail, or another equally prompt means, within one business day after receipt of such request.

See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this joint proxy statement/prospectus. Therefore, if anyone does give you other information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you.

4521 Highwoods Parkway

Glen Allen, VA 23060

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 26, 2013

January 18, 2013

To the shareholders of Markel Corporation:

We are pleased to invite you to attend the Special Meeting of Shareholders of Markel Corporation, which we refer to as “Markel,” which will be held at 4521 Highwoods Parkway, Glen Allen, Virginia 23060, on February 26, 2013, at 10:00 a.m. Eastern Time, which we refer to as the “Markel special meeting,” for the following purposes:

•

Proposal 1: to consider and vote on the proposal to approve the issuance of Markel common stock, no par value per share, under the Agreement and Plan of Merger, which we refer to as the “agreement and plan of merger,” dated as of December 18, 2012, among Alterra Capital Holdings Limited, which we refer to as “Alterra,” Markel and Commonwealth Merger Subsidiary Limited, which we refer to as “Merger Sub,” as required by New York Stock Exchange rules; and

•

Proposal 2: to transact such other business, if any, as may lawfully be brought before the Markel special meeting, including the proposal to approve an adjournment of the Markel special meeting for the solicitation of additional proxies from Markel shareholders in favor of the above proposal.

Completion of the merger of Alterra and Merger Sub as contemplated by the agreement and plan of merger, is conditioned on, among other things, approval of Proposal 1 above.

Information concerning the matters to be acted upon at the Markel special meeting is set forth in the accompanying joint proxy statement/prospectus.

Only Markel shareholders of record at the close of business on January 17, 2013, will be entitled to notice of, and to vote at, the Markel special meeting or any adjournment or postponement thereof.

IF YOU WERE A MARKEL SHAREHOLDER OF RECORD ON JANUARY 17, 2013, WHETHER OR NOT YOU PLAN TO ATTEND THE MARKEL SPECIAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING MARKEL PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS. YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS, IF ANY, CONTAINED IN THE PROXY CARD. IF A PROXY IS PROPERLY EXECUTED AND RETURNED AND NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” EACH PROPOSAL ON THE PROXY CARD. FOR FURTHER INFORMATION CONCERNING THE USE OF THE MARKEL PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS ON THE FOLLOWING PAGES.

By Order of the Board of Directors,

Alan I. Kirshner

Chairman of the Board of Directors and Chief Executive Officer

January 18, 2013

Glen Allen, Virginia

Alterra House

2 Front Street

Hamilton, HM 11

Bermuda

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 26, 2013

January 18, 2013

To the shareholders of Alterra Capital Holdings Limited:

We are pleased to invite you to attend the Special General Meeting of Shareholders of Alterra, which we refer to as “Alterra,” to be held at its principal executive offices, located at Alterra House, 2 Front Street, Hamilton, HM 11, Bermuda, on February 26, 2013 at 11:00 a.m. Atlantic Time, which we refer to as the “Alterra special general meeting,” for the following purposes:

•

Proposal 1: to consider and vote on a proposal to approve an amendment to Alterra’s bye-laws, the form of which is included as Annex B to this joint proxy statement/prospectus of which this notice forms a part, to reduce the shareholder vote required to approve a merger with any other company from (1) the affirmative vote of three-fourths of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of Alterra as at the record date is present to (2) a simple majority of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy more than one-half of the aggregate voting power of Alterra as at the record date is present, in accordance with the Agreement and Plan of Merger, dated as of December 18, 2012, among Alterra, Markel Corporation, which we refer to as “Markel,” and Commonwealth Merger Subsidiary Limited, which we refer to as “Merger Sub,” and which agreement we refer to as the “agreement and plan of merger” and which is included as Annex A to the accompanying joint proxy statement/prospectus;

•

Proposal 2: to consider and vote on the proposal to approve and adopt the agreement and plan of merger, the agreement required by Section 105 of the Companies Act of 1981 of Bermuda, as amended, which we refer to as the “Companies Act,” that is attached as Exhibit A to the agreement and plan of merger, which we refer to as the “statutory merger agreement,” and which together with the agreement and plan of merger, we refer to as the “merger agreement,” and the merger of Alterra and Merger Sub as contemplated by the merger agreement, which we refer to as the “merger”;

•

Proposal 3: to consider and vote on a proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Alterra’s named executive officers in connection with the merger, and the agreements and understandings under which such compensation may be paid or become payable, as described in the section entitled “The Merger—Interests of Alterra’s Directors and Executive Officers in the Merger—Golden Parachute Compensation”; and

•

Proposal 4: to transact such other business, if any, as may lawfully be brought before the Alterra special general meeting, including a proposal to approve an adjournment of the Alterra special general meeting for the solicitation of additional proxies from Alterra shareholders in favor of any of the above proposals.

Completion of the merger is conditioned on, among other things, approval of Proposal 2 above.

Information concerning the matters to be acted upon at the Alterra special general meeting is set forth in the accompanying joint proxy statement/prospectus.

Under the terms of the merger agreement, upon closing of the merger, each outstanding Alterra voting common share, par value $1.00 per share, which we refer to as “Alterra common shares,” (other than any dissenting shares as to which appraisal rights have been properly exercised under Bermuda law and any restricted shares that do not vest in connection with the merger) will be converted into the right to receive (1) 0.04315 validly issued, fully paid and nonassessable shares of Markel voting common stock, without par value, which we refer to as “Markel common stock,” together with any cash paid in lieu of fractional shares, and (2) $10.00 in cash, without interest. All Alterra common shares that are held by Alterra as treasury stock or owned by Markel or any of its subsidiaries immediately before the merger will be cancelled and no payment will be made in respect thereof.

Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. Alterra’s board of directors considers the fair value for each Alterra common share to be the merger consideration ($10.00 in cash, without interest, plus 0.04315 Markel shares). Based on the closing price of shares of Markel common stock on January 14, 2013, the merger consideration was equal to $29.89 per share.

Any Alterra shareholder who is not satisfied that it has been offered fair value for its Alterra common shares and whose Alterra common shares are not voted in favor of the approval and adoption of the merger agreement and the merger, may exercise its appraisal rights under the Companies Act to have the fair value of its Alterra common shares appraised by the Supreme Court of Bermuda. Any Alterra shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its Alterra common shares with the Supreme Court of Bermuda within ONE MONTH after the date the notice convening the Alterra special general meeting is deemed to have been received.

Only Alterra shareholders of record, as shown on Alterra’s register of members at the close of business on January 8, 2013, will be entitled to notice of, and to vote at, the Alterra special general meeting or any adjournment or postponement thereof, or to exercise the appraisal rights conferred on dissenting shareholders by Bermuda law.

IF YOU WERE AN ALTERRA SHAREHOLDER OF RECORD ON JANUARY 8, 2013, WHETHER OR NOT YOU PLAN TO ATTEND THE ALTERRA SPECIAL GENERAL MEETING, PLEASE VOTE BY COMPLETING, DATING, SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ALTERRA SPECIAL GENERAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS. IF A PROXY IS PROPERLY EXECUTED AND RETURNED AND NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” EACH PROPOSAL ON THE PROXY CARD. FOR FURTHER INFORMATION CONCERNING THE USE OF THE ALTERRA PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS ON THE FOLLOWING PAGES.

By Order of the Board of Directors,

W. Marston Becker

President and Chief Executive Officer

January 18, 2013

Hamilton, Bermuda

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

The following questions and answers highlight selected information from this joint proxy statement/prospectus and may not contain all the information that is important to you. We encourage you to read this entire document carefully.

Q:	Why am I receiving this joint proxy statement/prospectus?

A: On December 18, 2012, Alterra Capital Holdings Limited, which we refer to as “Alterra,” Markel Corporation, which we refer to as “Markel,” and Commonwealth Merger Subsidiary Limited, a direct, wholly owned subsidiary of Markel, which was formed solely for the purpose of effecting the merger and will not conduct any business before the merger, which we refer to as “Merger Sub,” entered into the Agreement and Plan of Merger, which, together with the agreement required by Section 105 of the Companies Act 1981 of Bermuda, as amended, which is attached as Exhibit A to the Agreement and Plan of Merger, we refer to as the “merger agreement,” under which Merger Sub will merge into Alterra, which we refer to as the “merger.” Alterra will survive the merger and become a wholly-owned subsidiary of Markel. Under the terms of the merger agreement, upon the closing of the merger, each common share, par value $1.00 per share, of Alterra, which we refer to as “Alterra common shares,” issued and outstanding immediately before the effective time of the merger (excluding any dissenting shares as to which appraisal rights have been properly exercised under Bermuda law and any restricted shares that do not vest in connection with the merger), will be cancelled and converted into the right to receive (1) 0.04315, which we refer to as the “exchange ratio,” validly issued, fully paid and nonassessable shares of Markel voting common stock, without par value, which we refer to as “Markel common stock,” together with any cash paid in lieu of fractional shares, which we refer to collectively as the “stock consideration,” and (2) $10.00 in cash, without interest, which we refer to as the “cash consideration.” We refer to the stock consideration and cash consideration together as the “merger consideration.” All Alterra common shares that are held by Alterra as treasury stock or owned by Markel or any of its subsidiaries immediately before the merger will be cancelled and no payment will be made in respect thereof.

In order to complete the merger, among other things:

•	Markel shareholders must approve a proposal to approve the issuance of common shares under the merger agreement, which we refer to as the “stock issuance”; and

•	Alterra shareholders must approve and adopt the merger agreement and the merger.

In addition, Markel is soliciting proxies from its shareholders with respect to an additional proposal. The completion of the Merger is not conditional upon receipt of this approval:

•

Markel shareholders are being asked to consider and vote upon a proposal to adjourn the special meeting of Markel shareholders, which we refer to as the “Markel special meeting,” if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the stock issuance.

In addition, Alterra is soliciting proxies from its shareholders with respect to three additional proposals. The completion of the merger is not conditioned upon receipt of these approvals:

•

Alterra shareholders are being asked to consider and vote on a proposal to approve an amendment to Alterra’s bye-laws to reduce the shareholder vote required to approve a merger with any other company from (1) the affirmative vote of three-fourths of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of Alterra as at the record date is present to (2) a simple majority of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy more than one-half of the aggregate voting power of Alterra as at the record date is present, the form of which is included as Annex B to this joint proxy statement/prospectus, and which we refer to as the “bye-law amendment”;

•	Alterra shareholders are being asked to consider and vote on a proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Alterra’s named executive officers in connection with the merger, and the agreements and understandings under which such compensation may be paid or become payable, which we refer to as the “compensation advisory proposal”; and

•

Alterra shareholders are being asked to consider and vote upon the proposal to adjourn the special meeting of Alterra shareholders, which we refer to as the “Alterra special general meeting,” if appropriate and necessary, to solicit additional proxies if there are not sufficient votes to approve the merger agreement and the merger or any of the other proposals described above.

The Markel special meeting and the Alterra special general meeting, which we sometimes refer to collectively as “special meetings,” or individually as a “special meeting,” will be held separately to obtain these approvals. This joint proxy statement/prospectus, including its annexes, contains and incorporates by reference important information about Markel and Alterra, the merger, and the special meetings. You should read all the available information carefully in its entirety.

Q:	When and where are the special meetings?

A1: The Markel special meeting will take place at 10:00 a.m., Eastern Time, on February 26, 2013, at 4521 Highwoods Parkway, Glen Allen, Virginia 23060.

A2: The Alterra special general meeting will take place at 11:00 a.m., Atlantic Time, on February 26, 2013, at Alterra House, 2 Front Street, Hamilton, HM 11 Bermuda.

Q:	What is happening at the special meetings?

A1: At the Markel special meeting, Markel shareholders will be asked:

•	Proposal 1: to consider and vote on a proposal to approve the stock issuance; and

•

Proposal 2: to transact such other further business, if any, as may lawfully be brought before the Markel special meeting, including the proposal to approve an adjournment of the Markel special meeting for the solicitation of additional Markel proxies in favor of the above proposal, if necessary.

A2: At the Alterra special general meeting, Alterra shareholders will be asked:

•	Proposal 1: to consider and vote on the proposal to approve the bye-law amendment;

•	Proposal 2: to consider and vote on the proposal to approve and adopt the merger agreement and the merger;

•	Proposal 3: to consider and vote on, on an advisory (non-binding) basis, the compensation advisory proposal; and

•

Proposal 4: to transact such other further business, if any, as may lawfully be brought before the Alterra special general meeting, including the proposal to approve an adjournment of the Alterra special general meeting for the solicitation of additional Alterra proxies in favor of any of the above proposals, if necessary.

Q:	What will happen in the merger?

A: If Markel shareholders approve the stock issuance and if Alterra shareholders approve and adopt the merger agreement and the merger and all other conditions to the merger have been satisfied or waived, Merger Sub will merge into Alterra, upon the terms and subject to the conditions set forth in the merger agreement. Upon the closing of the merger, the separate corporate existence of Merger Sub will cease and Alterra will survive as a wholly-owned subsidiary of Markel. We believe the combination of Alterra with Markel will create a strong company in global specialty insurance and investments, with a demonstrated track record of underwriting discipline in niche market segments and proven asset management strengths that should benefit all shareholders.

Q:	Why are the parties proposing the merger?

A1: Based on a number of factors described under “The Merger—Reasons Why Markel’s Board of Directors Recommends Approval of the Stock Issuance,” Markel’s board of directors believes that combining Alterra with Markel increases diversification and creates a global franchise with attractive product depth and reach and a common culture of underwriting discipline, and that the merger will create additional size and scale, providing additional insurance and investment opportunities that should enable expense ratio improvements once the transition process is complete. Please see “The Merger—Reasons Why Markel’s Board of Directors Recommends Approval of the Merger” for more information.

A2: Based on a number of factors described below under “The Merger—Reasons Why Alterra’s Board of Directors Recommends Approval of the Merger,” Alterra’s board of directors believes that the merger will create a combined company that will establish itself as a leading specialty insurance and reinsurance company with greater capacity and a broader range of products and services that will be better positioned for long-term success and the creation of superior shareholder value. Please see “The Merger—Reasons Why Alterra’s Board of Directors Recommends Approval of the Merger” for more information.

Q:	What will Alterra shareholders receive in the merger?

A: Under the terms of the merger agreement, each Alterra common share issued and outstanding immediately before the effective time of the merger (excluding any dissenting shares as to which appraisal rights have been properly exercised under Bermuda law and any restricted shares that do not vest in connection with the merger), will be cancelled and converted into the right to receive (1) 0.04315 validly issued, fully paid and nonassessable shares of Markel common stock, together with any cash paid in lieu of fractional shares and (2) $10.00 in cash, without interest. Alterra shareholders will not receive any fractional shares of Markel common stock in the merger. Instead, Alterra shareholders will be paid cash in lieu of the fractional share interest to which such shareholders would otherwise be entitled as described under “The Merger Agreement—Merger Consideration.” All Alterra common shares that are held by Alterra as treasury stock or owned by Markel or any of its subsidiaries immediately before the merger will be cancelled and no payment will be made in respect thereof.

Q.	What percentage of Markel common stock will the current holders of Alterra common shares own, in the aggregate, after the merger?

A: Based on Markel’s and Alterra’s respective capitalizations as of December 18, 2012 and the exchange ratio of 0.04315, the parties estimate that current Alterra shareholders will own, in the aggregate, approximately 31% of the issued and outstanding shares of Markel common stock on a fully-diluted basis following closing.

Q:	Are shareholders able to exercise appraisal rights?

A1: The Markel shareholders will not be entitled to exercise appraisal rights with respect to any matter to be voted upon at the Markel meeting.

A2: The Alterra shareholders who do not vote in favor of the merger agreement and the merger and who are not satisfied that they have been offered fair value for their Alterra common shares may exercise, within one month after the date the notice convening the Alterra special general meeting is deemed to have been received, appraisal rights under Bermuda law to have the fair value of their Alterra common shares appraised by the Supreme Court of Bermuda, which we refer to as the “Court,” subject to compliance with all of the required procedures, as described under “The Merger—Dissenters’ Rights of Appraisal for Alterra Shareholders.” Markel may terminate the merger agreement if the total number of Alterra common shares for which appraisal rights have been exercised under Bermuda law exceeds 10% of the Alterra common shares issued and outstanding on the business day immediately following the last day on which Alterra shareholders may require appraisal of their Alterra common shares under Bermuda law.

Q:	When do the parties expect to complete the merger?

A: The parties expect to complete the merger in the first half of 2013, although there can be no assurance that the parties will be able to do so. The closing of the merger is subject to customary closing conditions, including shareholder approvals and receipt of certain insurance and other regulatory approvals. Please see “The Merger Agreement—Conditions to the Merger” for more information.

Q:	What will be the composition of the board of directors of Markel following the merger?

A: Markel’s board of directors following the merger will have twelve directors, consisting of the ten current Markel directors (Messrs. J. Alfred Broaddus, Jr., Douglas C. Eby, Stewart M. Kasen, Alan I. Kirshner (Chairman of the Board and Chief Executive Officer), Lemuel E. Lewis, Anthony F. Markel (Vice Chairman), Steven A. Markel (Vice Chairman), Darrell D. Martin and Jay M. Weinberg and Mrs. Debora J. Wilson) and two individuals designated by Alterra and approved by Markel’s Nominating/Corporate Governance Committee. Alterra intends to designate Michael O’Reilly and K. Bruce Connell, both of whom are members of Alterra’s current board of directors.

Q:	How will Markel be managed following the merger?

A: As described in “Management of Markel Following the Merger,” Markel’s management will be drawn principally from the existing Markel management team.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. shareholders of Alterra common shares?

A: The merger generally will be a taxable transaction to U.S. shareholders of Alterra.

YOU SHOULD READ “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES ” FOR A DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, THE PARTIES URGE YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Q:	What shareholder vote is required to approve the items to be voted on at each special meeting, including the merger?

A1: With respect to the Markel special meeting, the approval of the stock issuance proposal requires the affirmative vote of the holders of a majority of shares entitled to vote on the proposal and present in person or represented by proxy at the Markel special meeting, provided that the total votes cast on the stock issuance proposal represent over 50% of the outstanding shares of Markel common stock entitled to vote on the stock issuance proposal, in accordance with rules prescribed by the New York Stock Exchange, which we refer to as the “NYSE rules.” Votes “for,” votes “against” and abstentions count as votes cast, while “broker non-votes” do not count as votes cast for this purpose. All outstanding shares of Markel common stock count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which we refer to as the “NYSE votes cast,” must be greater than 50% of the total outstanding shares of Markel common stock. The number of votes “for” the stock issuance proposal must be greater than 50% of the NYSE votes cast.

The affirmative vote of a majority of the votes cast at the Markel special meeting, at which a quorum is present in accordance with Markel’s bylaws, is required to approve the adjournment proposal.

As of January 17, 2013, 5.7% of the outstanding shares of Markel common stock were held by Markel’s directors and executive officers. Markel’s directors and executive officers have agreed with Alterra to vote in favor of the stock issuance.

v

A2: With respect to the Alterra special general meeting, the affirmative vote of a majority of the votes cast at the Alterra special general meeting, at which a quorum is present in accordance with Alterra’s bye-laws, is required to approve the Alterra bye-law amendment, which will become effective immediately if so approved. The quorum required at the Alterra special general meeting is two or more persons present in person and representing in person or by proxy more than 50% of the aggregate voting power of Alterra as at the record date throughout the meeting. If the Alterra bye-law amendment is approved, the affirmative vote of a majority of the votes cast at the Alterra special general meeting is required to approve and adopt the merger agreement and the merger. If the Alterra bye-law amendment is not approved, the affirmative vote of three-fourths of the votes cast at the Alterra special general meeting at which a quorum of two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of Alterra as at the record date will be required to approve and adopt the merger agreement and the merger. The affirmative vote of a majority of the votes cast at the Alterra special general meeting is required to approve each other matter to be acted on, including any adjournment proposal.

As of January 8, 2013, 6.5% of the outstanding Alterra common shares were held by Alterra’s directors and executive officers. Alterra’s directors, certain officers and Trident III Professional Fund, L.P. and Trident III, L.P., which we refer to collectively as the “Trident Funds,” The Chubb Corporation, and certain of their respective affiliates, who collectively owned approximately 19.5% of the voting power of the outstanding Alterra common shares as of January 8, 2013 (after taking into account the appropriate adjustments under Alterra’s bye-laws applying certain voting cut-backs), have agreed with Markel to vote to adopt the merger agreement and approve the merger at the Alterra special general meeting.

Q:	Do the boards of directors recommend approval of the proposals?

A1: Yes. Markel’s board of directors, taking into consideration the reasons discussed under “The Merger—Reasons Why Markel’s Board of Directors Recommends Approval of the Stock Issuance,” unanimously adopted the merger agreement and authorized and approved the stock issuance and the other transactions contemplated by the merger agreement. Markel’s board of directors deems it advisable and fair to, and in the best interests, of Markel to consummate the merger agreement and to consummate the stock issuance and the other transactions contemplated by the merger agreement, including the stock issuance. Markel’s board of directors recommends that you vote “FOR” each matter submitted on the Markel proxy card.

A2: Yes. Alterra’s board of directors, taking into consideration the reasons discussed under “The Merger—Reasons Why Alterra’s Board of Directors Recommends Approval of the Merger,” has determined that the bye-law amendment is advisable and in the best interests of Alterra and authorized and approved the bye-law amendment, adopted the merger agreement and authorized and approved the merger and the other transactions contemplated unanimously and determined that the merger consideration constitutes fair value for each Alterra common share in accordance with the Companies Act of 1981 of Bermuda, as amended, which we refer to as the “Companies Act,” and deemed it advisable and fair to, and in the best interests of, Alterra to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement and to approve the compensation advisory proposal. Alterra’s board of directors recommends that Alterra shareholders vote “FOR” each matter submitted on the Alterra proxy card.

Q:	What is the record date for each special meeting?

A1: The record date for the Markel special meeting is January 17, 2013, which we refer to as the “Markel record date.” Only Markel shareholders at the close of business on the Markel record date will be entitled to notice of, and to vote at, the Markel special meeting or any adjournment thereof.

A2: The record date for the Alterra special general meeting is January 8, 2013, which we refer to as the “Alterra record date.” Only Alterra shareholders at the close of business on the Alterra record date will be entitled to notice of, and to vote at, the Alterra special general meeting or any adjournment or postponement thereof.

Q:	What do I need to do now?

A: The parties urge you to read carefully this joint proxy statement/prospectus, including its annexes and the documents incorporated by reference herein. You also are encouraged to review the documents referenced under “Where You Can Find More Information” and consult with your accounting, legal and tax advisors.

Q:	How do I vote my shares if I am a shareholder of record?

A1: Markel shareholders of record as of the record date should indicate how they want to vote on their Markel proxy card and then sign, date and mail their proxy card in the enclosed return envelope as soon as possible so that their shares of Markel common stock may be represented at the Markel special meeting. Markel shareholders may also attend the Markel special meeting in person instead of submitting a proxy. Most shareholders of Markel hold their shares of Markel common stock in “street name” rather than directly in their own name. If you hold your shares of Markel common stock in a brokerage account or in “street name,” the proxy materials are being forwarded to you by your bank, broker or other nominee together with a voting instruction form. If you are not the shareholder of record, you may not vote your shares of Markel common stock in person at the meeting unless you have followed the procedures described below. Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on the adjournment proposal brought before, the Markel special meeting, and for purposes of the stock issuance proposal, in accordance with the NYSE rules, abstentions will be counted for purposes of calculating the NYSE votes cast, but “broker non-votes” will not be so counted.

A2: Alterra shareholders of record as of the record date should indicate how they want to vote on their Alterra proxy card and then sign, date and mail their proxy card in the enclosed return envelope as soon as possible so that their Alterra common shares may be represented at the Alterra special general meeting, or follow the instructions on the Alterra proxy card to complete their proxy card on the Internet at the website indicated. Alterra shareholders may also attend the Alterra special general meeting in person instead of submitting a proxy. Most shareholders of Alterra hold their Alterra common shares in “street name” rather than directly in their own name. If you hold your Alterra common shares in a brokerage account or in “street name,” the proxy materials are being forwarded to you by your bank, broker or other nominee together with a voting instruction form. If you are not the shareholder of record, you may not vote your Alterra common shares in person at the meeting unless you have followed the procedures described below. Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Alterra special general meeting. Completion of the proxy card on the Internet is available through 11:59 p.m. Eastern Time on the business day before the Alterra special general meeting.

Q:	If my shares of Markel common stock or Alterra common shares are held in a brokerage account or in “street name,” will my broker vote my shares for me?

A: If you are a Markel shareholder or an Alterra shareholder and, in either case, you do not provide your bank or broker with instructions on how to vote your street name shares, your bank or broker will not be permitted to vote them unless your bank or broker already has discretionary authority to vote such street name shares. Please review the voting form used by your broker to see if you can submit your voting instructions by telephone or the Internet. Also, if your bank or broker has indicated on the relevant proxy that it does not have discretionary authority to vote such street name shares, your bank or broker will not be permitted to vote them. Either of these situations results in a “broker non-vote.”

A “broker non-vote” with respect to the Markel special meeting and the Alterra special general meeting will not be considered as entitled to vote with respect to any matter presented at the respective meeting, but will be counted for purposes of establishing a quorum, provided that your broker, bank or nominee is in attendance in person or by proxy. A “broker non-vote” with respect to any proposal or matter to be voted on at the shareholder meetings will have no effect on the outcome of such proposal or matter, provided that, with respect to the stock issuance proposal, a “broker non-vote” will not be deemed a vote cast for purposes of the NYSE rules requiring that NYSE votes cast represent 50% of the outstanding shares entitled to vote.

You should, therefore, provide your bank or broker with instructions on how to vote your shares or arrange to attend the Markel special meeting and/or the Alterra special general meeting, as the case may be, and vote your shares in person to avoid a “broker non-vote.” If your bank or broker holds your shares and you attend the special meeting in person, you should bring a letter from your bank or broker identifying you as the beneficial owner of the shares and authorizing you to vote your shares at the meeting.

Q:	What do I do if I want to change my vote?

A: You may change your vote at any time before the vote takes place at the Markel special meeting and/or the Alterra special general meeting, as the case may be. To do so, you may either complete and submit a new proxy card with a later date or send a written notice stating that you would like to revoke your proxy or you may also complete and submit a new proxy card by telephone or the Internet. In addition, you may elect to attend the Markel special meeting and/or the Alterra special general meeting, as the case may be, and vote in person, as described above. If you are a Markel shareholder or an Alterra shareholder and you hold your shares through a bank, broker or other nominee, you may revoke the instructions only by informing the bank, broker or nominee in accordance with any procedures established by such bank, broker or nominee.

Q:	What effect do abstentions and “broker non-votes” have on the proposals?

A: Abstentions and, if applicable, “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Markel special meeting or Alterra special general meeting, as the case may be, provided that, with respect to the Markel special meeting and the stock issuance proposal, a “broker non-vote” will not be deemed a vote cast for purposes of the NYSE rules requiring that NYSE votes cast represent 50% of the outstanding shares entitled to vote. Because the vote required to approve the proposals is the affirmative vote of the specified required percentage of the votes cast assuming a quorum is present, an abstention or, if applicable, “broker non-vote” with respect to any proposal to be voted on at the Markel special meeting or Alterra special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Q:	Who can I contact with any additional questions?

A1: Markel shareholders:

If you have additional questions about the merger, you should contact AST Phoenix Advisors at:

AST Phoenix Advisors

6201 15th Avenue

Brooklyn, New York 11219

E-mail: info@phoenixadvisorsast.com

Call Collect: (212) 493-3910

Toll-Free: (877) 478-5038

If you are a Markel shareholder and you would like additional copies of this joint proxy statement/prospectus, or if you need assistance voting your shares, you should contact AST Phoenix Advisors at the address and/or telephone numbers set forth above or you may contact Bruce Kay, Investor Relations, Markel, at (804) 747-0136.

A2: Alterra shareholders:

If you have additional questions about the merger, you should contact MacKenzie Partners, Inc. at:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

Toll Free: (800) 322-2885

If you are an Alterra shareholder and you would like additional copies of this joint proxy statement/prospectus, or if you need assistance voting your shares, you should contact MacKenzie Partners, Inc. at the address and/or telephone numbers set forth above or you may contact Joe Roberts, Executive Vice President and Chief Financial Officer of Alterra, or Susan Spivak, Senior Vice President of Investor Relations at Alterra, at (441) 296-8800.

Q:	Where can I find more information about the companies?

A: You can find more information about Markel and Alterra in the documents described under “Where You Can Find More Information.”

SUMMARY

This summary highlights the material information in this joint proxy statement/prospectus. To fully understand Markel’s and Alterra’s respective proposals and for a more complete description of the legal terms of the merger, you should carefully read this entire joint proxy statement/prospectus, including the annexes and documents incorporated by reference herein, and the other documents to which the parties have referred you. For information on how to obtain the documents that are on file with the Securities and Exchange Commission, which we refer to as the “SEC,” please see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”

Markel

Markel is a diverse financial holding company serving a variety of niche markets. Its principal business markets and underwrites specialty insurance products. In each of its businesses, Markel seeks to provide quality products and excellent customer service so that it can be a market leader. Markel’s financial goals are to earn consistent underwriting and operating profits and superior investment returns to build shareholder value. At September 30, 2012, Markel had approximately $3.8 billion in consolidated shareholders’ equity.

Markel is a Virginia corporation headquartered at 4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148, telephone number (804) 747-0136. For additional information about Markel and its business, including how to obtain the documents that Markel has filed with the SEC, see “Where You Can Find More Information.”

Alterra

Alterra is a Bermuda-headquartered global enterprise dedicated to providing specialty insurance and reinsurance products to corporations, public entities and property and casualty insurers. At September 30, 2012, Alterra had approximately $2.9 billion in consolidated shareholders’ equity.

Alterra was formed on May 12, 2010 by the amalgamation of Alterra Holdings Limited, a direct wholly-owned subsidiary of Max Capital Group Ltd., and Harbor Point Limited. Alterra common shares are quoted on the NASDAQ Global Select Market under the ticker symbol “ALTE” and on the Bermuda Stock Exchange under the ticker symbol “ALTE.BH.” Alterra’s principal executive offices are located at Alterra House, 2 Front Street, Hamilton, HM 11 Bermuda, and its telephone number is (441) 295-8800. For additional information about Alterra and its business, including how to obtain the documents that Alterra has filed with the SEC, see “Where You Can Find More Information.”

The Markel Special Meeting (page 129)

The Markel special meeting will take place at 4521 Highwoods Parkway, Glen Allen, Virginia 23060 on February 26, 2013 at 10:00 a.m. Eastern Time. At the Markel special meeting, Markel shareholders will be asked:

•	Proposal 1: to consider and vote on the proposal to approve the stock issuance; and

•

Proposal 2: to transact such other business, if any, as may lawfully be brought before the Markel special meeting, including the proposal to approve an adjournment of the Markel special meeting for the solicitation of additional proxies from Markel shareholders in favor of the above proposal.

Markel Record Date (page 129)

Only shareholders of record, as shown by Markel’s transfer books, at the close of business on January 17, 2013, which is the record date for the Markel special meeting, will be entitled to notice of, and to vote at, the Markel special meeting or any adjournment or postponement thereof. If you held shares of Markel common stock in a brokerage account or in “street name” as of the record date, you may only vote at the Markel special meeting by following the voting instructions provided to you by your bank, broker or other nominee.

Quorum (page 129)

The presence, in person or by proxy, of the holders in excess of 50% of the issued and outstanding shares of Markel common stock as of the close of business on January 17, 2013, the record date of the Markel special meeting, is necessary to constitute a quorum at the Markel special meeting.

Required Vote (page 129)

The vote required for each of the above items is set forth under the description of each proposal. See “Proposals to be Submitted to Markel Shareholders; Voting Requirements and Recommendations.”

Voting Securities (page 129)

As of January 17, 2013, the record date for the Markel special meeting, there were 9,629,912 shares of Markel common stock issued and outstanding. The Markel common stock is the only class of Markel securities that are entitled to vote at the Markel special meeting or at any adjournment or postponement thereof. Each share of Markel common stock entitles its holder to one vote on each matter that is voted upon by poll at the Markel special meeting or any adjournment or postponement thereof.

Abstentions and “Broker Non-Votes” (page 130)

The approval of the stock issuance proposal requires the affirmative vote of the holders of a majority of the shares of common stock entitled to vote on the proposal and present in person or represented by proxy at the Markel special meeting, provided that the total votes cast on the issuance proposal represent over 50% of the outstanding shares of Markel common stock entitled to vote on the stock issuance proposal, in accordance with the NYSE rules. Votes “for,” votes “against” and abstentions count as votes cast, while “broker non-votes” do not count as votes cast for this purpose. All outstanding shares of Markel common stock count as shares of Markel common stock entitled to vote. Thus, the NYSE votes cast must be greater than 50% of the total outstanding shares of Markel common stock. The number of votes “for” the stock issuance proposal must be greater than 50% of the NYSE votes cast.

With regard to the adjournment proposal, votes may be cast in favor of or against such proposal or a shareholder may abstain from voting on such proposal. Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before the Markel special meeting. Because the vote required to approve such proposal at the Markel special meeting is the affirmative vote of a majority of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to such proposal to be voted on at the Markel special meeting will not have the effect of a vote for or against such proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

The Alterra Special General Meeting (page 131)

The Alterra special general meeting will take place at its principal executive offices, located at Alterra House, 2 Front Street, Hamilton, HM 11 Bermuda, on February 26, 2013 at 11:00 a.m. Atlantic Time for the following purposes:

•

Proposal 1: to consider and vote on the proposal to approve the bye-law vote amendment, the form of which is included as Annex B to this joint proxy statement/prospectus of which this notice forms a part;

•	Proposal 2: to consider and vote on the proposal to approve and adopt the merger agreement and the merger;

•	Proposal 3: to consider and vote on the non-binding compensation advisory proposal; and

•

Proposal 4: to transact such other business, if any, as may lawfully be brought before the Alterra special general meeting, including the proposal to approve an adjournment of the Alterra special general meeting for the solicitation of additional proxies from Alterra shareholders in favor of any of the above proposals.

Alterra Record Date (page 131)

Only Alterra shareholders, as shown on Alterra’s register of members, at the close of business on January 8, 2013, which is the record date for the Alterra special general meeting, will be entitled to notice of, and to vote at, the Alterra special general meeting or any adjournment or postponement thereof.

Quorum (page 131)

The presence of two or more persons present in person and representing in person or by proxy more than 50% of the aggregate voting power of Alterra as at the record date throughout the Alterra special general meeting is necessary to constitute a quorum at the Alterra special general meeting. If the bye-law amendment is not approved, the quorum required for proposal 2 will be two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of Alterra as at the record date.

Required Vote (page 132)

The vote required for each of the above items is set forth under the description of each proposal. See “Proposals to be Submitted to Alterra Shareholders; Voting Requirements and Recommendations.”

Voting Securities (page 132)

As of January 8, 2013, the record date for the Alterra special general meeting, there were 96,067,198 Alterra common shares issued and outstanding. Alterra common shares are the only class of Alterra securities that are entitled to vote at the Alterra special general meeting or any adjournment or postponement thereof.

Each Alterra common share entitles its holder to one vote on each matter that is voted upon by poll at the Alterra special general meeting or any adjournment or postponement thereof, subject to certain provisions of Alterra’s bye-laws that reduce the total voting power of any U.S. shareholder owning, directly, indirectly or constructively, 9.5% or more of the common shares to less than 9.5% of the total voting power of Alterra’s issued and outstanding common shares. In addition, Alterra’s board of directors may limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences.

Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, Alterra requests that any holder of Alterra common shares with reason to believe that it is a shareholder whose common shares or other equity constitute 9.5% or more of the beneficial ownership of Alterra, each of which we refer to as a “9.5% Shareholder,” contact Alterra promptly so that Alterra may determine whether the voting power of such holder’s common shares should be reduced. The board of directors of Alterra may require any shareholder to provide information for the purpose of determining whether that shareholder’s voting rights should be adjusted. Alterra’s board of directors may disregard the votes attached to common shares of any holder who fails to respond to such a request or who, in its judgment, submits incomplete or inaccurate information. Alterra’s board of directors retains discretion to make such final adjustments that it considers fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the common shares held by any shareholder to ensure that no U.S. person will be a 9.5% Shareholder at any time.

Abstentions and “Broker Non-Votes” (page 132)

With regard to any proposal, votes may be cast in favor of or against such proposal or a shareholder may abstain from voting on such proposal. Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before the Alterra special general meeting. Because the vote required to approve the proposals at the Alterra special general meeting is the affirmative vote of a majority of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the Alterra special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

The Merger (page 39)

A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. Markel and Alterra encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see “The Merger Agreement.”

General Description

Under the merger agreement, Merger Sub will merge into Alterra. Alterra will survive the merger and become a wholly-owned subsidiary of Markel. The closing is expected to occur on the second business day after the satisfaction or waiver of the closing conditions set forth in the merger agreement, unless otherwise agreed in writing by the parties. The merger will become effective upon the issuance of the certificate of merger by the Registrar of Companies in Bermuda, which we refer to as the “Registrar,” or such other time as the certificate of merger may provide, which we refer to as the “effective time.” The consummation of the merger is subject to the conditions set forth in the merger agreement. Markel, Merger Sub and Alterra will cause the application for the registration of a merged company to be filed with the Registrar on the closing date.

The parties believe the combination of Alterra with Markel will create a strong company in global specialty insurance and investments, with a demonstrated track record of underwriting discipline in niche market segments and proven asset management strengths that should benefit all shareholders. Following the merger, Markel will continue to trade on the New York Stock Exchange, which we refer to as the “NYSE,” under the ticker symbol “MKL.”

Following the consummation of the merger, based on Markel’s and Alterra’s respective capitalizations as of December 18, 2012 and the exchange ratio of 0.04315 for each share of Markel common stock for each outstanding Alterra common share, current Alterra shareholders will own approximately 31% of the issued and outstanding shares of Markel on a fully diluted basis.

Material U.S. Federal Income Tax Consequences (page 136)

The merger generally will be a taxable transaction to U.S. shareholders of Alterra.

YOU SHOULD READ “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES ” FOR A DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, THE PARTIES URGE YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Recommendations of the Markel Board of Directors (page 133)

On December 18, 2012, the Markel board of directors unanimously adopted the merger agreement and authorized and approved the stock issuance, and the other transactions contemplated thereby and deemed it advisable and fair to, and in the best interests of, Markel to enter into the merger agreement and to consummate the stock issuance and the other transactions contemplated by the merger agreement. The Markel board of directors deems it advisable and fair to, and in the best interests of Markel to consummate the stock issuance and the other transactions contemplated by the merger agreement. The Markel board of directors recommends that the Markel shareholders vote “FOR” each proposal on the Markel proxy card.

Recommendations of the Alterra Board of Directors (page 134)

On December 18, 2012, the Alterra board of directors unanimously determined that the merger consideration constitutes fair value for each Alterra common share in accordance with the Companies Act and deemed it advisable and fair to, and in the best interests of, Alterra to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, determined that the bye-law amendment is advisable to and in the best interests of Alterra and authorized and approved the bye-law amendment and adopted the merger agreement and authorized and approved the merger and the other transactions contemplated by the merger agreement. The Alterra board of directors deems it advisable and fair to, and in the best interests of, Alterra to consummate the merger and the other transactions contemplated by the merger agreement and to effect the Alterra bye-law amendment. The Alterra board of directors recommends that the Alterra shareholders vote “FOR” each proposal on the Alterra proxy card.

Reasons Why Markel’s Board of Directors Recommends Approval of the Stock Issuance (page 44)

Markel’s board of directors believes that combining Alterra with Markel increases diversification and creates a global franchise with attractive product depth and reach and a common culture of underwriting discipline. The merger will create additional size and scale, providing additional insurance and investment opportunities that should enable expense ratio improvements once the transition process is complete. The two companies’ complementary business profiles diversify the premium base and have the potential to make each business better.

In addition to these strategic values, the merger is attractive from a financial perspective, offering significant, immediate book value accretion. The combined company would, based on the September 30, 2012 financial positions of the two companies, have almost $6 billion in shareholders’ equity to support future growth on a base of annualized gross written premiums of over $4 billion. Analyzed on a per share basis, investments and gross written premiums increase by double digit percentages. Based on Markel’s long and successful investment track record, Markel believes there should be favorable opportunities for growth with aggregate invested assets of the combined company of over $16 billion.

From an operational perspective, Markel will gain a footprint and expertise in the global reinsurance market and the Fortune 3000/large account insurance market. It will strengthen its leadership position in the excess and surplus lines market. And by adding Alterra, it will bring together two well established Lloyd’s platforms with complementary underwriting profiles.

Reasons Why Alterra’s Board of Directors Recommends Approval of the Merger (page 47)

Alterra’s board of directors believes that the merger will create a combined company that is better positioned for long-term success and the creation of superior shareholder value. In particular, Alterra’s board of directors believes that Markel, following the merger, will establish itself as a leading specialty insurance and reinsurance company with a greater capacity and a broader range of products and services that will be able to better capitalize on opportunities in the insurance and reinsurance industry than Alterra could as a stand-alone entity.

In addition to these strategic benefits, Alterra considered other benefits offered by the merger, including the prospects of book value growth, which Alterra believes is a key measure of performance, potential operational and structural efficiencies and cost savings and the availability of sufficient liquidity in both companies that no external financing is required for the transaction.

Opinion of Citigroup Global Markets Inc., Financial Advisor to Markel (page 51)

In connection with the merger, on December 18, 2012, Citigroup Global Markets Inc., which we refer to as “Citigroup,” rendered to Markel’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated December 18, 2012, to the effect that, as of that date and subject to the factors, assumptions, procedures, limitations and qualifications set forth in the opinion, the consideration to be paid by Markel in the merger was fair, from a financial point of view, to Markel.

The full text of Citigroup’s written opinion, dated December 18, 2012, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Citigroup in connection with its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety.

Citigroup’s opinion was provided to Markel’s board of directors in connection with its evaluation of the merger consideration from a financial point of view to Markel and does not address any other aspects or implications of the merger or the underlying business decision of Markel to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Markel or the effect of any other transaction in which Markel might engage. Citigroup’s opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed merger. Under the terms of Citigroup’s engagement, Markel has agreed to pay Citigroup a fee for its financial advisory services in connection with the merger, a significant portion of which is contingent upon completion of the merger.

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Financial Advisor to Alterra (page 57)

In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as “BofA Merrill Lynch,” Alterra’s financial advisor, delivered to Alterra’s board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 18, 2012, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Alterra common shares.

The full text of the written opinion, dated December 18, 2012, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this document and is incorporated by reference herein in its entirety.

BofA Merrill Lynch provided its opinion to Alterra’s board of directors (in its capacity as such) for the benefit and use of Alterra’s board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Alterra or in which Alterra might engage or as to the underlying business decision of Alterra to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

Dividends and Distributions (page 65)

Alterra regularly pays a quarterly dividend on Alterra common shares. Under the terms of the merger agreement, before closing, Alterra is permitted to declare and pay ordinary course quarterly cash dividends on Alterra common shares with record and payment dates consistent with past practice; Markel is not permitted to declare or pay dividends, which is consistent with its past practice of not paying dividends. See “The Merger-Dividends and Distributions.”

Interests of Markel’s Directors and Executive Officers in the Merger (page 65)

Executive officers and members of Markel’s board of directors have interests in the merger that may be different from, or in addition to, the interests of Markel shareholders generally. These interests include the expectation that Markel’s directors and executive officers will hold the same or substantially similar positions after the merger, although individual responsibilities may change to reflect the nature of the combined operations of Markel and Alterra. See “The Merger—Interests of Markel’s Directors and Executive Officers.”

The Markel board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement and in recommending that its shareholders vote to approve the stock issuance.

Interests of Alterra’s Directors and Executive Officers in the Merger (page 66)

Executive officers and members of Alterra’s board of directors have interests in the merger that may be different from, or in addition to, the interests of Alterra shareholders generally. Additionally, two members of Alterra’s board of directors, Michael O’Reilly and Bruce Connell, are expected to serve as directors of Markel upon completion of the merger. See “The Merger—Interests of Alterra’s Directors and Executive Officers.”

The rights of Alterra’s executive officers and members of the board of directors with respect to outstanding equity awards, retention plans, employment agreements, and deferred compensation plans and change in control plans, indemnification and the maintenance of directors’ and officers’ liability insurance are described under “The Merger—Interests of Alterra’s Directors and Executive Officers.”

The Alterra board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement, the transactions contemplated by the merger agreement and the merger and in recommending that its shareholders vote to approve the bye-law amendment and the non-binding compensation advisory proposal.

Board of Directors and Management Following the Merger (page 74)

Immediately following the effective time of the merger, the board of directors of Markel will consist of twelve directors, comprising the ten current Markel directors (Messrs. J. Alfred Broaddus, Jr., Douglas C. Eby, Stewart M. Kasen, Alan I. Kirshner (Chairman of the Board and Chief Executive Officer), Lemuel E. Lewis, Anthony F. Markel (Vice Chairman), Steven A. Markel (Vice Chairman), Darrell D. Martin and Jay M. Weinberg and Mrs. Debora J. Wilson) and two individuals designated by Alterra and approved by Markel’s

Nominating/Corporate Governance Committee. Alterra intends to designate Michael O’Reilly and K. Bruce Connell, both of whom are members of Alterra’s current board of directors. Under the terms of the merger agreement, Alterra has the right to alter the composition of the two director nominees, subject to the approval of Markel’s Nominating/Corporate Governance Committee, such approval not to be unreasonably withheld.

Regulatory Matters (page 101)

Markel and Alterra have each agreed to take actions in order to obtain regulatory clearances required to consummate the merger. Regulatory clearances include expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder, which we refer to as the “HSR Act,” following required notifications and review by the Antitrust Division of the U.S. Department of Justice, which we refer to as the “Antitrust Division,” or the Federal Trade Commission, which we refer to as the “FTC.” The parties filed the required notifications with the Antitrust Division and the FTC on January 9, 2013.

In addition to those filings required by the HSR Act, certain insurance regulatory filings will also be required to consummate the merger. State insurance laws in the United States generally require that, before the acquisition of an insurance company, the acquiring party must obtain approval from the insurance commission of the insurance company’s state of domicile, and the parties have and will make the required filings in accordance with such laws. In addition, approval applications or notifications have been or will be filed with various insurance regulatory authorities outside of the United States in connection with the changes in control that may be deemed to occur as a result of the transactions contemplated by the merger agreement.

Markel and Alterra also expect to file notices with and if necessary, obtain the approval of, insurance regulators and antitrust and competition authorities in certain other jurisdictions. While Markel and Alterra expect to obtain all required regulatory clearances, we cannot assure you that these regulatory clearances will be obtained or that the granting of these regulatory clearances will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied. See “Regulatory Matters.”

Dissenters’ Rights of Appraisal for Alterra Shareholders (page 76)

The holders of Alterra common shares, under Bermuda law, are entitled to appraisal rights in connection with the merger. See “Dissenters’ Rights of Appraisal for Alterra Shareholders.”

The Merger Agreement (page 78)

Under the merger agreement, Merger Sub will be merged into Alterra. Alterra will survive the merger and become a direct, wholly-owned subsidiary of Markel. Markel, Merger Sub and Alterra will cause the application for the registration of the surviving company to be filed with the Registrar on the closing date. The merger will become effective at the effective time. At the effective time, among other things, the undertakings, property and liabilities of Merger Sub and Alterra will vest in Alterra as the surviving company, and Alterra will continue to be liable for the obligations and liabilities of each of Alterra and Merger Sub.

At the effective time, each Alterra common share issued and outstanding immediately before the effective time (excluding any Alterra common shares as to which appraisal rights have been properly exercised pursuant to Bermuda law and any restricted shares that do not vest in connection with the merger) will be cancelled and converted into the right to receive, subject to possible adjustment as described below, the merger consideration consisting of: (1) 0.04315 shares of Markel common stock, together with any cash paid in lieu of fractional shares; and (2) $10.00 in cash, without interest. In addition, Alterra common shares that are held by Alterra as treasury stock or owned by Markel or any of its subsidiaries immediately before the merger will be cancelled and no payment will be made in respect thereof.

Voting Agreements (page 70)

Alterra Shareholder Voting Agreements (page 70)

Voting Provisions (page 70)

Concurrently with the execution of the merger agreement, Markel entered into voting agreements with certain Alterra shareholders, which we refer to as the “Alterra shareholder voting agreements,” under which such shareholders have agreed to vote: (1) in favor of approval and adoption of the bye-law amendment, merger agreement and the merger and the other transactions contemplated thereby; (2) in favor of any proposal that the board of directors of Alterra has determined is designed to facilitate the merger, the determination of which has been disclosed in this joint proxy statement/prospectus, and has recommended that the Alterra shareholders adopt; (3) against any action or agreement that has or would be reasonably likely to result in any conditions to Alterra’s obligations to effect the merger under the merger agreement not being fulfilled; (4) against any takeover proposal; and (5) against any amendments to Alterra’s organizational documents or other action, agreement, proposal or transaction involving Alterra or any of its subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the merger or the other transactions contemplated by the merger agreement or change, in any manner, the voting rights of any class of capital stock of Alterra.

In addition, each shareholder party to the Alterra shareholder voting agreements has irrevocably granted to and appointed Markel (and up to two of Markel’s designated representatives) as such shareholder’s proxy to vote such shareholder’s Alterra common shares in accordance with the terms of the Alterra shareholder voting agreements, which proxy will be effective only if such shareholder has not delivered to the Secretary of Alterra at least three business days before the applicable meeting of Alterra shareholders a duly executed proxy, previously approved by Markel, voting such shareholder’s Alterra common shares in accordance with the terms of the applicable Alterra shareholder voting agreements.

Alterra has agreed in the merger agreement to recognize the grant of such proxy and the exercise thereof by Markel (or one of Markel’s designated representatives) in accordance with the terms of the Alterra shareholder voting agreements.

The shareholders party to the Alterra shareholder voting agreements collectively owned or controlled approximately 19.5% of the voting power of the outstanding Alterra common shares as of January 8, 2013 (after applying certain voting cut-backs in accordance with Alterra’s bye-laws).

Restrictions on Transfers and Lock-Up Provisions (page 71)

The Alterra shareholder voting agreements also provide that, from the date of the Alterra shareholder voting agreements until the earlier of the (1) effective time of the merger or (2) termination of the Alterra shareholder voting agreements in accordance with their terms, such shareholders will not sell, transfer, tender, assign, hypothecate or otherwise dispose of, which we refer to as a “Transfer,” any Alterra common shares or any other securities of Alterra having voting rights acquired after December 18, 2012 (including upon vesting, restricted awards, which we refer to collectively as the “Alterra voting securities”) or any security convertible into or exercisable for any Alterra voting security, or create or permit to exist any additional security interest, lien, claim, pledge, option, right of first refusal, limitation on voting rights, charge or other encumbrance of any nature, which we collectively refer to as an “Encumbrance,” with respect to the Alterra voting securities or any security convertible into or exercisable for any Alterra voting security.

Furthermore, under the Alterra shareholder voting agreements, such Alterra shareholders have agreed that, should the merger be consummated, such Alterra shareholders will not, for a period of three months following the closing, such period we refer to as the “lock-up period,” Transfer or create or permit to exist any Encumbrance with respect to any (1) share of Markel common stock issued in connection with the merger owned by such Alterra shareholder or (2) Alterra voting securities converted under the merger agreement into convertible securities of Markel (including options, warrants and restricted awards) that are beneficially owned by such Alterra shareholder; provided, that, during the lock-up period any such Alterra shareholder may Transfer all or any portion of such shares of Markel common stock or convertible securities of Markel (a) to (i) an affiliate, (ii) such shareholder’s spouse, immediate family members or lineal descendants, or (iii) any trust, the beneficiaries of which include only persons described in clause (ii) that agree to be bound by the restrictions set forth in the Alterra shareholder voting agreements, (b) in any transaction required under applicable law or approved by the board of directors of Markel or (c) to satisfy the payment of withholding income or other applicable taxes resulting from the vesting or exercising of any equity awards of Markel or Alterra beneficially owned by such shareholder.

The transfer restrictions set forth in the Alterra shareholder voting agreements will not apply to Alterra shareholders that are individuals (and not entities) in the case of such shareholders’ (1) death, (2) termination of employment by Markel or Alterra without cause or due to a change in control or (3) termination of employment by such shareholder for good reason.

Alterra shareholders that have executed Alterra shareholder voting agreements may not assign any rights or delegate any obligations under the Alterra shareholder voting agreements without the prior written consent of Markel.

Markel Shareholder Voting Agreement (page 72)

Voting Provisions (page 72)

Concurrently with the execution of the merger agreement, Alterra entered into a voting agreement with certain Markel shareholders, which we refer to as the “Markel shareholder voting agreement,” under which such shareholders have agreed to vote: (1) in favor of the stock issuance; (2) in favor of any proposal that the board of directors of Markel has determined is designed to facilitate the stock issuance, the determination of which has been disclosed in this joint proxy statement/prospectus, and has recommended that the Markel shareholders adopt; (3) against any action or agreement that has or would be reasonably likely to result in any conditions to Markel’s obligations to effect the merger under the merger agreement not being fulfilled; (4) against any takeover proposal; and (5) against any amendments to Markel’s organizational documents or other action, agreement, proposal or transaction involving Markel or any of its subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the merger or the other transactions contemplated by the merger agreement or change, in any manner, the voting rights of any class of capital stock of Markel.

In addition, each shareholder party to the Markel shareholder voting agreement has irrevocably granted to and appointed Alterra (and up to two of Alterra’s designated representatives) as such shareholder’s proxy to vote such shareholder’s Markel common stock in accordance with the terms of the Markel shareholder voting agreement, which proxy will be effective only if such shareholder has not delivered to the Secretary of Markel at least three business days before the applicable meeting of Markel shareholders a duly executed proxy, previously approved by Alterra, voting such shareholder’s Markel common stock in accordance with the terms of the Markel shareholder voting agreement.

Markel has agreed in the merger agreement to recognize the grant of such proxy and the exercise thereof by Alterra (or one of Alterra’s designated representatives) in accordance with the terms of the Markel shareholder voting agreement.

The shareholders party to the Markel shareholder voting agreement collectively owned or controlled 5.7% of the voting power of the outstanding Markel common stock as of January 17, 2013.

Restrictions on Transfers and Lock-Up Provisions (page 72)

The Markel shareholder voting agreement also provides that, from the date of the Markel shareholder voting agreement until the earlier of the (1) effective time of the merger or (2) termination of the Markel shareholder voting agreement in accordance with its terms, such shareholders will not Transfer any shares of Markel common stock or any other securities of Markel having voting rights acquired after December 18, 2012 (including restricted shares and, upon vesting, restricted awards, which we refer to collectively as the “Markel voting securities,”) or any security convertible into or exercisable for any Markel voting security, or create or permit to exist any Encumbrance with respect to the Markel voting securities or any security convertible into or exercisable for any Markel voting security.

Furthermore, under the Markel shareholder voting agreement, such Markel shareholders have agreed that, should the merger be consummated, such Markel shareholders will not, during the lock-up period, Transfer or create or permit to exist any Encumbrance with respect to any (1) share of Markel common stock issued in connection with the merger owned by such Markel shareholder or (2) Markel voting securities that are convertible securities of Markel (including restricted shares and restricted awards) in connection with the merger that are beneficially owned by such Markel shareholder; provided, that, during the lock-up period any such Markel shareholder may Transfer all or any portion of such shares of Markel common stock or convertible securities of Markel (a) to (i) an affiliate, (ii) such shareholder’s spouse, immediate family members or lineal descendants, or (iii) any trust, the beneficiaries of which include only persons described in clause (ii) that agree to be bound by the restrictions set forth in the Markel shareholder voting agreement, (b) in any transaction required under applicable law or approved by the board of directors of Markel or (c) to satisfy the payment of withholding income or other applicable taxes resulting from the vesting or exercising of any equity awards of Markel beneficially owned by such shareholder. Notwithstanding the foregoing, any shares held by a trust on December 18, 2012 may be transferred to the beneficiaries thereof if required by the terms of the applicable trust agreement or to make distributions from the trust consistent with past practice; provided, that, the total number of shares that may be so transferred will not exceed 50,000 shares in the aggregate.

The transfer restrictions set forth in the Markel shareholder voting agreement will not apply to Markel shareholders in the case of such shareholders’ (1) death, (2) termination of employment by Markel without cause or due to a change in control or (3) termination of employment by such shareholder for good reason.

Markel shareholders that have executed the Markel shareholder voting agreement may not assign any rights or delegate any obligations under the Markel shareholder voting agreement without the prior written consent of Alterra.

FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus includes statements about future economic performance, finances, expectations, plans and prospects of both Markel and Alterra that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed after the most recent Annual Report and other documents filed by each of Markel or Alterra, as the case may be, with the SEC. Neither Markel nor Alterra undertakes any obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This joint proxy statement/prospectus contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects,” “projections” and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this joint proxy statement/prospectus should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes those set forth under “Risk Factors,” beginning on page 13, as well as the following: (a) the adequacy of loss and benefit reserves and the need to adjust such reserves as claims develop over time; (b) the failure of any of the loss limitation methods employed; (c) the effect of cyclical trends, including with respect to demand and pricing in the insurance and reinsurance markets; (d) changes in the availability, cost or quality of reinsurance or retrocessional coverage; (e) changes in general economic conditions, including changes in capital and credit markets; (f) any adverse change in financial ratings of either company or their subsidiaries; (g) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding expectations; (h) actions by competitors, including consolidation, and the effect of competition on market trends and pricing; (i) the effects of emerging claims and coverage issues; (j) the loss of business provided by Alterra’s or Markel’s major brokers following closing; (k) the effect on Markel’s investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; (l) tax and regulatory changes and conditions; (m) the retention of senior executives and other key personnel; (n) the integration of new business ventures Markel may enter into; (o) the ability to realize the benefits of the merger; (p) the amount of the costs, fees, expenses and charges related to the merger; (q) other factors set forth in the most recent reports on Form 10-K, Form 10-Q and other documents of Markel or Alterra, as the case may be, filed with the SEC; and (r) management’s response to any of the aforementioned factors. Risks and uncertainties relating to the proposed transaction include the risks that: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the parties will not obtain the requisite shareholder or regulatory approvals for the transaction or the failure to satisfy other closing conditions; the anticipated benefits of the transaction will not be realized; and/or the proposed transaction will not close. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this joint proxy statement/prospectus.

RISK FACTORS

In addition to the other information included or incorporated by reference in this joint proxy statement/prospectus (including the matters addressed under “Forward-Looking Statements”), you should carefully consider the following risk factors before deciding whether to vote, as a Markel shareholder, to approve the stock issuance, or if you are an Alterra shareholder, to approve the bye-law amendment, to approve and adopt the merger agreement and the merger, and to approve the compensation advisory proposal. Each of these proposals is described in this joint proxy statement/prospectus under “Proposals to be Submitted to Markel Shareholders; Voting Requirements and Recommendations” and “Proposals to be Submitted to Alterra Shareholders; Voting Requirements and Recommendations.” In addition to the risk factors set forth below, you should read and consider other risk factors specific to each of the Markel and Alterra businesses that will also affect the combined company after the merger, described in Item 1A of each company’s annual report on Form 10-K for the year ended December 31, 2011, each of which is filed with the SEC and all of which are incorporated by reference into this joint proxy statement/prospectus. If any of the risks described below or in the reports incorporated by reference into this joint proxy statement/prospectus actually occurs, the respective businesses, financial results, financial conditions, operating results or share prices of Markel or Alterra or the combined company could be materially adversely affected.

Risks Related to the Merger

Failure to complete the merger or the fact that the merger is pending could negatively impact the share price of Markel and Alterra and the future business and financial results of Markel and Alterra.

The merger agreement contains a number of conditions precedent that must be satisfied or waived before the closing of the merger. Also, the merger agreement may be terminated by one or both of the parties under certain circumstances. See “The Merger Agreement—Termination of the Merger Agreement” for a complete description of the circumstances under which the merger agreement can be terminated.

Further, the ongoing business of Markel and Alterra may be adversely affected by the fact that the merger is pending or if the merger is not completed as follows:

•

the manner in which brokers, insureds, cedants and other third parties perceive Markel or Alterra may be negatively impacted, which in turn could affect the ability of Markel or Alterra to compete for or write new business or obtain renewals in the marketplace;

•

current and prospective employees of Markel and Alterra may experience uncertainty about their future roles with either party or the combined company, which may adversely affect the ability of Markel and Alterra to attract and retain key personnel;

•

the attention of management of Markel and Alterra will be diverted to the merger or to the integration of the two companies after the merger instead of being directed solely to each company’s own operations and pursuit of other opportunities that may be beneficial to such company;

•	Markel and Alterra will have to pay certain costs relating to the merger, including legal, accounting and financial advisory fees;

•	Markel or Alterra may be required, in certain circumstances, to pay a termination fee of $94,500,000 or $47,250,000 to the other party; and

•

the ratings of either Markel or Alterra or their respective insurance subsidiaries may be adversely affected, which would likely result in a material adverse effect on their respective business, financial condition and operating results.

Markel and/or Alterra may waive one or more of the conditions to the merger without resoliciting or seeking additional shareholder approval.

Each of the conditions to Markel’s and Alterra’s obligations to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by the other party. The boards of directors of each of Markel and Alterra may evaluate the materiality of any such waiver to determine whether an amendment of this joint proxy statement/prospectus and resolicitation of proxies is necessary, or if shareholder approval has been received, whether further shareholder approval is necessary. Markel and Alterra do not currently expect any such waiver to be so significant as to require resolicitation or additional approval of shareholders. If any waiver is required, and is not determined to be significant enough to require resolicitation or additional approval of shareholders, the companies may complete the merger without seeking further shareholder approval.

Once shareholders approve the transaction, the closing may occur even if a more attractive transaction becomes available to a party and its shareholders.

The ability of Alterra to participate in any discussions or negotiations with, or furnish information to, any third party in response to a superior acquisition proposal will cease upon shareholder adoption and approval of the merger agreement and the merger. As a result, once Alterra’s shareholders have adopted and approved the merger agreement and the merger, Alterra will be required to close the merger upon the satisfaction of all the other conditions to closing even if, after the shareholder approval has been obtained but before the closing of the merger, a superior acquisition proposal is received from a third party or another material intervening event has occurred.

Markel and Alterra must obtain various governmental, regulatory and other consents to complete the merger, which, if delayed, not granted, or granted with unacceptable conditions, may jeopardize or delay the completion of the merger, result in additional expenditures or resources and/or reduce the anticipated benefits of the merger.

The parties must obtain certain approvals and consents in a timely manner from governmental agencies, including the Connecticut Insurance Department, the Delaware Department of Insurance, the FTC or Antitrust Division, the Central Bank of Ireland, the U.K. Financial Services Authority, the Council of Lloyd’s, the Brazilian Private Insurance Superintendency and the Bermuda Monetary Authority, which we refer to as the “BMA,” before the completion of the merger. If the parties do not receive these approvals and consents, or do not receive them on terms that satisfy the conditions set forth in the merger agreement, then the parties will not be obligated to complete the merger. The governmental agencies from which the parties will seek these approvals have broad discretion in administering the governing regulations. As a condition to the approval of the merger, these agencies may impose terms, conditions, obligations or restrictions that could negatively affect the way the combined company conducts business following the merger. The terms, conditions, obligations or restrictions of such approvals could jeopardize or delay the completion of the merger or, even if the merger is completed, could adversely affect the conduct of business following closing. See “Regulatory Matters” for a description of the regulatory approvals necessary in connection with the merger.

Failure to obtain effective amendments to Alterra’s credit facilities, or reach alternative agreements, could materially adversely affect the merger or the business of the combined company.

In connection with the merger, approval from the counterparties to certain of Alterra’s credit facilities are necessary. If these approvals are not obtained, the merger may not occur or Markel, Alterra or the combined company may be forced to find alternative sources of liquidity, which may not be available, or if available, may be on unfavorable terms.

Some directors and executive officers of Alterra have interests in the merger that are different from, or in addition to, the interests of Alterra shareholders generally.

In considering the recommendations of the Alterra board of directors with respect to the merger, shareholders should be aware that some of Alterra’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of shareholders generally. See “The Merger—Interests of Alterra’s Directors and Executive Officers in the Merger.”

The market price of Markel common stock may decline as a result of the sale of common stock by former Alterra shareholders or current Markel shareholders.

Following the closing, Markel and Alterra estimate that Markel will issue approximately 4.4 million shares of Markel common stock to former Alterra shareholders in the merger. Upon the receipt of shares of Markel common stock in the merger, former holders of Alterra securities may seek to sell their shares of Markel common stock. Current Markel shareholders may also seek to sell shares of Markel common stock following, or in anticipation of, consummation of the merger. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of shares of Markel common stock, may affect the market for, and the market price of, shares of Markel’s common stock in an adverse manner.

The value of the shares of Markel common stock that the Alterra shareholders receive in the merger will vary as a result of the fixed exchange ratio and fluctuations in the price of Markel common stock.

At the effective time of the merger, each Alterra common share issued and outstanding immediately before the effective time (excluding any Alterra common shares as to which appraisal rights have been properly exercised under Bermuda law) will be converted into the right to receive shares of Markel common stock equal to the exchange ratio (together with cash in lieu of fractional shares) and $10.00 in cash, without interest. Because the exchange ratio is fixed at 0.04315 shares of Markel common stock for each Alterra common share, the market value of the shares of Markel common stock issued in the merger will depend upon the market price of a share of Markel common stock at the effective time.

The price of shares of Markel common stock on the close of business on December 18, 2012, the business day before the public announcement of the merger agreement, was $486.05, and the price of shares of Markel common stock on January 14, 2013, the last practicable trading day for which information was available before first mailing this joint proxy statement/prospectus, was $460.92. If the price of shares of Markel common stock declines, Alterra shareholders will receive less value for their shares upon the closing of the merger than the value calculated under the exchange ratio on the business day before the date the merger agreement was signed, or on the date of the Alterra special general meeting.

The market price of shares of Markel common stock may decline following the closing for a number of reasons, including if the integration of Markel’s and Alterra’s businesses is delayed or unsuccessful or the combined company does not achieve the anticipated financial and strategic benefits of the merger as rapidly or to the extent anticipated by stock market analysts or shareholders, general market conditions, changes in business prospects, catastrophic events, both natural and man-made, and regulatory considerations. Accordingly, shareholders cannot be sure of the market value of the shares of Markel common stock that will be issued in the merger or the market value of the shares of Markel common stock at any time after the merger.

The fairness opinions delivered by Citigroup and BofA Merrill Lynch will not reflect changes in circumstances between signing the merger agreement and the completion of the merger.

Neither the Markel board of directors nor the Alterra board of directors has obtained an updated fairness opinion as of the date of this joint proxy statement/prospectus from Citigroup, Markel’s financial advisor, or BofA Merrill Lynch, Alterra’s financial advisor.

Changes in the operations and prospects of Alterra or Markel, general market and economic conditions and other factors that may be beyond their control, and which may have been considered in connection with the delivery of the fairness opinion, may alter the value of Alterra or Markel or the prices of the Alterra shares or the Markel common stock by the time the merger is completed. The opinions do not speak as of the time the merger will be completed or as of any date other than the dates of such opinions. Because neither company anticipates asking its financial advisor to update its opinion, these opinions only address the fairness of the merger consideration, from a financial point of view, as of the date the merger agreement was executed. The opinions are included as Annexes C and D to this joint proxy statement/prospectus. For a description of the opinions and a summary of the material financial analyses in connection with rendering such opinions, please refer to “The Merger — Opinion of Citigroup Global Markets Inc., Financial Advisor to Markel” and “The Merger — Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Financial Advisor to Alterra.”

The merger agreement limits each party’s ability to pursue alternatives to the merger.

The merger agreement contains provisions that make it more difficult for each party to enter into a transaction with a party other than Markel or Alterra, as applicable. These provisions include a general prohibition on soliciting takeover proposals, restrictions on entering into discussions or negotiations, or providing information with respect to, a takeover proposal, the requirement that a party pay a termination fee of $94,500,000 if the merger agreement is terminated in specified circumstances and the requirement that a party submit approval of the stock issuance (in the case of Markel) and the approval and adoption of the merger agreement and the merger (in the case of Alterra) to a vote of its shareholders even if such party’s board of directors modifies or withdraws its recommendation with respect to the applicable proposal. See “The Merger Agreement—Restrictions on Change in Recommendation by the Boards of Directors of Markel or Alterra,” “The Merger Agreement—Restrictions on Solicitation of Takeover Proposals by Alterra” and “The Merger Agreement—Termination of the Merger Agreement—Effects of Termination; Remedies.”

While each of Markel’s and Alterra’s board of directors believes that these provisions are reasonable and not preclusive of other offers with respect to Markel and Alterra, as applicable, the provisions might discourage a third party that has an interest in acquiring all of or a significant part of Markel or Alterra, as applicable, from considering or proposing that acquisition. Furthermore, the termination fee may result in a potential competing acquirer proposing a transaction with a value lower than what it might otherwise have proposed to pay because of the added expense of the $94,500,000 termination fee that may become payable in certain circumstances.

Potential payments made to dissenting Alterra shareholders in respect of their rights to appraisal of their shares could exceed the amount of consideration otherwise due to them under the terms of the merger agreement.

Any Alterra shareholder may apply, within one month after the date of giving of notice convening the Alterra special general meeting, for an appraisal of the fair value of its Alterra common shares. See “The Merger—Dissenters’ Rights of Appraisal for Alterra Shareholders.” Unless Markel has terminated the merger agreement because the number of dissenting Alterra common shares for which appraisal rights have been properly exercised under Bermuda law is greater than 10% of the issued and outstanding Alterra common shares (see “The Merger Agreement—Termination of the Merger Agreement”), then depending upon whether the appraisal proceedings brought by a dissenting Alterra shareholder are concluded before or after the merger has been made effective, either Markel or the combined company may be required to pay the fair value appraised by the court to such dissenting shareholder, which could be equal to or more than the merger consideration. Any such payments may have a material adverse effect on the combined company’s business, financial condition and operating results, as well as the market price of the combined company’s shares.

Each of Markel and Alterra will be exposed to underwriting and other business risks during the period that each party’s business continues to be operated independently from the other.

Until the effective time, each of Markel and Alterra will operate independently from the other in accordance with such party’s distinct underwriting guidelines, investment policies, referral processes, authority levels and risk management policies and practices. As a result, during this period, Markel and Alterra may assume risks that the other party would not have assumed for itself or for the combined company, accept premiums that, in the other party’s judgment, do not adequately compensate it for the risks assumed, make investment decisions that would not adhere to the other party’s investment policies or otherwise make business decisions or take on exposure that, while consistent with such party’s general business approach and practices, are not the same as those of the other party. Significant delays in consummating the merger will materially increase the risk that either Markel or Alterra will operate its business in a manner that differs from how the business would have been conducted under the combined company.

Risks Related to the Combined Company Following the Merger

The price of the combined company’s shares of common stock after the merger may be affected by factors different from those affecting the price of shares of Markel common stock or the value of Alterra common shares before the merger.

Following the completion of the merger, holders of shares of Markel common stock before the merger will own shares in the combined company that includes the operations of Alterra, and the former holders of Alterra common shares will own shares in the combined company that includes the operations of Markel. As the businesses of Markel and Alterra are different, the results of operations as well as the price of shares of Markel common stock following the merger may be affected by factors different from those factors affecting Markel or Alterra as independent stand-alone entities. For a discussion of Markel’s and Alterra’s businesses and certain risk factors to consider in connection with their respective businesses, see the respective sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of Markel’s and Alterra’s Annual Reports on Form 10-K for the year ended December 31, 2011 and other documents incorporated by reference into this joint proxy statement/prospectus.

The financial analyses and forecasts considered by Markel and Alterra and their respective financial advisors may not be realized, which may adversely affect the market price of the combined company following the merger.

In performing their financial analyses and rendering their opinions regarding the fairness, from a financial point of view, of the merger consideration set forth in the merger agreement, the financial advisors to Alterra and Markel independently reviewed and relied on, among other things, internal stand-alone and pro forma financial analyses and forecasts as separately provided to each financial advisor by Alterra or Markel. See the sections entitled “The Merger—Opinion of Citigroup Global Markets Inc., Financial Advisor to Markel” and “The Merger—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Financial Advisor to Alterra.” The financial advisors of Markel and Alterra, Citigroup and BofA Merrill Lynch, respectively, assumed, at the direction of the respective board of directors of the applicable company, that such financial information was reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of Markel and Alterra as to the future financial performance of their respective companies and that such future financial results will be achieved at the times and in the amounts projected by management of Markel and Alterra. These analyses and forecasts (including adjustments thereto) were prepared by, or as directed by, the managements of Markel and Alterra and were also considered by the Markel board of directors and the Alterra board of directors. None of these analyses or forecasts was prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, United States generally accepted accounting principles, which we refer to as “U.S. GAAP,” statutory accounting principles or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Markel and Alterra. Accordingly, there can be no assurance that Markel’s or Alterra’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts. Significantly worse financial results could have a material adverse effect on the market price of the combined company’s common stock following the merger.

The merger may result in a ratings downgrade of the combined company or its insurance subsidiaries, which may result in a material adverse effect on the combined company’s business, financial condition and operating results, as well as the market price of its common stock.

Ratings with respect to claims paying ability and financial strength are important factors in maintaining customer confidence in the combined company and its ability to market insurance and reinsurance products and compete with other insurance and reinsurance companies. Rating organizations regularly analyze the financial performance and condition of insurers and reinsurers.

Following the merger, any ratings downgrades, or the potential for ratings downgrades, of the combined company or its subsidiaries could adversely affect the combined company’s ability to market and distribute products and services and successfully compete in the marketplace, which could have a material adverse effect on its business, financial condition and operating results, as well as the market price for the combined company’s common stock. In addition, many of the reinsurance contracts of Alterra’s insurance subsidiaries contain provisions that would allow ceding companies to terminate the contract or demand security following a downgrade in financial strength ratings below specified levels by one or more rating agencies. Neither Markel nor Alterra can predict the extent to which this termination right would be exercised, if at all; however, the effect of such termination could have a significant and negative effect on the combined company’s financial condition and results of operations.

The integration of Markel and Alterra following the merger may present significant challenges and costs.

Markel and Alterra may face significant challenges, including technical, accounting and other challenges, in combining Markel’s and Alterra’s operations. Markel and Alterra entered into the merger agreement because each company believes that the merger will be beneficial to it and its respective shareholders. Achieving the anticipated benefits of the merger will depend in part upon whether Markel will be successful in integrating Alterra’s businesses in a timely and efficient manner. Markel may not be able to accomplish this integration process smoothly or successfully. The integration of certain operations following the merger will take time and will require the dedication of significant management resources, which may temporarily distract management’s attention from the routine business of the combined company. Any delay or inability of management to successfully integrate the operations of the two companies could compromise the combined company’s potential to achieve the long-term strategic benefits of the merger and could have a material adverse effect on the business, financial condition and operating results of the combined company and the market price of the combined company’s shares of common stock.

In addition, the combined company will incur integration and restructuring costs following the completion of the merger as it integrates the businesses of Alterra. Although the parties expect that the realization of efficiencies related to the integration of the businesses will offset incremental transaction, integration and restructuring costs over time, neither Markel nor Alterra can give any assurance that this net benefit will be achieved in the near term, if at all.

Markel, Alterra or the combined company may lose employees due to uncertainties associated with the merger and may not be able to hire qualified new employees.

The success of the combined company after the merger will depend in part upon the ability of Markel and Alterra to retain key employees. Competition for qualified personnel can be intense. In addition, key employees may depart because of issues relating to the uncertainty or difficulty of integration or a desire not to remain with the combined company. Accordingly, no assurance can be given that Markel, Alterra or the combined company will be able to attract, retain or motivate key employees or qualified new employees. If, despite retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration, the combined company’s business could be adversely impacted.

The occurrence of severe catastrophic events may cause the combined company’s financial results to be volatile and may affect the financial results of the combined company differently than such an event would have affected the financial results of either Markel or Alterra on a stand-alone basis.

Because the combined company will, among other things, underwrite property catastrophe insurance and reinsurance and have large aggregate exposures to natural and man-made disasters, management expects that the combined company’s loss experience generally will include infrequent events of great severity. Consequently, the occurrence of losses from catastrophic events is likely to cause substantial volatility in the combined company’s financial results. In addition, because catastrophes will be an inherent risk of the combined company’s business, a major event or series of events could have a material adverse effect on the combined company’s financial condition and results of operations, possibly to the extent of eliminating the combined company’s shareholders’ equity. Increases in the values and concentrations of insured property and the effects of inflation have resulted in increased severity of industry losses in recent years, and those factors are expected to increase the severity of catastrophe losses in the future. Upon closing, the combined company’s exposure to natural and man-made disasters will be different than the exposure of either Markel or Alterra before the merger.

Alterra’s counterparties to contracts and arrangements may acquire certain rights upon the merger, which could negatively affect the combined company following the merger.

Alterra or its subsidiaries are parties to numerous contracts, agreements, licenses, permits, authorizations and other arrangements that contain provisions giving counterparties certain rights (including, in some cases, termination rights) upon a “change in control” of Alterra or its subsidiaries. The definition of “change in control” varies from contract to contract, ranging from a narrow to a broad definition, and in some cases, the “change in control” provisions may be implicated by the merger. If a change in control occurs, cedants may be permitted to cancel contracts on a cut-off or run-off basis, and Alterra or certain of its affiliates may be required to provide collateral to secure premium and reserve balances or may be required to cancel and commute a contract, subject to an agreement between the parties that may be settled in arbitration. If a contract is cancelled on a cut-off basis, Alterra may be required to return unearned premiums, net of commissions. In addition, contracts may provide a ceding company with multiple options, such as collateralization or commutation, that would be triggered by a change in control. Collateral requirements may take the form of trust agreements or be funded by securities held or letters of credit. Upon commutation, the amount to be paid to settle the liability for gross loss reserves would typically consider a discount to the financial statement loss reserve value, reflecting the time value of money resident in the ultimate settlement of such loss reserves. In certain instances, contracts contain dual triggers, such as a change in control and a ratings downgrade, both of which must be satisfied for the contractual right to be exercisable.

Whether a ceding company would have cancellation rights in connection with the merger depends upon the language of its agreement with Alterra or its applicable subsidiaries. Whether a ceding company exercises any cancellation rights it has would depend on, among other factors, such ceding company’s views with respect to the financial strength and business reputation of the combined company, the extent to which such ceding company currently has reinsurance coverage with the combined company’s affiliates, the prevailing market conditions, the pricing and availability of replacement reinsurance coverage and the combined company’s ratings following the merger. Alterra cannot currently predict the effects, if any, if the merger is deemed to constitute a change in control under contracts and other arrangements, including the extent to which cancellation rights would be exercised, if at all, nor the effect on the combined company’s financial condition, results of operations, or cash flows, but such effect could be material.

The termination of or failure to renew Alterra’s and Markel’s in-force reinsurance and insurance contracts by the counterparties to such contracts as a result of the merger could materially adversely affect the business of the combined company.

In addition to the fact that a portion of Alterra’s in-force reinsurance contracts contain special termination provisions that may be triggered following a change of control, many of these reinsurance contracts as well as most insurance and reinsurance contracts of Markel renew annually, and so whether or not they may be terminated following the merger, reinsurance cedants or policyholders may choose not to renew these contracts with the combined company. Termination and failure to renew reinsurance or insurance agreements and policies by contractual counterparties could result in a material adverse effect on the combined company’s business, financial condition and operating results, as well as on the market value of the combined company’s shares of common stock.

If Markel or Alterra’s existing contractual arrangements are terminated or dishonored, the anticipated benefits to the combined company’s business and results of operations may be significantly diminished.

In analyzing the value of the other party’s business, each of Markel and Alterra ascribed a significant value to the continued effectiveness of a number of the other party’s existing contractual arrangements. If the benefits from these arrangements are less than expected, including as a result of these arrangements being terminated, determined to be unenforceable, in whole or in part, or the counterparties to such arrangements failing to satisfy their obligations thereunder, the benefits of the transactions to the combined company may be significantly less than anticipated.

The combined company shares of common stock to be received by Alterra shareholders as a result of the merger will have different rights from Alterra common shares.

Following completion of the merger, Alterra shareholders will no longer be shareholders of Alterra, but will instead be shareholders of the combined company. There will be important differences between the current rights of Alterra shareholders and the rights to which such shareholders will be entitled as shareholders of the combined company. See “Comparison of Shareholder Rights” for a discussion of the different rights associated with the shares of Markel common stock.

The combined company may require additional capital in the future, which may not be available to it on satisfactory terms, if at all.

The combined company will require liquidity to pay claims, fund its operating expenses, make interest and principal payments on its debt and pay dividends. To the extent that the funds generated by the combined company’s ongoing operations are insufficient to cover its liquidity requirements, it may need to raise additional funds through financings. If the combined company cannot obtain adequate capital or sources of credit on favorable terms, or at all, its business, operating results and financial condition could be adversely affected.

Markets in the United States, Europe and elsewhere have experienced extreme volatility and disruption in recent years due to financial stresses that affected the liquidity of the banking system and the financial markets generally. These circumstances have at times reduced access to the public and private equity and debt markets. Any future equity or debt financing may not be available on terms that are favorable to the combined company, if at all. In addition, access to funds under the existing credit facilities of Markel and Alterra is dependent on the ability of the banks that are parties to the facilities to meet their funding commitments. Those banks may not be able to meet their funding commitments if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests within a short period of time.

Other Risk Factors of Markel and Alterra

Markel’s and Alterra’s businesses are and will be subject to the risks described above. In addition, Markel and Alterra are, and will continue to be, subject to the risks described in Markel’s and Alterra’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2011, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” for the location of information incorporated by reference in this joint proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MARKEL

Set forth below is certain selected historical consolidated financial data relating to Markel and its consolidated subsidiaries. The financial data has been derived from the audited financial statements filed as part of Markel’s Annual Report on Form 10-K for the year ended December 31, 2011 and the unaudited financial statements filed as part of Markel’s Quarterly Report on Form 10-Q for the quarterly period and nine months ended September 30, 2012. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in the Annual Report on Form 10-K for the year ended December 31, 2011 and the unaudited financial statements filed as part of Markel’s Quarterly Report on Form 10-Q for the quarterly period and nine months ended September 30, 2012, which are incorporated by reference into this joint proxy statement/prospectus. More comprehensive financial information, including management’s discussion and analysis of financial condition and results of operations, is contained in other documents filed by Markel with the SEC, and the following summary is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See “Where You Can Find More Information.”

	Nine Months Ended September 30,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
	(dollars in millions, except per share data)
SELECTED FINANCIAL DATA
RESULTS OF OPERATIONS
Gross premiums written	$1,906	$2,291	$1,982	$1,906	$2,213	$2,359
Earned premiums	1,573	1,979	1,731	1,816	2,022	2,117
Net investment income	208	264	273	260	282	305
Net realized investment gains (losses)	25	36	36	(96)	(408)	60
Total operating revenues	2,192	2,630	2,225	2,069	1,977	2,551
Net income (loss) to shareholders	197	142	267	202	(59)	406
Comprehensive income (loss) to shareholders	427	252	431	591	(403)	337
Diluted net income (loss) per share (1)	$19.67	$14.60	$27.27	$20.52	$(5.95)	$40.64

FINANCIAL POSITION
Total investments and cash and cash equivalents	$9,186	$8,728	$8,224	$7,849	$6,893	$7,775
Total assets	12,383	11,532	10,826	10,242	9,512	10,164
Unpaid losses and loss adjustment expenses	5,306	5,399	5,398	5,427	5,492	5,526
Senior long-term debt and other debt	1,511	1,294	1,016	964	694	691
Shareholders’ equity	$3,806	$3,388	$3,172	$2,774	$2,181	$2,641

OPERATING PERFORMANCE MEASURES
OPERATING DATA
Book value per common share outstanding (2)	$395.48	$352.10	$326.36	$282.55	$222.20	$265.26
Five-year CAGR in book value per share (3)	n/m	9%	13%	11%	10%	18%

RATIO ANALYSIS
U.S. GAAP combined ratio (4)	96%	102%	97%	95%	99%	88%
Investment yield (5) (7)	4%	4%	4%	4%	4%	4%
Taxable equivalent total investment return (6) (7)	7%	7%	8%	13%	(10)%	5%

n/m—not meaningful

(1)

Diluted income per share is computed by dividing net income to shareholders by the weighted average number of common shares and dilutive potential common shares outstanding during the period. Beginning in 2012, net income to shareholders in the diluted income per share calculation reflects the adjustment of redeemable noncontrolling interests to the redemption value.

(2)	Book value per share is calculated as shareholders’ equity divided by the actual number of common shares outstanding at the respective balance sheet date.
(3)

Five-year CAGR in book value per share reflects the compound annual growth rate, which we refer to as “CAGR,” in book value per share for the five-year period ending on December 31st for each of the respective periods presented.

(4)

U.S. GAAP combined ratio measures the relationship of incurred losses, loss adjustment expenses and underwriting, acquisition and insurance expenses to earned premiums. A combined ratio less than 100% indicates an underwriting profit, while a combined ratio greater than 100% reflects an underwriting loss.

(5)	Investment yield reflects net investment income as a percentage of average invested assets.
(6)

Taxable equivalent total investment returns includes net investment income, realized gains or losses, the change in fair value of the investment portfolio and the effect of foreign currency exchange rate movements during the period as a percentage of average invested assets. Tax-exempt interest and dividend payments are grossed up using the U.S. corporate tax rate to reflect an equivalent taxable yield.

(7)	Amounts have been annualized for the nine months ended September 30, 2012.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ALTERRA

Set forth below is certain selected historical consolidated financial data relating to Alterra and its consolidated subsidiaries. The financial data has been derived from the audited financial statements filed as part of Alterra’s Annual Report on Form 10-K for the year ended December 31, 2011 and the unaudited financial statements filed as part of Alterra’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in the Annual Report on Form 10-K for the year ended December 31, 2011 and the unaudited financial statements filed as part of Alterra’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012, which are incorporated by reference into this joint proxy statement/prospectus. More comprehensive financial information, including management’s discussion and analysis of financial condition and results of operations, is contained in other documents filed by Alterra with the SEC, and the following summary is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See “Where You Can Find More Information.”

	Nine Months Ended September 30,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
	(dollars in millions, except per share data)
SELECTED FINANCIAL DATA

RESULTS OF OPERATIONS
Gross premiums written	$1,614	$1,904	$1,411	$1,375	$1,254	$1,078
Earned premiums	1,022	1,425	1,173	834	814	818
Net investment income	167	235	223	170	182	188
Net realized and unrealized gains (losses) on investments (1)	59	(38)	17	82	(235)	184
Net income (loss) to shareholders	$196	$65	$302	$246	$(175)	$303

FINANCIAL POSITION
Fixed maturities and cash	$7,594	$7,528	$7,483	$4,944	$4,603	$4,061
Other investments	377	287	378	318	754	1,062
Total assets	10,734	10,186	9,917	7,340	7,252	6,539
Property and casualty losses	4,460	4,217	3,906	3,178	2,938	2,334
Life and annuity benefits	1,148	1,191	1,276	1,373	1,367	1,204
Senior notes and bank loans	441	441	441	91	466	430
Shareholders’ equity	$2,923	$2,809	$2,918	$1,565	$1,280	$1,584

OPERATING PERFORMANCE MEASURES

OPERATING DATA
Book value per common share outstanding	$30.45	$27.51	$26.30	$28.01	$22.94	$27.54
Diluted book value per share (2)	29.57	26.91	25.99	27.36	22.46	25.59
Diluted net income (loss) per share (3)	1.93	0.61	3.17	4.26	(3.10)	4.75
Cash dividends per share	$0.44	$0.52	$2.94	$0.38	$0.36	$0.32

RATIO ANALYSIS
Return on average shareholders’ equity (4)	9%	2%	12%	18%	(12)%	20%
U.S. GAAP combined ratio (5)	93%	98%	86%	88%	92%	88%

(1)	Includes the change in fair value for trading securities and certain investments included in other investments.
(2)

Diluted book value per share is calculated as shareholders’ equity divided by the number of Alterra common shares outstanding at the balance sheet date, after considering the dilutive effects of stock based compensation, calculated using the treasury stock method.

(3)

Diluted net income (loss) per share is calculated using the treasury stock method, which assumes that the proceeds received from the exercise of options to purchase Alterra common shares and Alterra warrants will be used to repurchase Alterra’s common shares at the average market price during the period of calculation.

(4)

Return on average shareholders’ equity is calculated by dividing net income (loss) by average shareholders’ equity (determined using the average of the quarterly average shareholders’ equity balances for the period). For the nine months ended September 30, 2012, the return on average shareholders’ equity has been annualized.

(5)

U.S. GAAP combined ratio measures the relationship of net losses and loss expenses, acquisition costs and general and administrative expenses to earned premiums. A combined ratio less than 100% indicates an underwriting profit, while a combined ratio greater than 100% reflects an underwriting loss.

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following preliminary unaudited pro forma consolidated financial statements are based on the separate historical financial statements of Markel and Alterra after giving effect to the merger and the issuance of Markel common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the preliminary unaudited pro forma consolidated financial statements. The preliminary unaudited pro forma consolidated balance sheet as of September 30, 2012 is presented as if the merger with Alterra had occurred on September 30, 2012. The preliminary unaudited pro forma consolidated income statements for the year ended December 31, 2011 and the nine months ended September 30, 2012 are presented as if the merger had occurred on January 1, 2011. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The preparation of the preliminary unaudited pro forma consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The preliminary unaudited pro forma consolidated financial statements should be read together with:

•	the accompanying notes to the preliminary unaudited pro forma consolidated financial statements;

•

Markel’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2011, included in Markel’s Annual Report on Form 10-K for the year ended December 31, 2011;

•

Alterra’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2011, included in Alterra’s Annual Report on Form 10-K for the year ended December 31, 2011;

•

Markel’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the quarterly period and nine months ended September 30, 2012 included in Markel’s Quarterly Report on Form 10-Q for the quarterly period and nine months ended September 30, 2012;

•

Alterra’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2012 included in Alterra’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012; and

•

other information pertaining to Markel and Alterra contained in or incorporated by reference into this joint proxy statement/prospectus. See “Selected Historical Consolidated Financial Data of Markel” and “Selected Historical Consolidated Financial Data of Alterra” included elsewhere in this joint proxy statement/prospectus.

The preliminary unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting for business combinations under U.S. GAAP. Markel is the acquirer for accounting purposes.

Markel has not had sufficient time to completely evaluate the tangible and identifiable intangible assets of Alterra. Accordingly, the preliminary unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made solely for the purpose of providing preliminary unaudited pro forma consolidated financial information.

A final determination of the acquisition consideration and fair values of Alterra’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of Alterra that exist as of the date of completion of the transaction. Consequently, amounts preliminarily allocated to goodwill and intangible assets could change significantly from those allocations used in the preliminary unaudited pro forma consolidated financial statements presented below and could result in a material change in amortization of acquired intangible assets.

In connection with the plan to integrate the operations of Markel and Alterra following the completion of the merger, Markel anticipates that nonrecurring charges will be incurred. Markel is not able to determine the timing, nature, and amount of these charges as of the date of this joint proxy statement/prospectus. However, these charges will affect the results of operations of Markel and Alterra, as well as those of the combined company following the completion of the merger, in the period in which they are incurred. The preliminary unaudited pro forma consolidated financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the preliminary unaudited pro forma consolidated financial statements were prepared.

The adjustments that will be recorded as of the completion of the merger may differ materially from the information presented in these preliminary unaudited pro forma consolidated financial statements as a result of:

•	the occurrence of natural or man-made catastrophic events which trigger losses on catastrophe-exposed insurance contracts written by Alterra;

•	changes in the fair value of Alterra’s investment portfolio due to market volatility;

•	changes in the trading price for Markel’s common stock;

•	net cash used or generated in Alterra’s operations between the signing of the merger agreement and completion of the merger;

•	the timing of the completion of the merger; and

•	other changes in Alterra’s net assets that occur prior to completion of the merger, which could cause material differences in the information presented below.

The preliminary unaudited pro forma consolidated financial statements are provided for informational purposes only. Additionally, the preliminary unaudited pro forma consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. Lastly, the preliminary unaudited pro forma consolidated financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions that may result from the merger.

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	September 30, 2012
	(dollars in thousands)
	Markel	Alterra	Adjustments		Total
ASSETS
Fixed maturities (available for sale)	$5,280,549	$5,728,640	$1,364,032	(a)	$12,373,221
Fixed maturities (trading)	—	376,498	(376,498	) (a)	—
Fixed maturities (held to maturity)	—	837,348	(837,348	) (a)	—
Equity securities	2,341,253	—	—		2,341,253
Short-term investments	729,042	—	22,242	(a)	751,284
Other investments	—	376,870	—		376,870

TOTAL INVESTMENTS	8,350,844	7,319,356	172,428		15,842,628

Cash and cash equivalents	834,828	651,556	(966,181	) (b)	520,203
Receivables	446,773	872,948	—		1,319,721
Reinsurance recoverable on unpaid losses	748,864	1,149,684	(24,093	) (c)	1,874,455
Reinsurance recoverable on paid losses	42,224	—	24,093	(c)	66,317
Deferred policy acquisition costs	167,185	166,128	(166,128	) (d)	167,185
Prepaid reinsurance premiums	114,354	303,171	—		417,525
Goodwill and intangible assets	997,834	55,371	428,390	(e)	1,481,595
Other assets	680,511	215,796	—		896,307

TOTAL ASSETS	$12,383,417	$10,734,010	$(531,491)		$22,585,936

LIABILITIES AND EQUITY
Unpaid losses and loss adjustment expenses	$5,306,045	$4,460,045	$100,000	(f)	$9,866,090
Unearned premiums	1,053,135	1,192,203	(166,128	)(g)	2,079,210
Payables to insurance companies	100,079	214,202	—		314,281
Senior long-term debt and other debt	1,510,598	440,527	36,800	(h)	1,987,925
Other liabilities	519,903	216,022	45,814	(i)	781,739
Life and annuity benefits	—	1,148,317	308,000	(j)	1,456,317
Deposit liabilities	—	139,518	—		139,518

TOTAL LIABILITIES	8,489,760	7,810,834	324,486		16,625,080

Redeemable noncontrolling interests	87,738	—	—		87,738

Commitments and contingencies

Shareholders’ equity:
Common stock	905,841	95,985	2,006,314	(k)	3,008,140
Retained earnings	2,009,133	846,211	(881,311	) (l)	1,974,033
Accumulated other comprehensive income	891,142	265,232	(265,232	) (m)	891,142
Additional paid-in capital	—	1,715,748	(1,715,748	) (n)	—

TOTAL SHAREHOLDERS’ EQUITY	3,806,116	2,923,176	(855,977)		5,873,315

Noncontrolling interests	(197)	—	—		(197)

TOTAL EQUITY	3,805,919	2,923,176	(855,977)		5,873,118

TOTAL LIABILITIES AND EQUITY	$12,383,417	$10,734,010	$(531,491)		$22,585,936

See accompanying notes to the preliminary unaudited pro forma consolidated financial statements.

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

	Year Ended December 31, 2011
	(dollars in thousands, except per share data)
	Markel	Alterra	Adjustments		Total
OPERATING REVENUES
Earned premiums	$1,979,340	$1,424,974	$—		$3,404,314
Net investment income	263,676	234,846	(19,299	) (o)	479,223
Other-than-temporary impairment losses	(14,250)	(2,706)	—		(16,956)
Other-than-temporary impairment losses recognized in other comprehensive income	(5,946)	(239)	—		(6,185)

Other-than-temporary impairment losses recognized in net income	(20,196)	(2,945)	—		(23,141)
Net realized and unrealized investment gains (losses), excluding other-than-temporary impairment losses	56,053	(38,339)	(1,127	) (p)	16,587

Net realized investment gains (losses)	35,857	(41,284)	(1,127)		(6,554)
Other revenues	351,077	5,396	—		356,473

TOTAL OPERATING REVENUES	2,629,950	1,623,932	(20,426)		4,233,456

OPERATING EXPENSES
Losses and loss adjustment expenses	1,209,986	945,593	(19,000	) (q)	2,136,579
Underwriting, acquisition and insurance expenses	810,179	—	518,176	(r)	1,328,355
Acquisition costs	—	261,102	(261,102	) (r)	—
General and administrative expenses	—	257,074	(257,074	) (r)	—
Amortization of intangible assets	24,291	—	25,069	(s)	49,360
Claims and policy benefits	—	59,382	(16,500	) (t)	42,882
Other expenses	309,046	1,312	—		310,358

TOTAL OPERATING EXPENSES	2,353,502	1,524,463	(10,431)		3,867,534

OPERATING INCOME	276,448	99,469	(9,995)		365,922

Interest expense	86,252	43,688	(3,260	) (u)	126,680

INCOME BEFORE INCOME TAXES	190,196	55,781	(6,735)		239,242
Income tax expense (benefit)	41,710	(9,501)	22,148	(v)	54,357

NET INCOME	$148,486	$65,282	$(28,883)		$184,885
Net income attributable to noncontrolling interests	6,460	—	—		6,460

NET INCOME TO SHAREHOLDERS	$142,026	$65,282	$(28,883)		$178,425

NET INCOME PER SHARE
Basic	$14.66	$0.62	n/m		$12.67
Diluted	$14.60	$0.61	n/m		$12.59

n/m—not meaningful

See accompanying notes to the preliminary unaudited pro forma consolidated financial statements.

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended September 30, 2012
	(dollars in thousands, except per share data)
	Markel	Alterra	Adjustments		Total
OPERATING REVENUES
Earned premiums	$1,573,189	$1,021,591	$—		$2,594,780
Net investment income	207,834	166,925	(14,474	) (o)	360,285
Other-than-temporary impairment losses	(4,151)	(6,409)	—		(10,560)
Other-than-temporary impairment losses recognized in other comprehensive income	—	(122)	—		(122)

Other-than-temporary impairment losses recognized in net income	(4,151)	(6,531)	—		(10,682)
Net realized and unrealized investment gains, excluding other-than-temporary impairment losses	29,507	59,410	(5,180	) (p)	83,737

Net realized investment gains	25,356	52,879	(5,180)		73,055
Other revenues	385,778	8,876	—		394,654

TOTAL OPERATING REVENUE	2,192,157	1,250,271	(19,654)		3,422,774

OPERATING EXPENSES
Losses and loss adjustment expenses	813,074	631,322	(12,000	) (q)	1,432,396
Underwriting, acquisition and insurance expenses	695,322	—	360,192	(r)	1,055,514
Acquisition costs	—	183,818	(183,818	) (r)	—
General and administrative expenses	—	176,374	(176,374	) (r)	—
Amortization of intangible assets	25,078	—	18,802	(s)	43,880
Claims and policy benefits	—	38,576	(12,000	) (t)	26,576
Other expenses	343,462	(89)	—		343,373

TOTAL OPERATING EXPENSES	1,876,936	1,030,001	(5,198)		2,901,739

OPERATING INCOME	315,221	220,270	(14,456)		521,035

Interest expense	69,068	27,289	(2,576	) (u)	93,781

INCOME BEFORE INCOME TAXES	246,153	192,981	(11,880)		427,254
Income tax expense (benefit)	45,998	(2,635)	68,849	(v)	112,212

NET INCOME	$200,155	$195,616	$(80,729)		$315,042

Net income attributable to noncontrolling interests	3,562	—	—		3,562

NET INCOME TO SHAREHOLDERS	$196,593	$195,616	$(80,729)		$311,480

NET INCOME PER SHARE
Basic	$19.72	$1.98	n/m		$21.74
Diluted	$19.67	$1.93	n/m		$21.62

n/m—not meaningful

See accompanying notes to the preliminary unaudited pro forma consolidated financial statements.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Pro Forma Presentation

The preliminary unaudited pro forma consolidated balance sheet as of September 30, 2012 and the preliminary unaudited pro forma consolidated income statements for the nine months ended September 30, 2012 and the year ended December 31, 2011 are based on the historical financial statements of Markel and Alterra after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. It does not reflect cost savings or operating synergies expected to result from the merger, the costs to achieve these cost savings or operating synergies, or any disposition of assets that may result from the integration of the operations of the two companies.

The transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification, which we refer to as “ASC,” Topic 805, Business Combinations, which we refer to as “ASC 805,” with Markel as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the Alterra assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense. Subsequent to the completion of the merger, Markel and Alterra will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company.

The preliminary unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2—Preliminary Acquisition Consideration

On December 18, 2012, Markel entered into a definitive agreement and plan of merger with Alterra, pursuant to which Alterra will merge with Merger Sub and become a wholly-owned subsidiary of Markel. The purchase consideration to Alterra shareholders includes approximately 4.4 million shares of Markel common stock and approximately $1.0 billion of cash. At the closing (as defined in the merger agreement) each outstanding Alterra common share will be converted into the right to receive 0.04315 shares of Markel common stock and $10.00 in cash, subject to certain adjustments. Under the terms of the merger agreement, on completion of the merger the 1.9 million stock options outstanding under Alterra’s equity incentive plans will be exchanged for Markel stock options at an estimated exchange ratio of 0.06372, which we refer to as the “Estimated Incentive Award Exchange Ratio.” Each outstanding Alterra restricted stock unit and restricted common share will be converted into a Markel restricted stock unit or restricted stock based upon the Estimated Incentive Award Exchange Ratio. Each outstanding Alterra warrant will be converted into the right to receive the Merger Consideration.

The share price used in determining the preliminary acquisition consideration is based upon the closing price of shares of Markel common stock on December 18, 2012 and Alterra common shares and equity awards outstanding as of September 30, 2012. The preliminary acquisition consideration also includes the fair value of Alterra restricted stock and restricted stock units, the Alterra options and the Alterra warrants for all equity awards that are vested and either exercised or converted as of the closing of the merger.

The effect of an increase (decrease) of $1.00 per share of Markel common stock would be to increase (decrease) the pro forma goodwill and to increase (decrease) common stock by approximately $4.6 million reflecting the increase (decrease) in the acquisition consideration. There would be no impact on the pro forma net income.

The preliminary acquisition consideration excludes the impact of fractional shares and is calculated as follows:

Calculation of Acquisition Consideration

(dollars and shares in millions, except per share data)
Alterra common shares outstanding as of September 30, 2012 (including the dilutive effect of warrants)	96.6
Exchange ratio per the merger agreement	0.04315

Markel share issuance to Alterra shareholders	4.2

Shares of Alterra restricted stock and restricted stock units outstanding as of September 30, 2012	3.9
Estimated Incentive Award Exchange Ratio per the merger agreement	0.06372

Markel restricted stock and restricted stock unit issuance to Alterra restricted stock and restricted stock unit holders	0.2

Multiplied by Markel’s closing price per share on December 18, 2012	$486.05

Markel share, restricted stock, and restricted stock unit issuance consideration	$2,146.0

Alterra common shares outstanding as of September 30, 2012 that will receive cash consideration (including dilutive effect of warrants)	96.6
Multiplied by Markel’s cash price component, per share	$10.00

Markel cash consideration	$966.2

Estimated fair value of Markel stock option issuance to Alterra stock option holders as of September 30, 2012	$13.9
Unrecognized compensation on unvested restricted stock and restricted stock units	$(57.6)

Total acquisition consideration	$3,068.5

Note 3—Preliminary Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and identifiable intangible assets and assumed liabilities of Alterra based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration is preliminary because the proposed merger has not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation reflected in the preliminary unaudited pro forma adjustments will remain preliminary until Markel management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the merger and will be based on the value of the Markel share price at the closing of the transaction. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the preliminary unaudited pro forma consolidated financial statements.

The total preliminary acquisition consideration is allocated to Alterra’s tangible and identifiable intangible assets and liabilities as of September 30, 2012 based on their preliminary fair values as follows:

Preliminary Acquisition Consideration Allocation

(dollars in thousands)	September 30, 2012
ASSETS
Fixed maturities (available for sale)	$5,706,316
Fixed maturities (trading)	376,498
Fixed maturities (held to maturity)	1,032,100
Other investments	376,870

Total Investments	7,491,784

Cash and cash equivalents	651,556
Receivables	872,948
Reinsurance recoverable on unpaid losses	1,149,684
Prepaid reinsurance premiums	303,171
Goodwill and intangible assets	483,761
Other assets	215,796

Total Assets	$11,168,700

LIABILITIES
Unpaid losses and loss adjustment expenses	$4,560,045
Unearned premiums	1,026,075
Payables to insurance companies	214,202
Senior long-term debt and other debt	477,327
Other liabilities	226,736
Life and annuity benefits	1,456,317
Deposit liabilities	139,518

Total Liabilities	8,100,220

Acquisition Consideration	$3,068,480

Approximately $300 million has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of amortizable intangible assets is reflected as a pro forma adjustment to the preliminary unaudited pro forma consolidated financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, which we refer to as “ASC 820.” ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is as follows:

(dollars in thousands)	September 30, 2012	Estimated Useful Life (Years)
Policyholder relationships	$170,000	16
Distributor relationships	65,000	18
Technology	40,000	6
Trade names	25,000	6
Licenses	15,000	indefinite

Total Identified Intangible Assets	$315,000

Goodwill. Goodwill represents the excess of the preliminary acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the identifiable net tangible and intangible assets are the skill sets, operations and synergies that can be leveraged to enable the combined company to build a stronger enterprise. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur a charge to earnings for the amount of the impairment during the period in which the determination is made.

Note 4—Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The preliminary unaudited pro forma financial information is not necessarily indicative of what the financial position and results from operations actually would have been had the merger been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The preliminary unaudited pro forma financial information does not give consideration to the impact of expense efficiencies, synergies, integration costs, asset dispositions, or other actions that may result from the merger.

The following preliminary unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments which Markel, as the acquirer for accounting purposes, will acquire and assume from Alterra. The descriptions related to these preliminary adjustments are as follows:

Balance Sheet

(dollars in thousands)	Increase (decrease) as of September 30, 2012
(a) Adjustments to fixed maturity securities, available for sale	$1,364,032
To reclassify trading securities to available for sale to conform accounting policies	(376,498)
To reclassify the carrying value of held to maturity securities to available for sale to conform accounting policies	(837,348)
To reclassify fixed maturity securities, available for sale to short term investments to conform accounting policies	22,242
To reflect fixed maturity securities, available for sale, at fair value	172,428
(b) To reflect cash paid to Alterra’s shareholders	(966,181)
(c) To reclassify reinsurance recoverable on paid losses to conform presentation	(24,093)
(d) To reflect deferred acquisition costs at fair value	(166,128)
(e) To reflect goodwill and intangible assets at fair value	428,390
(f) To reflect unpaid losses and loss adjustment expenses at fair value	100,000
(g) To reflect unearned premiums at fair value	(166,128)
(h) To reflect the senior notes at fair value	36,800
(i) Adjustments to other liabilities	45,814
To reflect estimated transaction costs, net of tax, as of the closing date	35,100
To reflect the deferred tax effect of the increase in fair value of senior notes	(12,880)
To reflect the deferred tax effect of the amortizable intangible assets	23,594
(j) To reflect life and annuity benefits at fair value	308,000
(k) Adjustments to common stock	2,006,314
To reflect the elimination of Alterra’s common stock	(95,985)
To reflect the issuance of Markel equity instruments	2,102,299
(l) To reflect estimated transaction costs, net of tax, and the elimination of Alterra’s retained earnings	(881,311)
(m) To reflect the elimination of Alterra’s accumulated other comprehensive income	(265,232)
(n) To reflect the elimination of Alterra’s additional paid-in capital	(1,715,748)

Income Statements

(dollars in thousands)	Increase (decrease) for Year Ended December 31, 2011	Increase (decrease) for the Nine Months Ended September 30, 2012
(o) To amortize the fair value adjustment of fixed maturity securities, available for sale	$(19,299)	$(14,474)
(p) To reclassify unrealized gains in conjunction with the reclassification of fixed maturities, trading to fixed maturities, available for sale	(1,127)	(5,180)
(q) To amortize the fair value adjustment of unpaid losses and loss adjustment expenses	(19,000)	(12,000)
(r) Adjustments to reclassify underwriting, acquisition and insurance expenses	518,176	360,192
To reclassify policy acquisition costs to conform accounting presentation	(261,102)	(183,818)
To reclassify general and administrative expenses to conform presentation	(257,074)	(176,374)
(s) To amortize the fair value adjustment of intangible assets	25,069	18,802
(t) To amortize the fair value adjustment of life and annuity benefits	(16,500)	(12,000)
(u) To amortize the fair value adjustment of senior notes	(3,260)	(2,576)
(v) To reflect income tax expense at the U.S. statutory rate of 35%	22,148	68,849

Note 5—Income Taxes

Alterra and Alterra Bermuda Limited are incorporated in Bermuda and under Bermuda law are not taxed on either income or capital gains. Alterra’s other consolidated subsidiaries are based in the United States, Ireland, Latin America and the United Kingdom and are subject to the tax laws of those jurisdictions and the jurisdictions in which they operate. As a result of the acquisition, Alterra and its non-U.S. subsidiaries will become controlled foreign corporations subject to U.S. income tax at a statutory rate of 35%. The acquisition will be taxable to U.S. shareholders of Alterra, and Markel will elect to treat it as an asset acquisition under section 338(g) of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” The preliminary pro forma adjustments do not reflect the potential tax impact that post-merger actions may have on taxes incurred after the merger. The tax impact of the preliminary pro forma adjustments is estimated on each pro forma financial statement based on the applicable tax impact on the entity that is expected to sustain the related pre-tax charge or benefit.

Note 6—Net Income Per Share

Preliminary pro forma net income per share for the year ended December 31, 2011 and for the nine months ended September 30, 2012 have been calculated using Markel’s historic weighted average common shares outstanding plus the common shares assumed to be issued to Alterra shareholders per the merger agreement.

The following table sets forth the calculation of basic and diluted preliminary pro forma net income per share for the year ended December 31, 2011.

	Year Ended December 31, 2011
(dollars in thousands, except per share amounts)	Basic	Diluted
Preliminary pro forma net income	$178,425	$178,425
Less: Adjustment of Markel redeemable noncontrolling interests	—	—

Adjusted preliminary pro forma net income	$178,425	$178,425

Weighted average common shares outstanding:
Historic Markel	9,686	9,686
Historic Markel dilutive potential common shares	—	40

Adjusted weighted average common shares outstanding	9,686	9,726
Markel share issuance to Alterra shareholders	4,391	4,391
Dilutive effect of Markel option and restricted stock unit issuance to Alterra option and restricted stock unit holders	—	52

Preliminary pro forma adjusted weighted average common shares outstanding	14,077	14,169

Preliminary pro forma net income per share	$12.67	$12.59

The following table sets forth the calculation of basic and diluted preliminary pro forma net income per share for the nine months ended September 30, 2012.

	Nine Months Ended September 30, 2012
(dollars in thousands, except per share amounts)	Basic	Diluted
Preliminary pro forma net income	$311,480	$311,480
Less: Adjustment of Markel redeemable noncontrolling interests	6,484	6,484

Adjusted preliminary pro forma net income	$304,996	$304,996

Weighted average common shares outstanding:
Historic Markel	9,641	9,641
Historic Markel dilutive potential common shares	—	26

Historic Markel adjusted weighted average common shares outstanding	9,641	9,667
Markel share issuance to Alterra shareholders	4,391	4,391
Dilutive effect of Markel option and restricted stock unit issuance to Alterra option and restricted stock unit holders	—	52

Preliminary pro forma adjusted weighted average common shares outstanding	14,032	14,110

Preliminary pro forma net income per share	$21.74	$21.62

COMPARATIVE PER SHARE DATA

The historical net income per share, dividends, and book value of Markel and Alterra shown in the table below are derived from their respective audited consolidated financial statements as of and for the year ended December 31, 2011 and the unaudited financial statements as of and for the three and nine months ended September 30, 2012. The preliminary pro forma basic and diluted net income per share data give effect to the merger using the acquisition method of accounting as if the merger had been completed on January 1, 2011. The preliminary pro forma book value and book value per share information was computed as if the merger had been completed on September 30, 2012. You should read this information in conjunction with the historical financial information of Markel and of Alterra included or incorporated elsewhere in this joint proxy statement/prospectus, including Markel’s and Alterra’s financial statements and related notes. The preliminary pro forma data is not necessarily indicative of actual results had the merger occurred during the period indicated nor is it necessarily indicative of future operations of the combined company.

	Year Ended December 31, 2011	Nine Months Ended September 30, 2012
Basic net income per share
Markel historical	$14.66	$19.72
Alterra historical	$0.62	$1.98
Preliminary pro forma consolidated	$12.67	$21.74

Diluted net income per share
Markel historical	$14.60	$19.67
Alterra historical	$0.61	$1.93
Preliminary pro forma consolidated	$12.59	$21.62

Cash dividends declared per share
Markel historical	$—	$—
Alterra historical	$0.52	$0.44
Preliminary pro forma consolidated	$—	$—

Book value per common share outstanding (at period end)
Markel historical	$352.10	$395.48
Alterra historical	$27.51	$30.45
Preliminary pro forma consolidated	n/m	$419.06

n/m—not meaningful

MARKET PRICE AND DIVIDEND INFORMATION

Markel

Shares of Markel common stock are quoted on the NYSE under the ticker symbol “MKL.” The following table shows the high and low prices for the shares of Markel common stock for the periods indicated as reported by the NYSE. These prices do not necessarily represent actual transactions.

	High	Low	Dividend
Year ended December 31, 2011
First Quarter	$422.83	$379.44	$—
Second Quarter	$430.26	$386.81	$—
Third Quarter	$403.21	$346.15	$—
Fourth Quarter	$419.10	$337.50	$—
Year ended December 31, 2012
First Quarter	$451.90	$398.65	$—
Second Quarter	$453.50	$421.00	$—
Third Quarter	$459.90	$420.00	$—
Fourth Quarter	$502.20	$425.17	$—
Year ended December 31, 2013
First Quarter (through January 14, 2013)	$464.56	$434.98	$—

On December 18, 2012, the business day before the public announcement of the merger agreement, and January 14, 2013, the last practicable trading day for which information was available before first mailing this joint proxy statement/prospectus, the last reported sales price of shares of Markel common stock, as reported by the NYSE, was $486.05 and $460.92, respectively. Markel and Alterra shareholders are encouraged to obtain current market quotations for shares of Markel common stock before making any decision with respect to the merger. No assurance can be given concerning the market price for shares of Markel common stock before or after the date on which the merger will close. The market price for shares of Markel common stock will fluctuate between the date of this joint proxy statement/prospectus and the date on which the merger closes and thereafter.

As of January 17, 2013, there were approximately 400 holders of record of shares of Markel common stock.

Alterra

Alterra common shares are quoted on the NASDAQ Global Select Market under the ticker symbol “ALTE” and on the Bermuda Stock Exchange under the ticker symbol “ALTE.BH.” The following table shows the high and low prices for the Alterra common shares for the periods indicated as reported by the NASDAQ Global Select Market. These prices do not necessarily represent actual transactions.

	High	Low	Dividend
Year ended December 31, 2011
First Quarter	$22.50	$20.35	$0.12
Second Quarter	$23.62	$20.96	$0.12
Third Quarter	$22.91	$17.33	$0.14
Fourth Quarter	$23.97	$18.07	$0.14
Year ended December 31, 2012
First Quarter	$25.68	$22.44	$0.14
Second Quarter	$24.51	$21.76	$0.14
Third Quarter	$24.87	$22.46	$0.16
Fourth Quarter	$29.59	$21.08	$0.16
Year ended December 31, 2013
First Quarter (through January 14, 2013)	$29.66	$28.25	$—

On December 18, 2012, the business day before the public announcement of the merger agreement, and January 14, 2013, the last practicable trading day for which information was available before first mailing this joint proxy statement/prospectus, the last reported sales price of Alterra common shares, as reported by the NASDAQ Global Select Market, was $23.15 and $29.46, respectively. Alterra and Markel shareholders are encouraged to obtain current market quotations for Alterra common shares before making any decision with respect to the merger. No assurance can be given concerning the market price for Alterra common shares before or after the date on which the merger will close. The market price for Alterra common shares will fluctuate between the date of this joint proxy statement/prospectus and the date on which the merger closes and thereafter.

As of January 8, 2013, there were approximately 78 holders of record of Alterra common shares.

THE MERGER

Effects of the Merger

On December 18, 2012, Alterra, Markel and Merger Sub entered into the merger agreement. Markel’s board of directors unanimously adopted the merger agreement and authorized and approved the stock issuance and the other transactions contemplated by the merger agreement and deemed it advisable and fair to, and in the best interests of, Markel to enter into the merger agreement and to consummate the stock issuance and the other transactions contemplated by the merger agreement. Alterra’s board of directors unanimously adopted the merger agreement, and authorized and approved the merger and the transactions contemplated thereby, and determined that the merger consideration constitutes fair value for each Alterra common share in accordance with the Companies Act and deemed it advisable and fair to, and in the best interests of, Alterra to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement.

At the effective time, Merger Sub, a wholly-owned subsidiary of Markel that was formed for the sole purpose of effecting the merger, will merge into Alterra. Alterra will survive the merger and become a wholly-owned subsidiary of Markel. Upon completion of the merger, Markel will be the parent company of Alterra.

Subject to shareholder approval as described in this joint proxy statement/prospectus and the satisfaction or waiver of the other conditions specified in the merger agreement, each outstanding Alterra common share (other than any dissenting shares as to which appraisal rights have been properly exercised under Bermuda law and any restricted shares that do not vest in connection with the merger) will be converted into the right to receive 0.04315 validly issued, fully paid and non-assessable shares of Markel common stock, together with any cash paid in lieu of fractional shares, and $10.00 in cash, without interest. Markel shareholders will continue to hold their existing shares of Markel common stock. All Alterra common shares that are held by Alterra as treasury stock or owned by Markel or any of its subsidiaries immediately before the merger will be cancelled and no payment will be made in respect thereof.

Further details relating to the structure of the merger and the merger consideration are described in “The Merger Agreement—Structure of the Merger” and “The Merger Agreement—Merger Consideration.”

Background of the Merger

Markel is a Virginia-headquartered diverse financial holding company serving a variety of niche markets. Its principal business markets and underwrites specialty insurance products. In each of its businesses, Markel seeks to provide quality products and excellent customer service so that it can be a market leader. Markel’s financial goals are to earn consistent underwriting and operating profits and superior investment returns to build shareholder value.

Alterra is a Bermuda-headquartered global enterprise dedicated to providing diversified specialty insurance and reinsurance products to corporations, public entities and property and casualty insurers. Alterra was formed on May 12, 2010, by the amalgamation of Alterra Holdings Limited, a direct wholly-owned subsidiary of Max Capital Group Ltd., and Harbor Point Limited. As Alterra’s insurance and reinsurance operations have expanded, Alterra has recognized the benefits of increased size and scale, including increased capital to support opportunistic expansion of underwriting operations. Accordingly, as part of its evaluation of its competitive positioning in the insurance and reinsurance markets, Alterra regularly evaluates the benefits and risks of selected business combinations, assessing the strategic and financial implications of any such opportunities. Additionally, from time to time, Alterra has received unsolicited and preliminary inquiries from other insurance and reinsurance companies or industry investors that have sought to explore Alterra’s possible interest in various transactions.

On June 18, 2012, Marty Becker, Alterra’s President and Chief Executive Officer, and Steve Markel, Markel’s Vice Chairman, had a lunch meeting in Richmond, Virginia at Mr. Markel’s request and engaged in very preliminary discussions regarding the possibility of a strategic combination involving the two companies.

On July 16, 2012, Mr. Becker and Peter Minton, Alterra’s Chief Operating Officer, met with Mr. Markel, Richie Whitt, Markel’s President and Co-Chief Operating Officer, Tom Gayner, Markel’s President and Chief Investment Officer, and Alan Kirshner, Markel’s Chairman and Chief Executive Officer in Richmond, Virginia, to further discuss the prospect of a possible strategic combination.

On August 8, 2012, at a regularly scheduled meeting of Alterra’s board of directors, Mr. Becker apprised Alterra’s board of directors of Markel’s inquiries. The board, after discussing strategic rationale and potential synergies that could be achieved by such a transaction, authorized Alterra’s management to execute a confidentiality and standstill agreement in order for the parties to continue discussions and to facilitate business and financial due diligence. Further, Alterra’s board of directors authorized management to enlist the assistance of BofA Merrill Lynch to act as its financial advisor in connection with the review of a possible transaction, given its substantial experience in mergers and acquisitions (including mergers comparable to the one being contemplated), its expertise in insurance and reinsurance industry and its familiarity with Alterra following its role as financial advisor to Max Capital Group Ltd. in Alterra’s May 2010 amalgamation.

On August 8, 2012, a mutual confidentiality and standstill agreement dated August 6, 2012 was executed between the parties.

On August 16, 2012, Messrs. Becker, Minton and Joe Roberts, Chief Financial Officer of Alterra, met with Messrs. Markel, Whitt, Gayner and Kirshner in Richmond, Virginia and participated in more detailed discussions regarding a possible transaction.

On August 22-23, 2012, in conjunction with a regularly scheduled meeting of Markel’s board of directors, Markel’s management briefed the board of directors on discussions to that point, and the board concurred with management’s recommendation to engage in continued due diligence with respect to the possible transaction.

On August 28, 2012, Mike O’Reilly, Chairman of Alterra’s board of directors, and Mr. Becker met with Messrs. Markel, Whitt, Gayner and Kirshner, at Markel’s offices in Richmond, Virginia, at which meeting Markel proposed a non-binding draft term sheet, which included among other things, a proposed form of transaction, valuation, form of consideration, tax treatment of the proposed acquisition, board representation, closing conditions and certain provisions intended to address deal certainty.

Also in August 2012, Markel decided to retain Citigroup as its financial advisor in connection with the transaction.

On September 4, 2012, at an informational meeting attended by the members of Alterra’s board of directors, BofA Merrill Lynch and Akin Gump Strauss Hauer & Feld, LLP, outside legal counsel to Alterra, which we refer to as “Akin Gump,” Mr. Becker reviewed Markel’s proposal and provided management’s view of the potential benefits of a possible transaction, including the increased size and capital position of Markel following the merger, the combination of strong primary insurance and reinsurance businesses and expected synergies. Mr. Becker also noted that the companies had substantially complementary underwriting and risk management cultures. BofA Merrill Lynch provided a pro forma overview of Markel’s business profile, geographic presence and certain financial data points, as well as a summary of Markel’s current operations, following the merger. Akin Gump, after a prior consultation with Bermuda counsel, provided an overview on fiduciary duties.

On September 6, 2012, Alterra, with input from its financial and outside legal advisors, presented proposed changes to Markel’s non-binding term sheet, including changes to valuation and board representation.

On September 13, 2012, Mr. Markel and Mr. Becker spoke telephonically regarding Alterra’s counter proposal during which Mr. Markel advised Mr. Becker that Alterra’s counter proposal was not acceptable.

On September 14, 2012, after consultation with Mr. O’Reilly, Mr. Becker contacted Mr. Markel and advised that Alterra was not interested in continuing conversations.

On October 24, 2012, following further deliberation, Mr. Markel called Mr. Becker to ask to reengage in conversations upon terms closer to Alterra’s September 6, 2012 version of the non-binding draft term sheet.

On November 5, 2012, at a regularly scheduled board of directors meeting held in Bermuda, Mr. Becker informed Alterra’s board of directors of Markel’s request to resume discussions on the terms outlined by Mr. Markel during the October 24, 2012 phone call. Alterra’s board of directors reviewed the benefits and risks of such a transaction, as well as the overall industry outlook, and authorized further discussions with Markel to continue.

On November 6, 2012, Alterra’s management provided its board of directors with a revised draft non-binding term sheet reflecting Mr. Becker’s and Mr. Markel’s recent discussions. On November 7, 2012, Alterra delivered the revised non-binding term sheet to Markel, which was substantially similar to that provided on September 6, 2012, but with a simplified valuation section, subject to due diligence and suggested employee provisions. Also delivered were estimated cost savings analyses and other diligence items.

On November 12, 2012, Messrs. Becker, Minton and Roberts, together with Alterra’s financial advisors, met with Messrs. Markel, Whitt and Gayner and Markel’s financial advisors in Richmond, Virginia, to negotiate certain terms of the November 7, 2012, non-binding term sheet.

On November 13, 2012, Mr. Becker provided Mr. Markel with a further revised non-binding term sheet that reflected the November 12, 2012, discussions and suggested an accelerated timeline should the parties agree to proceed.

On November 14, 2012, Mr. Becker informally contacted members of Alterra’s board of directors and, following those discussions, advised Markel of Alterra’s intent to proceed.

On November 15, 2012, Markel’s board of directors discussed Alterra’s non-binding draft term sheet, which addressed among other things, purchase price, timing, and board representation, and authorized Markel’s management to continue discussions.

On November 16, 2012, the parties agreed to actively pursue a transaction and discussed the process and timeline for a proposed transaction, including among other things, due diligence matters, tax issues, rating agencies and capital management.

During the period commencing November 18, 2012 through December 18, 2012, the parties engaged in business, financial, underwriting, actuarial, investment, legal and tax diligence of each other through meetings and the exchange of documents and other information.

On November 30, 2012, Markel’s outside legal counsel, Debevoise & Plimpton LLP, which we refer to as “Debevoise,” provided a proposed draft of a merger agreement and on December 3, Debevoise provided a proposed draft of the shareholder voting agreements. During the period from November 30, 2012 through December 18, 2012, representatives of Markel’s management and its outside advisors, including Citigroup and Debevoise, worked with representatives of Alterra’s management and its outside advisors, including BofA Merrill Lynch and Akin Gump, to negotiate and prepare definitive transaction documentation. During this time, the parties continued to discuss various potential agreement terms, including representations and warranties, pre-closing covenants, closing conditions, termination provisions, voting and lock-up provisions and the matters addressed in the November 13, 2012 non-binding term sheet between the parties.

On December 6, 2012, Akin Gump provided a preliminary draft joint proxy statement/prospectus to Markel’s legal advisors.

On December 7, 2012, members of Alterra’s board of directors held an informational call to receive a status update on the discussions between the parties. Alterra’s senior management, together with BofA Merrill Lynch and Akin Gump, provided an update on due diligence conducted by Markel on Alterra and Alterra on Markel, including diligence relating to business, financial, underwriting, actuarial, investment, functional and cultural matters. An overview of material terms and issues in the draft legal documentation was also provided. The current drafts of the legal documentation and certain summaries thereof were distributed to members of the Alterra board of directors after the call ended.

On December 10, 2012, Markel management held a telephone conference call with members of its board of directors to update them on the due diligence process and the status of negotiations. Citigroup also participated in this telephone conference call.

On December 10, 2012, Mr. Markel and Mr. Becker spoke telephonically during which Mr. Markel proposed modifications to various terms in the November 13th term sheet, including valuation, the methodology for determining exchange ratio, the relative portions of cash and stock consideration and the increase in the size of Markel’s board of directors.

On December 11, 2012, Mr. Becker provided an email response to Mr. Markel, which identified potential synergies and cost savings and included proposed valuation terms. On December 12, 2012, Mr. Markel telephoned Mr. Becker with further revised valuation terms and a proposed timeline to execute definitive documentation and announce a transaction and a revised non-binding term sheet was circulated.

On December 12, 2012, the Alterra board of directors held an informational call with Alterra’s senior management, BofA Merrill Lynch and Akin Gump. Mr. Becker provided an update on recent discussions and an overview of the revised term sheet. BofA Merrill Lynch provided the Alterra board of directors with certain financial analysis.

The parties resumed negotiating definitive documentation, including the merger agreement and the shareholder voting agreements, during the period from December 12, 2012 to December 18, 2012.

On December 13, 2012, representatives of Markel and Alterra had telephonic meetings with each of A.M. Best Company, Inc., which we refer to as “A.M. Best,” Standard & Poor’s Corporation and Moody’s Investor Service and on December 14, 2012 representatives of Alterra and Markel had a telephonic meeting with Fitch & Co. In each of these meetings, Markel and Alterra made joint presentations to the applicable rating agency relating to the proposed transaction and Markel and Alterra managements’ views of the potential financial strength of a combined company. Following these presentations, between December 14, 2012 and December 17, 2012 the parties received preliminary feedback from these rating agencies and confirmation that the Markel and Alterra company financial strength ratings and credit ratings on senior debt had been affirmed.

On December 14, 2012, Alterra’s board of directors convened telephonically for an informational presentation at which Alterra’s management, representatives of BofA Merrill Lynch and Akin Gump provided their business and legal due diligence findings relating to Markel. On this call, Akin Gump also provided an update as to the status of negotiations with Markel and its representatives and, after consultation with Bermuda counsel, an overview of the board’s fiduciary duties. The participants also reviewed during this call the benefits and risks of a combination with Markel and the material terms of the transaction documentation relating to a merger with Markel. Later in the day, a supplemental due diligence report from senior management was provided to Alterra’s board of directors.

On December 18, 2012, Alterra’s board of directors met in Montreal, Canada for a specially scheduled board meeting. At this meeting, the board met with Alterra’s senior management, BofA Merrill Lynch and Akin Gump to discuss the proposed merger with Markel. Alterra’s senior management and Alterra’s advisors discussed with the board their final due diligence findings relating to Markel. Akin Gump provided an update to Alterra’s directors regarding the status of negotiations between the parties and the terms of the proposed merger agreement and other transaction documentation, including an overview of changes made to the transaction documents that had been circulated previously and a discussion of the tax treatment of the transaction to shareholders and requisite shareholder approvals, regulatory approvals and other conditions that would be necessary to consummate the transactions contemplated by the merger agreement. Akin Gump also reviewed with the directors their fiduciary duties and other obligations under Bermuda law in connection with their consideration of a merger with Markel and risks relating to the transaction. In addition, representatives of BofA Merrill Lynch provided the directors with an analysis of the financial terms of the merger agreement with Markel.

Also at this meeting, BofA Merrill Lynch reviewed with Alterra’s board of directors its financial analysis of the merger consideration and delivered to Alterra’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated December 18, 2012, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Alterra common shares, was fair, from a financial point of view, to such holders as described in “—Opinion of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Financial Advisor to Alterra.”

On December 18, 2012, following discussions among Alterra’s directors, including consideration of the factors described under “—Reasons Why Alterra’s Board of Directors Recommends Approval of the Merger,” Alterra’s board of directors unanimously approved the merger agreement with Markel and the transactions contemplated thereby and deemed it advisable and fair to, and in the best interests of Alterra, to enter into the merger agreement and related transaction documentation and to consummate the merger and the other transactions contemplated by the merger agreement, including the Alterra bye-law amendment, and determined to recommend the approval and adoption of the merger agreement and the merger and the bye-law amendment to Alterra shareholders. Alterra’s board of directors also authorized and directed Alterra’s management to enter into the definitive merger agreement and related transaction documentation and resolved that a meeting of Alterra’s shareholders be convened to approve and adopt the merger agreement and the merger and the bye-law amendment, all as described in “Proposals to be Submitted to Alterra Shareholders; Voting Requirements and Recommendations.”

On December 18, 2012, Markel’s board of directors met to consider the transaction. Management and counsel provided an overview of the transaction, highlighting key terms, and described changes in the merger agreement from the draft that had previously been circulated to the Markel board, the shareholder voting agreements and other transaction documents. Management then provided an overview of Alterra, discussed the due diligence process that had been undertaken and the conclusions that had been reached. The rationale for the transaction and the nature of the combined company, including the risks involved in the discussion, were reviewed. The process that had been followed to that point, and the expected timetable going forward were also discussed. Citigroup then provided an analysis of the financial terms of the merger agreement with Alterra. The Markel board of directors also reviewed with Debevoise the directors’ fiduciary duties and other obligations in connection with their consideration of the merger with Alterra.

Representatives of Citigroup then rendered to Markel’s board of directors its oral opinion, which was subsequently confirmed in writing later that day, that as of December 18, 2012, and subject to the factors, assumptions, procedures, limitations and qualifications set forth in Citigroup’s written opinion, the consideration to be paid by Markel in the merger was fair, from a financial point of view, to Markel, as described in “—Opinion of Citigroup Global Markets Inc., Financial Advisor to Markel.”

Following the presentations and discussions among Markel’s directors, including consideration of the factors described under “—Reasons Why Markel’s Board of Directors Recommends Approval of the Merger,” Markel’s board of directors unanimously approved the merger agreement with Alterra and the transactions contemplated thereby and deemed it to be advisable, and fair to, and in the best interests of Markel, to enter into the merger agreement and related transaction documentation and to consummate the share issuance and the other transactions contemplated by the merger agreement, and determined to recommend the stock issuance to Markel’s shareholders. Markel’s board of directors authorized management to enter into the definitive merger agreement and related transaction documentation.

Later in the day on December 18, 2012, the parties executed the merger agreement and related transaction documentation.

On December 19, 2012, the parties issued a press release announcing that they had entered into the merger agreement. Later that day, Markel and Alterra held a joint conference call for investors to discuss the merger and related matters.

Reasons Why Markel’s Board of Directors Recommends Approval of the Stock Issuance

Markel’s board of directors believes that combining Alterra with Markel increases diversification and creates a global franchise with attractive product depth and reach and a common culture of underwriting discipline. The merger will create additional size and scale, providing additional insurance and investment opportunities that should enable expense ratio improvements once the transition process is complete. The two companies’ complementary business profiles diversify the premium base and have the potential to make each business better.

In addition to these strategic values, Markel’s board of directors believes that the merger is attractive from a financial perspective, offering significant and immediate book value accretion. The combined company would, based on the September 30, 2012 financial positions of the two companies, have almost $6 billion in shareholders’ equity to support future growth on a base of annualized gross written premiums of well over $4 billion. Analyzed on a per share basis, investments and gross written premiums increase by double digit percentages. Based on Markel’s long and successful investment track record, Markel believes there should be favorable opportunities for growth with aggregate invested assets in the combined company of over $16 billion.

From an operational perspective, Markel will gain a footprint and expertise in the global reinsurance market and the Fortune 3000/large account insurance market. It will strengthen its leadership position in the excess and surplus lines market. And by adding Alterra, it will bring together two well established Lloyd’s platforms with complementary underwriting profiles.

In deciding to approve the merger agreement and to recommend approval of the stock issuance to Markel’s shareholders, Markel’s board of directors considered a number of factors. In particular, Markel’s board of directors considered the strategic, financial and operational benefits discussed above. Based on its experience in, and understanding of opportunities related to, the insurance industry and on the due diligence of Alterra conducted by Markel’s management, Markel’s board of directors believes that the merger of Markel and Alterra will create a strong and durable organization:

•	representing a leading franchise in global specialty insurance and investments;

•	demonstrating disciplined underwriting combined with successful investing;

•	with an experienced management team and a diversified portfolio of business by product line, geography and distribution; and

•	that is well positioned for long-term growth in share value.

For these foregoing reasons and the additional reasons set forth below, Markel’s board of directors believed, and continues to believe, these benefits outweighed the risks associated with the merger.

In view of the number and wide variety of factors considered in connection with its evaluation of the merger, Markel’s board of directors did not attempt to quantify or otherwise assign relative weights to specific factors it considered in reaching its determination, and individual directors may have given different weight to different information and factors. Markel’s board of directors viewed its approval of the merger agreement and its recommendation of the approval of the stock issuance as being based on the totality of the information and factors presented to and considered by it. In reaching its decision, Markel’s board of directors consulted with Markel’s management with respect to strategic and operational matters. Markel’s board of directors also consulted with Citigroup with respect to the financial aspects of the transaction and Markel’s legal advisors with respect to the merger agreement and related issues.

Potential Benefits of the Combined Company

In the course of making the above determinations and recommendations, Markel’s board of directors considered a number of potential benefits of the merger, each of which Markel’s board of directors believes supported its decision, including the following:

•

The board’s belief, based on its analysis and understanding of Markel’s (on a stand-alone basis) and the combined company’s potential future business, operations, financial performance, financial condition, earnings and future prospects, that the combined company will have:

•

a strong and more diversified franchise with attractive product depth and reach, which the board believes will enable the combined company to provide clients with greater capacity, larger lines and a broader range of products and services;

•	enhanced size and scale, and a greater ability to manage and deploy capital due to its enhanced financial resources;

•

the ability to take further advantage of product diversification with established platforms in key markets as a result of its ability to deploy additional capital to take advantage of profitable growth opportunities in both the insurance and reinsurance markets globally; and

•	underwriting teams with long-standing industry knowledge and relationships;

•

The board’s belief, based on: (1) discussions with members of Markel’s management concerning their interactions with Alterra’s management during the due diligence process and negotiations related to the merger; (2) Markel’s analysis and understanding of Alterra’s approach to underwriting and (3) the depth and quality of Alterra’s management team, that Markel and Alterra have compatible cultures, which should help ease the process of integrating the two companies;

•	The board’s understanding, based on discussions with members of Markel’s management and Citigroup, that the businesses of Markel and Alterra are complementary with limited overlap;

•

The board’s belief that the increased size and scope of the combined company will not adversely impact or change Markel’s strategy, philosophy or culture, stability in executive management, risk management culture and enterprise risk management framework; and

•	The board’s belief that the transaction is fair and in the long-term best interests of Markel’s shareholders.

Transaction Process; Terms of the Transaction; and Likelihood of Completion

Markel’s board of directors also took into account the process by which the merger was negotiated and the terms of the merger agreement, including the following:

•	the due diligence process conducted by Markel management and the identification of appropriate mitigants to any risks identified;

•	the cooperation of the parties in the due diligence process;

•	support for management’s analysis of the potential benefits of the merger in the work underlying Citigroup’s fairness opinion;

•

the transaction being structured in such a way as not to expose Markel to undue risk, including the use of a fixed ratio for the exchange of shares of Markel common stock for Alterra common shares and the negotiation of closing conditions and termination provisions that mitigate risk;

•	the availability of sufficient liquidity in both companies such that no external financing is required for the transaction;

•

the potential basis step-up for U.S. federal income tax purposes to be obtained by Markel as a result of the transaction being a taxable transaction (including as a result of Markel making certain U.S. federal income tax elections with respect to the transaction);

•	Markel’s board of directors’ belief that the conditions to closing as described in “The Merger Agreement—Conditions to the Merger” are capable of being satisfied;

•

Markel’s board of directors’ belief, based on advice from counsel, that the merger is likely to receive necessary regulatory approvals in a relatively timely manner without a regulatory material adverse effect;

•

that Alterra’s directors, certain Alterra officers and certain other Alterra shareholders, collectively representing approximately 19.6% of the voting power of the outstanding Alterra common shares as of December 18, 2012 (after applying certain voting cut-backs in accordance with Alterra’s bye-laws) had agreed with Markel to vote in favor of the approval and adoption of the merger agreement, the statutory merger agreement, the merger and the Bye-Law Amendment as described in “Voting Agreements—Alterra Shareholder Voting Agreements”; and

•

the opinion of Citigroup, as described in “—Opinion of Citigroup Global Markets Inc., Financial Advisor to Markel,” that as of December 18, 2012, and subject to the factors, assumptions, procedures, limitations and qualifications set forth in Citigroup’s written opinion, a copy of which is attached to this joint proxy statement/prospectus as Annex C, the consideration to be paid by Markel in the merger was fair, from a financial point of view, to Markel.

Risk Considerations

Markel’s board of directors considered the potential risks in making its determination and recommendation, including the following:

•

integration risks associated with combining the two companies, including the challenge of blending separate corporate cultures, retaining key employees during the transition and of harmonizing compensation philosophies and employee compensation and benefit plans;

•	the effect of the public announcement of the merger on Markel’s share price if Markel shareholders do not view the merger positively or if arbitrage activities adversely affect Markel’s stock price;

•	the potential disruption to Markel’s business that could result from the announcement of the merger, including the diversion of management and employee attention and employee attrition;

•

the possibility that the merger might not be completed and the risks and costs to Markel if the merger is not completed, including the potential effect on the market price for Markel common stock, its operating results, its ability to attract and retain key personnel and agents and its ability to complete an alternative transaction;

•	potential difficulties in obtaining the requisite shareholder approval;

•	potential difficulties in obtaining requisite regulatory approvals or regulatory authorities’ withholding consent or seeking to block the merger;

•	the possibility that a material adverse effect could occur with respect to either company’s business;

•

the possibility that the Markel shareholders or the Alterra shareholders may not react favorably to the merger, and the execution risk and additional costs that would be required to complete the merger as a result of any legal actions brought by the Markel shareholders or appraisal actions brought by the Alterra shareholders;

•

the challenges of combining Markel’s business with Alterra’s, including information technology systems, risk management, accounting and other challenges, and the risk of diverting management resources for an extended period of time to accomplish this combination;

•

the possibility that, if the merger takes longer to complete than anticipated, the combined company may not be able to fully integrate Markel’s and Alterra’s operations as quickly as expected or at all;

•

the possibility that the benefits of the transaction to Markel may be significantly less than anticipated and that the value Markel has ascribed to Alterra’s business, which is tied to the continued effectiveness of a number of Alterra’s existing contractual arrangements, will be decreased if the benefits from these arrangements are less than expected (including as a result of these arrangements being determined to be unenforceable in whole or in part);

•

the possibility that, following the lock-up period described in “Voting Agreements,” shareholders of Alterra and Markel subject to lock-up agreements may liquidate their shares, which may depress the combined company’s share price;

•

that until the closing, Alterra will operate in accordance with its own distinct business practices and could assume risks or make decisions that, while consistent with its own past practice, are not the same as Markel’s approach to its business; and

•	the risks described in this joint proxy statement/prospectus under “Risk Factors.”

Reasons Why Alterra’s Board of Directors Recommends Approval of the Merger

Alterra’s board of directors believes, based on the reasons set forth below, that the merger will create a combined company that is better positioned for long-term success and the creation of superior shareholder value. In particular, Alterra’s board of directors believes that Markel, following the merger, will establish itself as a leading specialty insurance and reinsurance company with a greater capacity, a broader range of products and services that will benefit from the companies’ combined financial resources and will be able to better capitalize on opportunities in the insurance and reinsurance industry than Alterra could as a stand-alone entity. In reaching these conclusions and in determining that the merger agreement and the merger are advisable and fair to, and in the best interests of, Alterra, and in recommending the approval and adoption of the merger agreement and the merger and the Alterra bye-law amendment, Alterra’s board of directors consulted with Alterra management, as well as Alterra’s legal and financial advisors, and considered a wide range of financial, legal, market factors and risks, including, but not limited to, the following:

Potential Benefits of the Combined Company

•

Alterra’s board of directors’ analysis and understanding of the business, operations, financial performance, financial condition, earnings and future prospects of Alterra on a stand-alone basis, and Alterra’s board of directors’ assessment, based on such analysis and understanding, that the merger would be more favorable to Alterra in the long-term in light of the potential rewards, risks and uncertainties associated with Alterra continuing to operate as a stand-alone company;

•

Alterra’s board of directors’ view, based upon discussion with Alterra’s management and financial advisor, of the likelihood that there would not be an alternative transaction with terms that are more favorable to Alterra and its shareholders than the merger in the foreseeable future;

•	Alterra’s board of directors’ understanding of the strategic and other benefits offered by the merger, including:

•	the potential to create a leading specialty insurance and reinsurance company with a global reach;

•

that the book value growth, which Alterra believes is a key measure of performance, of Markel has been significant over time and one of the best in the insurance industry, while recognizing that past performance is not necessarily indicative of future results;

•

that Markel, following the merger, is expected to have approximately $6 billion of shareholder’s equity and more than $16 billion in investable assets and write well over $4 billion of gross premiums, making it one of the largest specialty insurance and reinsurance companies in the world, and thereby benefiting Alterra as a result of increased market opportunities and economics of scale that would become available to it;

•	the availability of sufficient liquidity in both companies that no external financing is required for the transaction;

•	the diligence process conducted by Alterra management;

•

although no assurance can be given that any level of operational and structural synergies would be achieved following the consummation of the merger, management’s belief that the combination of Markel and Alterra could generate significant cost savings;

•	Markel’s investment reputation and track record;

•

the benefits of influence from underwriting teams with respect to Markel’s insurance and reinsurance businesses, underwriting platforms and risk management policies, as well as Markel’s integration and business development efforts following the merger; and

•	the belief by Alterra’s board of directors that Markel’s business will have substantial upside in the context of improving financial and insurance markets following the merger;

•

Alterra’s board of directors’ analysis and understanding of the business, operations, financial performance, financial condition, earnings and future prospects of Markel, following the merger, and Alterra’s board of directors’ assessment, based on such analysis and understanding, that Markel, following the merger, will have:

•

increased diversification in specialty insurance, which is expected to constitute between 65% and 70% of gross premiums written, with little overlap in the overall businesses of Alterra and Markel and no overlap in Alterra’s large account insurance business or its reinsurance business, creating a larger and more diversified earnings base;

•	greater scale, scope and reach making Markel a more attractive partner for potential customers with both U.S. and non U.S. business and increase brand recognition following the merger;

•	excellent strategic positioning with greater scale of operating platforms, including in U.S. Specialty (E&S) and at Lloyd’s;

•	the potential for revenue growth and synergies to generate additional free cash flow for investment and expansion opportunities; and

•	increased operational flexibility for Alterra’s non-U.S. underwriting and claims teams, which management believes will provide for operational and structural efficiencies and cost savings;

The Merger Consideration

•

the opinion of BofA Merrill Lynch, dated December 18, 2012, to Alterra’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Alterra common shares, as more fully described in the section entitled “—Opinion of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Financial Advisor to Alterra”; and

•

the $10.00 per share that Alterra shareholders will receive and the approximately 31% ownership interest on a fully diluted basis that Alterra shareholders will have in Markel immediately following consummation of the merger, which will provide Alterra shareholders with a meaningful opportunity to participate in potential share price appreciation of Markel following the merger;

Certain Provisions of the Merger Agreement; Certain Shareholder Safeguards

•

the terms of the merger agreement, which were the product of substantial negotiation among Alterra, Markel and their respective representatives and advisors, and which Alterra’s board of directors viewed as fair to Alterra and its shareholders, principally:

•

the requirement, assuming that the bye-law amendment to reduce the shareholder vote required to approve a merger is passed, that the merger be approved by holders of a majority of the outstanding Alterra common shares casting votes at the Alterra shareholder meeting, or, if the bye-law amendment is not passed, that the merger be approved by the holders of three-fourths of the outstanding Alterra common shares casting votes at the Alterra shareholder meeting as described in “The Merger Agreement—Conditions to the Merger”; and

•

that closing is conditioned on A.M. Best having provided oral or written notice to each of Markel and Alterra that certain of the insurance subsidiaries of the other party, on a group basis, have been or will be assigned a Financial Strength Rating of at least “A” after giving effect to the merger and that each party has related termination rights following receipt of any such notice, or in the event of a downgrade by A.M. Best of certain of the other party’s insurance subsidiaries, on a group basis, as described in “The Merger Agreement—Conditions to the Merger” and “The Merger Agreement—Termination of the Merger Agreement”;

•	that the non-solicitation provisions of the merger agreement:

•	restrict each of Alterra and Markel from soliciting third party acquisition proposals;

•	restrict, subject to certain exceptions, each of Alterra and Markel from responding to third party acquisition proposals;

•	restrict, subject to certain exceptions, each of Alterra and Markel from terminating the merger agreement to accept an alternative takeover proposal; and

•

require each of Alterra and Markel to submit the transactions contemplated by the merger agreement to a vote of its shareholders, as described in “The Merger Agreement—Restrictions on Solicitation of Takeover Proposals by Markel and Alterra”;

•

that Alterra’s board of directors may modify or withdraw its recommendation of the merger, provided that, in certain circumstances, following such a modification or withdrawal Markel may terminate the merger agreement and be entitled to receive a $94,500,000 termination fee, as described in “The Merger Agreement—Termination of the Merger Agreement”;

•

that Markel’s board of directors may modify or withdraw its recommendation of the stock issuance, provided that, in certain circumstances, following such a modification or withdrawal Alterra may terminate the merger agreement and be entitled to receive a $94,500,000 termination fee, as described in “The Merger Agreement—Termination of the Merger Agreement”;

•

that Markel may be required to pay Alterra the Markel no approval fee of up to $47,250,000 if Markel’s shareholders fail to approve the stock issuance (and up to an aggregate of $94,500,000 if Markel enters into or consummates another transaction within nine months of a termination related thereto), as described in “The Merger Agreement—Termination of the Merger Agreement—Effects of Termination; Remedies”;

•

that each of Alterra and Markel may, within two business days following its shareholder meeting, request that the other party deliver to it an estimate of the other party’s book value as of the business day immediately before such meeting and, if the other party’s book value as of such date is less than 80% of such party’s reference book value, the requesting party may terminate the merger agreement, as described in “The Merger Agreement—Book Value Calculations” and “The Merger Agreement—Termination of the Merger Agreement”; and

•

the fact that Markel’s directors and certain Markel officers, representing at least 5.2% of the voting power of the outstanding shares of Markel common stock as of December 18, 2012, had agreed with Alterra to vote in favor of the stock issuance and to restrict the ability of certain Alterra shareholders to sell or transfer shares of Markel common stock they receive in the merger during the lock-up period as further described in “Voting Agreements—Markel shareholder voting agreement”;

Likelihood of Consummating the Merger

•

Alterra’s board of directors’ belief, based on advice from outside legal counsel, that the merger is likely to receive necessary regulatory approvals in a relatively timely manner without material adverse conditions, thus increasing the likelihood the merger will be consummated; and

•

Alterra’s board of directors’ belief, based on advice from outside legal counsel, that the conditions to closing as described in “The Merger Agreement—Conditions to the Merger” are capable of being satisfied, thus increasing the likelihood the merger will be consummated;

Risk Considerations

•

the possibility that, in the future, opportunities for a business combination could become available that might permit Alterra to diversify its business lines and Alterra shareholders to achieve on more favorable terms than those contemplated by the merger agreement;

•	that, as a result of the acquisition, Alterra and its non-U.S. subsidiaries will become controlled foreign corporations subject to U.S. income tax at a statutory rate of 35%;

•	that the transaction was structured as a taxable transaction for U.S. federal income tax purposes;

•

integration risks associated with combining the two companies, including the challenge of blending separate corporate cultures, integrating business systems, retaining key employees during the transition and of harmonizing compensation philosophies and employee compensation and benefit plans;

•

that Alterra shareholders representing approximately 19.6% of the voting power of the outstanding Alterra common shares as of December 18, 2012 (after applying certain voting cut-backs in accordance with Alterra’s bye-laws), including Alterra’s directors and certain Alterra officers, had agreed with Markel to vote in favor of the merger and to restrict their ability to sell or transfer shares of Markel common stock they receive in the merger during the lock-up period as further as described in “Voting Agreements—Alterra Shareholder Voting Agreements”;

•

the possibility that the merger might not be completed due to the failure to obtain required shareholder approvals and governmental approvals, the occurrence of a material adverse effect on the business of either Alterra or Markel, or the failure of the parties to receive oral or written notice from A.M. Best that certain of the insurance subsidiaries of Alterra and Markel in each case, on a group basis, have been or will be assigned a Financial Strength Rating of at least “A” after giving effect to the merger;

•

that the merger agreement may be terminated by Markel if the total number of dissenting Alterra common shares for which appraisal rights have been properly exercised in accordance with Bermuda law exceeds 10% of the issued and outstanding Alterra common shares on the business day immediately following the last day on which Alterra shareholders can require appraisal of their common shares under Bermuda law, as described in “The Merger Agreement—Termination of the Merger Agreement”;

•

the restrictions on the conduct of Alterra’s business before the consummation of the merger, requiring Alterra to conduct its business in the ordinary course, subject to specific limitations, which may also delay or prevent Alterra from undertaking business opportunities that may arise pending completion of the merger;

•	that the conduct of Markel’s business before the consummation of the merger is not restricted other than with respect to certain enumerated matters;

•	the potential disruption to Alterra’s business that could result from the announcement of the merger, including the potential for diversion of management and employee attention and employee attrition;

•

the risks and costs to Alterra if the merger is not completed, including the potential effect of the resulting public announcement of termination of the merger agreement on, among other things, its operating results, its ability to attract and retain key personnel, its relationships with brokers and customers and its ability to complete an alternative transaction;

•

that Alterra will be required to pay Markel a termination fee of $94,500,000 if Markel terminates the merger agreement following a change in recommendation by Alterra’s board of directors, as described in “The Merger Agreement—Termination of the Merger Agreement—Effects of Termination; Remedies,” and that the amount of such fee could deter a third party from seeking to complete an alternative transaction with Alterra;

•

that Alterra may be required to pay Markel the Alterra no approval fee of $47,250,000 if Alterra’s shareholders fail to approve and adopt the merger agreement and the merger (and up to an aggregate of $94,500,000 if Alterra enters into or consummates another transaction within nine months of a termination related thereto), as described in “The Merger Agreement—Termination of the Merger Agreement—Effects of Termination; Remedies,” and that the amount of such fee could deter a third party from seeking to complete an alternative transaction with Alterra;

•

the possibility that the Alterra shareholders and the Markel shareholders may not react favorably to the merger, and the execution risk and additional costs that would be required to complete the merger as a result of any legal actions and appraisal actions brought by the Alterra shareholders or legal actions brought by the Markel shareholders;

•

that certain directors and executive officers of Alterra have interests in the transaction that are different from, or in addition to, those of Alterra’s shareholders generally; see “—Interests of Alterra’s Directors and Executive Officers in the Merger”; and

•	the risks described in this joint proxy statement/prospectus under “Risk Factors.”

The foregoing discussion of the information and factors considered by Alterra’s board of directors is not intended to be exhaustive, but is believed to include the material factors considered by Alterra’s board of directors. In view of the variety of factors considered in connection with its evaluation of the merger agreement, the merger and the other transactions contemplated by the merger agreement, Alterra’s board of directors did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination and recommendation. In addition, each of the members of Alterra’s board of directors may have given differing weights to different factors. Alterra’s board of directors believed that the positive factors discussed above outweighed the negative factors discussed above, especially after giving weight to the likelihood of occurrence.

Opinion of Citigroup Global Markets Inc., Financial Advisor to Markel

Markel has retained Citigroup as its financial advisor in connection with the merger. In connection with this engagement, Markel requested that Citigroup evaluate the fairness, from a financial point of view, to Markel of the consideration to be paid by Markel in the merger. On December 18, 2012, at a meeting of Markel’s board of directors held to evaluate the merger, Citigroup rendered to Markel’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated December 18, 2012, to the effect that, as of that date and based on and subject to the factors, assumptions, procedures, limitations and qualifications set forth in the opinion, the consideration was fair, from a financial point of view, to Markel.

The full text of Citigroup’s written opinion, dated December 18, 2012, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Citigroup in connection with its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference herein. The description of Citigroup’s opinion set forth below is qualified in its entirety by reference to the full text of Citigroup’s opinion. Citigroup’s opinion was provided to Markel’s board of directors in connection with its evaluation of the merger consideration, from a financial point of view, to Markel, and does not address any other aspects or implications of the merger or the underlying business decision of Markel to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Markel or the effect of any other transaction in which Markel might engage. Citigroup’s opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed merger.

In arriving at its opinion, Citigroup:

•	reviewed a draft of the merger agreement, dated December 17, 2012;

•

held discussions with certain senior officers, directors and other representatives and advisors of Markel and certain senior officers and other representatives and advisors of Alterra concerning the businesses, operations and prospects of Markel and Alterra;

•	reviewed certain publicly available business and financial information relating to Markel and Alterra;

•

reviewed certain financial forecasts and other information and data relating to Markel and Alterra which were provided to or discussed with Citigroup by the respective managements of Markel and Alterra, including information relating to potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by Markel’s management to result from the merger;

•

reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of Markel common stock and Alterra common stock, Markel’s and Alterra’s historical and projected earnings and other operating data and Markel’s and Alterra’s capitalization and financial condition;

•	considered, to the extent publicly available, the financial terms of certain other transactions which Citigroup considered relevant in evaluating the merger;

•

analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citigroup considered relevant in evaluating those of Markel and Alterra;

•	evaluated certain potential pro forma financial effects of the merger on Markel; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.

In rendering its opinion, Citigroup assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citigroup and upon the assurances of the managements of Markel and Alterra that they were not aware of any relevant information that was omitted or remained undisclosed to Citigroup. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Citigroup relating to Markel and Alterra and potential pro forma financial effects of, and strategic implications and operational benefits resulting from, the merger, Citigroup was advised by the respective managements of Markel and Alterra that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Markel and Alterra as to the future financial performance of Markel and Alterra, such strategic implications and operational benefits (including the amount, timing and achievability thereof) and the other matters covered thereby. Citigroup also assumed, with Markel’s consent, that the financial results (including the potential strategic implications and operational benefits anticipated to result from the merger) reflected in such forecasts and other information and data will be realized in the amounts and at the times projected.

Citigroup assumed, with Markel’s consent, that the merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Alterra or the contemplated benefits to Markel of the merger. Representatives of Markel advised Citigroup, and Citigroup further assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Citigroup.

Citigroup did not express any opinion as to what the value of the Markel common stock actually will be when issued pursuant to the merger or the price at which the Markel common stock will trade at any time. Citigroup did not make, and it was not provided with, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Alterra, and Citigroup did not make any physical inspection of the properties or assets of Alterra. Citigroup expressed no view as to, and its opinion did not address, the underlying business decision of Markel to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Markel or the effect of any other transaction in which Markel might engage. Citigroup expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. Citigroup’s opinion was necessarily based on information available to Citigroup, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion.

In preparing its opinion, Citigroup performed a variety of financial and comparative analyses, including those described below. The following summary of those analyses is not a complete description of all of the financial analyses performed by Citigroup in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citigroup arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Citigroup believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Citigroup considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Markel and Alterra. No company, business or transaction used in those analyses as a comparison is identical to Markel, Alterra or the merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. Accordingly, such analyses may not necessarily utilize all companies or transactions that could be deemed comparable to Markel, Alterra or the merger.

The estimates contained in Citigroup’s analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citigroup’s analyses are inherently subject to substantial uncertainty.

Citigroup was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiations between Markel and Alterra and the decision to enter into the merger agreement was solely that of Markel’s board of directors. Citigroup’s opinion was only one of many factors considered by Markel’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Markel’s board of directors or management with respect to the merger or the consideration payable in the merger.

The following is a summary of the material financial analyses presented to Markel’s board of directors in connection with Citigroup’s opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citigroup’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Citigroup’s financial analyses.

Valuation Analysis of Alterra

Selected Public Companies Analysis

Citigroup reviewed financial and stock market information for Alterra and the following eight selected publicly traded companies:

•	Alleghany Corp.

•	Everest Re Group Ltd.

•	PartnerRe Ltd.

•	AXIS Capital Holdings Ltd.

•	Validus Holdings Ltd.

•	Allied World Assurance Company

•	Aspen Insurance Holdings Ltd.

•	Endurance Specialty Holdings Ltd

Citigroup selected these companies based on its professional judgment and experience, taking into account, among other factors, the size of Alterra and the selected companies, the operational and financial capabilities of Alterra compared with the selected companies, the competitive landscape in which Alterra and the selected companies operate, and the product offerings of Alterra and the selected companies. Although none of the selected companies is directly comparable to Alterra, the companies were chosen because they are publicly traded companies with operations or businesses that for purposes of analysis may be considered similar or reasonably comparable to those of Alterra. Citigroup reviewed, among other things, the equity values of Alterra and the selected companies, based on closing stock prices on December 17, 2012, as a multiple of book value per share (which we refer to as “P/BVPS”) and tangible book value per share (which we refer to as “P/TBVPS”), in each case as of the end of the most recent fiscal quarter for which financial information was publicly available as of November 17, 2012. Citigroup also reviewed closing stock prices for the selected companies on December 17, 2012 as a multiple of calendar year 2013 estimated earnings per share (which we refer to as “P/EPS”). Financial data of the selected companies were based on public filings and other publicly available information. Book value per share and tangible book value per share of Alterra were based on public filings and other publicly available information. Calendar year 2013 estimated earnings per share of Alterra were based on Wall Street research consensus estimates and internal estimates provided to Citigroup by Markel’s management. The following table summarizes the results of these analyses:

	P / BVPS	P / TBVPS	P / EPS
Maximum	0.99x	1.03x	16.2x
Median	0.82x	0.86x	9.8x
Minimum	0.72x	0.77x	7.2x

Based on the foregoing analyses and Citigroup’s professional judgment and experience (including, without limitation, the size of the range obtained), Citigroup then applied a range of selected multiples derived from the selected companies and Alterra to Alterra’s book value per share, tangible book value per share, calendar year 2013 estimated operating earnings per share (based on Wall Street research consensus estimates) and calendar year 2013 estimated operating earnings per share (based on internal estimates provided to Citigroup by Markel’s management). This analysis indicated an implied per share equity reference range for Alterra of $22.00 to $29.00 per share, as compared to an assumed transaction price of $30.84 per share of Alterra’s common stock.

Selected Precedent Transactions Analysis

Citigroup performed a selected precedent transactions analysis of Alterra in which Citigroup reviewed, to the extent publicly available, financial information relating to the following 11 selected transactions. These transactions were selected generally because they involved companies in the specialty insurance or global reinsurance industries:

Announcement Date	Acquiror	Target
8/30/2012	Validus Holdings	Flagstone Re
12/21/2011	Tokio Marine Holdings	Delphi Financial Group
11/21/2011	Alleghany Corporation	Transatlantic Holdings
3/3/2010	Max Capital Group	Harbor Point
2/18/2010	Fairfax Financial	Zenith National
9/18/2009	Fairfax Financial	OdysseyRe Holdings
7/9/2009	Validus Holdings	IPC Holdings
7/5/2009	PartnerRe	Paris Re
12/21/2008	Munich Re Group	HSB Group
7/23/2008	Tokio Marine Holdings	Philadelphia Consolidated
6/30/2008	Allied World	Darwin Underwriters

Citigroup reviewed, among other things, implied equity values in the selected transactions, calculated as the equity value implied for the target company based on the consideration payable in the selected transactions, as a multiple of the target company’s book value per share (which we refer to as “P/BVPS”), tangible book value per share (which we refer to as “P/TBVPS”) and estimated earnings per share for the twelve month period following the most recent period for which financial information regarding the target company had been made available as of the announcement date of the applicable transaction (which we refer to as “P/NTM EPS”). Financial data of the target companies were based on public filings and other publicly available information. The following table summarizes the results of these analyses:

	P / BVPS	P / TBVPS	P / NTM EPS
Maximum	2.95x	3.00x	20.2x
Median	1.25x	1.16x	11.5x
Minimum	0.73x	0.73x	6.3x

Based on the foregoing analyses and Citigroup’s professional judgment and experience (including, without limitation, the size of the range obtained), Citigroup then applied a range of selected multiples derived from the selected transactions to Alterra’s book value per share, tangible book value per share, calendar year 2013 estimated operating earnings per share (based on Wall Street research consensus estimates) and calendar year 2013 estimated operating earnings per share (based on internal estimates provided to Citigroup by Markel’s management). Book value per share and tangible book value per share of Alterra were based on public filings and other publicly available information. Calendar year 2013 estimated earnings per share of Alterra were based on Wall Street research consensus estimates and internal estimates provided to Citigroup by Markel’s management. This analysis indicated an implied per share equity reference range for Alterra of $27.00 to $34.00 per share, as compared to an assumed transaction price of $30.84 per share of Alterra’s common stock.

Dividend Discount Analysis

Citigroup performed a discounted cash flow analysis of Alterra using financial forecasts and estimates relating to Alterra prepared by the management of Alterra. Citigroup calculated a range of implied present values of (i) the distributable cash flows that Alterra was forecasted to have the capacity to distribute during calendar years 2013 through 2017 and (ii) a terminal value for Alterra based on its calendar year end 2017 estimated book value. Present values of dividends and terminal values were calculated using a range of discount rates reflecting estimates of Alterra’s cost of equity. This analysis indicated an implied per share equity reference range for Alterra of $28.44 to $32.90 per share using a discount rate of 9%, as compared to an assumed transaction price of $30.84 per share of Alterra’s common stock.

Valuation Analysis of Markel

Selected Public Companies Analysis

Citigroup reviewed financial and stock market information for Markel and the following five selected publicly traded companies:

•	W.R. Berkley Corp.

•	HCC Insurance Holdings Inc.

•	ProAssurance Corp.

•	RLI Corp.

•	OneBeacon Insurance Group Ltd.

Citigroup selected these companies based on its professional judgment and experience, taking into account, among other factors, the size of Markel and the selected companies, the operational and financial capabilities of Markel compared with the selected companies, the competitive landscape in which Markel and the selected companies operate, and the product offerings of Markel and the selected companies. Although none of the selected companies is directly comparable to Markel, the companies were chosen because they are publicly traded companies with operations or businesses that for purposes of analysis may be considered similar or reasonably comparable to those of Markel. Citigroup reviewed, among other things, the equity values of Markel and the selected companies, based on closing stock prices on December 17, 2012, as a multiple of book value per share (which we refer to as “P/BVPS”) and tangible book value per share (which we refer to as “P/TBVPS”), in each case as of the end of the most recent fiscal quarter for which financial information was publicly available as of November 17, 2012. Citigroup also reviewed closing stock prices for the selected companies on December 17, 2012 as a multiple of calendar year 2013 estimated earnings per share (which we refer to as “P/EPS”). Financial data of the selected companies were based on public filings and other publicly available information. Book value per share and tangible book value per share of Markel were based on public filings and other publicly available information. Calendar year 2013 estimated earnings per share of Markel were based on Wall Street research consensus estimates and internal estimates provided to Citigroup by Markel’s management. The following table summarizes the results of these analyses:

	P / BVPS	P / TBVPS	P / EPS
Maximum	1.54x	1.65x	15.3x
Median	1.22x	1.28x	12.7x
Minimum	1.07x	1.22x	10.8x

Based on the foregoing analyses and Citigroup’s professional judgment and experience (including, without limitation, the size of the range obtained), Citigroup then applied a range of selected multiples derived from the selected companies and Markel to Markel’s book value per share, tangible book value per share, calendar year 2013 estimated operating earnings per share (based on Wall Street research consensus estimates), calendar year 2013 estimated operating earnings per share (based on internal estimates of Markel’s management) and calendar year 2013 estimated economic earnings per share (based on internal estimates of Markel’s management and reflecting operating earnings per share plus estimated realized capital gains). This analysis indicated an implied per share equity reference range for Markel of $430 to $525 per share, as compared to the closing price of Markel common stock of $483 on December 17, 2012.

Dividend Discount Analysis

Citigroup performed a discounted cash flow analysis of Markel using financial forecasts and estimates relating to Markel prepared by the management of Markel. Citigroup calculated a range of implied present values of (i) the distributable cash flows that Markel was forecasted to have the capacity to distribute during calendar years 2013 through 2017 and (ii) a terminal value for Markel based on its calendar year end 2017 estimated book value. Present values of dividends and terminal values were calculated using a range of discount rates reflecting estimates of Markel’s cost of equity. This analysis indicated an implied per share equity reference range for Markel of $434.52 to $509.19 per share using a discount rate of 9%, as compared to the closing price of Markel common stock of $483 on December 17, 2012.

Miscellaneous

Under the terms of Citigroup’s engagement, Markel has agreed to pay Citigroup for its financial advisory services in connection with the merger a fee of $1 million upon delivery of its opinion dated December 18, 2012 and, if the merger is consummated, a fee of $15 million. The fee paid to Citigroup in connection with the delivery of its opinion will be credited against the fee, if any, payable to Citigroup upon consummation of the merger. In addition, if Markel receives any termination or similar fee in connection with the termination of the merger agreement during the term of Citigroup’s engagement or within 24 months thereafter, Citigroup will be entitled to receive a termination fee equal to 5% of the fee received by Markel, but in no event will Citigroup’s fee exceed $5 million. Markel also has agreed to reimburse Citigroup for reasonable expenses incurred by Citigroup in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Citigroup and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Citigroup and its affiliates in the past have provided, currently are providing and in the future may provide investment banking and other services to Markel and Alterra unrelated to the proposed merger, for which services Citigroup and its affiliates have received and expect to receive compensation, including, without limitation, (i) acting as joint bookrunner in connection with Markel’s public offering of $350 million aggregate principal amount of 4.90% senior notes due 2022 in June 2012, (ii) acting as co-documentation agent and lender under Markel’s $150 million credit facility (with a Citigroup commitment of $30 million) in September 2011, (iii) acting as joint bookrunner in connection with Markel’s public offering of $250 million aggregate principal amount of 5.35% senior notes due 2021 in June 2011, (iv) acting as joint lead arranger and lender under Alterra’s $1.1 billion credit facility (with a Citigroup commitment of $125 million) in December 2011 and (v) acting as joint bookrunner in connection with Alterra’s public offering of $350 million aggregate principal amount of 6.25% senior notes due 2020 in September 2010. Except as described herein, Citigroup did not provide any investment banking services to Alterra for which Citigroup received compensation during the last two years. Except as described herein, Citigroup was not, as of the date of its opinion, engaged to provide any investment banking services to Alterra or Markel. Excluding the compensation paid and payable to Citigroup as described above in connection with the merger, during the past two years, Citigroup and its affiliates have received in the aggregate approximately $1.3 million from Markel and its affiliates as compensation for investment banking services. In the ordinary course of business, Citigroup and its affiliates may actively trade or hold the securities of Markel and Alterra for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in those securities. In addition, Citigroup and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Markel, Alterra and their respective affiliates.

Markel selected Citigroup as its financial advisor in connection with the merger based on Citigroup’s reputation and experience. Citigroup is an internationally recognized investment banking firm which regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The issuance of Citigroup’s opinion was authorized by Citigroup’s fairness opinion committee.

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Financial Advisor to Alterra

Alterra has retained BofA Merrill Lynch to act as Alterra’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Alterra selected BofA Merrill Lynch to act as Alterra’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, its reputation in the investment community and its familiarity with Alterra and its business.

On December 18, 2012, at a meeting of Alterra’s board of directors held to evaluate the merger, BofA Merrill Lynch delivered to Alterra’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated December 18, 2012, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Alterra common shares was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion to Alterra’s board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this document and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to Alterra’s board of directors for the benefit and use of Alterra’s board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Alterra or in which Alterra might engage or as to the underlying business decision of Alterra to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch, among other things:

(1)	reviewed certain publicly available business and financial information relating to Alterra and Markel;

(2)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Alterra furnished to or discussed with BofA Merrill Lynch by the management of Alterra, including certain financial forecasts relating to Alterra prepared by the management of Alterra;

(3)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Markel furnished to or discussed with BofA Merrill Lynch by the management of Markel, including certain financial forecasts relating to Markel prepared by the management of Markel and such forecasts as adjusted by the management of Alterra;

(4)	discussed the past and current business, operations, financial condition and prospects of Alterra with members of senior managements of Alterra and Markel, and discussed the past and current business, operations, financial condition and prospects of Markel with members of senior managements of Alterra and Markel;

(5)	reviewed the potential pro forma financial impact of the merger on the future financial performance of Markel, including the potential effect on Markel’s estimated fully diluted book value per share and fully diluted earnings per share;

(6)	participated in certain discussions and negotiations among representatives of Alterra and Markel and their financial and legal advisors;

(7)	reviewed the trading histories for Alterra common shares and Markel common shares and a comparison of such trading histories with each other and with the trading histories of other companies BofA Merrill Lynch deemed relevant;

(8)	compared certain financial and stock market information of Alterra and Markel with similar information of other companies BofA Merrill Lynch deemed relevant;

(9)	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(10)	reviewed the relative financial contributions of Alterra and Markel to the financial performance of the combined company on a pro forma basis;

(11)	reviewed reports prepared by actuaries for Alterra and Markel, respectively;

(12)	reviewed a draft dated December 17, 2012 of the merger agreement; and

(13)	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied upon the assurances of the managements of Alterra and Markel that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the forecasts relating to Alterra prepared by the management of Alterra and the forecasts relating to Markel as adjusted by the management of Alterra, BofA Merrill Lynch was advised by Alterra, and has assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Alterra as to the future financial performance of Alterra and Markel. With respect to the forecasts relating to Markel prepared by the management of Markel, BofA Merrill Lynch was advised by Markel, and has assumed, with the consent of Alterra, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Markel as to the future financial performance of Markel and the other matters covered thereby. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Alterra or Markel, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of Alterra or Markel. BofA Merrill Lynch did not evaluate the solvency or fair value of Alterra or Markel under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch is not an expert in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses and did not make an independent evaluation of the adequacy of the reserves of Alterra or Markel. In that regard, BofA Merrill Lynch made no analysis of, and expresses no opinion as to, the adequacy of the losses and loss adjustment expense reserves for Alterra or Markel. BofA Merrill Lynch assumed, at the direction of Alterra, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Alterra, Markel or the contemplated benefits of the merger. BofA Merrill Lynch also assumed, at the direction of Alterra, that the final executed merger agreement would not differ in any material respects to the last draft reviewed by BofA Merrill Lynch on December 17, 2012.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger or the tax consequences thereof. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Alterra common shares (other than Markel and its affiliates) in the merger, and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Alterra or in which Alterra might engage or as to the underlying business decision of Alterra to proceed with or effect the merger. BofA Merrill Lynch did not express any opinion as to what the value of Markel common shares actually would be when issued or the prices at which Alterra common shares or Markel common shares would trade at any time, including following announcement or consummation of the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter. Except as described above, Alterra imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to Alterra’s board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

For purposes of the financial analyses summarized below, the term “implied merger consideration” refers to $30.97 per share calculated as (i) the cash consideration of $10.00 per share and (ii) the implied value of the stock consideration of $20.97 per share based on the Markel closing share price of $486.00 per share on December 14, 2012 and the fixed exchange ratio of 0.04315 Markel common shares for each Alterra common share. The implied merger consideration represents a multiple of 11.7x 2013 estimated fully diluted earnings per share, commonly referred to as “EPS,” based on Alterra’s management estimates, 13.7x 2013 estimated fully diluted EPS based on research analyst estimates and 1.09x December 31, 2012 estimated fully diluted book value based on Alterra’s management estimates.

Alterra Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for Alterra and the following nine publicly traded companies:

•	Allied World Assurance Company Holdings, AG;

•	Arch Capital Group Ltd.;

•	Aspen Insurance Holdings Limited;

•	Axis Capital Holdings Limited;

•	Endurance Specialty Holdings Ltd.;

•	Everest Re Group, Ltd.;

•	PartnerRe Ltd.;

•	Platinum Underwriters Holdings, Ltd.; and

•	XL Group plc.

BofA Merrill Lynch reviewed, among other things, earnings per share multiples, based on closing stock prices on December 14, 2012, of the selected publicly traded companies divided by calendar year 2012 and calendar year 2013 estimated fully diluted EPS. BofA Merrill Lynch also reviewed primary book value per share multiples, based on closing stock prices on December 14, 2012 divided by December 31, 2012 estimated primary book value per share. BofA Merrill Lynch then applied calendar year 2013 EPS multiples of 9.0x to 11.0x derived from the selected publicly traded companies to Alterra’s calendar year 2013 estimated fully diluted EPS based on both Alterra’s management estimates and research analyst estimates and applied December 31, 2012 book value multiples of 0.75x to 0.85x derived from the selected publicly traded companies to Alterra’s December 31, 2012 estimated primary book value per share. BofA Merrill Lynch also reviewed trading multiples of Alterra common shares, based on the closing stock price of Alterra common shares on December 14, 2012 compared to calendar year 2013 estimated fully diluted EPS based on both Alterra’s management estimates and research analyst estimates and compared to December 31, 2012 estimated fully diluted book value per share based on Alterra’s management estimates. The indicated trading multiples were 8.5x 2013 estimated fully diluted EPS based on Alterra’s management estimates, 10.0x 2013 estimated fully diluted EPS based on research analyst estimates and 0.77x December 31, 2012 estimated fully diluted book value based on Alterra’s management estimates. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of Alterra were based on the Alterra management forecasts and publicly available research analysts’ estimates. This analysis indicated the following approximate implied per share equity value reference ranges for Alterra, as compared to the implied merger consideration:

Implied Per Share Equity Value Reference Ranges for Alterra			Implied Merger Consideration
2013E EPS (Alterra Estimates)	2013E EPS (Research Analyst Estimates)	12/31/2012E Book Value (Alterra Estimates)
$23.84 - $29.14	$20.34 - $24.86	$22.50 - $25.50	$30.97

No company used in this analysis is identical or directly comparable to Alterra. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Alterra was compared.

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following seven selected transactions:

Announcement Date	Acquiror	Target
8/30/12	• Validus Holdings, Ltd.	• Flagstone Reinsurance Holdings, S.A.
11/20/11	• Alleghany Corporation	• Transatlantic Holdings Inc.
3/3/10	• Max Capital Group Ltd.	• Harbor Point Limited
9/8/09	• Fairfax Financial Holdings Limited	• OdysseyRe
7/9/09	• Validus Holdings, Ltd.	• IPC Holdings, Ltd.
7/4/09	• PartnerRe Ltd.	• Paris RE Holdings Limited
11/18/05	• Swiss Re	• GE Insurance Solutions

BofA Merrill Lynch reviewed transaction values, calculated as the equity value implied for the target company in the selected transaction, as a multiple of the target company’s one-year forward fully diluted EPS and as a multiple of the target company’s fully diluted book value for the most recent quarter ending before the date on which the transaction was announced. BofA Merrill Lynch then applied one-year forward EPS multiples of 9.0x to 11.0x derived from the selected transactions to Alterra’s calendar year 2013 estimated fully diluted EPS based on both Alterra’s management estimates and research analyst estimates and applied book value multiples of 0.80x to 0.95x derived from the selected transactions to Alterra’s December 31, 2012 estimated fully diluted book value per share. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of Alterra were based on the Alterra management forecasts and publicly available research analysts’ estimates. This analysis indicated the following approximate implied per share equity value reference ranges for Alterra, as compared to the implied merger consideration:

Implied Per Share Equity Value Reference Ranges for Alterra			Implied Merger Consideration
2013E EPS (Alterra Estimates)	2013E EPS (Research Analyst Estimates)	12/31/2012E Book Value (Alterra Estimates)
$23.84 - $29.14	$20.34 - $24.86	$23.41 - $27.80	$30.97

No company, business or transaction used in this analysis is identical or directly comparable to Alterra or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Alterra and the merger were compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of Alterra to calculate the estimated present value of the standalone levered, after-tax free cash flows that Alterra was forecasted to generate during Alterra’s fiscal years 2013 through 2017 based on the Alterra management forecasts. BofA Merrill Lynch calculated terminal values for Alterra by applying terminal multiples of 0.80x to 1.00x to Alterra’s December 31, 2017 estimated book value. The cash flows and terminal values were then discounted to present value as of December 31, 2012 using discount rates ranging from 8% to 10%, which were based on an estimate of Alterra’s cost of equity. This analysis indicated the following approximate implied per share equity value reference range for Alterra as compared to the implied merger consideration:

Implied Per Share Equity Value Reference Range for Alterra	Implied Merger Consideration
$24.17 - $29.49	$30.97

Markel Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for Markel and the following eight publicly traded companies:

•	ACE Limited;

•	Allied World Assurance Company Holdings, AG;

•	Arch Capital Group Ltd.;

•	Axis Capital Holdings Limited;

•	HCC Insurance Holdings, Inc.;

•	RLI Corp.;

•	The Navigators Group, Inc.; and

•	W. R. Berkley Corporation.

BofA Merrill Lynch reviewed, among other things, earnings per share multiples, based on closing stock prices on December 14, 2012, of the selected publicly traded companies divided by calendar year 2012 and calendar year 2013 estimated fully diluted EPS. BofA Merrill Lynch also reviewed book value per share multiples based on closing stock prices on December 14, 2012 divided by December 31, 2012 estimated primary book value per share. BofA Merrill Lynch then applied calendar year 2013 EPS multiples of 11.0x to 15.0x derived from the selected publicly traded companies to Markel’s calendar year 2013 estimated fully diluted EPS based on both Markel’s management estimates and research analyst estimates and applied December 31, 2012 book value multiples of 1.10x to 1.40x derived from the selected publicly traded companies to Markel’s December 31, 2012 estimated primary book value per share. BofA Merrill Lynch also reviewed trading multiples of Markel common shares, based on the closing stock price of Markel common shares on December 14, 2012 compared to calendar year 2013 estimated fully diluted EPS based on both Markel’s management estimates and research analyst estimates and compared to December 31, 2012 estimated fully diluted book value per share. The indicated trading multiples were 20.0x 2013 estimated fully diluted EPS based on Markel’s management estimates, 23.8x 2013 estimated fully diluted EPS based on research analyst estimates and 1.23x December 31, 2012 estimated fully diluted book value based on Markel’s management estimates. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of Markel were based on the

Markel management forecasts and publicly available research analysts’ estimates. This analysis indicated the following approximate implied per share equity value reference ranges for Markel, as compared to the closing price of Markel common shares on December 14, 2012:

Implied Per Share Equity Value Reference Ranges for Markel			Closing Trading Price of Markel Common Stock on December 14, 2012
2013E EPS (Markel Estimates)	2013E EPS (Research Analyst Estimates)	12/31/2012E Book Value (Markel Estimates)
$267.30 - $364.50	$224.18 - $305.70	$436.31 - $555.31	$486.00

No company used in this analysis is identical or directly comparable to Markel. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Markel was compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of Markel to calculate the estimated present value of the standalone levered, after-tax free cash flows that Markel was forecasted to generate during Markel’s fiscal years 2013 through 2017 based on the Markel management forecasts and such forecasts as adjusted for certain changes made by Alterra’s management to the assumptions provided by Markel’s management. These changes include an increase in the assumed annual appreciation on Markel’s equity portfolio. BofA Merrill Lynch calculated terminal values for Markel by applying terminal multiples of 1.10 to 1.30 to Markel’s December 31, 2017 estimated book value. The cash flows and terminal values were then discounted to present value as of December 31, 2012 using discount rates ranging from 6.5% to 8.5%, which were based on an estimate of Markel’s cost of equity. This analysis indicated the following approximate implied per share equity value reference ranges for Markel as compared to the closing price of Markel common shares on December 14, 2012:

Implied Per Share Equity Value Reference Range for Markel (Markel Forecasts)	Implied Per Share Equity Value Reference Range for Markel (Adjusted Markel Forecasts)	Closing Trading Price of Markel Common Stock on December 14, 2012
$408.71 - $530.06	$437.66 - $567.61	$486.00

Other Factors

In rendering its opinion, BofA Merrill Lynch also reviewed and considered other factors, including:

•

that the implied merger consideration represented a premium of 37.6% to the closing stock price of Alterra common shares on December 14, 2012 and a premium of 33.2% to the closing stock price of Alterra common shares on December 7, 2012 (one week prior);

•	historical trading prices and trading volumes of Alterra common shares and Markel common shares during the 52-week period ended December 14, 2012; and

•

the movements in Alterra common shares and Markel common shares during the five-year period ended December 14, 2012, including the ratio of the price of common shares to the trailing quarterly primary book value per share for each of Alterra and Markel during such period as averaged on an annual basis.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to Alterra’s board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Alterra and Markel. The estimates of the future performance of Alterra and Markel in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to Alterra’s board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of Alterra or Markel.

The type and amount of merger consideration was determined through negotiations between Alterra and Markel, rather than by any financial advisor, and was approved by Alterra’s board of directors. The decision to enter into the merger agreement was solely that of Alterra’s board of directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by Alterra’s board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of Alterra’s board of directors or management with respect to the merger or the merger consideration.

Alterra has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee of $20.0 million, $1.0 million of which was payable in connection with its opinion and the balance of which is contingent upon the completion of the merger. In addition, if, during the term of BofA Merrill Lynch’s engagement or within nine months thereafter, Alterra enters into an agreement relating to certain business transactions (including the merger agreement) that results in Alterra receiving a fee upon termination, including the profit on any stock acquired or stock option granted to Alterra or any of its affiliates, BofA Merrill Lynch will be entitled to a portion of the fee or payment Alterra receives. Alterra also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Alterra, Markel and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking, financial advisory and other financial services to Alterra and have received or in the future may receive compensation for the rendering of these services, including

(i) having acted as financial advisor to Alterra and certain of its affiliates in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as administrative agent, joint lead arranger and joint book runner for, and a lender under, certain credit facilities of Alterra and certain of its affiliates, (iii) having acted as joint book runner in connection with an affiliate of Alterra’s issuance of senior notes and (iv) having provided or providing certain derivative trading services to Alterra.

Dividends and Distributions

Under the terms of the merger agreement, before the merger closes, Alterra is permitted to declare and pay ordinary course quarterly cash dividends on Alterra common shares with record and payment dates consistent with recent past practice. Markel is not permitted to declare or pay dividends, which is consistent with its past practice.

Interests of Markel’s Directors and Executive Officers in the Merger

In considering the recommendations of Markel’s board of directors that Markel shareholders vote “FOR” the stock issuance and the other proposal on the Markel proxy card, Markel shareholders should be aware that certain of Markel’s executive officers and Markel’s directors have interests in the merger that are different from, and/or in addition to, the interests of Markel shareholders generally. These interests include the fact that it is anticipated that Markel’s directors and executive officers will hold the same or substantially similar positions after the merger, although individual responsibilities may change to reflect the nature of the combined operations of Markel and Alterra. Markel’s board of directors was aware of and considered these differing interests and potential conflicts, among other matters, in evaluating and negotiating the merger agreement with Alterra and in recommending that the Markel shareholders approve the proposals to be voted upon at the Markel special meeting.

Management of Markel

The following individuals are executive officers of Markel. It is anticipated that they will hold the same or substantially similar positions after the merger, although individual responsibilities may change to reflect the nature of the combined operations of Markel and Alterra.

Name	Title
Alan I. Kirshner	Chairman and Chief Executive Officer
Anthony F. Markel	Vice Chairman
Steven A. Markel	Vice Chairman
F. Michael Crowley	President and Co-Chief Operating Officer
Thomas S. Gayner	President and Chief Investment Officer
Richard R. Whitt, III	President and Co-Chief Operating Officer
Gerard Albanese, Jr.	Executive Vice President and Chief Underwriting Officer
Bradley J. Kiscaden	Executive Vice President and Chief Actuarial Officer
Britton L. Glisson	Chief Administrative Officer
Anne G. Waleski	Vice President and Chief Financial Officer

Alterra’s insurance operations will report, either directly or indirectly, to Mr. Crowley and Mr. Whitt. Mr. Gayner will be responsible for the oversight and management of Alterra and Markel’s combined investment portfolio.

W. Marston Becker, Alterra’s President and Chief Executive Officer, is expected to leave the company after the merger. On January 14, 2013, Peter A. Minton, Alterra’s Executive Vice President and Chief Operating Officer, notified Alterra that he would resign from his employment effective as of April 1, 2013. As of the date hereof, Markel and Mr. Minton are in preliminary discussions relating to Mr. Minton’s service with Markel, following the consummation of the merger. Roles for other Alterra officers and management personnel are being identified as part of a transition planning process.

Interests of Alterra’s Directors and Executive Officers in the Merger

In considering the recommendations of Alterra’s board of directors that Alterra shareholders vote “FOR” the proposals regarding the approval and adoption of the merger agreement and the merger, Alterra shareholders should be aware that Alterra’s directors and executive officers have interests in the merger that are different from, and/or in addition to, the interests of Alterra shareholders generally. Alterra’s board of directors was aware of and considered these differing interests, among other matters, in evaluating and negotiating the merger agreement and in recommending that the Alterra shareholders approve the merger agreement, the merger, and the transactions contemplated by the merger.

Positions with Markel Following the Merger

As detailed under “—Board of Directors and Management Following the Merger,” two individuals designated by Alterra and approved by Markel’s Nominating/Corporate Governance Committee will serve as directors of Markel following completion of the merger. Alterra intends to designate Michael O’Reilly and K. Bruce Connell, both of whom are members of Alterra’s current board of directors.

Shares Beneficially Owned by Certain Directors

Two of the members of Alterra’s board of directors, James D. Carey and Meryl D. Hartzband, have indirect interests in certain investment funds that hold a significant portion of Alterra common shares. Mr. Carey is a senior principal, and Ms. Hartzband is the Chief Investment Officer, of Stone Point Capital LLC, which is a member of the investment committees of the general partners of the Trident Funds. The Trident Funds beneficially own a significant portion of Alterra common shares, including warrants to acquire Alterra common shares. The Trident Funds have executed a voting agreements in favor of the merger.

Treatment of Equity Awards

Certain of Alterra’s executive officers hold stock options to acquire Alterra common shares, which will be converted under the merger agreement into stock options to acquire shares of Markel common stock. Any fractional shares resulting from the conversion of stock options will entitle the holder to a cash payment upon completion of the merger. Similarly, certain of Alterra’s directors and executive officers hold restricted share and restricted share unit awards denominated in Alterra common shares, which will be converted into restricted share and restricted share unit awards denominated in shares of Markel common stock.

In addition, certain restricted share awards held by Alterra’s directors and executive officers will vest in full upon completion of the merger. The compensation committee of Alterra’s board of directors, which we refer to as “Alterra’s compensation committee,” has discretion to accelerate the vesting of other restricted share and restricted share unit awards held by Alterra’s directors and executive officers. Subject to completion of the merger, Alterra’s compensation committee has accelerated the vesting of restricted share awards held by Alterra’s directors. In addition, Alterra has previously granted certain performance share and performance share unit awards to employees in 2010 and 2012, including Alterra’s executive officers. For purposes of determining the number of Alterra common shares deliverable upon vesting of such performance share and performance share unit awards, subject to completion of the merger, Alterra’s compensation committee has determined that the performance-based vesting criteria has been satisfied to the maximum extent possible. Under the terms of the 2012 performance share award and unit agreements, these awards will pay out at 200% of target upon vesting. The time-based vesting criteria applicable to such performance share and performance share unit awards remain unchanged. The stock options held by Alterra’s executive officers have already vested in full.

Except as noted above, the equity holdings of Alterra’s directors and executive officers will generally be treated in the same manner as the equity holdings of all other equity holders.

Retention Plan

Alterra’s compensation committee and board of directors have established a pool in respect of retention awards with an aggregate award amount equal to approximately $23.6 million. Certain of Alterra’s executive officers, other than W. Marston Becker, Joseph W. Roberts and Peter A. Minton, will receive cash retention awards from this pool. The retention awards will be paid in cash on the first anniversary of the completion of the merger, subject to the recipient’s continued service with Markel on such date. If a recipient’s employment is terminated without cause or due to the recipient’s death or disability or the recipient resigns for good reason before such first anniversary date, the recipient or the recipient’s estate will receive the retention award upon such termination. If a recipient’s employment is terminated for cause, by reason of the recipient’s voluntary resignation without good reason before such first anniversary date, or the merger is not consummated for any reason, the recipient’s retention award will be forfeited. In order to be eligible to receive a retention award, a recipient will have to agree to abide by certain restrictions regarding confidential information and a one-year post-termination non-solicitation of employees covenant.

Employment Agreements

The terms of certain of Alterra’s executive officers’ severance benefits are enhanced following a “change in control,” as defined in their respective employment agreements. For purposes of each applicable executive officer’s employment agreement, the merger will constitute a change in control.

If the employment of W. Marston Becker, Alterra’s Chief Executive Officer, is terminated without cause or Mr. Becker resigns for good reason, in each case, during the twelve (12) month period following a change in control, Mr. Becker will be entitled to receive the following severance benefits: (1) severance pay equal to two and one-half times (2.5x) the sum of (a) his annual base salary plus (b) the greater of (i) the annual cash bonus for the immediately preceding calendar year and (ii) the target annual cash bonus for the year of termination; (2) a pro-rata portion of the annual cash bonus for the year of termination; (3) payment of all remaining annuity payments under his employment agreement; (4) accelerated vesting of time-vesting equity awards; and (5) any time-based vesting restrictions on performance-vesting equity awards will lapse and any performance hurdle requirements will be deemed achieved at their maximum level under their terms.

In the event of a termination without cause or resignation for good reason that occurs in connection with, upon the occurrence of, or within twelve (12) months following a change in control, each of Adam C. Mullan, Chief Executive Officer of Alterra at Lloyd’s and Reinsurance, Peter A. Minton, Alterra’s Executive Vice President and Chief Operating Officer, and Joseph W. Roberts, Alterra’s Executive Vice President and Chief Financial Officer, would become entitled to receive severance in an amount equal to two times (2x) the sum of his (i) then current annual base salary and (ii) target annual bonus for the year of termination (reflecting both the cash and restricted share components). In addition, each of Messrs. Mullan, Minton and Roberts would become entitled to receive a pro-rata portion of the annual bonus for the year of termination (reflecting both the cash and restricted share components).

On January 14, 2012, pursuant to the terms of a stay agreement between Mr. Minton and Alterra, dated as of October 18, 2010 and amended as of November 14, 2012, which agreement would have otherwise expired, Mr. Minton tendered his resignation from Alterra effective as of April 1, 2013. Upon such resignation, Mr. Minton will become entitled to receive severance under the stay agreement in an amount equal to two times the sum of his annual base salary plus target bonus, which severance amount is substantially the same as the severance amount that Mr. Minton would be entitled to receive under his employment agreement upon a termination as described above. In addition, the stay agreement provides that upon his resignation unvested restricted shares held by Mr. Minton will continue to vest provided that Mr. Minton adheres to the terms of the stay agreement and the continued vesting provisions of the underlying award agreements. As of the date hereof, Markel and Mr. Minton are in preliminary discussions relating to Mr. Minton’s service with Markel, following the consummation of the merger.

Change in Control Severance Plan

In connection with the merger, Alterra has adopted a change in control severance plan, which would provide severance payments and benefits to eligible employees of Alterra, including Alterra’s executive officers, in connection with certain terminations of employment following a change in control. If an executive officer’s employment is terminated without cause or the executive officer resigns for good reason, in each case, within twelve months following a change in control, each of which we refer to as a “Qualifying Event,” the executive officer would be entitled to the following payments and benefits under the change in control severance plan:

•	Severance in an amount of up to the executive officer’s annual base salary, based on the executive officer’s title and years of service with Alterra;

•

A pro-rata annual bonus for the year in which the Qualifying Event occurs, based on the annual cash bonus earned by the executive officer in respect of the year immediately preceding the year in which the Qualifying Event occurs; and

•

Continued participation in the employer’s group health plans, subject to the contribution requirements on the part of the executive officer that are no less favorable than those in effect immediately before the merger, for a period of up to twelve months, based on the executive officer’s title and years of service with Alterra.

For purposes of the change in control severance plan, the completion of the merger will constitute a change in control.

An executive officer will not be entitled to severance benefits under the plan if the executive officer’s employment is terminated for any reason other than a Qualifying Event, including, without limitation, by the employer for cause or by the executive officer without good reason or due to the executive officer’s death or disability. An executive officer’s entitlement to payments and benefits under the plan is subject to the executive officer’s execution and non-revocation of a general release of claims against the employer and its affiliates.

If an executive officer is also party to an employment agreement, offer letter or contract with Alterra that provides severance, the executive officer will only receive severance payments and benefits under the change in control severance plan to the extent they are greater than those provided under such employment agreement.

Deferred Compensation Plan

Under the terms of the Alterra USA Holdings Limited Deferred Compensation Plan, which we refer to as the “Alterra Deferred Compensation Plan,” certain individuals, including Thomas C. Wafer, Alterra’s Chairman, Global Reinsurance, will receive an accelerated payment of their vested account balances upon the occurrence of a change in control. For purposes of the Alterra Deferred Compensation Plan, the consummation of the merger constitutes a change in control.

Golden Parachute Compensation

The following table sets forth the estimated amounts of “golden parachute” compensation (for purposes of Item 402(t) of Regulation S-K) that each named executive officer of Alterra could receive in connection with the merger. These amounts assume that the merger was completed, and the applicable named executive officer experienced a qualifying termination, as of January 14, 2013. Certain of the amounts payable may vary depending on the actual dates on which the merger is completed and whether the named executive officer terminates employment. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Name	Cash ($)		Double Trigger Equity ($)(6)	Single Trigger Equity ($)(7)	Pension/ NQDC ($)		Perquisites/ Benefits ($)		Tax Reimbursement ($)	Other ($)(10)	Total ($)
W. Marston Becker, Chief Executive Officer	8,378,333	(1)	11,631,760	2,782,928	—		18,993	(9)	—	1,840,000	24,652,014
Joseph W. Roberts,	3,784,375	(2)	2,657,559	855,106	—		18,993	(9)	—	1,312,500	8,628,533
Executive Vice President and Chief Financial Officer
Peter A. Minton,	5,334,167	(3)	4,043,347	1,555,162	—		18,993	(9)	—	1,850,000	12,801,669
Executive Vice President and Chief Operating Officer
Thomas C. Wafer,	695,833	(4)	3,043,392	846,866	110,049	(8)	12,238	(9)	—	550,000	5,254,898
Chairman, Global Reinsurance
D. Andrew Cook,	698,750	(5)	1,997,415	0	—		18,993	(9)	—	405,000	3,120,158
Executive Vice President, Business Development, President, Alterra Holdings Limited

(1)	This amount represents what Mr. Becker would be entitled to receive under his employment agreement in the event of a termination without cause or a resignation for good reason, in each case, during the twelve month period following a change in control. Calculated as (i) two and one-half times the sum of (a) Mr. Becker’s annual base salary ($1,150,000) and (b) the greater of (x) the cash bonus payable to Mr. Becker with respect to the 2012 fiscal year (since 2012 bonuses have not yet been determined, Mr. Becker’s 2012 bonus is assumed to be equal to $1,840,000, Mr. Becker’s target bonus) and (y) Mr. Becker’s target cash bonus in effect for the 2013 fiscal year (160% of his annual base salary or $1,840,000), payable in installments; (ii) a pro-rata bonus for the year of termination, which is assumed to be equal to one-twelfth of Mr. Becker’s target bonus for 2013 (one-twelfth of $1,840,000 or $153,333), payable in a lump sum; and (iii) the remaining amount of annuity payments to be paid to Mr. Becker under his employment agreement ($750,000), payable in a lump sum. Pursuant to the terms of his employment agreement, Mr. Becker is subject to post-termination non-competition restrictions for a period of twelve months (twenty-four months in the case of retirement) and non-solicitation restrictions for twenty-four months in addition to perpetual confidentiality and non-disparagement requirements.
(2)	This amount represents what Mr. Roberts would be entitled to receive under his employment agreement in the event of a termination without cause or a resignation for good reason that occurs in connection with, upon the occurrence of, or within twelve months following a change in control, all payable in a lump sum. Calculated as two times the sum of (i) Mr. Roberts’ annual base salary ($525,000) and (ii) his target bonus for 2013 (reflecting both the cash and restricted share components) (250% of his annual base salary or $1,312,500). This amount also includes a pro-rata bonus for the year of termination, which is assumed to be equal to one-twelfth of Mr. Roberts’ target bonus for 2013 (reflecting both the cash and restricted share components) (one-twelfth of $1,312,500 or $109,375). Pursuant to the terms of his employment agreement, Mr. Roberts is subject to one-year post-termination non-competition and non-solicitation restrictions in addition to perpetual confidentiality and non-disparagement requirements.
(3)	This amount represents what Mr. Minton would be entitled to receive under his employment agreement in the event of a termination without cause or a resignation for good reason that occurs in connection with, upon the occurrence of, or within twelve months following a change in control, all payable in a lump sum. Calculated as two times the sum of (i) Mr. Minton’s annual base salary ($740,000) and (ii) his target bonus for 2013 (reflecting both the cash and restricted share components) (250% of his annual base salary or $1,850,000). This amount also includes a pro-rata bonus for the year of termination, which is assumed to be equal to one-twelfth of Mr. Minton’s target bonus for 2013 (reflecting both the cash and restricted share components) (one-twelfth of $1,850,000 or $154,167). Mr. Minton is subject to one-year post-termination non-competition and non-solicitation restrictions in addition to perpetual confidentiality and non-disparagement requirements.

(4)	This amount represents what Mr. Wafer would be entitled to receive (i) under his employment agreement in the event of a termination without cause or a resignation for good reason that occurs at any time, which is an amount equal to his annual base salary ($550,000) (ii) under the change in control severance plan in the event of a termination without cause or a resignation for good reason, in each case, within twelve months following a change in control, which is a pro-rata cash bonus for the year of termination that is assumed to be equal to one-twelfth of the annual cash bonus earned by the named executive officer in respect of 2012 (since 2012 bonuses have not yet been determined, this amount is assumed to be equal to one-twelfth of $550,000, Mr. Wafer’s 2011 bonus, or $45,833), payable over twelve months, plus (iii) if Mr. Wafer enters into a retention award agreement, Mr. Wafer’s retention award of $100,000, payable in a lump sum. Pursuant to the terms of his employment agreement, Mr. Wafer is subject to (1) post termination non-competition and non-solicitation of customers’ covenants that run for twelve months, (2) a post termination non-solicitation covenant with respect to employees that runs for twenty-four months and (3) a post termination confidentiality covenant that runs for ten years.
(5)	This amount represents what Mr. Cook would be entitled to receive (i) under his employment agreement in the event of a termination without cause or a resignation for good reason that occurs at any time, which is (A) an amount equal to his annual base salary ($585,000) and (B) two months of continued housing allowance totaling $30,000; (ii) under the change in control severance plan in the event of a termination without cause or a resignation for good reason, in each case, within twelve months following a change in control, which is a pro-rata cash bonus for the year of termination and is assumed to be equal to one-twelfth of the annual cash bonus earned by the named executive officer in respect of 2012 (since 2012 bonuses have not yet been determined this amount is assumed to be equal to one-twelfth of $405,000, Mr. Cook’s 2011 bonus, or $33,750), payable over twelve months; plus (iii) if Mr. Cook enters into a retention award agreement, Mr. Cook’s retention award of $50,000, payable in a lump sum. Pursuant to the terms of his employment agreement, Mr. Cook is subject to (1) post termination non-competition and non-solicitation of customers’ covenants that run for twelve months, (2) a post termination non-solicitation covenant with respect to employees that runs for twenty-four months and (3) a post termination confidentiality covenant that runs for ten years.
(6)	The amount shown in this column is the product of (i) the number of restricted shares and performance shares held by the named executive officer that vest in connection with a qualifying termination that occurs within twelve months following a change in control multiplied by (ii) $28.028, the average closing market price per Alterra common share over the first five business days following the first public announcement of the merger. The sum of the “Double Trigger Equity” and “Single Trigger Equity” columns represents the total value of restricted shares and performance shares held by the named executive officer. Alterra’s compensation committee has determined that, for purposes of determining the number of Alterra common shares deliverable upon vesting of performance share awards, subject to completion of the merger, the performance-based vesting criteria has been satisfied to the maximum extent possible and thus certain performance awards granted in 2012 will pay out at 200% of the target award granted.
(7)	The amount shown in this column is the product of (i) the number of restricted shares and performance shares held by the named executive officer that vest solely upon a change in control multiplied by (ii) $28.028, the average closing market price per Alterra common share over the first five business days following the first public announcement of the merger.
(8)	This amount represents Mr. Wafer’s vested account balance under the Alterra Deferred Compensation Plan as of January 14, 2013, the lump sum payment of which is accelerated upon a change in control. For purposes of the Alterra Deferred Compensation Plan, the completion of the merger constitutes a change in control.
(9)	This amount represents the estimated employer cost associated with the named executive officer’s continued participation in the employer’s group health plans under the change in control severance plan. Upon termination without cause or a resignation for good reason, in each case, within twelve months following a change in control, each named executive officer would be entitled to receive continued health benefits for one year under the change in control severance plan. Mr. Wafer participates in a group health plan for employees based in the United States and Messrs. Becker, Roberts, Minton and Cook participate in a group health plan for employees based in Bermuda.
(10)	Pursuant to the terms of their employment agreements, upon a termination of employment other than for cause, the named executive officers are entitled to receive any earned but unpaid bonuses in respect of 2012. Since 2012 bonuses have not yet been determined, it is assumed that Messrs. Becker, Roberts and Minton would receive their target bonus amounts and that Messrs. Wafer and Cook would receive their 2011 bonus amounts.

Voting Agreements

Alterra Shareholder Voting Agreements

Voting Provisions

Concurrently with the execution of the merger agreement, Markel entered into the Alterra shareholder voting agreements with certain Alterra shareholders, under which such shareholders have agreed to vote: (1) in favor of approval and adoption of the bye-law amendment, merger agreement and the merger and the other transactions contemplated thereby; (2) in favor of any proposal that the board of directors of Alterra has determined is designed to facilitate the merger, the determination of which has been disclosed in this joint proxy statement/prospectus, and has recommended that the Alterra shareholders adopt; (3) against any action or agreement that has or would be reasonably likely to result in any conditions to Alterra’s obligations to effect the merger under the merger agreement not being fulfilled; (4) against any takeover proposal; and (5) against any amendments to Alterra’s organizational documents or other action, agreement, proposal or transaction involving Alterra or any of its subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the merger or the other transactions contemplated by the merger agreement or change, in any manner, the voting rights of any class of capital stock of Alterra.

In addition, each shareholder party to the Alterra shareholder voting agreements has irrevocably granted to and appointed Markel (and up to two of Markel’s designated representatives) as such shareholder’s proxy to vote such shareholder’s Alterra common shares in accordance with the terms of the Alterra shareholder voting agreements, which proxy will be effective only if such shareholder has not delivered to the Secretary of Alterra at least three business days before the applicable meeting of Alterra shareholders a duly executed proxy, previously approved by Markel, voting such shareholder’s Alterra common shares in accordance with the terms of the applicable Alterra shareholder voting agreements.

Alterra has agreed in the merger agreement to recognize the grant of such proxy and the exercise thereof by Markel (or one of Markel’s designated representatives) in accordance with the terms of the Alterra shareholder voting agreements.

The shareholders party to the Alterra shareholder voting agreements collectively owned or controlled approximately 19.5% of the voting power of the outstanding Alterra common shares as of January 8, 2013 (after applying certain voting cut-backs in accordance with Alterra’s bye-laws).

Restrictions on Transfers and Lock-Up Provisions

The Alterra shareholder voting agreements also provide that, from the date of the Alterra shareholder voting agreements until the earlier of the (1) effective time of the merger or (2) termination of the Alterra shareholder voting agreements in accordance with their terms, such shareholders will not Transfer any Alterra voting securities or any security convertible into or exercisable for any Alterra voting security, or create or permit to exist any Encumbrance with respect to the Alterra voting securities or any security convertible into or exercisable for any Alterra voting security.

Furthermore, under the Alterra shareholder voting agreements, such Alterra shareholders have agreed that, should the merger be consummated, such Alterra shareholders will not, during the lock-up period, Transfer or create or permit to exist any Encumbrance with respect to any (1) share of Markel common stock issued in connection with the merger owned by such Alterra shareholder or (2) Alterra voting securities converted under the merger agreement into convertible securities of Markel (including options, warrants and restricted awards) that are beneficially owned by such Alterra shareholder; provided, that, during the lock-up period any such Alterra shareholder may Transfer all or any portion of such shares of Markel common stock or convertible securities of Markel (a) to (i) an affiliate, (ii) such shareholder’s spouse, immediate family members or lineal descendants, or (iii) any trust, the beneficiaries of which include only persons described in clause (ii) that agree to be bound by the restrictions set forth in the Alterra shareholder voting agreements, (b) in any transaction required under applicable law or approved by the board of directors of Markel or (c) to satisfy the payment of withholding income or other applicable taxes resulting from the vesting or exercising of any equity awards of Markel or Alterra beneficially owned by such shareholder.

The transfer restrictions set forth in the Alterra shareholder voting agreements will not apply to Alterra shareholders that are individuals (and not entities) in the case of such shareholders’ (1) death, (2) termination of employment by Markel or Alterra without cause or due to a change in control or (3) termination of employment by such shareholder for good reason.

Alterra shareholders that have executed Alterra shareholder voting agreements may not assign any rights or delegate any obligations under the Alterra shareholder voting agreements without the prior written consent of Markel.

Markel Shareholder Voting Agreement

Voting Provisions

Concurrently with the execution of the merger agreement, Alterra entered into the Markel shareholder voting agreement with certain Markel shareholders, under which such shareholders have agreed to vote: (1) in favor of the stock issuance; (2) in favor of any proposal that the board of directors of Markel has determined is designed to facilitate the stock issuance, the determination of which has been disclosed in this joint proxy statement/prospectus, and has recommended that the Markel shareholders adopt; (3) against any action or agreement that has or would be reasonably likely to result in any conditions to Markel’s obligations to effect the merger under the merger agreement not being fulfilled; (4) against any takeover proposal; and (5) against any amendments to Markel’s organizational documents or other action, agreement, proposal or transaction involving Markel or any of its subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the merger or the other transactions contemplated by the merger agreement or change, in any manner, the voting rights of any class of capital stock of Markel.

In addition, each shareholder party to the Markel shareholder voting agreement has irrevocably granted to and appointed Alterra (and up to two of Alterra’s designated representatives) as such shareholder’s proxy to vote such shareholder’s Markel common stock in accordance with the terms of the Markel shareholder voting agreement, which proxy will be effective only if such shareholder has not delivered to the Secretary of Markel at least three business days before the applicable meeting of Markel shareholders a duly executed proxy, previously approved by Alterra, voting such shareholder’s Markel common stock in accordance with the terms of the Markel shareholder voting agreement.

Markel has agreed in the merger agreement to recognize the grant of such proxy and the exercise thereof by Alterra (or one of Alterra’s designated representatives) in accordance with the terms of the Markel shareholder voting agreement.

The shareholders party to the Markel shareholder voting agreement collectively owned or controlled 5.7% of the voting power of the outstanding Markel common stock as of January 17, 2013.

Restrictions on Transfers and Lock-Up Provisions

The Markel shareholder voting agreement also provides that, from the date of the Markel shareholder voting agreement until the earlier of the (1) effective time of the merger or (2) termination of the Markel shareholder voting agreement in accordance with its terms, such shareholders will not Transfer any Markel voting securities or any security convertible into or exercisable for any Markel voting security, or create or permit to exist any Encumbrance with respect to the Markel voting securities or any security convertible into or exercisable for any Markel voting security.

Furthermore, under the Markel shareholder voting agreement, such Markel shareholders have agreed that, should the merger be consummated, such Markel shareholders will not, during the lock-up period, Transfer or create or permit to exist any Encumbrance with respect to any (1) share of Markel common stock issued in connection with the merger owned by such Markel shareholder or (2) Markel voting securities that are convertible securities of Markel (including restricted shares and restricted awards) in connection with the merger that are beneficially owned by such Markel shareholder; provided, that, during the lock-up period any such Markel shareholder may Transfer all or any portion of such shares of Markel common stock or convertible securities of Markel (a) to (i) an affiliate, (ii) such shareholder’s spouse, immediate family members or lineal descendants, or (iii) any trust, the beneficiaries of which include only persons described in clause (ii) that agree to be bound by the restrictions set forth in the Markel shareholder voting agreement, (b) in any transaction required under applicable law or approved by the board of directors of Markel or (c) to satisfy the payment of withholding income or other applicable taxes resulting from the vesting or exercising of any equity awards of Markel beneficially owned by such shareholder. Notwithstanding the foregoing, any shares held by a trust on

December 18, 2012 may be transferred to the beneficiaries thereof if required by the terms of the applicable trust agreement or to make distributions from the trust consistent with past practice; provided, that, the total number of shares that may be so transferred will not exceed 50,000 shares in the aggregate.

The transfer restrictions set forth in the Markel shareholder voting agreement will not apply to Markel shareholders in the case of such shareholders’ (1) death, (2) termination of employment by Markel without cause or due to a change in control or (3) termination of employment by such shareholder for good reason.

Markel shareholders that have executed the Markel shareholder voting agreement may not assign any rights or delegate any obligations under the Markel shareholder voting agreement without the prior written consent of Alterra.

Indemnification and Insurance

Under the merger agreement, from and after the effective time, Markel will, and will cause Alterra as the surviving entity of the merger, which we refer to as the “surviving company” for purposes of this section only, to the fullest extent permitted by law (and, in the case of former directors and officers, to the extent permitted by the bye-laws of Alterra in effect immediately before the consummation of the merger), to indemnify, defend and hold harmless, and provide advancement of expenses to, those individuals who are now, have been at any time before the date of the merger agreement, or who become before the consummation of the merger, directors or officers of Alterra or any of its subsidiaries, against any and all losses, claims, damages, or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation arising out of the fact that such individual is or was a director or officer of Alterra or any of its subsidiaries, for any matters, acts or omissions occurring, at or before the effective time, whether asserted or claimed before, at or following the effective time, including matters, acts or omissions occurring in connection with the approval of the merger agreement and the consummation of the transactions contemplated thereby. Markel and Alterra further agreed that the bye-laws for the surviving company will contain indemnification provisions at least as favorable as those in Alterra’s bye-laws as of the date of the merger agreement.

Under the merger agreement, the surviving company will, and Markel will cause the combined company to, either (1) continue to maintain in effect for six years from the effective time of the merger directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to Alterra’s current and former officers and directors as in effect as of the date of the merger agreement with respect to matters existing or occurring at or before the effective time (including transactions contemplated by the merger agreement) or (2) purchase a six year tail policy covering Alterra’s current and former officers and directors and maintain such policy in full force and effect for the six year term. To the extent purchased before the merger, such policies will be placed through such brokers and insurance carriers as specified by Alterra and reasonably acceptable to Markel. Subject to certain cost limitations set forth in the merger agreement, such tail policy will cover Alterra’s directors and officers to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of the merger agreement.

In addition, Markel and Alterra have agreed that if Markel or the surviving company or any of its successors or assigns enters into a consolidation or merger in which any other person is the surviving entity of such consolidation or if either party transfers all or substantially all of its assets to any person, then Markel will cause such person to honor the indemnification obligations set forth in the merger agreement. From and after the effective time, Markel and the surviving company have also agreed not to amend, modify, or terminate the indemnification, advancement of expenses and exculpation provisions contained in the indemnification agreements of the directors and officers of Alterra.

Alterra’s current and former officers and directors are third-party beneficiaries of, and have the right to enforce, the indemnification and insurance provisions of the merger agreement.

See “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance.”

Markel Shareholder Approval

Approval of Stock Issuance. The affirmative vote of the holders of a majority of shares entitled to vote on the proposal and present in person or represented by proxy at the Markel special meeting, provided that the total votes cast on the stock issuance proposal represent over 50% of the outstanding shares of Markel common stock entitled to vote on the stock issuance proposal, is required to approve the stock issuance proposal, as described under “Proposals to be Submitted to Markel Shareholders; Voting Requirements and Recommendations—Proposal 1: Stock Issuance.”

Alterra Shareholder Approval

Approval of Bye-law Amendment. The affirmative vote of a majority of the votes cast at the Alterra special general meeting, at which a quorum is present in accordance with Alterra’s bye-laws, is required to approve the bye-law amendment, as described under “Proposals to be Submitted to Alterra Shareholders; Voting Requirements and Recommendations—Proposal 1: Approval of Bye-Law Amendment.”

Approval and Adoption of the Merger Agreement and the Merger. If the bye-law amendment proposed in Proposal 1 is approved and adopted by the necessary vote of shareholders, the affirmative vote of a majority of the votes cast at the Alterra special general meeting, at which a quorum is present in accordance with Alterra’s bye-laws, is required to approve this proposal. If the bye-law amendment proposed in Proposal 1 is not approved and adopted by the necessary vote of shareholders, the affirmative vote of three-fourths of the votes cast at the Alterra special general meeting, at which a quorum of two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of Alterra as at the record date, is required to approve this proposal. This proposal is further described under “Proposals to be Submitted to Alterra Shareholders; Voting Requirements and Recommendations—Proposal 2: Approval and Adoption of the Merger Agreement and the Merger.”

Approval on an Advisory Basis (Non-binding) of the Compensation Advisory Proposal. The affirmative vote of a majority of the votes cast at the Alterra special general meeting, at which a quorum is present in accordance with Alterra’s bye-laws, is required to approve the compensation advisory proposal, as described under “Proposals to be Submitted to Alterra Shareholders; Voting Requirements and Recommendations—Proposal 3: Approval on an Advisory Basis (Non-Binding) of the Compensation that may be Paid or Become Payable to Alterra’s Named Executive Officers in Connection with the Merger, and the Agreements and Understandings Under which such Compensation may be Paid or Become Payable.”

Board of Directors and Management Following the Merger

Immediately following the effective time of the merger, the board of directors of Markel will consist of twelve directors, consisting of the ten current Markel directors (Messrs. J. Alfred Broaddus, Jr., Douglas C. Eby, Stewart M. Kasen, Alan I. Kirshner (Chairman of the Board and Chief Executive Officer), Lemuel E. Lewis, Anthony F. Markel (Vice Chairman), Steven A. Markel (Vice Chairman), Darrell D. Martin and Jay M. Weinberg and Mrs. Debora J. Wilson) and two individuals designated by Alterra and approved by Markel’s Nominating/Corporate Governance Committee. Alterra intends to designate Michael O’Reilly and K. Bruce Connell, both of whom are members of Alterra’s current board of directors. Under the terms of the merger agreement, Alterra has the right to alter the two director nominees, subject to the approval of Markel’s Nominating/Corporate Governance Committee, such approval not to be unreasonably withheld.

It is anticipated that the executive officers of Markel will hold the same or substantially similar positions after the merger, although individual responsibilities may change to reflect the nature of the combined operations of Markel and Alterra.

Listing of Shares of Markel Common Stock

It is a condition to the closing that the shares of Markel common stock issuable to Alterra shareholders in the merger and the shares of Markel common stock to be reserved for issuance upon the exercise of Alterra warrants, Alterra options and other Alterra equity awards will have been authorized for listing on the NYSE, subject to official notice of issuance.

Anticipated Accounting Treatment

The transaction will be accounted for under the acquisition method of accounting in accordance with ASC 805 with Markel as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measureable.

Under ASC 805, all of the Alterra assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense. Subsequent to the completion of the merger, Markel and Alterra will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company.

Sources of Funds, Fees and Expenses

The aggregate merger consideration paid to Alterra shareholders will consist of a number of shares of Markel common stock determined in accordance with the exchange ratio and cash in lieu of fractional shares, as described in “The Merger Agreement—Merger Consideration.”

It is anticipated that Markel and Alterra will incur an aggregate of approximately $45 million in expenses in connection with the merger, including:

•	approximately $42 million in financial, legal, accounting and tax advisory fees;

•	approximately $300 thousand in SEC filing and NYSE listing fees;

•	approximately $1 million in printing, solicitation and mailing expenses associated with this joint proxy statement/prospectus; and

•	approximately $1.7 million in miscellaneous expenses.

Whether or not the merger closes, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except as otherwise specifically provided in the merger agreement, and except that out-of-pocket expenses (excluding fees and disbursements to advisors) incurred in connection with filing, printing and mailing this joint proxy statement/prospectus and the registration statement of which it forms a part will be shared equally by Markel and Alterra.

Markel’s board of directors engaged Citigroup as its financial advisor in connection with the merger, and Alterra’s board of directors engaged BofA Merrill Lynch to act as its financial advisor in connection with a possible merger or similar transaction with Markel. In connection with its services as financial advisor to Markel in connection with the merger, Markel agreed, in writing, to pay Citigroup a fee of $15 million, of which $1 million was payable upon its delivery of a fairness opinion in respect of the merger, and the remainder of which will be payable if the merger is consummated. In connection with BofA Merrill Lynch services as financial advisor to Alterra’s board of directors in connection with Alterra’s possible merger or similar transaction with

Markel, Alterra agreed, in writing, to pay BofA Merrill Lynch an aggregate fee of $20 million, $1 million of which was payable in connection with its opinion and the balance of which is contingent upon the completion of the merger.

Dissenters’ Rights of Appraisal for Alterra Shareholders

Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. Alterra’s board of directors considers the fair value for each Alterra common share to be the merger consideration ($10.00 in cash, without interest, plus 0.04315 Markel shares). Based on the closing price of shares of Markel common stock on January 14, 2013, the merger consideration was equal to $29.89 per share. Markel shareholders have no appraisal rights in connection with the merger or otherwise.

Any Alterra shareholder who is not satisfied that it has been offered fair value for its Alterra common shares and whose shares are not voted in favor of the merger agreement and the merger may exercise its appraisal rights under the Companies Act to have the fair value of its Alterra common shares appraised by the Court. Persons owning beneficial interests in Alterra common shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any Alterra shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its Alterra common shares with the Court within ONE MONTH after the date the notice convening the Alterra special general meeting is deemed to have been received. The notice delivered with this joint proxy statement/prospectus constitutes this notice. There are no statutory rules or published decisions of the Court prescribing the operation of the provisions of the Companies Act governing appraisal rights that are set forth in Section 106 of the Companies Act or the process of appraisal by the Court and there is uncertainty about the precise methodology that would be adopted by the Court in determining the fair value of shares in an appraisal application under the Companies Act.

If an Alterra shareholder votes in favor of the merger agreement and the merger at the Alterra special general meeting, such shareholder will have no right to apply to the Court to appraise the fair value of its Alterra common shares, and instead, if the merger is consummated, and as discussed in “The Merger Agreement—Merger Consideration,” each Alterra common share held by such shareholder will be converted into the right to receive the merger consideration. Voting against the merger, or not voting, will not in itself satisfy the requirements for notice and exercise of a Alterra shareholder’s right to apply for appraisal of the fair value of its Alterra common shares.

In any case where a registered holder of Alterra common shares has made an appraisal application, which shareholder we refer to as a “dissenting shareholder,” in respect of the Alterra common shares held by such dissenting shareholder, which we refer to as “dissenting shares,” and the merger has been made effective under Bermuda law before the Court’s appraisal of the fair value of such dissenting shares then, if the fair value of the dissenting shares is later appraised by the Court, such dissenting shareholder will be paid the difference between the amount paid to him and the value appraised by the Court within one month of the Court’s appraisal.

In any case where the value of the dissenting shares held by a dissenting shareholder is appraised by the Court before the merger has been made effective under Bermuda law, then Alterra will be required to pay the dissenting shareholder within one month of the Court’s appraisal an amount equal to the value of the dissenting shares appraised by the Court, unless the merger is terminated under the terms of the merger agreement.

The payment to an Alterra shareholder of the fair value of its Alterra common shares as appraised by the Court could be equal to or more than the value of the merger consideration that the Alterra shareholder would have received in the merger if such Alterra shareholder had not exercised its appraisal rights in relation to its Alterra common shares.

An Alterra shareholder who has exercised appraisal rights has no right of appeal from an appraisal made by the Court. The responsibility for costs of any application to the Court under Section 106 of the Companies Act will be in the Court’s discretion.

Markel may terminate the merger agreement if the total number of Alterra common shares for which appraisal rights have been properly exercised under Bermuda law exceeds 10% of the Alterra common shares issued and outstanding on the business day immediately following the last day on which the holders of Alterra common shares can require appraisal of their Alterra common shares under Bermuda law.

The relevant portions of Section 106 of the Companies Act are as follows:

(6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company will be entitled either—

(a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

(b) to terminate the amalgamation or merger in accordance with subsection (7).

(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded before the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated or surviving company will pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

(6C) No appeal will lie from an appraisal by the Court under this section.

(6D) The costs of any application to the Court under this section will be in the discretion of the Court.

(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.

Dissenters’ Rights of Appraisal for Markel Shareholders

Markel shareholders do not have appraisal rights.

THE MERGER AGREEMENT

The following section contains summaries of selected material provisions of the merger agreement. These summaries are qualified in their entirety by reference to the merger agreement, which is incorporated by reference in its entirety and attached to this joint proxy statement/prospectus as Annex A. You should read the merger agreement in its entirety because it, and not this joint proxy statement/prospectus, is the legal document that governs the merger.

The merger agreement has been included to provide shareholders and other investors with information regarding its terms. It is not intended to provide any other factual information about Alterra, Markel and Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the merger agreement were made by Alterra, Markel and Merger Sub only for purposes of the merger agreement and as of specific dates; were solely for the benefit of Alterra, Markel and Merger Sub; may be subject to limitations agreed upon by Alterra, Markel and Merger Sub, including being qualified by confidential disclosures made for the purposes of allocating risk among Alterra, Markel and Merger Sub instead of establishing these matters as facts (such disclosures include information that has been included in Markel’s public disclosures, as well as additional non-public information); and may be subject to standards of materiality applicable to Alterra, Markel and Merger Sub that differ from those applicable to shareholders and other investors. Shareholders and other investors are not third-party beneficiaries under the merger agreement (except for the right to receive consideration from and after the consummation of the merger and, solely with respect to those shareholders who are current or former directors or officers of Markel or Alterra or their respective subsidiaries, the right to indemnification) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Alterra, Markel, and Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the merger agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Alterra’s or Markel’s public disclosures or this joint proxy statement/prospectus.

Structure of the Merger

Under the merger agreement, Merger Sub will be merged into Alterra. Alterra will survive the merger and become a direct, wholly-owned subsidiary of Markel. At the effective time of the merger, among other things, the undertaking, property and liabilities of Merger Sub and Alterra will vest in Alterra as the surviving company, and Alterra will continue to be liable for the obligations and liabilities of each of Alterra and Merger Sub.`

Closing; Effective Time of the Merger

The closing is expected to occur on the second business day after the satisfaction or waiver of all closing conditions, which are summarized in “—Conditions to the Merger,” unless otherwise agreed in writing by the parties.

The merger will become effective at the effective time, which will be the time on the closing date shown on the certificate of merger issued by the Registrar. Markel, Merger Sub and Alterra will cause the application for the registration of the surviving company to be filed with the Registrar on the closing date.

Merger Consideration

Exchange Ratio; Fractional Shares; Cash Consideration

At the effective time, each Alterra common share issued and outstanding immediately before the effective time (excluding any Alterra common shares as to which appraisal rights have been properly exercised under

Bermuda law and any restricted shares that do not vest in connection with the merger) will be cancelled and converted into the right to receive, the merger consideration consisting of:

•	0.04315 shares of Markel common stock, together with any cash paid in lieu of fractional shares; and

•	$10.00 in cash, without interest, which we refer to as the “cash consideration.”

Any Alterra shareholder who would otherwise have been entitled to a fraction of a share of Markel common stock in connection with the merger will be paid an amount in cash determined by multiplying such fraction by the average price of Markel common stock. This average price, calculated to the nearest one-hundredth of one cent, will be determined by valuing Markel common stock based on the volume weighted average price per share of Markel common stock on the NYSE for the five consecutive trading days immediately before the second trading day before the date of the closing, and we refer to this average price as the “average Markel share price.” All Alterra common shares that are held by Alterra as treasury stock or owned by Markel or any of its subsidiaries immediately before the merger will be cancelled and no payment will be made in respect thereof.

Example of Determining Merger Consideration

For example, an Alterra shareholder owning 100 Alterra common shares will be entitled to receive, under the terms of the merger agreement, merger consideration consisting of 4 shares of Markel common stock, an amount of cash equal to the value of 0.315 shares of Markel common stock (based on the average Markel share price before the closing calculated as described above) and $1,000 in cash.

Exchange of Alterra Common Shares

Exchange Agent

At least five business days before the effective time, Markel will designate an exchange agent reasonably acceptable to Alterra, for the purpose of exchanging Alterra common shares for the merger consideration. At the date that the closing occurs, Markel will deposit with the exchange agent (1) certificates or, at Markel’s option, shares in book-entry form representing the shares of Markel common stock to be exchanged in the merger, (2) cash in a sufficient amount to pay any cash payable in lieu of fractional shares and (3) the aggregate cash consideration. Following the effective time, Markel will also promptly deposit cash in an amount sufficient to pay any dividends or distributions on the shares of Markel common stock with a record date on or following the effective time in respect of the shares of Markel common stock to be issued to former Alterra shareholders who have not yet exchanged their Alterra common shares for the merger consideration.

Exchange Process

Promptly after the effective time, and in any event not later than five business days following the effective time, Markel or Alterra will cause the exchange agent to mail to each Alterra shareholder a letter of transmittal and instructions describing the procedures for surrendering Alterra common shares in exchange for the merger consideration. After the effective time, each holder of Alterra common shares who surrenders title to such shares and delivers a duly executed letter of transmittal together with any other documents reasonably required by the exchange agent will be entitled to be paid the merger consideration for each Alterra common share held by such holder.

Duration of Exchange Fund

Unless otherwise required by law or Markel’s agreement with the exchange agent, any portion of the exchange fund held by the exchange agent that has not been distributed to holders of Alterra common shares one year following the effective time will be delivered to Markel, upon demand, and after such transfer, any Alterra shareholder may look only to Markel for payment of the merger consideration and any dividends or distributions with respect to shares of Markel common stock.

Withholding

The exchange agent, Markel or the surviving company, as may be applicable, will be entitled to deduct and withhold from the consideration otherwise payable under the merger agreement those amounts as it is required to deduct and withhold with respect to the making of payment under any provision of applicable tax law. Amounts so withheld will be treated for all purposes of the merger agreement as having been paid to the shareholder in respect of whom the deduction and withholding was made.

Treatment of Alterra Options and Other Alterra Equity Awards

Alterra Options

At the effective time, all outstanding Alterra options will cease to represent a right to acquire Alterra common shares and will be converted automatically into new options to purchase, on the same terms and conditions as are in effect immediately before the effective time (including vesting schedule, taking into account any accelerated vesting of any options as a result of the merger and term of exercise), such number of shares of Markel common stock and at an exercise price per share determined as follows:

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Number of Shares: the number of shares of Markel common stock subject to the new option will be equal to the product of (1) the number of Alterra common shares subject to the Alterra options immediately before the effective time and (2) the sum of (a) 0.04315 and (b) $10.00 divided by the average Markel share price; and

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Exercise Price: the exercise price per share of Markel common stock of a new option will be equal to (1) the per share exercise price of the Alterra option immediately before the effective time divided by (2) the Incentive Award Exchange Ratio, the quotient being rounded up, if necessary, to the nearest cent. The Incentive Award Exchange Ratio will be the sum of (x) plus (y), where (x) is the exchange ratio of .04315 and (y) is the quotient of (i) the cash consideration of $10.00 divided by (ii) the average Markel share price.

No fractional shares of Markel common stock will be issuable upon exercise of any converted Alterra option, and instead, at the effective time, the right to purchase any fractional share will be cancelled and Alterra will pay the holder of such option the value of the fractional share of Markel common stock in cash based on the average Markel share price.

Restricted Alterra Awards

At the effective time, any holder of restricted Alterra common shares or Alterra restricted stock units that do not become fully-vested on an accelerated basis as a result of the merger will have such restricted Alterra common shares or restricted stock units assumed in full by Markel and automatically converted into the number of restricted shares of Markel common stock or Markel restricted stock units of equal to the product of (1) the number of Alterra common shares underlying the restricted Alterra common share or restricted stock unit awards in effect immediately before the effective time and (2) the Incentive Award Exchange Ratio. The restricted shares of Markel common stock and Markel restricted stock units received for such restricted Alterra common shares or Alterra restricted stock units will remain subject to the same terms and conditions (including as to the vesting schedule) as were applicable to the restricted Alterra common shares and Alterra restricted stock units before the effective time, except for performance awards for which Alterra’s compensation committee determined that the performance criteria would be met at the maximum levels, subject to consummation of the merger (see “Interests of Alterra’s Executive Officers and Directors”). No fractional restricted shares of Markel common stock or Markel restricted stock units will be issuable upon such conversion, and instead, at the effective time, the right to receive a fractional share or unit will be cancelled and Alterra will pay the holder thereof the value of the fractional share of Markel common stock or fractional Markel restricted stock unit in cash based on the average Markel share price.

All other restricted Alterra common shares or Alterra restricted stock units that become fully-vested on an accelerated basis as a result of the merger in accordance with their terms will be canceled and converted into the right to receive the merger consideration and each holder thereof will at the effective time cease to have any rights with respect thereof except the right to receive the merger consideration.

Treatment of Warrants

Alterra Warrants

At the effective time, each outstanding Alterra warrant will cease to represent a right to acquire Alterra common shares and will, at the option of the holder thereof, (1) be surrendered to Markel in exchange for an amount equal to the product of the (a) the merger consideration and (b) the number of Alterra common shares the holder of such Alterra warrant would have received had such holder exercised such Alterra warrant immediately before the closing of the merger (calculated assuming the exercise was a cashless exercise) or (2) remain outstanding following the effective time in accordance with its terms, we refer to any warrant that will so remain outstanding as a “converted warrant.” Following the effective time, each converted warrant will, in accordance with its terms, represent a right to purchase, for a price equal to the exercise price set forth in such converted warrant multiplied by the number of Alterra common shares for which such converted warrant may have been exercised immediately before the Closing, (a) an amount of cash equal to the cash consideration multiplied by the number of Alterra common shares for which such converted warrant may have been exercised immediately before the closing and (b) a number of shares of Markel common stock equal to the number of Alterra common shares for which such converted warrant may have been exercised immediately before the closing multiplied by the exchange ratio, together with any cash paid in lieu of a fractional share in accordance with the terms of the converted warrant. The number of shares of Markel common stock deliverable upon the exercise of the converted warrants following the closing will be subject to adjustment for events subsequent to the closing on terms economically equivalent to those provided in the converted warrants.

Markel Board of Directors after the Merger

The parties agreed that they will take all actions necessary to (1) increase the number of directors that will comprise the board of directors of Markel by two and (2) add two individuals designated by Alterra and approved by the Nominating/Corporate Governance Committee of Markel’s board of directors (such approval not to be unreasonably withheld) as members of Markel board of directors until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, in each case, with effect immediately after the effective time (we refer to the foregoing actions as the “Markel board expansion”).

Representations and Warranties of the Parties in the Merger Agreement

The merger agreement contains various customary representations and warranties of Markel and Alterra (and Merger Sub with respect to specified sections) relating to, among other things:

•	organization, good standing and corporate power;

•	capital structure;

•	authorization to enter into, and enforceability of, the merger agreement;

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the absence of conflicts with, or violations of, (1) organizational documents, (2) applicable law or (3) material agreements, indentures or other instruments, in each case as a result of the merger or entry into the merger agreement;

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consents, approvals, registrations and filings with governmental entities required to be made or obtained before the closing in connection with the entry into the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

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the filing, accuracy and completeness of SEC reports, the preparation and presentation of financial statements, the absence of undisclosed liabilities, the preparation and filing of statements and reports with applicable insurance regulatory authorities, and the furnishing to the other party of risk management policies;

•	compliance with applicable laws and reporting requirements;

•	absence of material pending or threatened legal and arbitration proceedings and investigations;

•	tax matters;

•	absence of certain changes or events in the business or condition of each party;

•	approvals of the respective boards of directors in connection with the merger and the other actions and transactions contemplated by the merger agreement;

•	the required votes of shareholders;

•	agreements with regulatory agencies or governmental authorities;

•	insurance matters, including statements and reports filed with applicable insurance regulatory authorities and the enforceability of in-force reinsurance agreements;

•	investments and derivatives;

•	material and intercompany contracts;

•	employee benefits and executive compensation;

•	labor relations and other employment matters;

•	intellectual property;

•	real and leased properties;

•	status under certain regulations related to investment advisor status;

•	the opinion of each party’s financial advisors as to fairness of the merger consideration from a financial point of view;

•	inapplicability of takeover statutes to the merger;

•	broker’s fees payable in connection with the merger;

•	matters relating to this joint proxy statement/prospectus and other related disclosure documents

•	sufficiency of funds of Markel to consummate the merger and the other transactions contemplated by the merger agreement; and

•	the absence of other representations and warranties.

Some of the representations and warranties of Alterra, Markel and Merger Sub in the merger agreement are qualified by knowledge, materiality thresholds, or a “material adverse effect” clause. Both parties’ representations and warranties are qualified by their disclosures filed with the SEC after January 1, 2012 and before December 14, 2012. For purposes of the merger agreement, “material adverse effect” means any change, state of facts, circumstance, event or effect that is materially adverse to (1) the ability of a party to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby on a timely basis or (2) the financial condition, properties, assets, liabilities, obligations (whether accrued, absolute, contingent or otherwise), businesses or results of operations of a party and its subsidiaries, taken as whole, except for in the case of clause (2) any change, state of facts, circumstance, event or effect to the extent caused by or resulting from:

•	the execution, delivery and announcement of the merger agreement and the transactions contemplated thereby;

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changes in economic, market, business, regulatory or political conditions generally in the United States or in Bermuda or any other jurisdiction in which such party operates or in the Bermudian, U.S. or global financial markets, except to the extent such changes have a materially disproportionate effect on a party relative to other similarly situated persons in the property and casualty insurance and reinsurance industry;

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the commencement, continuation or escalation of acts of war, armed hostilities, sabotage, acts of terrorism or other man-made disaster, except to the extent such events have a materially disproportionate effect on a party relative to other similarly situated persons in the property and casualty insurance and reinsurance industry;

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changes, circumstances or events generally affecting the property and casualty insurance and reinsurance industries in similar geographic areas and product markets in which such party operates, except to the extent such changes, circumstances or events have a materially disproportionate effect on a party relative to other similarly situated persons in the property and casualty insurance and reinsurance industry;

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changes, circumstances or events resulting in liabilities under property catastrophe insurance or reinsurance, including any effects resulting from any earthquake, hurricane, tornado, windstorm, act of war, armed hostilities, sabotage, act of terrorism or other natural or man-made disaster;

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changes in U.S. GAAP or in applicable statutory accounting principles (or local equivalents) prescribed or permitted by the applicable insurance regulatory authority, or in any applicable law, in each case occurring after December 18, 2012, except to the extent such changes have a materially disproportionate effect on a party relative to other similarly situated persons in the property and casualty insurance and reinsurance industry;

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any change or announcement of a potential change in its or any of its subsidiaries’ credit or claims-paying rating or A.M. Best rating or the ratings of any of its or its subsidiaries’ businesses or securities, but not excluding the underlying cause of such change or announcement;

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the failure to meet any revenue, earnings or other projections, forecasts or predictions for any period ending after the date of the merger agreement, but not excluding the underlying cause of such failure; or

•	any action or failure to act required to be taken by a party under the express terms of the merger agreement.

In most instances, the representations and warranties of Alterra, Markel and Merger Sub in the merger agreement that are qualified by “material adverse effect” are qualified only to the extent that the failure of such representations or warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a “material adverse effect” on Alterra and its subsidiaries, or Markel and its subsidiaries, as the case may be, in each case, taken as a whole.

The representations and warranties in the merger agreement do not survive after the effective time.

Please see the introduction to this section “The Merger Agreement” for additional information regarding the nature of the representations and warranties in the merger agreement.

Conduct of Business Pending the Closing of the Merger

Alterra has agreed that, subject to certain exceptions or as consented to in writing by Markel, during the period from the signing of the merger agreement to the effective time, it and its subsidiaries, among other things, will conduct their respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact their business organization, maintain permits and licenses and preserve relationships with its employees, investment advisors and managers, customers, policyholders, reinsureds, retrocedents, regulators, agents, administrators, lenders and financing providers and others having business dealings with it. Furthermore, Alterra has agreed that it will not, and will not permit any of its subsidiaries, to:

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declare or pay any dividend or make other distributions on its share capital, options or warrants, with limited exceptions including, (1) dividends or distributions paid by a wholly owned to it or its wholly owned subsidiary and (2) regular quarterly cash dividends on the Alterra common shares with record and payment dates consistent with past practice;

•	adjust, split, combine or reclassify, any of its share capital or of any other securities in respect of, in lieu of or in substitution for, shares of its share capital;

•	amend or waive the terms of any option, warrant or other right to acquire shares of its share capital;

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repurchase, redeem or otherwise acquire any shares of its or any of its subsidiaries’ share capital or any securities convertible into or exercisable for any such shares, other than repurchases, redemptions or acquisitions by a wholly owned subsidiary of share capital or such other securities, as the case may be, of another of its wholly owned subsidiaries, with limited exceptions;

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issue, deliver, pledge, encumber, dispose of or sell any shares of any class of its (or any of its subsidiaries’) capital shares, any voting debt, any share appreciation rights or any securities convertible or redeemable into, or exercisable or exchangeable for, or any rights, warrants or options to acquire, such shares or voting debt or enter into an agreement with respect to the foregoing, or otherwise make any changes in its capital structure, other than (1) as required by its existing equity benefit plans or warrants, (2) issuances by any of its wholly owned subsidiaries to it or to another of its wholly owned subsidiaries, and (3) certain grants of restricted stock to employees;

•	other than in accordance with the bye-law amendment, amend or propose to amend its organizational documents or those of any of its subsidiaries;

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with limited exceptions, amalgamate, merge or consolidate with any other person or acquire or agree to acquire any material interests in or a material portion of the assets of any other entity or any material assets, rights or properties, or sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of any of its assets, product lines, businesses, rights or properties;

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modify or terminate any material contract (as defined in the merger agreement), or cancel, modify or waive any material debts or claims held by it under, or waive any material rights in connection with, any material contract;

•	enter into any contract that would have been a material contract had it been entered into before entering into the merger agreement;

•

fail to comply with its investment policy, or modify its investment policy in any material respect, except as may be required by (or, in its reasonable good-faith judgment, advisable under) U.S. GAAP or in statutory accounting principles prescribed by applicable law;

•	enter into, purchase, sell, amend or modify any derivative contract other than in the ordinary course of business consistent with past practice and its investment policy;

•	voluntarily forfeit, abandon, modify, waive or terminate any of its material permits;

•	take any action with the knowledge and intent that it would result in any of the conditions to the merger agreement not being satisfied;

•	take any action with the knowledge and intent that it that would materially adversely affect the ability of the parties to obtain any of the regulatory approvals;

•	change its methods of accounting except as required by changes in applicable laws, generally accepted accounting principles or in applicable statutory accounting principles;

•

make, change or revoke any material tax election, file any amended tax return, settle any tax matters or change its method of tax accounting (except, with respect to any amended return or any change in the accounting method, as required by changes in law (or any taxing authority’s interpretation thereof)), in each case, if such action would increase any of its tax liabilities by a material amount;

•	adopt any plan of complete or partial liquidation or dissolution, restructuring, recapitalization or reorganization;

•	settle or compromise any legal proceedings for an amount in excess of specified amounts (excluding any amounts previously reserved for such matters in its September 30, 2012 balance sheet and any insurance coverage applicable thereto) or involving any relief other than monetary or disclosure-based relief, other than in the ordinary course consistent with past practice for ordinary course claims under policies or reinsurance agreements or as required by any agreement or stipulation in effect before the execution of the merger agreement;

•	enter into, adopt, amend or terminate any of its benefit plans or other arrangements with employees, subject to limited exceptions;

•

pay annual bonuses in respect of the fiscal year ending December 31, 2012 under any applicable benefit plans in an amount that exceeds in the aggregate $57.5 million, consisting of $40 million in cash and $17.5 million in equity awards (or an equivalent restricted cash award);

•

except as required by its existing benefit plans, increase or accelerate compensation or fringe benefits of any director, officer, employee, independent contractor or consultant or pay any benefit not required by any benefit plan, subject to certain limited exceptions for salary increases of non-management leadership team employees;

•

enter into or renew any contract or take any other action (other than a renewal or action required by the terms of Alterra’s existing benefit plans) providing for the making of, funding of or acceleration of payment to any director, officer, employee, independent contractor or consultant of compensation or benefits (including retention awards and severance) contingent or whose terms would be materially altered upon the occurrence of any of the transactions contemplated by the merger agreement, other than awards made with Markel’s approval (not to be unreasonably withheld) under the retention plan;

•

redeem, repurchase, prepay, defease, incur, create or assume or otherwise become responsible for any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness), other than (1) in replacement of existing or maturing debt on substantially the same terms or more favorable terms to it or its subsidiaries, (2) in connection with amending existing indebtedness agreements in connection with the merger agreement, (3) in the ordinary course of the insurance or reinsurance business, (4) draw-downs under existing credit facilities and letters of credit and (5) guarantees of indebtedness of an affiliate;

•

make any loans, advances or capital contributions, other than (1) to or in any of its wholly owned subsidiaries consistent with past practice or (2) for ordinary course transactions related to its investment assets in accordance with its investment policy;

•	cancel any material debts of any person to it or its subsidiaries or waive any claims or rights of material value;

•

grant, waive or modify any material rights in or assign, lease, transfer, license, abandon, cancel or dispose of, or create or incur any encumbrance on any material intellectual property rights, except by a wholly owned subsidiary to it or its subsidiaries or that results in the creation of an encumbrance permitted under the merger agreement;

•

enter, to the extent material to it and its subsidiaries taken as a whole, any new lines of business, any classes or any markets in which it and its subsidiaries do not operate as of the date of the merger agreement;

•

alter or amend in any material respect its risk management policies and practices or any underwriting, claim handling, loss control, calculation of loss reserves or expenses, actuarial, financial reporting or accounting or compliance practices, guidelines, policies or interpretations or any material assumption underlying an actuarial practice or policy, except as may required by (or in its reasonable good faith judgment, is advisable under) U.S. GAAP, applicable statutory accounting principles or applicable law; and

•	agree to or make any commitment to take or authorize, any of the actions described above.

Furthermore, Markel has agreed it will not, and in certain instances will not permit its subsidiaries, to:

•	declare, set aside or pay, or propose to declare, set aside or pay, any dividends or make other distributions in respect of its share capital, options or warrants;

•

issue, adjust, split, combine or reclassify, or propose to issue, adjust, split, combine or reclassify, any of its share capital or of any other securities in respect of, in lieu of or in substitution for, shares of its share capital;

•	amend or waive the terms of any option, warrant or other right to acquire shares of its share capital;

•	repurchase, redeem or otherwise acquire any shares of its share capital or any securities convertible into or exercisable for any such shares, with limited exceptions;

•

issue, deliver, pledge, encumber, dispose of or sell any shares of any class of its share capital, any voting debt, any share appreciation rights or any securities convertible or redeemable into, or exercisable or exchangeable for, or any rights, warrants or options to acquire, such shares or voting debt or enter into an agreement with respect to the foregoing, or otherwise make any changes in its capital structure, other than (1) as required upon the exercise or settlement of options or other equity-related awards outstanding on the date of the merger agreement under Markel share plans, (2) equity awards under Markel share plans in specified amounts and (3) issuance of up to $100 million in equity in connection with acquisitions;

•	amend or propose to amend its articles of organization or bylaws;

•

with limited exceptions, amalgamate, merge or consolidate with any other person or acquire or agree to acquire any material interests in or a material portion of the assets of any other entity or any material assets, rights or properties, or sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of any of its assets, product lines, businesses, rights or properties, if such action, individually or in the aggregate with other actions, could reasonably be expected to (1) prevent, inhibit or materially delay the consummation of the merger or (2) require Markel to issue equity having market value in excess of $100 million;

•	adopt any plan of complete or partial liquidation or dissolution, restructuring, recapitalization or reorganization; and

•	agree to or make any commitment to take or authorize, any of the actions described above.

Access to Information; Confidentiality

Each of Markel and Alterra have agreed to provide, upon reasonable notice, to the officers, employees and representatives of the other party access, during normal business hours through the earlier of the termination of the merger agreement and the effective time, to all of its properties, books, contracts, records and officers and all other information concerning its business, properties and personnel as such other party may reasonably request, subject to certain restrictions. The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of their existing confidentiality agreement.

Shareholders Meetings

Each of Markel and Alterra has agreed to duly call, give notice of, convene and hold a special meeting of its shareholders within 45 days following the effectiveness of this joint proxy statement/prospectus and to use its reasonable best efforts to solicit proxies from its shareholders for purposes of obtaining the shareholder votes required to approve the proposals to be voted on at such special meeting. The parties have also agreed to use commercially reasonable efforts to hold their respective special meetings substantially concurrently, except that Alterra may in its sole discretion decide to hold the Alterra special general meeting before the Markel special meeting.

The obligation of each of Markel and Alterra to call, give notice of, convene and hold the foregoing special meeting on its shareholders and to hold a vote of its shareholders for purposes of obtaining the shareholder votes required to approve the proposals to be voted on at such special meeting, will not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any takeover proposal (whether or not a superior proposal) (as the applicable terms are described below) or by a recommendation change made by it. If a party makes a recommendation change (1) such party will nevertheless submit to its shareholders the matters to be voted on by its shareholders in connection with the merger agreement and the merger and (2) this the joint proxy statement/prospectus and any and all accompanying materials may include appropriate disclosure with respect to any recommendation change in accordance with applicable law after consultation with outside legal counsel.

Agreement with Respect to Proxies

Alterra has acknowledged that under the Alterra shareholder voting agreements each Alterra shareholder that is a party to such a shareholder voting agreements has irrevocably granted to and appointed Markel (and up to two of Markel’s designated representatives) as such shareholder’s proxy to vote such shareholder’s Alterra common shares at any duly convened special meeting of Alterra’s shareholders, or in any action by written consent of the shareholders, in accordance with the terms of the Alterra shareholder voting agreements and Alterra has further agreed to recognize the grant of such proxy and the exercise thereof by Markel (or one of Markel’s designated representatives) in accordance with the terms of the Alterra shareholder voting agreements.

Markel has acknowledged that under the Markel shareholder voting agreement each Markel shareholder that is a party to such shareholder voting agreements has irrevocably granted to and appointed Alterra (and up to two of Alterra’s designated representatives) as such shareholder’s proxy to vote such shareholder’s shares of Markel common stock at any duly convened special meeting of Markel’s shareholders, or in any written consent of the shareholders, in accordance with the terms of the Markel shareholder voting agreement and Markel has further agreed to recognize the grant of such proxy and the exercise thereof by Alterra (or one of Alterra’s designated representatives) in accordance with the terms of the Markel shareholder voting agreement.

As of January 17, 2013, holders of 5.7% of the voting power of the outstanding Markel common stock have agreed with Alterra to vote in favor of the Markel stock issuance.

As of January 8, 2013, holders of approximately 19.5% of the voting power of the outstanding Alterra common shares (after applying certain voting cut-backs in accordance with Alterra’s bye-laws) have agreed with Markel to vote in favor of the approval and adoption of the merger agreement and the merger and in favor of the bye-law amendment.

Additional Agreements

Subject to the terms and conditions of the merger agreement, Markel and Alterra have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable law to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable after the date of the merger agreement, including:

•

preparing and filing within 20 business days (with respect to certain filings, within 15 business days) following the date of the merger agreement all filings required to obtain all required regulatory approvals and all other consents;

•	supplying any additional information and documentary material that may be requested under such requirements, and requesting the early termination of the waiting period under the HSR Act;

•

to the extent permissible under applicable laws, cooperating in all respects with the other party in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by any private party;

•

to the extent permissible under applicable laws, keeping the other party apprised of the status of matters relating to completion of the transactions contemplated by the merger agreement and promptly informing the other party of any communication in connection with any governmental entity and of any material communication in connection with any proceeding by any private party;

•

to the extent permissible under applicable laws, giving the other party or its representatives a reasonable opportunity to review and comment on any material communication in advance of the transmission thereof and consulting with the other party in advance of, and to the extent possible allowing the other party to participate in, any meeting or conference with any such governmental entity or, in connection with any proceeding by any private party, with any other person; and

•

subject to the right of each party’s board of directors to make a recommendation change, as summarized in “—Restrictions on Change in Recommendation by the Boards of Directors of Markel or Alterra,” the reasonable opportunity to participate in the defense of any legal proceedings against it or its directors or officers relating to the merger agreement and the transactions contemplated thereby.

In connection with obtaining a required governmental approval, except as would not or would not reasonably be expected to have a material adverse effect on Markel and its subsidiaries or Alterra and its subsidiaries, in each case, taken as a whole after giving effect to the merger, which we refer to as a “regulatory material adverse effect,” (1) neither Markel nor Alterra or any of their respective subsidiaries will be required to sell, divest, hold separate, or otherwise dispose of any of its or its subsidiaries’ respective businesses, product lines or assets, (2) Markel will not be required to conduct its and its subsidiaries’ businesses (including h businesses of Alterra and its subsidiaries), taken as a whole after giving effect to the merger, in a specified manner and (3) neither Markel nor Alterra will be required to agree to take any other action or agree to any restriction, limitation or condition.

Additionally, Markel and Alterra agreed that from and after the date of the merger agreement, the parties will use their respective reasonable best efforts to cause each of Alterra’s insurance subsidiaries to maintain a Financial Strength Rating from Standard & Poor’s Corporation of at least an “A.”

Restrictions on Solicitation of Takeover Proposals

Each of Markel and Alterra and their respective subsidiaries will not, and must use its respective reasonable best efforts to direct its representatives not to, directly or indirectly, solicit, initiate, encourage or facilitate any proposal or offer relating to, or that would reasonably be expected to lead to (1) any direct or indirect acquisition or purchase (in any transaction or series of related transactions) of any assets (including, without limitation, shares of its subsidiaries) or businesses that constitute 10% or more of the consolidated assets of such party and its subsidiaries or account for 10% or more of the consolidated net income of it and its subsidiaries, or 10% or more of any class of equity securities of such party, (2) any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning securities representing 10% or more of any class of its equity securities or (3) a merger, amalgamation, scheme of arrangement, recapitalization, consolidation, business combination, liquidation, dissolution, joint venture, share exchange or similar transaction involving such party or any of its subsidiaries, in each case under which any person or the shareholders of such person would own 10% or more of any class of equity securities of such party or of any resulting parent company, in each such case which we refer to as a “takeover proposal.”

Additionally, except as described below, each of Markel and Alterra and their respective subsidiaries may not, and must use its respective reasonable best efforts to direct its representatives not to, directly or indirectly: (1) enter into or otherwise participate in any discussions or negotiations regarding, or provide any information to any person in connection with, or in furtherance of, any takeover proposal; (2) waive, terminate, modify or fail to enforce any provision of any confidentiality or “standstill” or similar obligation of any person with respect to it or any of its subsidiaries; (3) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any takeover proposal or submit a takeover proposal to a vote of its shareholders before the termination of the merger agreement; (4) enter into or approve or recommend or publicly propose to approve or recommend the entering into any letter of intent or other similar agreement related to, any takeover proposal before the termination of the merger agreement (except with respect to a confidentiality agreement in accordance with the terms described below); or (5) authorize, commit or agree to do any of the foregoing.

Each of Markel and Alterra must advise the other party orally and in writing within 24 hours of the receipt of any (1) takeover proposal, (2) request for information that would reasonably be expected to lead to a takeover proposal and (3) inquiry with respect to, or which would reasonably be expected to lead to, any takeover proposal, such notice indicating the identity of the third party making such takeover proposal, request, or inquiry, and the material terms and conditions of such takeover proposal, request or inquiry, including providing copies of any related documentation and any amendments or modifications thereto). In addition, a party that receives a takeover proposal or such request or inquiry must keep the other party fully informed on a reasonably current basis of the status of such takeover proposal, request or inquiry (including any material changes to the terms and conditions of such takeover proposal).

Notwithstanding the non solicitation covenant, restrictions discussions and negotiations and covenants relating to confidentiality and “standstill” obligations described above, if, before Markel’s shareholders approving the Markel stock issuance (in the case of Markel) or Alterra’s shareholders approving and adopting the merger agreement and the merger (in the case of Alterra), the board of directors of Markel or Alterra, as the case may be, determines in good faith (after consultation with its outside legal and financial advisors) that a takeover proposal that has been publicly announced or otherwise communicated to the officers or board of directors of Markel or Alterra, as the case may be, would reasonably be likely to lead to a superior proposal (as defined below), it may participate in any discussions or negotiations regarding, furnish information with respect to, or waive, modify or elect not to enforce any confidentiality or “standstill” or similar obligation in respect of such takeover proposal; provided, that, (1) before furnishing information to, or negotiating with, any person with respect to a takeover proposal Markel or Alterra, as the case may be, must enter into a confidentiality agreement with such person containing confidentiality and “standstill” provisions not less restrictive in the aggregate to such third party than those in the existing confidentiality agreement between Markel and Alterra and (2) all information being provided to such third party has been previously made available to the other party or will be made available substantially concurrent with the time it is provided to the third party making such takeover proposal.

With respect to Markel or Alterra, as the case may be, the term “superior proposal” means a written takeover proposal that would reasonably be expected to lead to (1) the acquisition or purchase (in any transaction or series of related transactions) of any assets (including, without limitation, shares of its subsidiaries) or businesses that constitute 50% or more of the consolidated assets of it and its subsidiaries or account for 50% or more of the net income of it and its subsidiaries, taken as a whole, or 50% or more of any class of equity securities of such party, (2) a tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning securities representing 50% or more of any class of its equity securities, or (3) a merger, amalgamation, scheme of arrangement, recapitalization, consolidation, business combination, liquidation, dissolution, joint venture, share exchange or similar transaction involving it or any of its subsidiaries, in each case under which any person or the shareholders of such person would own 50% or more of any class of equity securities of such party or of any resulting parent company, which its board of directors determines in good faith (after consulting with its financial advisor and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions, conditions to consummation and the availability of any necessary financing), is more favorable to its shareholders than the transactions contemplated by the merger agreement (taking into account any written proposal by the other party to amend the merger agreement), which its board of directors determines is reasonably likely to be consummated and that is not subject to any financing contingency.

As summarized in “—Termination of the Merger Agreement—Effects of Termination; Remedies,” under certain circumstances (among others) as described in the merger agreement, if within nine months of the termination of the merger agreement, either Alterra or Markel enters into or consummates a transaction in connection with any takeover proposal (with references to “10%” in the definition of “takeover proposal” deemed to be a reference to “more than 50%”), then the party entering such transaction with such person may be liable to the other party for a termination fee of $94,500,000 (in the aggregate including any termination fees that may have been previously paid) upon the earlier of the date of execution or consummation of such agreement for such transaction.

Change in Recommendation by the Boards of Directors of Markel or Alterra

Each of Markel’s and Alterra’s board of directors may not (1) withhold, withdraw, modify or qualify, in a manner adverse to the other party, its recommendations to approve the stock issuance (in the case of Markel) or to approve and adopt the merger agreement and the merger (in the case of Alterra), (2) fail to include its recommendation in this joint proxy statement/prospectus or (3) recommend any takeover proposal, in each case which we refer to as a “recommendation change.” Notwithstanding the foregoing, (i) at any time before obtaining the Alterra shareholders’ merger vote, Alterra’s board of directors may effect a recommendation change, (a) in response to, or as a result of, a material event, development, occurrence, or change in circumstances or facts, occurring after the date of the merger agreement (that was not known to be reasonably likely to occur by Alterra’s board of directors as of the date of the merger agreement), which we refer to as an “Alterra intervening event,” or (b) in response to a takeover proposal if Alterra’s board of directors has concluded in good faith, after consultation with its outside counsel, that the failure to take such action would be reasonably likely to violate its fiduciary (or similar) duties under applicable, and (ii) at any time before obtaining Markel’s shareholders’ stock issuance vote, Markel’s board of directors may make a recommendation change in response to, or as a result of, a material event, development, occurrence, or change in circumstances or facts, occurring after the date of the merger agreement (that was not known to be reasonably likely to occur by Markel’s board of directors as of the date of the merger agreement), which we refer to as a “Markel intervening event,” if Markel’s board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to violate its fiduciary (or similar) duties under applicable law. The parties agreed that (x) no event, development, occurrence, circumstance or fact that affects or relates to Markel or any of its subsidiaries will be deemed to be, or contribute to, any Alterra intervening event unless such event, development, occurrence, circumstance or fact also affects or relates to Alterra and/or any of its subsidiaries, and, in such case, Alterra’s board of directors will only consider the extent to which such event, development, occurrence, circumstance or fact affects or relates to Alterra and its subsidiaries (not including any effect on Markel and its subsidiaries) in determining whether a recommendation change is appropriate in response to the relevant Alterra intervening event, (y) no event, development, occurrence, circumstance or fact that affects or relates to Alterra or any of its subsidiaries will be deemed to be, or contribute to, any Markel intervening event unless such event, development, occurrence, circumstance or fact also affects or relates to Markel and/or any of its subsidiaries, and, in such case, Markel’s board of directors will only consider the extent to which such event, development, occurrence, circumstance or fact affects or relates to Markel and its subsidiaries (not including any effect on Alterra and its subsidiaries) in determining whether a recommendation change is appropriate in response to the relevant Markel intervening event, and (z) with respect to Markel, no takeover proposal will be deemed to be a Markel intervening event unless (1) such takeover proposal is bona fide and in writing and would reasonably be expected to lead to (A) the acquisition or purchase (in any transaction or series of related transactions) of any assets (including, without limitation, shares of Markel’s subsidiaries) or businesses that constitute 50% or more of the consolidated assets of Markel and its subsidiaries or account for 50% or more of the net income of Markel and its subsidiaries, taken as a whole, or 50% or more of any class of Markel’s equity securities, (B) a tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning securities representing 50% or more of any class of Markel’s equity securities, or (C) a merger, amalgamation, scheme of arrangement, recapitalization, consolidation, business combination, liquidation, dissolution, joint venture, share exchange or similar transaction involving Markel or any of its subsidiaries, in each case under which any person or the shareholders of such person would own 50% or more of any class of Markel’s equity securities or of any resulting parent company (2) such takeover proposal has not been obtained in breach of the non solicitation restrictions in the merger agreement, and (3) Markel’s board of directors has determined, in the good faith exercise of its fiduciary (or similar) duties, that it will recommend the applicable takeover proposal to its shareholders. In addition, the parties agreed that no increase in the share price of Markel or Alterra from the date of the merger agreement will be deemed to be a Markel intervening event or an Alterra intervening event, respectively, provided that this limitation will not prevent or otherwise affect a determination that any material event, development, occurrence, or change in circumstances or facts underlying such increase in share price has resulted in a Markel intervening event or an Alterra intervening event.

Before a party’s board of directors can make a recommendation change, it must (1) provide three business days’ prior written notice of such change to the other party specifying the reasons for such recommendation change, (2) during such three-day period, negotiate in good faith with the other party regarding any amendment or waiver to the merger agreement proposed by the other party, and (3) in the case of a recommendation change by Alterra’s board of directors in respect of a takeover proposal, Alterra’s board of directors determines that such takeover proposal continues to be a superior proposal after taking into account all amendments or waivers to the merger agreement made in response to such takeover proposal and after consultation with its outside legal counsel and financial advisor. Neither party’s board of directors may make a recommendation change if such party has materially breached its obligations with respect to changing its recommendation or soliciting takeover proposals.

Expenses

Whether or not the merger closes, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expense, except as otherwise described in the merger agreement, and except that Markel and Alterra will share equally any out-of-pocket expenses (excluding fees and disbursements to advisors) incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus and the pre-merger notification requirements of the HSR Act.

Dividend by Alterra Bermuda Limited

Promptly following the date of the merger agreement, Alterra will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or to cause to be done all things necessary, proper or advisable, including the obtaining of all necessary approvals from relevant governmental entities, for Alterra Bermuda Limited to declare and pay one or more cash dividends or distributions, which we collectively refer to as the “Alterra insurance company dividend,” to Alterra on or before the closing date in the aggregate amount necessary so that on the closing date Alterra will have no less than $500 million in immediately available unrestricted funds.

Directors’ and Officers’ Indemnification and Insurance

From and after the effective time, Markel will and, to the extent possible, will cause the surviving company to indemnify, defend and hold harmless, and provide advancement of expenses to any person who is or was or before the effective time becomes a director or officer of Alterra or any of its subsidiaries, which we refer to as an “Alterra indemnified party,” from and against all losses, claims, damages, costs, expenses liabilities, penalties, judgments or amounts with regard to any claims, actions, suits, proceedings or investigations based on or arising out of the fact that such person is or was a director or officer of Alterra or any of its subsidiaries, and pertaining to any matter that existed or occurred or any acts or omissions that occurred at or before the effective time, including matters, acts or omissions occurring in connection with the approval of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement.

In addition, after the effective time, the surviving company will, and Markel will cause the surviving company to, maintain in effect the provisions in its bye-laws providing for indemnification, advancement of expenses and exculpation of the Alterra indemnified parties with respect to the facts or circumstances occurring at or before the effective time, to the fullest extent permitted under applicable law.

The surviving company will, and Markel has agreed to cause the surviving company to, either (1) continue to maintain in effect for six years from the effective time directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Alterra indemnified parties as Alterra’s current directors’ and officers’ liability insurance and fiduciary liability policy, which we refer to as the “current Alterra policy,” with respect to matters existing or occurring at or before the effective time (including the transactions contemplated by the merger agreement) or (2) purchase a six-year extended reporting period endorsement with respect to the current Alterra policy and maintain this endorsement in full force and effect for its full term. Such insurance must be placed through brokers and with insurance carriers that are specified by Alterra and that are reasonably acceptable to Markel. The surviving company (and Markel) will not be required to spend an annual premium in excess of 350% of the annual premiums currently paid by Alterra for the current Alterra policy in procuring any such coverage and if the annual premiums of such insurance coverage exceed such amount, Markel or the surviving company must obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Employee Benefits

As of the effective time, Markel will (or will cause its subsidiaries to) continue to employ each person employed by Markel or Alterra and any of their respective subsidiaries as of the effective time. Except as outlined below, nothing contained in the merger agreement will restrict Markel in the future in the exercise of its independent, good faith business judgment as to the terms and conditions under which such employment will continue, the duration of such employment, the basis on which such employment is terminated or the benefits provided to any employees.

From the closing date through December 31, 2013, Markel will (or will cause its subsidiaries to) provide to those employees who immediately before the closing were employed by Alterra or any of its subsidiaries such employee benefits and compensation opportunities (including salary, wages and bonus and long-term incentive opportunities) that are the same or substantially comparable in the aggregate to the employee benefits and compensation opportunities in effect for such employees immediately before the closing (but excluding any change in control, severance, retention or other pay or benefits with respect to a transaction occurring after the closing); except, that, the compensation committee of the board of directors of Markel may, in its reasonable discretion, (1) implement a transition over at least two years to convert any incentive compensation payment to any such employee who is an underwriter so that the timing of such payment is consistent with the timing of comparable incentive compensation payments made to those employees of Markel and its subsidiaries who are underwriters and (2) determine that any incentive compensation that would have customarily been granted or paid by Alterra in the form of equity may be granted and paid by Markel in cash in lieu of equity.

With respect to any employee whose employment is terminated by Markel, Alterra or any of their respective subsidiaries from and after the closing date and before the first anniversary of the closing date, Markel will provide, or will cause Alterra and its subsidiaries to provide severance benefits to such employee which will be determined and payable in accordance with the employment agreement or severance benefit plan adopted by Alterra’s compensation committee in connection with the merger agreement to the extent in effect, or any of its subsidiaries for the benefit of such employee immediately before the closing, in each case taking into account all service with Alterra, Markel and their respective subsidiaries in determining the amount of severance benefits payable.

Markel and its subsidiaries will ensure that any compensation and benefit plan in which employees are eligible to participate after the closing will take into account service by employees with Alterra or any of its subsidiaries before the closing for purposes of eligibility and vesting thereunder (except for purposes of qualifying for subsidized early retirement benefits, other than under an Alterra benefit plan in effect immediately before closing, or to the extent it would result in a duplication of benefits), to the same extent such service was credited before the closing under a comparable compensation and benefit plan of Markel or Alterra.

From and after the closing, Markel will honor all Alterra benefit plans in accordance with their terms as in effect immediately before the closing; except that nothing in the merger agreement will limit the right of Markel to amend or terminate any such plan in accordance with its terms.

New York Stock Exchange Listing; Reservation for Issuance

Markel will use its reasonable best efforts to cause all the following shares of Markel common stock to be approved for listing and quotation on the NYSE, subject to official notice of issuance, no later than the closing date: (1) all shares to be issued in the merger to Alterra shareholders (including in respect of restricted Alterra shares and Alterra restricted stock units); and (2) all shares to be reserved for issuance upon exercise or vesting of the Alterra options, Alterra converted warrants or other Alterra equity awards. Markel will take all action necessary to reserve for issuance, before the merger, all such shares that by their terms and in accordance with the terms of the merger agreement, will not be issued until after the effective time. The authorization for listing on the NYSE, subject to official notice of issuance, of the shares listed in clauses (1) and (2) above is a condition to the closing of the merger.

Tax Treatment

The parties intend the merger to be treated for U.S. federal income tax purposes as a fully taxable purchase of Alterra common shares by Markel and not qualify as a reorganization within the meaning of Section 368(a) of the Code, and to file all tax returns consistent with such treatment.

Book Value Calculations

Within two business days after the date of its shareholder meeting, either Alterra or Markel may request in writing that the other party prepare an estimate of its book value as of one business day before such shareholder meeting, which we refer to as the “measurement date.” Such book value estimate must be delivered (together with reasonable supporting analysis) to the requesting party within five calendar days of such written request. The requesting party will then have five calendar days to review such book value estimate and supporting analysis, together with such other information it may reasonably request. If the parties are unable to agree on the amount of the non-requesting party’s book value during this five calendar day period and the requesting party believes in good faith that the non-requesting party’s book value as of the measurement date is less than 80% of the non-requesting party’s specified book value (which specified book value will be, in case the non-requesting party is Markel, $3,815,000,000, and, in case the non-requesting party is Alterra, $2,880,000,000), then the requesting party may refer the determination of such book value to an independent accounting firm that is reasonably acceptable to the non-requesting party. The parties must submit their respective final proposal as to the disputed book value estimate within three business days following the referral to the independent accounting firm. The independent accounting firm will select one of these final proposals as being the most representative of the disputed book value and such determination will be final and binding on the parties.

Markel may terminate the merger agreement if the Markel shareholders have approved the Markel stock issuance and it is determined under the procedures set forth above that Alterra’s book value as of the measurement date is less than $2,304,000,000.

Alterra may terminate the merger agreement if the Alterra shareholders have approved and adopted the merger agreement and the merger and it is determined under the procedures set forth above that Markel’s book value as of the measurement date is less than $3,052,000,000.

Conditions to the Merger

Markel’s and Alterra’s respective obligations to complete the merger are subject to the fulfillment or waiver (by each of Markel and Alterra) of certain conditions, including:

•

Markel shall have obtained the required affirmative vote of its shareholders to approve the Markel stock issuance, and Alterra shall have obtained the required affirmative vote of its shareholders to approve and adopt the merger agreement and the merger;

•	the shares of Markel common stock to be issued or reserved for issuance in connection with the merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

•

certain regulatory filings, approvals or exemptions shall have been made, including under the HSR Act and with the Connecticut Insurance Department and the Delaware Department of Insurance, have occurred or been obtained, and any waiting periods applicable thereto shall have terminated or expired, in each case, without the occurrence of a regulatory material adverse effect;

•

the registration statement of which this joint proxy statement/prospectus is a part shall have become effective under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and shall not be the subject of any stop order or proceedings seeking a stop order;

•

no injunction or other legal restraints or prohibitions preventing the closing shall be in effect and no action shall have been taken or law enacted or enforced by a governmental entity of competent jurisdiction that makes the consummation of the merger illegal or otherwise restrains, enjoins or prohibits the merger;

•

A.M. Best (1) shall have given oral or written notice to each of Markel and Alterra that Markel’s and Alterra’s respective insurance subsidiaries (other than certain agreed upon insurance subsidiaries of Markel and Alterra) have been or shall be assigned a Financial Strength Rating of at least “A,” on a group basis, after giving effect to the merger and (2) shall not have given oral or written notice to Markel or Alterra that any of such ratings shall be downgraded, suspended, withdrawn or retracted (provided that the placing of such ratings as “under review with negative implications” or “under review with developing implications” shall not alone constitute the failure of the condition described in this clause (2)); and

•

if a party has requested a post-shareholder meeting book value calculation under the merger agreement, the final determination under the merger agreement with respect to such calculation has been made.

Each of Markel’s and Alterra’s obligations to complete the merger is also separately subject to the satisfaction or waiver of a number of conditions, including:

•

subject to the materiality standards provided in the merger agreement, the representations and warranties of the other party in the merger agreement will be true and correct, and the other party will have performed its obligations under the merger agreement (and the other party will have received a certificate from the other party to such effect); and

•

receipt by each of Markel and Alterra of a certification from the chief executive officer or chief financial officer of the other party certifying compliance with its respective representations and warranties and performance of obligations.

Alterra’s obligation to complete the merger is separately subject to the completion of the required actions needed to be taken to effect the Markel board expansion.

In addition, Markel’s obligation to complete the merger is also separately subject to the certain specified third party consents having been obtained before the closing and to the declaration and payment of the Alterra insurance company dividend on or before the closing in accordance with applicable law and the cash proceeds of such dividend remaining as immediately available funds of Alterra.

Termination of the Merger Agreement

Termination

The merger agreement may be terminated, at any time before the effective time, by mutual written consent of Markel and Alterra, and, subject to certain limitations described in the merger agreement, by either Markel or Alterra by notice to the other party, if any of the following occurs:

•	a regulatory approval required to be obtained under the merger agreement has been denied or any governmental authority has taken any action permanently restraining or prohibiting the merger and such denial or action has become final and non-appealable (provided that such termination right will not be available to any party whose failure to comply in any material respect with any provision of the merger agreement primarily contributed to any such denial or action);

•

the merger has not been consummated on or before October 1, 2013 (provided that such termination right will not be available to any party whose failure to comply in any material respect with any provision of the merger agreement primarily contributed to the failure of the effective time to occur on or before to such date);

•

(1) the other party’s board of directors effected a recommendation change (including by failing to include its recommendation to shareholders in this joint proxy statement/prospectus), or (2) the other party has materially breached (A) its obligations regarding the holding of its special meeting or (B) its non-solicitation obligations under the merger agreement;

•

the other party has breached a covenant, agreement, representation or warranty that would preclude the satisfaction of certain closing conditions and such breach is not cured in the 30 days following written notice to the breaching party or is not capable of being so cured (provided that such termination right will not be available to any party if it is in material breach of its obligations under the merger agreement);

•

the Markel shareholders have not approved the Markel stock issuance at the Markel special meeting or the Alterra shareholders have not approved and adopted the merger agreement and the merger at the Alterra special general meeting; or

•

A.M. Best will have provided oral or written notice to either of Markel or Alterra, which notice has not been revoked or superseded, that certain of Markel’s and Alterra’s respective insurance subsidiaries will not be assigned a Financial Strength Rating of at least “A,” on a group basis, after giving effect to the merger (provided that the placing of such ratings as “under review with negative implications” or “under review with developing implications” will not alone constitute a termination right); provided, that such termination will only take effect upon the earlier of 30 days from the notice of termination before the effectiveness of such termination the parties will engage in good faith discussions regarding such notice.

The merger agreement may be terminated, at any time before the effective time, subject to certain limitations described in the merger agreement, by Markel, if any of the following occurs:

•

the total number of dissenting Alterra common shares for which appraisal rights have been properly exercised in accordance with Bermuda law exceeds 10% of the issued and outstanding Alterra common shares on the business day immediately following the last day on which Alterra shareholders can require appraisal of their common shares under Bermuda law; or

•	following the Markel special meeting, if Markel’s shareholders have approved the Markel stock issuance and Alterra’s book value as of the measurement date is less $2,304,000,000.

The merger agreement may be terminated, at any time before the effective time, subject to certain limitations described in the merger agreement, by Alterra, if, following, the Alterra special general meeting, Alterra’s shareholders have approved and adopted the merger agreement and the merger and Markel’s book value as of the measurement date is less than $3,052,000,000.

Effects of Termination; Remedies

If the merger agreement is terminated as described in “—Termination,” the merger agreement will become void, and there will be no liability or obligation of any party or its officers and directors under the merger agreement, except as to certain limited provisions relating to confidentiality, book value calculations (but only as required under the corresponding termination right), the payments of termination fees in connection with a termination (as applicable), and other transaction expenses, which will survive the termination of the merger agreement, except that no party will be relieved or released from any liabilities or damages (which will not be limited to reimbursement of expenses or out-of-pocket costs and may include to the extent proven the benefit of the bargain lost by a party’s shareholders, taking into consideration relevant matters, which will be deemed in such event to be damages of such party) arising out of its willful and material breach of the merger agreement or fraud.

If either of the parties terminates the merger agreement, Alterra or Markel will be required to pay the other a termination fee of $94,500,000, which we refer to as the “termination fee,” under the following circumstances:

•

if (1) the non-terminating party’s board of directors has made a recommendation change, or (2) the non-terminating party has materially breached its obligations regarding the holding of a shareholder meeting or its non-solicitation obligations under the merger agreement;

•

if the merger agreement is terminated for failure to complete the merger on or before October 1, 2013, and (1) at any time from the date of the merger agreement and until October 1, 2013 a takeover proposal (with references to “10%” in the definition of “takeover proposal” deemed to be a reference to “more than 50%”) has been publicly announced or otherwise communicated to the board of directors or officers of a party and (2) within nine months of the termination date, such party enters into or consummates a transaction in connection with any takeover proposal (with references to “10%” in the definition of “takeover proposal” deemed to be a reference to “more than 50%”); and

•

if the merger agreement is terminated on the basis of certain material breaches thereof (as provided therein) and (1) at any time form the date of the merger agreement and before such termination a takeover proposal (with references to “10%” in the definition of “takeover proposal” deemed to be a reference to “more than 50%”) has been publicly announced or otherwise communicated to the board of directors or officers of the breaching party and (2) within nine months of the termination date, the breaching party enters into or consummates a transaction in connection with any takeover proposal (with references to “10%” in the definition of “takeover proposal” deemed to be a reference to “more than 50%”).

In addition to the foregoing:

•

Markel will pay 50% of the termination fee (or $47,250,000) to Alterra, which we refer to as the “Markel no approval fee,” if either party has terminated the merger agreement following the failure of Markel’s shareholders to approve the Markel stock issuance (and if Alterra is the terminating party, its shareholders have approved and adopted the merger agreement and the merger or such vote has not yet been taken); provided, that, if (1) at any time before such vote a takeover proposal in respect of Markel has been publicly announced or otherwise communicated to the officers of Markel or to Markel’s board of directors and (2) if within nine months of such termination date, Markel or any of its subsidiaries enters into or consummates a transaction in connection with any takeover proposal (with references to “10% in the definition of “takeover proposal” deemed to be a reference to “more than 50%”), then Markel will pay the difference between the termination fee and the Markel no approval fee to Alterra (in other words, an additional $47,250,000); provided, however, that no Markel no approval fee or termination fee will be payable if Alterra’s book value as of the measurement date is finally determined under the merger agreement to be less than $2,304,000,000.

•

Alterra will pay 50% of the termination fee (or $47,250,000) to Markel, which we refer to as the “Alterra no approval fee” if either party has terminated the merger agreement following the failure of Alterra’s shareholders to approve and adopt the merger agreement and the merger (and if Markel is the terminating party, its shareholders have approved the Markel stock issuance or such vote has not yet been taken); provided, that, (1) at any time before such vote a takeover proposal in respect of Alterra has been publicly announced or otherwise communicated to the officers of Alterra or to Alterra’s board of directors and (2) if within nine months of such termination date, Alterra or any of its subsidiaries enters into or consummates a transaction in connection with any takeover proposal (with references to

“10% in the definition of “takeover proposal” deemed to be a reference to “more than 50%”), then Alterra will pay the difference between the termination fee and the Alterra no approval fee to Markel (in other words, an additional $47,250,000); provided, however, that no Alterra no approval fee or termination fee will be payable if Markel’s book value as of the measurement date is finally determined under the merger agreement to be less than $3,052,000,000.

Amendments and Waiver of the Merger Agreement

Amendments

The merger agreement may be amended in writing by the parties by action taken or authorized by their respective boards of directors, at any time before or after the approval of matters presented in connection with the merger by the Markel shareholders and Alterra shareholders. Following such approval, however, no amendment may be made that by law (or, in the case of Markel, the rules and regulations of the NYSE, or in the case of Alterra, the rules and regulations of the NASDAQ Global Select Market) would require further approval of the Markel shareholders or Alterra shareholders, without obtaining such further approval.

Waiver

To the extent legally permissible, the parties may at any time before the effective time do any of the following:

•	extend the time of performance of any of the obligations or other acts of the other party;

•	waive any breach of the representations and warranties contained in the merger agreement or in any document delivered under the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

Governing Law; Jurisdiction

The merger agreement is governed in all respects by the laws of Bermuda and the parties have agreed and submitted to the exclusive jurisdiction of the Court (and appropriate appellate courts therefrom) for the purposes of any litigation or other proceeding arising out of or relating to the merger agreement or its subject matter.

VOTING AGREEMENTS

Alterra Shareholder Voting Agreements

Voting Provisions

Concurrently with the execution of the merger agreement, Markel entered into the Alterra shareholder voting agreements with certain Alterra shareholders under which such shareholders have agreed to vote: (1) in favor of approval and adoption of the bye-law amendment, merger agreement and the merger and the other transactions contemplated thereby; (2) in favor of any proposal that the board of directors of Alterra has determined is designed to facilitate the merger, the determination of which has been disclosed in this joint proxy statement/prospectus, and has recommended that the Alterra shareholders adopt; (3) against any action or agreement that has or would be reasonably likely to result in any conditions to Alterra’s obligations to effect the merger under the merger agreement not being fulfilled; (4) against any takeover proposal; and (5) against any amendments to Alterra’s organizational documents or other action, agreement, proposal or transaction involving Alterra or any of its subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the merger or the other transactions contemplated by the merger agreement or change, in any manner, the voting rights of any class of capital stock of Alterra.

In addition, each shareholder party to the Alterra shareholder voting agreements has irrevocably granted to and appointed Markel (and up to two of Markel’s designated representatives) as such shareholder’s proxy to vote such shareholder’s Alterra common shares in accordance with the terms of the Alterra shareholder voting agreements, which proxy will be effective only if such shareholder has not delivered to the Secretary of Alterra at least three business days before the applicable meeting of Alterra shareholders a duly executed proxy, previously approved by Markel, voting such shareholder’s Alterra common shares in accordance with the terms of the applicable Alterra shareholder voting agreements.

Alterra has agreed in the merger agreement to recognize the grant of such proxy and the exercise thereof by Markel (or one of Markel’s designated representatives) in accordance with the terms of the Alterra shareholder voting agreements.

The shareholders party to the Alterra shareholder voting agreements collectively owned or controlled approximately 19.5% of the voting power of the outstanding Alterra common shares as of January 8, 2013 (after applying certain voting cut-backs in accordance with Alterra’s bye-laws).

Restrictions on Transfers and Lock-Up Provisions

The Alterra shareholder voting agreements also provide that, from the date of the Alterra shareholder voting agreements until the earlier of the (1) effective time of the merger or (2) termination of the Alterra shareholder voting agreements in accordance with their terms, such shareholders will not Transfer any Alterra voting securities or any security convertible into or exercisable for any Alterra voting security, or create or permit to exist any Encumbrance with respect to the Alterra voting securities or any security convertible into or exercisable for any Alterra voting security.

Furthermore, under the Alterra shareholder voting agreements, such Alterra shareholders have agreed that, should the merger be consummated, such Alterra shareholders will not, during the lock-up period, Transfer or create or permit to exist any Encumbrance with respect to any (1) share of Markel common stock issued in connection with the merger owned by such Alterra shareholder or (2) Alterra voting securities converted under the merger agreement into convertible securities of Markel (including options, warrants and restricted awards) that are beneficially owned by such Alterra shareholder; provided, that, during the lock-up period any such Alterra shareholder may Transfer all or any portion of such shares of Markel common stock or convertible securities of Markel (a) to (i) an affiliate, (ii) such shareholder’s spouse, immediate family members or lineal descendants or (iii) any trust, the beneficiaries of which include only persons described in clause (ii) that agree to be bound by the restrictions set forth in the Alterra shareholder voting agreements, (b) in any transaction required under applicable law or approved by the board of directors of Markel or (c) to satisfy the payment of withholding income or other applicable taxes resulting from the vesting or exercising of any equity awards of Markel or Alterra beneficially owned by such shareholder.

The transfer restrictions set forth in the Alterra shareholder voting agreements will not apply to Alterra shareholders that are individuals (and not entities) in the case of such shareholders’ (1) death, (2) termination of employment by Markel or Alterra without cause or due to a change in control or (3) termination of employment by such shareholder for good reason.

Alterra shareholders that have executed Alterra shareholder voting agreements may not assign any rights or delegate any obligations under the Alterra shareholder voting agreements without the prior written consent of Markel.

Markel Shareholder Voting Agreement

Voting Provisions

Concurrently with the execution of the merger agreement, Alterra entered into the Markel shareholder voting agreement with certain Markel shareholders, under which such shareholders have agreed to vote: (1) in favor of the stock issuance; (2) in favor of any proposal that the board of directors of Markel has determined is designed to facilitate the stock issuance, the determination of which has been disclosed in this joint proxy statement/prospectus, and has recommended that the Markel shareholders adopt; (3) against any action or agreement that has or would be reasonably likely to result in any conditions to Markel’s obligations to effect the merger under the merger agreement not being fulfilled; (4) against any takeover proposal; and (5) against any amendments to Markel’s organizational documents or other action, agreement, proposal or transaction involving Markel or any of its subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the merger or the other transactions contemplated by the merger agreement or change, in any manner, the voting rights of any class of capital stock of Markel.

In addition, each shareholder party to the Markel shareholder voting agreement has irrevocably granted to and appointed Alterra (and up to two of Alterra’s designated representatives) as such shareholder’s proxy to vote such shareholder’s Markel common stock in accordance with the terms of the Markel shareholder voting agreement, which proxy will be effective only if such shareholder has not delivered to the Secretary of Markel at least three business days before the applicable meeting of Markel shareholders a duly executed proxy, previously approved by Alterra, voting such shareholder’s Markel common stock in accordance with the terms of the Markel shareholder voting agreement.

Markel has agreed in the merger agreement to recognize the grant of such proxy and the exercise thereof by Alterra (or one of Alterra’s designated representatives) in accordance with the terms of the Markel shareholder voting agreement.

The shareholders party to the Markel shareholder voting agreement collectively owned or controlled 5.7% of the voting power of the outstanding Markel common stock as of January 17, 2013.

Restrictions on Transfers and Lock-Up Provisions

The Markel shareholder voting agreement also provides that, from the date of the Markel shareholder voting agreement until the earlier of the (1) effective time of the merger or (2) termination of the Markel shareholder voting agreement in accordance with its terms, such shareholders will not Transfer any Markel voting securities or any security convertible into or exercisable for any Markel voting security, or create or permit to exist any Encumbrance with respect to the Markel voting securities or any security convertible or exercisable for into any Markel voting security.

Furthermore, under the Markel shareholder voting agreement, such Markel shareholders have agreed that, should the merger be consummated, such Markel shareholders will not, during the lock-up period, Transfer or create or permit to exist any Encumbrance with respect to any (1) share of Markel common stock issued in connection with the merger owned by such Markel shareholder or (2) Markel voting securities that are convertible securities of Markel (including restricted shares and restricted awards) in connection with the merger that are beneficially owned by such Markel shareholder; provided, that, during the lock-up period any such Markel shareholder may Transfer all or any portion of such shares of Markel common stock or convertible securities of Markel (a) to (i) an affiliate, (ii) such shareholder’s spouse, immediate family members or lineal descendants or (iii) any trust, the beneficiaries of which include only persons described in clause (ii) that agree to be bound by the restrictions set forth in the Markel shareholder voting agreement, (b) in any transaction required under applicable law or approved by the board of directors of Markel or (c) to satisfy the payment of withholding income or other applicable taxes resulting from the vesting or exercising of any equity awards of Markel beneficially owned by such shareholder. Notwithstanding the foregoing, any shares held by a trust on December 18, 2012 may be transferred to the beneficiaries thereof if required by the terms of the applicable trust agreement or to make distributions from the trust consistent with past practice; provided, that, the total number of shares that may be so transferred will not exceed 50,000 shares in the aggregate.

The transfer restrictions set forth in the Markel shareholder voting agreement will not apply to Markel shareholders in the case of such shareholders’ (1) death, (2) termination of employment by Markel without cause or due to a change in control or (3) termination of employment by such shareholder for good reason.

Markel shareholders that have executed the Markel shareholder voting agreement may not assign any rights or delegate any obligations under the Markel shareholder voting agreement without the prior written consent of Alterra.

Other Terms and Conditions

Other Agreements. Each shareholder that executed a voting agreement has agreed that, during the term of such voting agreements, it will not grant a proxy or power of attorney with respect to, deposit into voting trust or enter into a voting agreements or arrangement with respect to its shares of Markel common stock or Alterra common shares, as the case may be, or any other securities convertible into or exercisable for such common shares.

Shareholder Capacity. Each shareholder that executed a voting agreement has done so in its capacity as a shareholder. Any shareholder who is a director (and any designee of such shareholder who is a director) of Markel or Alterra, as the case may be, is free to act in his or her capacity as a director in accordance with his or her duties to Markel or Alterra, as applicable. Any shareholder who is an officer of Markel or Alterra, as the case may be, may act in his or her capacity as an officer as such shareholder determines in good faith is required to comply with the directions of the board of directors of Markel or Alterra, as applicable.

Waiver of Appraisal Rights. Each Alterra shareholder that executed an Alterra shareholder voting agreement has also waived its statutory appraisal rights in connection with the merger.

Termination. The voting agreements will terminate at the earliest of (1) termination of the merger agreement in accordance with its terms, (2) solely with respect to a given shareholder, upon mutual written consent of such shareholder and Markel or Alterra, as the case may be, (3) three months following the closing of the merger, and (4) the amendment of the merger agreement to (a) in the case of an Alterra shareholder, reduce or change the merger consideration being paid to such shareholder or provide disparate treatment of such shareholder as compared to the other shareholders with respect to the merger consideration or (b) in the case of a Markel shareholder, increase or change the merger consideration to be paid to the Alterra shareholders in connection with the merger.

Governing Law. The voting agreements are governed by the laws of Bermuda, in the case of the Alterra shareholder voting agreements, and the laws of the Commonwealth of Virginia in the case of the Markel shareholder voting agreement.

REGULATORY MATTERS

Subject to the terms and conditions of the merger agreement, Markel and Alterra have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable laws, rules and regulations to close the merger and the other transactions contemplated by the merger agreement as promptly as practicable after the date of the merger agreement, as discussed in “The Merger Agreement—Additional Agreements.”

Notwithstanding the foregoing, in connection with obtaining a required governmental approval, neither Markel nor Alterra or any of their respective subsidiaries will be required to incur any regulatory material adverse effect, which means that (1) neither Markel nor Alterra or any of their respective subsidiaries will be required to sell, divest, hold separate, or otherwise dispose of any of its or its subsidiaries’ respective businesses, product lines or assets, (2) Markel will not be required to conduct its and its subsidiaries’ business (including Alterra and its subsidiaries), taken as a whole after giving effect to the merger, in a specified manner and (3) neither Markel nor Alterra will be required to agree to take any other action or any restriction, limitation or condition that in the case of any of clause (1), (2) or (3) above, would or would reasonably be expected to have a material adverse effect on Markel and its subsidiaries (including Alterra and its subsidiaries) taken as a whole after giving effect to the merger.

U.S. Antitrust

Under the HSR Act, Markel and Alterra cannot close the merger until Markel and Alterra have notified the Antitrust Division and the FTC of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. The termination of the waiting period means the parties have satisfied the regulatory requirements under the HSR Act. Markel and Alterra filed the required notifications with the Antitrust Division and the FTC on January 9, 2013. The waiting period will generally expire 30 days after the appropriate notification has been filed unless the applicable regulatory agency requests additional information or the parties receive early termination. The parties intend to request early termination of the waiting period, but there can be no assurance that early termination will be granted.

At any time before or after closing, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the closing or seeking divestiture of substantial assets of Markel and Alterra. At any time before or after the closing, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the closing or seeking divestiture of substantial assets of Markel and Alterra and private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Insurance and other Regulatory Matters

The insurance laws and regulations of all 50 U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s state of domicile. In addition, under the laws of certain states, an acquirer must obtain the approval of the state’s insurance regulator to acquire control of an insurance company that is commercially domiciled in that state.

Alterra has insurance and reinsurance company subsidiaries domiciled in the United States: Alterra Reinsurance USA Inc., Alterra Excess & Surplus Insurance Company and Alterra America Insurance Company, which are domiciled in Connecticut, Delaware and Delaware, respectively. Completion of the merger is accordingly subject to the prior approval of the insurance commissioners of the States of Connecticut and Delaware with respect to each applicable subsidiary. Markel has filed a Form A - Acquisition of Control Statement with both the Connecticut Insurance Department and the Delaware Department of Insurance.

Applications or notifications in connection with the merger or the changes in control of various subsidiaries of Markel and Alterra that may be deemed to occur as a result of the merger have been or will be filed, under the merger agreement, with various other U.S. state and non-U.S. regulatory authorities, including but not limited to the Central Bank of Ireland, the U.K. Financial Services Authority, Council of Lloyd’s and the Brazilian Private Insurance Superintendency.

In addition, under Section 30JB(4) of the Bermuda Insurance Act of 1978, Alterra Bermuda Limited will serve notice of the BMA that Alterra intends to effect the merger. Following the merger, any person who, directly or indirectly, becomes a holder of at least 10 percent, 20 percent, 33 percent or 50 percent of the shares of Markel must notify the BMA in writing within 45 days of becoming such a holder. The BMA may, by written notice, object to such a person if it appears to the BMA that the person is not fit and proper to be such a holder. Following the effectiveness of the merger, the BMA may require the holder to reduce its holding of shares and direct, among other things, that voting rights attaching to those shares will not be exercisable. A person that does not comply with such a notice or direction from the BMA will be guilty of an offense.

Although Markel and Alterra do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that Markel and/or Alterra will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would trigger a regulatory material adverse effect, which, in such case, would permit either party to refuse to close the transactions contemplated by the merger agreement.

Other than the approvals and notifications described above, neither Markel nor Alterra is aware of any material regulatory approvals required to be obtained, or waiting periods required to expire after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all, or would not contain a regulatory material adverse effect.

COMPARISON OF SHAREHOLDER RIGHTS

The following is a summary of the material differences between the current rights of Markel shareholders and the current rights of Alterra shareholders. This summary is not intended to be complete and is qualified by reference to Markel’s amended and restated articles of incorporation and its amended by-laws, and Alterra’s memorandum of association and its amended and restated bye-laws, as well as the laws of Bermuda. Markel’s amended and restated articles of incorporation and amended by-laws are incorporated by reference (as Exhibit 3.1 of Markel’s Form 8-K filed with the SEC on May 13, 2011, and Exhibit 3.1 of Markel’s Form 8-K filed with the SEC on November 18, 2011, respectively). Alterra’s memorandum of association and its amended and restated bye-laws are also incorporated by reference (as Exhibit 3.1 of Alterra’s Registration Statement (333-62006) filed with the SEC on July 6, 2001, and Exhibit 3.(ii).1 of Alterra’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012, respectively).

Share Capital

Markel has an authorized share capital of 10 million preferred shares and 50 million common shares, no par value per share. As of January 14, 2013, Markel’s issued and outstanding share capital consisted of 9,629,912 shares of common stock (including 1,267 restricted shares of common stock). In addition, as of January 14, 2013, Markel had options convertible into 5,778 shares of common stock. Upon the exercise of all of Markel’s outstanding options and the issuance of shares under all of Markel’s outstanding restricted stock unit awards, there would be 9,697,756 issued and outstanding shares of common stock. Shares of Markel common stock trade on the NYSE.

As of January 14, 2013, Alterra had an authorized share capital of 220 million divided into 200 million common shares, par value $1.00 per share and 20 million preferred shares, par value $1.00 per share. As of January 14, 2013, Alterra’s issued and outstanding share capital consisted of 96,067,198 common shares (including 3,474,367 restricted shares), par value $1.00 per share. In addition, as of January 14, 2013, Alterra had granted warrants and options convertible into 12,550,052 Alterra common shares and granted 376,528 unvested restricted stock units convertible into 376,528 Alterra common shares. Upon the exercise of all of Alterra’s outstanding warrants and options and the vesting of all of Alterra’s outstanding unvested restricted stock units, there would be 108,993,778 issued and outstanding Alterra common shares. Alterra common shares trade on the NASDAQ Global Select Market and the Bermuda Stock Exchange.

Assuming the consummation of the merger on January 14, 2013, as of such date, Markel would have had (1) an authorized share capital of 50 million shares of common stock, no par value per share, and 10 million preferred shares, no par value per share, and (2) issued and outstanding share capital of approximately 13,775,211 shares of common stock, no par value per share, and no issued or outstanding preferred shares.

Shareholders’ Equity

Under Bermuda law, the excess of any consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances; for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation, and cannot be paid to shareholders.

A Bermuda company may also create a contributed surplus account and may credit to such account any cash and other property paid or transferred to the company as sole beneficial owner (other than in connection with the issuance of shares). Contributed surplus includes proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company. The amount standing to the credit of a company’s contributed surplus account may be distributed to shareholders, subject to the company meeting the solvency and net asset tests set out in the Companies Act. As of January 14, 2013, Alterra had paid in nominal share capital of $96,067,198 and a share premium account of $1,700,469,729.

Markel	Alterra

Organizational Documents

The rights of Markel shareholders are currently governed by its articles of incorporation and bylaws and by Virginia law.	The rights of Alterra shareholders are currently governed by its memorandum of association and bye-laws and by Bermuda law.

“Blank Check” Preferred Stock

Markel’s board of directors is authorized, subject to limitations prescribed by law, to issue preferred shares from time to time in one or more series. The board of directors is authorized with respect to each series to fix its designation; relative rights, including voting, dividend, conversion, sinking fund and redemption rights; preferences, including with respect to dividends and on liquidation; and limitations.

The board of directors, without shareholder approval, can issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holder of common shares.

Alterra’s board of directors is authorized, subject to limitations prescribed by law, to issue the preferred shares in classes or series, to establish from time to time the number of preferred shares to be included in each such class or series, and to fix the designation, powers, preferences redemption provisions, restrictions and rights to the preferred shares of each such class or series and the qualifications, limitations or restrictions thereof.

Number of Directors

Markel’s board of directors must consist of at least 3 and no more than 15 directors, the exact number to be fixed from time to time by resolution of the board. The current size of Markel’s board is ten. A vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled only by (i) the shareholders, (ii) the board of directors, or (iii) the majority vote of the remaining directors though less than a quorum of the board of directors.	Alterra’s board of directors will consist of at least 6 and no more than 21 directors, the exact number to be determined from time to time by resolution of the board. Any increase in the size of Alterra’s board of directors is deemed to create a vacancy and may be filled by the directors appointing additional directors.

Board Classification/Term

Markel’s board of directors is not classified. Directors are elected at each annual meeting of shareholders. Despite the expiration of a director’s term, a director continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.	Alterra’s board of directors is not classified. All directors will be elected for such terms as determined by the shareholders of Alterra, or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their offices is otherwise vacated.

Alternate Directors

Virginia law does not provide for alternate directors.	Alternate directors are specifically prohibited.

Removal of Directors

Markel’s bylaws provide that shareholders may remove any director with our without cause at a meeting called for that purpose. Removal of a director will be effective	Alterra’s bye-laws provide that shareholders holding a majority of the issued and outstanding shares entitled to vote at a general meeting or special

Markel	Alterra

only if approved by a majority of the votes entitled to be cast at an election of directors of the voting group or groups by which the director was elected.	general meeting or conferring the right to vote on a resolution to remove a director may, at any special general meeting convened and held in accordance with the bye-laws, remove a director, provided that the notice of any such meeting will contain a statement of the intention so to do and be served on such director not less than 14 days before the meeting and at such meeting such director will be entitled to be heard on the motion for such director’s removal. A director may only be so removed for “Cause,” as defined in the bye-laws.

A vacancy on the board of directors, including a vacancy resulting from the removal of a director, may be filled only by (i) the shareholders, (ii) the board of directors, or (iii) the majority vote of the remaining directors though less than a quorum of the board of directors.	If a director is so removed, the vacancy may be filled by the shareholders holding at least a majority of the issued and outstanding shares entitled to vote at a general or special general meeting or conferring the right to vote on such resolution and, in the absence of such election or appointment, the board may fill the vacancy.

Board Vacancies

A vacancy on Markel’s board of directors may be filled only by (i) the shareholders, (ii) the board of directors, or (iii) the majority vote of the remaining directors though less than a quorum of the board of directors.

In the case of the resignation of a director that will become effective at a specified later date, the vacancy may be filled before it occurs but the new director may not take office until the vacancy occurs.

Alterra’s board of directors will have the power to appoint any person as a director to fill a vacancy on Alterra’s board of directors occurring as the result of an increase in the size of Alterra’s board of directors, the death, disability, disqualification, resignation or removal of any director or if such director’s office is otherwise vacated. A director so appointed will hold office for the balance of the term of such vacant Alterra board position, or until such director’s successor is elected or appointed or such director’s office is otherwise vacated.

The board may act notwithstanding any vacancy in its number, but, if and so long as its number is reduced below the number necessary to reach quorum for the transaction of business at meetings of the board, the continuing directors may act for the purpose of filling vacancies of the board, summoning a general meeting or circulating a written resolution or preserving the assets of the company.

Under Alterra’s bye-laws the office of director will be deemed to be vacated if the director:

(a) is removed from office under the bye-laws or is prohibited from being a director by law;

(b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) is or becomes of unsound mind or dies;

Markel	Alterra

(d) resigns his or her office by notice in writing to Alterra.

Quorum of the Board

A majority of the number of directors prescribed in accordance with Markel’s bylaws, or if no number had been prescribed, the number of directors in office immediately before the meeting begins, constitutes a quorum for the transaction of business at a meeting of the board of directors.	The quorum necessary for the transaction of business at a meeting of Alterra’s board of directors will be a majority of the directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Companies Act.

Action of the Board

The act of a majority of the directors present at a meeting at which a quorum is present is the act of Markel’s board of directors.	A resolution put to the vote at a meeting of Alterra’s board of directors will be carried by the affirmative votes of a majority of the votes cast, and in the case of an equality of votes the resolution will fail.

Action by Written Consent of the Board

Action required or permitted to be taken at a Markel board of directors’ meeting may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken is effective when the last director signs the consent unless the consent specifies a different effective date and states the date of execution by each director, in which event it is effective according to the terms of the consent.	Alterra’s board of directors is permitted to act by a written resolution signed by all the directors, which may be in counterparts. Such resolution is effective on the date on which the last director signs the resolution, provided that no such resolution will be valid unless the last signature of a director is affixed outside the United States (a director who is not the last director to sign may sign a resolution in writing even though he or she is in the United States).

Calling of Board Meetings

Special meetings of Markel’s board of directors may be called by the Chairman of the Board or the board of directors.	A director may, and the secretary on the requisition of a director will, at any time summon a meeting of Alterra’s board of directors.

Notice of Board Meetings

No notice need be given of regular meetings of Markel’s board of directors. Notice of special meetings of the board of directors must be given to each director not less than six hours before the meeting by any means permitted under the Virginia Stock Corporation Act. Any such notice may be oral or written and must include the time and place of the meeting.

A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or

Notice of a meeting of Alterra’s board of directors must be provided at least two days in advance of such meeting, and must state the date, time, place (which will not be in the United States) and the general nature of the business to be considered at the meeting unless the directors unanimously agree to waive notice of such meeting. Notwithstanding the foregoing, a shorter notice will be valid if it is reasonable under the circumstances.

Notice of a meeting of Alterra’s board of directors will be deemed to be duly given to a director if it is

Markel	Alterra

transacting business at the meeting and does not vote for or assent to action taken at the meeting.	given to such director verbally in person or by telephone or otherwise communicated or sent to such director by post, electronic mail, facsimile or other mode of representing words in a visible form at such director’s last known address or any other address given by such director to Alterra for this purpose.

Location of Board Meetings

Markel’s board of directors can meet anywhere within or without the Commonwealth of Virginia.	Alterra’s board of directors can meet anywhere except the United States.

Telecommunication of Board Meetings

The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.	Directors may participate in any meeting of Alterra’s board of directors by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting will constitute presence in person at such meeting; provided, however, that no director may participate in any meeting of Alterra’s board of directors while physically present in the United States.

Duties of Directors and Director Liability

Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonable or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process.

In addition, Virginia law provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of:

• the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws; or

The Companies Act provides that the business of a company is to be managed and conducted by the board of directors. Under Bermuda law, at common law, members of a board of directors owe fiduciary and other duties to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

• a duty to act in good faith in the best interests of the company;

• a duty not to make a personal profit from opportunities that arise from the office of director;

• a duty to avoid conflicts of interest; and

• a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

• to act honestly and in good faith with a view to the best interests of the company;

Markel	Alterra

• the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed.

Markel’s articles of incorporation provide for the elimination of liability of officers and directors in every instance permitted under Virginia law. The liability of an officer or director is not limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including any claim of unlawful insider trading or manipulation of the market for any security.

• to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; and

• to disclose material conflicts of interest to the board of the company at the first opportunity.

In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

Section 281 of the Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he or she has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his or her appointment, he or she ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers.

Indemnification

Virginia law provides that, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Virginia law permits a corporation to indemnify, after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the following standard of conduct, an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

• he conducted himself in good faith;

• he believed in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and in all other cases that his conduct was at least not opposed to its best interests; and

Bermuda law permits a company to indemnify its directors, officers and auditors with respect to any loss arising or liability attaching to such person by virtue of any rule of law concerning any negligence, default, breach of duty, or breach of trust of which the directors, officers or auditors may be guilty in relation to the company or any of its subsidiaries; provided, that, the company may not indemnify a director, officer or auditor against any liability arising out of his or her fraud or dishonesty. Bermuda law also permits a company to indemnify its directors, officers and auditors against liability incurred by them in defending any civil or criminal proceedings in which judgment is given in their favor or in which they are acquitted, or when the Court grants relief to them under Section 281 of the Companies Act. Bermuda law permits a company to advance moneys to directors, officers and auditors to defend civil or criminal proceedings against them on condition that these moneys are repaid if the allegation of fraud or dishonesty is proved.

Markel	Alterra

•   in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A Virginia corporation may, however, not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. In addition, Virginia law permits a corporation to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against his willful misconduct or a knowing violation of the criminal law. Markel’s articles of incorporation provide mandatory indemnification of officers and directors to the full extent permitted by Virginia law and for permissive indemnification of employees and agents to the same extent.

Section 98A of the Companies Act permits companies to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust in relation to the company or any subsidiary thereof, whether or not the company may otherwise indemnify such officer or director.

Alterra will indemnify its directors, officers, employees and agents and the liquidator or trustees (if any) who have acted or are acting in relation to any of the affairs of Alterra with respect to any loss sustained by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts (other than in respect to any matter prohibited by the Companies Act).

Any indemnification, unless ordered by a court, will be made by Alterra only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination will be made (1) by Alterra’s board of directors by a majority vote of disinterested directors or (2) if a majority of the disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the majority of the shareholders. Alterra may purchase and maintain insurance to protect itself and any director, officer or other person entitled to indemnification to the fullest extent permitted by law.

Advancement of Expenses

Unless a determination has been made that indemnification is not permissible, Markel must make advances and reimbursements for expense incurred by a director or officer in a proceeding upon receipt of an undertaking from the director or officer to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking must be an unlimited, unsecured general obligation of the director or officer and must be accepted without reference to the director’s or officer’s ability to make repayment.	Expenses actually and reasonably incurred by any director, secretary, other officer or employee of Alterra in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought will be paid by Alterra in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it will be ultimately determined that such person is not entitled to be indemnified by Alterra as authorized in the bye-laws or otherwise under applicable law; provided, that, if it is determined by either (a) a majority vote of directors who were not parties to such action, suit or proceeding or (b) if a majority of the disinterested directors so directs, by

Markel	Alterra

independent legal counsel in a written opinion, that there is no reasonable basis to believe that such person is entitled to be indemnified by Alterra as authorized in the bye-laws or otherwise under applicable law, then no expense will be advanced. Such expenses incurred by agents of Alterra may be paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as Alterra’s board of directors deems appropriate.

Shareholder’s and Derivative Suits

Under Virginia law, shareholders may commence or maintain a derivative proceeding in the right of the corporation. The shareholder commencing or maintaining the action must be:

• A shareholder of the corporation at the time of the act or omission complained of;

• A shareholder through transfer by operation of law from one who was a shareholder at that time; or

• Must have become a shareholder before public disclosure and without knowledge of the act or omission complained of; and

• Able to fairly and adequately represent the interests of the corporation in enforcing the right of the corporation.

No shareholder may commence a derivative proceeding until:

• A written demand has been made on the corporation to take suitable action; and

• Ninety days have expired from the date the demand was made unless (i) the demand has been rejected, or (ii) irreparable injury to the corporation would result by waiting until the end of the 90-day period.

The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the company’s name to remedy a wrong done to the company where the act complained of is alleged to be beyond its corporate power or is illegal or would result in the violation of its memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of shareholders than that which actually approved it or where a power vested in the board of directors has been exercised for an improper purpose.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the court, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Under Alterra’s bye-laws each shareholder of Alterra agrees to waive any claim or right of action it might have, whether individually or by or in the right of Alterra, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for Alterra, provided, that, such waiver will not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Markel	Alterra

Annual Meeting

The annual meeting of Markel’s shareholders will be held, ether within or without the Commonwealth of Virginia, in May of each year on the date designated by the board of directors and specified in the notice of meeting.

If an annual meeting of shareholders is not held within the time period designated by the bylaws, a substitute annual meeting must be called as promptly as is practicable thereafter by the Chairman of the Board or the board of directors. Any meeting so called will be designated and treated for all purposes as the annual meeting.

The annual general meeting of Alterra will be held in each year at such time and place (which will not be in the United States) as the president or the chairman or any two directors or any director and the secretary or Alterra’s board of directors will appoint.

Notice of Annual General Meetings

Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, must be given by or at the direction of the persons calling the meeting not less than ten nor more than 60 days before the date of the meeting (except as a different time is specified by law) to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law.	At least five days’ notice of such meeting will be given to each shareholder entitled to vote at the relevant record date, stating the date, place (which will not be in the United States) and time at which the meeting is to be held, that the election of directors will take place, and as far as practicable, the other business to be conducted at the meeting.

Calling and Notice of Special General Meetings

Special meetings of the shareholders may be called by the Chairman of the Board or the board of directors. Only business within the purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

Written notice stating the place, day and hour of the special meeting, the purpose or purposes for which the meeting is called, must be given by or at the direction of the persons calling the meeting not less than ten nor more than 60 days before the date of the meeting (except as a different time is specified by law) to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law.

The president or the chairman or any two directors or any director and the secretary or Alterra’s board of directors may convene a special general meeting of Alterra whenever in their judgment such a meeting is necessary, upon not less than five days’ notice to each shareholder entitled to vote at the relevant record date, stating the date, time, place (which will not be in the United States) and the general nature of the business to be considered at the meeting.

Alterra’s board of directors will, on the requisition of shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of Alterra as at the date of the deposit carries the right to vote at general meetings of Alterra, forthwith proceed to convene a special general meeting of Alterra.

A general meeting of Alterra will, notwithstanding that it is called by shorter notice than that specified in the bye-laws, be deemed to have been properly called

Markel	Alterra

if it is so agreed by (a) all the shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (b) a majority in number of the shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

Quorum of Shareholders

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or will be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Less than a quorum may adjourn a meeting.

At any general meeting of Alterra two or more persons present in person and representing in person or by proxy more than of 50% of the aggregate voting power of Alterra as of the relevant record date throughout the meeting will form a quorum for the transaction of business, provided, however, that if Alterra will at any time have only one shareholder, one shareholder present in person or by proxy will form a quorum for the transaction of business at any general meeting of Alterra held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on requisition, the meeting will be deemed cancelled, and, in any other case, the meeting will stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the secretary may determine. Unless the meeting is so adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting will be given to each shareholder. No business will be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues throughout the meeting, but the absence of a quorum will not preclude the appointment, choice or election of a chairman of the meeting which will not be treated as part of the business of the meeting.

Adjournment of Meetings

A meeting may be adjourned by a majority of the votes cast, even if less than a quorum. If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment; however, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date unless a court provides otherwise. The board of directors must fix a

The chairman of a general meeting may, with the consent of 50% of the shareholders present in person or by proxy (and shall if so directed by shareholders holding a majority of the voting rights of those shareholders present in person or by proxy), at any general meeting whether or not a quorum is present adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned

Markel	Alterra

new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.	meeting shall be given to each shareholder in accordance with the provisions of Alterra’s bye-laws with respect to a special general meeting of Alterra. In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that: (1) it is likely to be impracticable to hold or continue that meeting because of the number of shareholders who are not present; (2) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or (3) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Telecommunication of General Meetings

Shareholders may participate in meetings by use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.	Shareholders may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting will constitute presence in person at such meeting, provided, however, that no shareholder may participate in any general meeting while that shareholder (or, if any shareholder is an entity, its representative) is physically present in the United States.

Voting at General Meeting

If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Directors are elected by a majority of votes cast of the voting group or groups entitled to elect them at any meeting of shareholders for the election of directors at which a quorum is present; however, if the number of director nominees exceeds the number of directors to be elected by any voting group, the director(s) will be elected by a plurality of the votes of the shares of such voting group represented at the meeting and entitled to vote on the election of directors. Mergers, amendments of the articles of incorporation or dissolution of the corporation require an affirmative vote of 2/3 of the outstanding shares in each voting group.

Subject to the provisions of the Companies Act and the bye-laws, any question proposed for the consideration of the shareholders at any general meeting will be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of the bye-laws and in the case of an equality of votes the resolution will fail.

No shareholder will be entitled to vote at any general meeting unless such shareholder has paid all the calls on all shares held by such shareholder.

Markel	Alterra

Voting by Show of Hands

Virginia law does not provide for a vote by show of hands.	At any general meeting a resolution put to the vote of the meeting will, in the first instance, be voted upon by a show of hands and, subject to the bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of the bye-laws, every shareholder present in person and every person holding a valid proxy at such meeting will be entitled to one vote and will cast such vote by raising his or her hand.

Demand for a Poll

The chairman of the meeting has the authority to establish rules for the conduct of the meeting. The chairman must announce when the polls open and close for each matter to be voted on; if no announcement is made, the polls are deemed to have opened at the beginning of the meeting and closed upon final adjournment.	Notwithstanding a vote by the show of hands, any of (a) the chairman, (b) at least three shareholders present in person or proxy, (c) shareholder or shareholders present in person or proxy holding more than 1/10 of the total voting power of Alterra or (d) shareholder or shareholders present in person or proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than 1/10 of the total sum paid up on all such shares conferring such right may demand that a vote be taken by poll.

Action by Written Resolution of the Shareholders

Markel shareholders are not permitted to act by written consent.

Subject to certain statutory exceptions, anything which may be done by resolution of Alterra in general meeting or by resolution of a meeting of any class of the shareholders of Alterra, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a shareholder that is a corporation, on behalf of, all the shareholders who at the date of the resolution or the record date would be entitled to attend the meeting and vote on the resolution. Such written resolutions do not apply for the purpose of removing a director before the expiration of his term of office under the bye-laws.

No such resolution will be valid unless the signature of the last shareholder signing such resolution is affixed outside of the United States.

Required Vote for Merger

A merger must be approved by each voting group entitled to vote on the plan of merger by more than 2/3 of all the votes entitled to be cast by that voting group.	Section 106 of the Companies Act provides that unless Alterra’s bye-laws provide otherwise, the merger of Alterra with another company must be

Markel	Alterra

approved by a majority vote of 3/4 of those voting at such meeting and the quorum will be two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of Alterra as at the record date. Alterra’s bye-laws do not provide otherwise.

Shareholder Proposals

Any shareholder wishing to bring a matter (other than the nomination of a director or a matter to be included in the Company’s proxy materials) before an annual meeting of shareholders must give notice in writing to the secretary of the corporation, by registered or certified United States mail, delivered not later than 90 days before the date of the anniversary of the immediately preceding annual meeting. The notice must set forth as to each matter to be brought before the meeting (i) a brief description of the business to be brought before the meeting, including the complete text of any resolutions to be presented for a vote; (ii) the name and address of record of the shareholder making the proposal; (iii) the number of shares of common stock beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the business to be brought before the meeting. Any matter brought before the meeting of shareholders other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.	Under Bermuda law, shareholders may, at their own expense (unless the company otherwise resolves), as set forth below, require a company to give notice of any resolution that shareholders can properly propose at the next annual general meeting and/or to circulate a statement (of not more than 1000 words) in respect of any matter referred to in a proposed resolution or any business to be conducted at that general meeting. The number of shareholders necessary for such a request is either the number of shareholders representing not less than one-twentieth of the total voting rights of all the shareholders having at the date of the request a right to vote at the meeting to which the request relates, or not less than 100 shareholders.

Special meetings of the shareholders may be called by the Chairman of the Board or the board of directors. Only business within the purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

Director Nominations by Shareholder

Nominations for the board of directors at any meeting of shareholders at which directors are to be elected may be made by the board of directors, by a committee appointed by the board of directors, or by any shareholder who is a member of a voting group entitled to vote for the election of directors at such meeting and who follows the procedures set forth as follows:

Any shareholder wishing to nominate a director at the annual meeting must give notice in writing of the proposed nomination to the secretary of the corporation, by registered or certified United States mail, delivered not less than 60 days in advance of the meeting (except

In order for any shareholder to nominate a person for election as a director at any general meeting, the shareholder must, 120 days before the date of the meeting, provide Alterra notice in writing signed by shareholders holding at least 70% of the issued and outstanding shares entitled to vote at the meeting of their intention to propose a person for election and also notice in writing signed by the person to be proposed of his willingness to be named as a nominee and to serve as a director if elected.

Each such notice must be received by the Secretary at Alterra’s principal executive office as follows: (x) in

Markel	Alterra

that, if public disclosure of the meeting is made less than 70 days before the meeting, the notice must be delivered within ten days following such public disclosure). The notice must set forth (i) the name and address of record of the shareholder making the nomination and the name and address of the nominee(s); (ii) the number of shares of common stock beneficially owned by the shareholder; (iii) a description of all arrangements or understandings between or among the shareholder and each nominee and any other person or persons (naming such person or persons) in accordance with which the nomination is being made by the shareholder; (iv) information regarding each nominee equivalent to that required to be included in a proxy statement filed under the rules of the Securities and Exchange Commission if the nominee had been nominated by the board of directors; and (v) a consent of the nominee to serve as a director, if elected. Any nomination brought before the meeting other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.

the case of an annual general meeting, not later than the close of business on the 120th day nor earlier than the opening of business on the 150th day before the anniversary date of the immediately preceding annual general meeting; provided, that, if the annual general meeting is called for a date that is more than 30 days earlier or more than 60 days after such anniversary date, notice by the shareholders to be timely must be so received no earlier than the opening of business on the 150th day before the meeting and not later than the later of (i) the close of business on the 120th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual general meeting is first made by Alterra; and (y) in the case of a special general meeting called for the purpose of electing directors, not earlier than the opening of business on the 150th day before the meeting and not later than the later of (i) the close of business on the 120th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the special general meeting is first made by Alterra. The public announcement of an adjournment or postponement of an annual general meeting or special general meeting will not commence a new time period for the giving of a shareholder’s notice as described above.

Each such notice will also include (i) as to each person whom the shareholders propose to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of Alterra that are owned of record or are directly or indirectly owned beneficially by the person, (D) any derivative instrument directly or indirectly owned beneficially by such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Alterra and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Regulation 14A of the Exchange Act, and (ii) as to the shareholders giving the notice (A) the names and addresses, as they appear in the Register of Members, of the shareholders who intend to make the nomination, (B) a representation that the shareholders are holders

Markel	Alterra

of record of shares entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) the class and number of shares which are beneficially owned by the shareholders, (D) a description of all arrangements or understandings between the shareholders and each nominee and any other person or persons for which nominations are to be made by the shareholders, (E) any derivative instrument directly or indirectly owned beneficially by any such shareholder to profit or share in any profit derived from any increase or decrease in the value of shares of Alterra; (F) any proxy (other than a revocable proxy given in response to a solicitation made under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship under which any such shareholder has a right to vote any shares of Alterra; (G) any short interest in any security of Alterra held by any such shareholder; (H) any rights beneficially owned, directly or indirectly, by any such shareholder to dividends on the shares of Alterra that are separated or separable from the underlying shares of Alterra; (I) any proportionate interest in shares of Alterra or derivative instruments held, directly or indirectly, by a general or limited partnership in which any such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (J) any performance-related fees (other than an asset-based fee) that any such shareholder is entitled to based on any increase or decrease in the value of shares of Alterra or derivative instruments, if any, including any such interests held by shareholders of any such shareholders immediate family sharing the same household; (K) any other information relating to any such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Regulation 14A of the Exchange Act; (L) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any such shareholder, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others

Markel	Alterra

acting in concert therewith, on the other hand; and (M) a statement of whether any shareholder intends, or is part of a group that intends, to solicit proxies for the election of the proposed nominee.

Voting Rights and Proxies

A Markel shareholder may vote his shares in person or by proxy. A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for him by signing an appointment form or by an electronic transmission meeting the requirements of the Virginia Stock Corporation Act. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes and is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form or the electronic transmission states that is irrevocable and the appointment is coupled with an interest.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises its authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to any legal limitations on the right of a corporation to accept the vote or other action of a proxy and to any express limitation on the proxy’s authority stated in the appointment form or electronic transmission, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

Every shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a written proxy executed and delivered in accordance with the bye-laws. The proxy will be in any common form or other form as the board of directors may approve and the board of directors may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of proxy for use at that meeting or in connection with that written resolution. The proxy will be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The proxy will unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates. The instrument appointing a proxy will be in writing under the hand of the appointor or of his or her attorney authorized by him or her in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same. Proxy authority remains until notice of revocation is received at the registered office, or at such place or places as the board of directors may otherwise specify for the purpose.

Subject to “—Adjustment of Voting Power and Ownership Limitations,” each holder of common shares is entitled to one vote per voting common share held.

Adjustment of Voting Powers and Ownership Limitations

Markel has no comparable provisions.	Voting power of all shares will be adjusted (and will be automatically adjusted in the future) to the extent necessary so that there are no 9.5% United States shareholders.

Markel	Alterra

Unless waived by Alterra’s board of directors, Alterra’s bye-laws limit any U.S. shareholder to voting 9.5% of Alterra’s common shares. At the sole discretion of Alterra’s board of directors, Alterra may decline to register a transfer of shares if Alterra’s board of directors has reason to believe that the effect of such transfer would be to increase the number of total shares directly or indirectly constructively owned by such person or entity, as determined under Section 958 of the Code, to 9.5% or more of the outstanding Alterra common shares (without regard to any voting cut-backs described above).

Record Date

The board of directors may fix in advance a date to make a determination of shareholders entitled to notice or to vote at any meeting of shareholders, to receive any dividend, or for any other purpose.	Alterra’s board of directors may fix any date as the record date for determining (1) the shareholders (a) entitled to receive any dividend, (b) to receive notice of and to vote at any general meeting of Alterra and (c) to execute a resolution in writing and (2) the number of issued and outstanding shares for or in connection with any purpose.

Amendment of Articles of Incorporation and Memorandum of Association

Virginia law provides that the articles of incorporation may be amended by a resolution passed at a meeting of shareholders of which due notice has been given.

An amendment to be adopted must be approved by each voting group entitled to vote on the amendment by more than two-thirds of all the votes entitled to be cast by that voting group.

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters a company’s business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof or the holders of not less than 20% of the debentures entitled to object to amendments to the memorandum of association have the right to apply to the Bermuda courts for an annulment of any amendment to the memorandum of association adopted by shareholders at any general meeting. This does not apply to an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Upon such application, the alteration will not have effect until it is confirmed by the court. An application for an annulment of an amendment to the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s

Markel	Alterra

memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amendment of Bylaws

Markel’s bylaws may be amended or repealed, and new bylaws may be made at any regular or special meeting of the board of directors. Bylaws made by the board of directors may be repealed or changed and new bylaws may be made by shareholders, and the shareholders may prescribe that any bylaws made by them may not be altered, amended or repealed by the board of directors. Markel’s bylaws provided that the number of Markel’s directors must be least 3 and no more than 15 directors, the exact number to be fixed from time to time by resolution of the board. This bylaw may not be amended without shareholder approval.	No bye-law will be rescinded, altered or amended and no new bye-law will be made until the same has been approved by a resolution of Alterra’s board of directors and by a resolution of the shareholders.

Dividends and Distribution of Contributed Surplus

Subject to the rights of any holders of Markel preferred shares, the holders of common shares are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, in the event of liquidation, dissolution or winding up of Markel, to share ratably in all assets remaining after the payment of liabilities.

Under Bermuda law, a company may pay dividends on its issued and outstanding shares in accordance with the company’s bye-laws and the rights attaching to the company’s shares. Dividends may be declared by a company’s board of directors, out of any funds of the company legally available for the payment of such dividends, subject to any preferred dividend right of any holders of any preference shares from time to time.

Bermuda law does not permit a declaration or payment of dividends or the making of distributions of contributed surplus by a company if there are reasonable grounds for believing:

(1) the company is, or would, after the payment is made be, unable to pay its liabilities as they become due; or

(2) that the realizable value of the company’s assets would be less, as a result of the payment, than its liabilities.

Alterra’s board of directors has the power to declare dividends to be paid to the shareholders in proportion to the number of shares held by them, and to determine whether such dividends are to be paid in cash or wholly or partly in specie and to fix the value of any assets forming the subject of a dividend in specie.

Markel	Alterra

Interested Directors

Under Virginia law, a conflict of interests transaction is a transaction with the corporation in which a director of the corporation has an interest that precludes the director from being a disinterested director. A conflict of interests transaction is not voidable by the corporation solely because of the director’s interest in the transaction if any one of the following is true:

1.      The material facts of the transaction and the director’s interest were disclosed or known to the board of directors or a committee of the board of directors and the board of directors or committee authorized, approved, or ratified the transaction;

2.      The material facts of the transaction and the director’s interest were disclosed to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

3.      The transaction was fair to the corporation.

Bermuda law provides that, if a director or officer has an interest in a material contract or proposed material contract with the company or any of its subsidiaries or has a material interest in any person that is a party to such a contract, the director or officer must disclose the nature of that interest at the first opportunity, either at a meeting of directors or in writing to the board of directors.

After a director has made the required declaration of interest, he or she is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he or she has an interest, unless disqualified from doing so by the chairman of the relevant board meeting.

Discontinuing the Company

A Virginia corporation may be redomesticated to another jurisdiction under a plan of domestication adopted by the board of directors and approved by each voting group entitled to vote on the plan of domestication by more than 2/3 of all the votes entitled to be cast by that voting group.

Under Bermuda law, a company may change its jurisdiction of incorporation by “discontinuing” from Bermuda to a number of jurisdictions approved by the Bermuda Minister of Finance. A company may make specific provisions for discontinuance in its bye-laws, and may delegate authority to the board of directors to exercise all of the company’s powers to discontinue the company. In the absence of such provision, the decision to discontinue the company to another jurisdiction must be made by the shareholders and requires a resolution passed by a simple majority of the votes cast at a general meeting, provided that at any such meeting any such share will carry the right to vote in respect of such discontinuance whether or not it otherwise carries the right to vote.

The bye-laws delegate to Alterra’s board of directors the power to discontinue Alterra. Such a resolution would require the affirmative votes of a majority of the votes cast where the quorum is a majority of the directors then in office, present in person.

Markel	Alterra

Preemptive Rights

Markel shareholders do not have preemptive rights.

Under Bermuda law, no shareholder has a preemptive right to subscribe for additional issues of a company’s shares unless, and to the extent that, the right is expressly granted to the shareholder under the bye-laws of a company or under any contract between the shareholder and the company.

The bye-laws are silent with respect to preemptive rights for shareholders.

Repurchases of Shares

Markel’s directors may authorize the repurchase of its shares using funds legally available for that purpose. Markel does not have the right to compel a shareholder to make its shares available for repurchase.

Alterra’s board of directors may exercise all the powers of Alterra to purchase all or any part of its own shares. Alterra has the power to purchase its own shares for “Fair Market Value” if Alterra’s board of directors, in its reasonable exercise of its discretion, on behalf of Alterra, determines that ownership of shares of Alterra by any person may result in adverse tax, regulatory or legal consequences to Alterra, any of its subsidiaries or any of its shareholders. Alterra may also assign its purchase right to a third party or parties.

“Fair Market Value” as defined in the Alterra bye-laws means, with respect to a repurchase of any shares of Alterra (1) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent under the bye-laws or (2) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognized investment banking firm chosen by Alterra’s board of directors and reasonably satisfactory to the shareholder whose shares are to be so repurchased by Alterra, provided

Markel	Alterra

that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (1) will not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (2) such calculation will be final and the fees and expenses stemming from such calculation will be borne by Alterra or its assignee, as the case may be.

Restrictions on Transfer

There are no restrictions on transfers of Markel shares except as imposed by federal securities laws or by contract between Markel and the holder of the shares.

At the sole discretion of Alterra’s board of directors, Alterra may decline to register a transfer of shares if Alterra’s board of directors has reason to believe that the effect of such transfer would be to increase the number of total controlled shares of any person to 9.5% or any higher percentage of the shares of Alterra on an unadjusted basis.

Alterra’s board of directors may, in its sole discretion, decline to register the transfer of any shares if Alterra’s board of directors has reason to believe (1) that such transfer may expose Alterra, any subsidiary thereof, any shareholder or any person ceding insurance to Alterra or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (2) that registration of such transfer under the Securities Act or under any blue sky or other United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected.

Alterra’s board of directors will decline to approve a transfer of shares unless all applicable consents, authorizations, permissions or approvals have been obtained.

Business Combination Statutes

Virginia law, except as to companies that elect not to be covered, prohibits the following business combinations between a Virginia corporation and any “interested shareholder:”

• mergers and statutory share exchanges;

• material dispositions of corporate assets not in the ordinary course of business;

• any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

A Bermuda company may not enter into certain business transactions with its significant shareholders or affiliates without obtaining prior approval from its board of directors and, in certain instances, its shareholders. Examples of such business transactions include amalgamations, mergers, asset sales and other transactions in which a significant shareholder or affiliate receives or could receive a financial benefit that is greater than that received or to be received by other shareholders.

Markel	Alterra

•  any reclassification, including a reverse stock split, recapitalization or merger of the corporation with its subsidiaries that increases the percentage of voting share beneficially owned by an interested shareholder by more than 5%.

An interested shareholder of a corporation is, among others, a person who is, or an affiliate or associate of the corporation who was within three years of the transaction, a beneficial owner of more than 10% of any class of the outstanding voting shares of the corporation unless a majority of disinterested directors approved the acquisition of shares making a person an interested shareholder. Unless the affiliated transaction comes within an applicable exemption, an affiliated transaction in the three years after a person becomes an interested shareholder must be approved by the affirmative vote of a majority of the disinterested directors and by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder. After three years, an affiliated transaction must be approved by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder, unless the affiliated transaction is approved by a majority of the disinterested directors or meets “fair price” criteria. Markel has not made any election in its articles of incorporation not to be covered by this provision of the Virginia law.

Under Virginia law, voting rights for “control shares” must be approved by a corporation’s shareholders, not including the shares held by interested parties. “Control shares” are shares whose acquisition entitles the acquiror to between 1/5 and 1/3, between 1/3 and 1/2, or greater than 1/2 of a corporation’s voting power. If a shareholder has acquired control shares with a majority of all voting power and these shares have been given voting rights, all other shareholders have dissenters’ rights. Virginia law exempts from these provisions acquisitions where the corporation is a party to the governing agreement. Markel has not made any election not to be governed by these provisions of Virginia law. Markel’s board of directors can elect not to be governed by these provisions at any time before four days after receipt of a control share acquisition notice.

Markel	Alterra

Approval of Certain Transactions

Under Virginia law, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business, if the proposed transaction is approved by more than two-thirds of all of the votes entitled to be cast on that matter. A merger or share exchange plan must be approved by each voting group entitled to vote separately on the plan by more than two-thirds of all the votes entitled to be cast on the plan by that voting group. The articles of incorporation may provide for a greater or lesser vote, but not less than a majority of all the votes cast on the transaction by each voting group entitled to vote on the transaction. Markel’s articles of incorporation do not provide for a greater or lesser vote.

The Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions.

Takeover: Bermuda does not have any takeover regulations applicable to shareholders of Bermuda companies.

Amalgamations and mergers: Under Bermuda law, the amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of the company as at the applicable record date. The required vote of shareholders may be reduced by an amendment to the company’s bye-laws. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. A separate vote of a class of shares is required if the rights of such class would be altered by virtue of the amalgamation or merger. Any shareholder who does not vote in favor of the amalgamation or merger and who is not satisfied that he or she has been offered fair value for his or her shares may, within one month of receiving the company’s notice of shareholder meeting to consider the amalgamation or merger, apply to the court to appraise the fair value of his or her shares. No appeal will lie from an appraisal by the court. The costs of any application to the court will be in the discretion of the court.

Markel	Alterra

Inspection of Books and Records; Shareholder Lists

Under Virginia law, a shareholder of a corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements below and gives the corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy:

1.      Excerpts from minutes of any meeting of the board of directors or a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders, board of directors, or a committee of the board without a meeting, to the extent not subject to inspection;

2.      Accounting records of the corporation; and

3.      The record of shareholders of record.

A shareholder may inspect and copy the records identified above only if:

The shareholder has been a shareholder for at least six months immediately preceding the shareholder’s demand or is the holder of record or beneficial owner of at least five percent of all of the outstanding shares;

The shareholder’s demand is made in good faith and for a proper purpose;

The shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect; and

The records are directly connected with the shareholder’s purpose.

Under Bermuda law, shareholders of the general public have the right to inspect a company’s public documents available at the office of the Registrar, which will include a company’s memorandum of association (including its objects and powers) and any alterations to its memorandum of association, including any increase or reduction of the company’s authorized capital.

Registered shareholders have the additional right to inspect the bye-laws, minutes of general meetings and audited financial statements of a company, which must be presented to the annual general meeting of shareholders. A company’s register of shareholders is also open to inspection by shareholders, and to shareholders of the public, without charge. The register of shareholders is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than 30 days in a year). A company is required to maintain a share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside Bermuda. A company is required to keep at its registered office a register of its directors and officers which is open for inspection for not less than two hours in any business day by shareholders of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Appraisal Rights/Dissenters’ Rights

Markel shareholders do not have appraisal rights.	Under Bermuda law, a dissenting shareholder of an amalgamating or merging company that does not believe it has been offered fair value for its shares may apply to the court to appraise the fair value of its shares. Where the court has appraised any such shares and the amalgamation or merger has been consummated before the appraisal then, within one month of the court appraising the value of the shares, if the amount (if any) paid to the dissenting

Markel	Alterra

shareholder for his or her shares is less than that appraised by the court, the amalgamated or merged company will pay to such shareholder the difference between the amount paid to such shareholder and the value appraised by the court.

Required Purchase and Sales of Shares

There are no comparable provisions under Virginia law, except that a corporation holding more than 90% of the common shares of another corporation may merge that corporation into itself without obtaining a shareholder vote.

An acquiring party is generally able to acquire compulsorily the common shares of minority holders in the following ways:

• By a court approved scheme of arrangement under Section 99 of the Companies Act. Schemes may be transfer schemes or cancellation schemes but, unlike a transfer scheme, a cancellation scheme requires the company to pass a solvency test or obtain the agreement of all its creditors to the scheme. In either case, dissenting shareholders do not have express statutory appraisal rights but the court will only sanction a scheme if it is fair. Shares owned by the offeror can be voted to approve the scheme but the court will be concerned to see that the shareholders approving the scheme are fairly representative of the general body of shareholders.

Any scheme must be approved by a majority in number representing three quarters in value of the shareholders present and voting either in person or by proxy at the requisite special general meeting. If there are dissenting shareholders who hold more than 10% of the shares, the court might be persuaded not to exercise its discretion to sanction the scheme on the ground that the scheme constitutes a takeover within Section 102 of the Companies Act and requires a 90% acceptance.

• A Bermuda company may effect a squeeze-out of a minority shareholder in a Bermuda company by way of a general offer followed by a squeeze-out under Section 102 of the Companies Act. Broadly, if the offer is approved by the holders of 90% in value of the shares which are the subject of the offer, the offeror can compulsorily acquire the shares of dissenting shareholders. Shares owned by the offeror or its subsidiary or their nominees at the date of the offer do not, however, count towards the 90%. If the offeror or any of its subsidiaries or any

Markel	Alterra

nominee of the offeror or any of its subsidiaries together already own more than 10% of the shares in the subject company at the date of the offer the offeror must offer the same terms to all holders of the same class and the holders who accept the offer, besides holding not less than 90% in value of the shares, must also represent not less than 75% in number of the holders of those shares although these additional restrictions should not apply if the offer is made by a subsidiary of a parent (where the subsidiary does not own more than 10% of the shares of the subject company) even where the parent owns more than 10% of the shares of the subject company, provided that the subsidiary and the parent are not nominees.

The 90% must be obtained within 4 months after the making of the offer and, once obtained, the compulsory acquisition may be commenced within 2 months of the acquisition of 90%. Dissenting shareholders do not have express appraisal rights but are entitled to seek relief (within one month of the compulsory acquisition notice) from the court which has power to make such orders as it thinks fit.

By the holders of 95% or more of the shares or any class of shares serving a notice on the remaining shareholders or class of shareholders under Section 103 of the Companies Act. Dissenting shareholders have a right to apply to the court within one month of the compulsory acquisition notice to have the value of their shares appraised by the court but these appraisal rights differ from the appraisal rights in an amalgamation in that, under Section 103, if one dissenting shareholder applies to the court and is successful in obtaining a higher valuation, that valuation must be paid to all shareholders being squeezed out.

THE MARKEL SPECIAL MEETING

Date, Time and Place

The Markel special meeting will be held at 4521 Highwoods Parkway, Glen Allen, Virginia 23060, on February 26, 2013 at 10:00 a.m. Eastern Time.

Purposes of the Markel Special Meeting

At the Markel special meeting, Markel shareholders will be asked to consider and vote on the following proposals:

•	Proposal 1: the proposal to approve the stock issuance; and

•

Proposal 2: to transact such other business, if any, as may lawfully be brought before the Markel special meeting, including the proposal to approve an adjournment of the Markel special meeting for the solicitation of additional proxies from Markel shareholders in favor of the above proposal.

Markel’s board of directors has unanimously adopted the merger agreement and authorized and approved the stock issuance, and deems it advisable and fair to, and in the best interests of, Markel to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement. Markel’s board of directors recommends that Markel shareholders vote “FOR” each of the items above.

Markel Record Date

Only shareholders of record, as shown by Markel’s transfer books, at the close of business on January 17, 2013, which is the Markel record date, will be entitled to notice of, and to vote at, the Markel special meeting or any adjournment or postponement thereof. If you held shares of Markel common stock in a brokerage account or in “street name” as of the record date, you may only vote at the Markel special meeting by following the voting instructions provided to you by your bank, broker or other nominee. As of January 17, 2013, the record date for the Markel special meeting, there were 9,629,912 shares of Markel common stock issued and outstanding. As of January 17, Markel directors, executive officers and their affiliates had the right to vote 552,865 shares of Markel common stock representing approximately 5.7% of the total shares of Markel common stock issued and outstanding. Markel currently expects that all of its directors and executive officers will vote “FOR” each matter on the Markel proxy card.

Quorum

The presence, in person or by proxy, of the holders in excess of 50% of the issued and outstanding shares of Markel common stock as of the close of business on January 17, 2013, the record date of the Markel special meeting, is necessary to constitute a quorum at the Markel special meeting.

Required Vote

The vote required for each of the above items is set forth under the description of each proposal. See “Proposals to be Submitted to Markel Shareholders; Voting Requirements and Recommendations.”

Voting Securities

As of January 17, 2013, the record date for the Markel special meeting, there were 9,629,912 shares of Markel common stock issued and outstanding. The shares of Markel common stock are the only class of Markel securities outstanding and entitled to vote at the Markel special meeting or at any adjournment or postponement thereof. Each share of Markel common stock held by a shareholder entitles its holder to one vote on each matter that is voted upon by poll at the Markel special meeting or any adjournment or postponement thereof.

Abstentions and “Broker Non-Votes”

The approval of the stock issuance proposal requires the affirmative vote of the holders of a majority of shares entitled to vote on the proposal and present in person or represented by proxy at the Markel special meeting, provided that the total votes cast on the issuance proposal represent over 50% of the outstanding shares of Markel common stock entitled to vote on the stock issuance proposal, in accordance with the NYSE rules. Votes “for,” votes “against” and abstentions count as votes cast, while “broker non-votes” do not count as votes cast for this purpose. All outstanding shares of Markel common stock count as shares entitled to vote. Thus, the NYSE votes cast must be greater than 50% of the total outstanding shares of Markel common stock. The number of votes “for” the stock issuance proposal must be greater than 50% of the NYSE votes cast.

With regard to the adjournment proposal, votes may be cast in favor of or against such proposal or a shareholder may abstain from voting on such proposal. Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on such proposal brought before the Markel special meeting. Because the vote required to approve such proposal at the Markel special meeting is the affirmative vote of a majority of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to such proposal to be voted on at the Markel special meeting will not have the effect of a vote for or against such proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

THE ALTERRA SPECIAL GENERAL MEETING

Date, Time and Place

The Alterra special general meeting will be held at its principal executive offices located at Alterra House, 2 Front Street, Hamilton, Bermuda HM 11, on February 26, 2013 at 11:00 a.m. Atlantic Time.

Purposes of the Alterra Special General Meeting

At the Alterra special general meeting, Alterra shareholders will be asked to consider and vote on the following proposals:

•

Proposal 1: to consider and vote on the proposal to approve an amendment to Alterra’s bye-laws to reduce the shareholder vote required to approve a merger with any other company from (1) the affirmative vote of three-fourths of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of Alterra as at the record date is present to (2) a simple majority of the votes cast thereon at a general meeting of the shareholders at which a quorum of two or more persons present in person and representing in person or by proxy more than one-half of the aggregate voting power of Alterra as at the record date is present;

•	Proposal 2: the proposal to approve and adopt the merger agreement and the merger;

•

Proposal 3: the proposal, on an advisory basis (non-binding), to approve the compensation that may be paid or become payable to Alterra’s named executive officers in connection with the merger, and the agreements and understandings under which such compensation may be paid or become payable, as described in the section entitled “—Advisory Vote on the Golden Parachute Compensation Arrangements for Alterra’s Named Executive Officers”; and

•

Proposal 4: to transact such other business, if any, as may lawfully be brought before the Alterra special general meeting, including to approve an adjournment of the Alterra special general meeting for the solicitation of additional proxies from Alterra shareholders in favor of any of the above proposals.

Alterra’s board of directors has unanimously adopted the merger agreement and authorized and approved the merger and the other transactions contemplated by the merger agreement and determined that the merger consideration constitutes fair value for each Alterra common share in accordance with the Companies Act and deemed it advisable and fair to, and in the best interests of, Alterra to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement. Alterra’s board of directors recommends that Alterra shareholders vote “FOR” each of the items above.

Alterra Record Date and Voting by Alterra Directors and Executive Officers

Only Alterra shareholders of record, as shown on Alterra’s register of members, at the close of business on January 8, 2013, the record date for the Alterra special general meeting, will be entitled to notice of, and to vote at, the Alterra special general meeting or any adjournment or postponement thereof. As of January 8, 2013, the record date for the Alterra special general meeting, there were 96,067,198 Alterra common shares issued and outstanding. As of the same date, Alterra directors, executive officers and their affiliates had the right to vote 18,745,925 Alterra common shares representing approximately 19.5% of the total Alterra common shares issued and outstanding (after applying certain voting cut-backs in accordance with Alterra’s bye-laws). Alterra currently expects that all of its directors and executive officers will vote “FOR” each matter on the Alterra proxy card.

Quorum

The presence of two or more persons present in person and representing in person or by proxy more than 50% of the aggregate voting power of Alterra as at the record date throughout the Alterra special general meeting is necessary to constitute a quorum at the Alterra special general meeting. If the bye-law amendment is not approved, the quorum required for proposal 2 will be two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of Alterra as at the record date.

Required Vote

The vote required for each of the above items is set forth under the description of each proposal. See “Proposals to be Submitted to Alterra Shareholders; Voting Requirements and Recommendations.”

Voting Securities

As of January 8, 2013, the record date for the Alterra special general meeting, there were 96,067,198 Alterra common shares issued and outstanding. Alterra common shares are the only class of Alterra securities that are entitled to vote at the Alterra special general meeting or any adjournment or postponement thereof.

Each Alterra common share entitles its holder to one vote on each matter that is voted upon by poll at the Alterra special general meeting or any adjournment or postponement thereof, subject to certain provisions of Alterra’s bye-laws that reduce the total voting power of any U.S. shareholder owning, directly, indirectly or constructively 9.5% or more of the common shares to less than 9.5% of the total voting power of Alterra’s capital stock. In addition, Alterra’s board of directors may limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences.

Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, Alterra requests that 9.5% Shareholders contact us promptly so that we may determine whether the voting power of such holder’s common shares should be reduced. The board of directors of Alterra may require any shareholder to provide information for the purpose of determining whether that shareholder’s voting rights should be adjusted. Alterra’s board of directors may disregard the votes attached to common shares of any holder who fails to respond to such a request or who, in its judgment, submits incomplete or inaccurate information. Alterra’s board of directors retains discretion to make such final adjustments that it considers fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the common shares held by any shareholder to ensure that no U.S. person will be a 9.5% Shareholder at any time.

Abstentions and “Broker Non-Votes”

With regard to any proposal, votes may be cast in favor of or against such proposal or a shareholder may abstain from voting on such proposal. Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before the Alterra special general meeting. Because the vote required to approve the proposals at the Alterra special general meeting is the affirmative vote of a majority of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the Alterra special general meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

PROPOSALS TO BE SUBMITTED TO MARKEL SHAREHOLDERS; VOTING REQUIREMENTS AND RECOMMENDATIONS

Proposal 1: Stock issuance

On December 18, 2012, Markel’s board of directors unanimously adopted, subject to Markel shareholder approval at the Markel special meeting, a resolution to authorize and approve the issuance of shares of Markel common stock under the merger.

Under the terms of the merger, Alterra shareholders (excluding holders of any shares as to which appraisal rights have been properly exercised under Bermuda law and any restricted shares that do not vest in connection with the merger) will receive (1) 0.04315 shares of Markel common stock, together with any cash paid in lieu of fractional shares, and (2) $10.00 in cash, without interest. All Alterra common shares that are held by Alterra as treasury stock or owned by Markel or any of its subsidiaries immediately before the merger will be cancelled and no payment will be made in respect thereof.

Shares of Markel common stock are currently listed on the NYSE. The approval by Markel shareholders of this stock issuance is a condition to closing in the merger agreement. Each of Markel and Alterra may elect to terminate the merger agreement if the proposal is not approved, as further described under “The Merger Agreement—Termination of the Merger Agreement.”

Based on Markel’s and Alterra’s respective capitalizations as of December 18, 2012, and the exchange ratio of 0.04315, the parties estimate that current Alterra shareholders will own, in the aggregate, approximately 31% of the issued and outstanding shares of Markel common stock on a fully-diluted basis following closing.

The minimum vote that will constitute shareholder approval under the NYSE Rules is an affirmative vote of the holders of a majority of shares entitled to vote on the proposal and present in person or represented by proxy at the Markel special meeting, provided that the total votes cast on the stock issuance proposal represent over 50% of the outstanding shares of Markel common stock entitled to vote on the stock issuance proposal. Votes “for,” votes “against” and abstentions count as votes cast, while “broker non-votes” do not count as votes cast for this purpose. All outstanding shares of Markel common stock count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, must be greater than 50% of the total outstanding shares of Markel common stock. The number of votes “for” the stock issuance proposal must be greater than 50% of the NYSE votes cast in order to approve this proposal. The merger will not close unless the Markel shareholders approve the stock issuance proposal.

Markel’s board of directors unanimously recommends a vote “FOR” this proposal 1.

Proposal 2: Adjournment

Markel shareholders are being asked to consider and vote on a proposal to transact such other business, if any, as may lawfully be brought before the Markel special meeting, including to approve an adjournment of the meeting for the solicitation of additional Markel proxies in favor of the above proposal.

The affirmative vote of a majority of the votes cast at the Markel special meeting, at which a quorum is present in accordance with Markel’s bylaws, is required to approve this proposal regarding an adjournment proposal.

Markel’s board of directors unanimously recommends a vote “FOR” this proposal 2.

PROPOSALS TO BE SUBMITTED TO ALTERRA SHAREHOLDERS;

VOTING REQUIREMENTS AND RECOMMENDATIONS

Proposal 1: Approval of the Bye-Law Amendment

At a meeting held on December 18, 2012, Alterra’s board of directors unanimously determined to submit the bye-law amendment to its shareholders with the recommendation to adopt the bye-law amendment.

The affirmative vote of a majority of the votes cast at the Alterra special general meeting, at which a quorum is present in accordance with Alterra’s bye-laws, is required to approve this proposal. If the necessary vote of shareholders is obtained in connection with this proposal, the Alterra bye-laws will be amended by the deletion of the current bye-law 92 and substituting the following new bye-law:

“Member Vote to Approve an Amalgamation or Merger

A resolution proposed for consideration at a general meeting to approve the amalgamation or merger of the Company with any other company will require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be as set out in Bye-Law 39.”

If this Alterra bye-law amendment is approved, the affirmative vote of a majority of the votes cast at the Alterra special general meeting will be required to adopt the merger agreement and approve the merger (or any other merger of Alterra with any other company or corporation). If this Alterra bye-law amendment is not approved, under the Companies Act, the affirmative vote of three-fourths of the votes cast at the Alterra special general meeting will be required to adopt the merger agreement and approve the merger (or any other merger of Alterra with any other company or corporation) and the quorum required will be two or more persons present in person and representing in person or by proxy more than one-third of the issued shares of Alterra as at the record date.

Alterra’s board of directors unanimously recommends a vote “FOR” this proposal 1.

Proposal 2: Approval and Adoption of the Merger Agreement and the Merger

At a meeting held on December 18, 2012, Alterra’s board of directors unanimously adopted, subject to the approval of Alterra shareholders, a resolution to adopt the merger agreement and authorize and approve the merger. Under the terms of the merger, Alterra shareholders (excluding holders of any shares as to which appraisal rights have been properly exercised under Bermuda law and any restricted shares that do no vest in connection with the merger) will receive (1) 0.04315 shares of Markel common stock, without par value, together with any cash paid in lieu of fractional shares and (2) $10.00 in cash, without interest.

The merger cannot be completed unless Alterra shareholders approve and adopt the merger agreement and the merger. The approval by Alterra shareholders of this proposal for the approval and adoption of the merger agreement and the merger is a condition to closing in the merger agreement. Each of Markel and Alterra may elect to terminate the merger agreement if the proposal is not approved, as further described under “The Merger Agreement—Termination of the Merger Agreement.”

If the bye-law amendment proposed in Proposal 1 is approved and adopted by the necessary vote of shareholders, the affirmative vote of a majority of the votes cast at the Alterra special general meeting, at which a quorum is present in accordance with Alterra’s bye-laws, is required to approve this proposal. If the bye-law amendment proposed in Proposal 1 is not approved and adopted by the necessary vote of shareholders, the affirmative vote of three-fourths of the votes cast at the Alterra special general meeting, at which a quorum of two persons at least holding or representing by proxy more than one-third of the issued shares of Alterra, is required to approve this proposal. The merger will not close unless Alterra shareholders approve and adopt the merger agreement and the merger.

Alterra’s board of directors unanimously recommends a vote “FOR” this proposal 2.

Proposal 3: Approval on an Advisory Basis (Non-Binding) of the Compensation that may be Paid or Become Payable to Alterra’s Named Executive Officers in Connection with the Merger, and the Agreements and Understandings Under which such Compensation may be Paid or Become Payable.

Recently adopted Section 14A of the Exchange Act requires that Alterra provide its shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of Alterra in connection with the merger, as disclosed in “The Merger—Interests of Alterra’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

In accordance with Section 14A of the Exchange Act, in this proposal Alterra shareholders are being asked to approve the following non-binding resolution at the Alterra special general meeting:

“RESOLVED, that the shareholders of Alterra approve, on an advisory (non-binding) basis, the compensation to be paid by Alterra to Alterra’s named executive officers that is based on or otherwise relates to the merger with Markel, as disclosed in the Golden Parachute Compensation Table and related notes and narrative disclosure in the section of this joint proxy statement/prospectus for the merger entitled “The Merger—Interests of Alterra’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only. Accordingly, the vote will not be binding on Alterra or Markel, or the board of directors or the compensation committee of Alterra or Markel.

Alterra’s board of directors unanimously recommends a vote “FOR” this proposal 3.

Proposal 4: Adjournment Proposal

Alterra shareholders are being asked to consider and vote on a proposal to transact such other business, if any, as may lawfully be brought before the Alterra special general meeting, including to approve an adjournment of the meeting for the solicitation of additional Alterra proxies in favor of any of the above proposals.

The affirmative vote of a majority of the votes cast at the Alterra special general meeting, at which a quorum is present in accordance with Alterra’s bye-laws, is required to approve this proposal regarding an adjournment proposal.

Alterra’s board of directors unanimously recommends a vote “FOR” this proposal 4.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the merger. This discussion is based upon the Code, U.S. Treasury regulations thereunder, judicial authorities, published positions of the Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, all as currently in effect or proposed as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to Alterra shareholders that hold their Alterra common shares as capital assets within the meaning of Section 1221 of the Code (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to any particular Alterra shareholder or Alterra shareholders that are subject to special treatment under U.S. federal income tax laws, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	broker-dealers or other persons that generally mark their securities to market for U.S. federal income tax purposes;

•	traders;

•	certain U.S. expatriates;

•	tax-exempt organizations;

•	non-U.S. governments;

•	retirement plans;

•	regulated investment companies;

•	real estate investment trusts;

•	persons that are subject to alternative minimum tax;

•	persons that hold their Alterra common shares as a position in a “straddle” or as part of a “hedging” or “conversion” transaction;

•	persons that own or have owned (directly, indirectly or constructively) 10% or more of the common stock of Alterra;

•	persons deemed to sell their Alterra common shares under the constructive sale provisions of the Code;

•	persons who validly exercise their rights under Bermuda law to seek the determination of the fair value of their Alterra common shares in Bermuda courts;

•	persons that have a functional currency other than the U.S. dollar; or

•	persons that acquired their Alterra common shares upon the exercise of stock options or otherwise as compensation.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Alterra common shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding Alterra common shares and partners in such partnerships should consult their tax advisors about the tax consequences of the merger to them.

This discussion does not address the tax consequences of the transaction under state, local or non-U.S. tax laws. This discussion also does not address the tax consequences of any transaction other than the merger.

ALTERRA SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL (INCLUDING THE ALTERNATIVE MINIMUM TAX), STATE, LOCAL OR NON-U.S. AND OTHER TAX LAWS AND OF CHANGES IN THOSE LAWS.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of Alterra common shares that is, for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation or an entity treated as a corporation created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) the administration over which a U.S. court can exercise primary supervision and the substantial decisions of which one or more U.S. persons have the authority to control or (ii) that has a valid election in effect to be treated as a United States person.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Alterra common shares that is not a U.S. holder or an entity that is treated as a partnership for U.S. federal income tax purposes.

U.S. Holders

Consequences of the Merger

The receipt of cash and shares of Markel common stock in exchange for Alterra common shares under the merger will be a taxable transaction for U.S. federal income tax purposes. Except as described under “Controlled Foreign Corporations” and “Passive Foreign Investment Companies,” a U.S. holder that receives cash and shares of Markel common stock in exchange for Alterra common shares under the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the sum of the amount of cash and of fair market value of the shares of Markel common stock received in the merger and (ii) the adjusted tax basis in the Alterra common shares exchanged in the merger. Such gain or loss will be long-term capital gain or loss if the holder’s holding period in the Alterra common shares exceeds one year at the effective time of the merger. Absent congressional action in 2013, long-term capital gains of non-corporate U.S. holders (including individuals) generally are expected to be eligible for preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

A U.S. holder’s tax basis in shares of Markel common stock received in the merger will equal the fair market value of the shares of Markel common stock as of the effective time of the merger. A U.S. holder’s holding period in shares of Markel common stock received in the merger will begin on the day after the completion of the transaction.

Medicare Tax. For taxable years beginning after December 31, 2012, U.S. individuals with modified adjusted gross income that exceeds certain thresholds (for example, $250,000 for married individuals filing jointly, $200,000 for single individuals) will be subject to a Medicare tax of 3.8% on the lesser of (1) their investment income, net of deductions properly allocable to such income, or (2) the excess of their modified adjusted gross income above such thresholds. Trusts and estates also may be subject to this Medicare tax. Any gain recognized on the sale, exchange or other disposition of Alterra common shares generally will be treated as investment income that is subject to the 3.8% Medicare tax. This tax will be in addition to any U.S. federal income tax imposed on such U.S. individuals and estates and trusts with respect to any gain on the sale of Alterra common shares.

Controlled Foreign Corporations. Section 1248 of the Code generally treats a U.S. holder’s gain from the sale or exchange of shares in a non-U.S. corporation as a dividend to the extent of the U.S. Holder’s share of the non-U.S. corporation’s earnings and profits that were accumulated during the period that the U.S. holder held the shares (with certain adjustments), but only if the U.S. holder was a “10% U.S. shareholder” at any time during the five-year period ending on the date of the sale or exchange when the non-U.S. corporation was a “controlled foreign corporation,” which we refer to as a “CFC.” For these purposes, a “10% U.S. shareholder” is a U.S. person that owns (directly or indirectly or constructively, as determined for U.S. federal income tax purposes)

10% or more of the total combined voting power of all classes of stock entitled to vote in a non-U.S. corporation. A non-U.S. corporation is treated as a CFC if, for an uninterrupted period of 30 days or more during the tax year, its 10% U.S. shareholders own (directly, indirectly or constructively) collectively more than 50% of the total combined voting power or total value of the corporation’s stock. For purposes of taking into account insurance income, a non-U.S. Corporation is treated as a CFC if more than 25% of the total combined voting power or total value of the corporation’s stock is owned by 10% U.S. shareholders. Except as discussed below, Section 1248 of the Code does not apply to a U.S. holder that is not and has not been a 10% U.S. shareholder.

Under Section 953(c)(7) of the Code, if a non-U.S. corporation (1) earned any related person insurance income, which we refer to as “RPII,” even if such income was not required to be included on a current basis because of the application of certain de minimis income or stock ownership exceptions; and (2) is a CFC for purposes of taking into account RPII, Section 1248 of the Code would recharacterize some or all of the gain on the sale by a U.S. holder of the shares of the non-U.S. corporation as dividend income to the extent of such U.S. holder’s share of the non-U.S. corporation’s undistributed earnings and profits that were accumulated during the period in which the non-U.S. corporation was a CFC and in which the U.S. holder held the shares sold or exchanged. This dividend treatment applies to a U.S. holder regardless of whether the U.S. holder is a 10% U.S. shareholder. A non-U.S. corporation is treated as a CFC for purposes of taking into account RPII if U.S. persons collectively own (directly, indirectly or constructively) 25% or more of the total voting power or value of the non-U.S. corporation’s stock for an uninterrupted period of 30 days or more during the tax year. Alterra believes strong arguments exist that Section 1248 generally should not apply here to recharacterize any gain from the disposition of Alterra common shares in the merger as ordinary income because Alterra is not directly engaged in the insurance business and, under proposed Treasury regulations, Sections 953(c)(7) and 1248 of the Code appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed Treasury regulations in this manner or that the proposed Treasury regulations will not be amended or promulgated in final form so as to provide that Section 1248 of the Code will apply to the disposition of Alterra shares under the merger. U.S. holders are urged to consult their own tax advisors regarding the potential application of these provisions to the disposition of Alterra common shares.

Passive Foreign Investment Companies. If Alterra were treated as a passive foreign investment company, which we refer to as a “PFIC,” unless its U.S. holders made certain elections, gain recognized by U.S. holders on the disposition of Alterra common shares in the merger generally would be characterized as ordinary income and subject to a penalty tax. In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that gain with respect to the shares was taxed in equal portions at the highest applicable tax rate throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

In general, a non-U.S. corporation will be treated as a PFIC if (1) 75% or more of its income constitutes passive income; or (2) 50% or more of its assets produce, or are held for the production of, passive income. For the above purposes, “passive income” generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an exception for income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business. The legislative history to the PFIC rules indicates that this exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, but that income derived by an insurance company will be passive income to the extent the insurance company maintains financial reserves in excess of the reasonable needs of its business. Alterra believes that each of its insurance company subsidiaries is predominantly engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of its insurance business. If a non-U.S. corporation owns (directly or indirectly) at least 25% by value of any other corporation, then the PFIC statutory provisions contain a look-through rule stating that, for purposes of determining whether such non-U.S. corporation is a PFIC, such non-U.S. corporation shall be treated as if it received directly its proportionate share of the income and as if it held its proportionate share of the assets of such other corporation.

Under this look-through rule, Alterra believes that it should be deemed to own the assets and to have received the income of all of its insurance subsidiaries directly and, while no explicit guidance is provided by the statutory language, that such assets and income should be treated as assets and income of an insurance business for purposes of determining whether Alterra is treated as a PFIC including the application of the insurance exception. Accordingly, Alterra believes that it is not and has not been a PFIC. There can be no assurance, however, that the IRS will not challenge this position and that a court will not sustain such challenge.

Non-U.S. Holders

Consequences of the Merger

The receipt of cash and shares of Markel common stock in exchange for Alterra common shares in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange, and certain other conditions are met.

If a non-U.S. holder that is an individual is described in the first bullet point immediately above, he or she will be subject to U.S. federal income tax on any gain recognized upon the exchange of Alterra common shares for shares of Markel common stock and cash in the merger at regular graduated U.S. federal income tax rates (except as provided by an applicable tax treaty). If a non-U.S. holder that is a corporation is described under the first bullet point immediately above, it will be subject to tax on its gain in the same manner as if it were a U.S. corporation (except as provided by an applicable tax treaty) and, in addition, may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower rate if provided by an applicable income tax treaty). An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on any gain recognized upon the disposition of Alterra common shares in the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

Distributions on Shares of Markel Common Stock

A distribution in respect of shares of Markel common stock will be treated as a dividend to the extent paid from Markel’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds Markel’s current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s tax basis in such common stock, and then as capital gain. Subject to the discussions under “Foreign Account Tax Compliance Act” and “Backup Withholding,” distributions treated as dividends on shares of Markel common stock that are paid to or for the account of a non-U.S. holder generally will be subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. holder provides the documentation required to claim benefits under such tax treaty to the applicable withholding agent).

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if the non-U.S. holder provides the appropriate documentation to the applicable withholding agent. Instead, the non-U.S. holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty). In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Sale, Exchange or Other Disposition of Markel Common Stock

Subject to the discussions below of gain from the disposition of U.S. real property interests, and under “Foreign Account Tax Compliance Act” and “Backup Withholding,” the U.S. federal income tax consequences of a sale, exchange or other disposition of shares of Markel common stock by a non-U.S. holder are generally the same as those discussed above concerning a non-U.S. holder’s disposition of Alterra common shares pursuant to the merger.

Gain realized by a non-U.S. holder upon a disposition of stock of a U.S. corporation may be subject to U.S. federal income tax if such stock constitutes a U.S. real property interest by reason of the U.S. corporation’s status as a “U.S. real property holding corporation,” which we refer to as a “USRPHC,” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held such stock. Generally, a U.S. corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Markel does not expect to be a USRPHC for U.S. federal income tax purposes. However, even if Markel is or becomes a USRPHC, shares of Markel common stock will not be treated as a U.S. real property interest if the stock is “regularly traded” on an established securities market, as defined by applicable Treasury regulations, and the non-U.S. holder does not actually or constructively hold more than 5% of Markel common stock at any time during the shorter of the five-year period preceding the date of disposition or the non-U.S. holder’s holding period for such stock. If shares of Markel common stock were treated as a U.S. real property interest, any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States, except that the branch profits tax would not apply. Non-U.S. holders should consult their own advisors about the consequences that could result if Markel is or becomes a USRPHC.

Foreign Account Tax Compliance Act Provisions

Pursuant to the provisions of the Hiring Incentives to Restore Employment Act, which we refer to as “FATCA,” payments of (1) dividends on shares of Markel common stock on or after January 1, 2014, and (2) gross proceeds from the sale or other disposition of shares of Markel common stock after December 31, 2016, in each case, made to a non-U.S. holder that is (a) a financial institution (such as a bank, broker or investment fund) or (b) an entity that is not a financial institution generally will be subject to U.S. federal withholding tax at the rate of 30% unless, as discussed in more detail below, the recipient of such payments complies with certain U.S. reporting and/or withholding requirements or another exception applies. A foreign entity that is a financial institution generally will not be subject to this 30% U.S. federal withholding tax if such entity enters into an agreement with the IRS, which we refer to as a “FATCA Agreement,” to comply with certain information, reporting and withholding requirements or such entity satisfies the eligibility, information reporting and other requirements of an intergovernmental agreement entered into by the government where such entity is located and the United States or another exception applies. A foreign entity that is not a financial institution generally will not be subject to this 30% U.S. federal withholding tax if such entity provides the applicable withholding agent with either (i) a certification that such entity does not have any specified U.S. owners who own more than a specified percentage of such entity or (ii) information regarding the name, address and taxpayer identification number of each such U.S. owner of such entity, unless such entity qualifies for the exception for publicly traded corporations or another exception applies. In addition, if shares of Markel common stock are held through a foreign bank, broker or other intermediary that enters into a FATCA Agreement, such bank, broker or intermediary generally will be required to withhold tax on payments of dividends and proceeds described above made to a non-U.S. holder (including an individual) that fails to comply with certain information requests or is a foreign financial institution that has not entered into a FATCA Agreement and is not otherwise exempt (or, in certain cases, the payer of such dividends to such bank, broker or intermediary will be required to withhold such tax).

A non-U.S. holder that is not a financial institution may be able to obtain a refund of amounts withheld under these rules if the required information is timely provided to the IRS. A non-U.S. holder that is a financial institution generally will be able to obtain such a refund only to the extent an applicable income tax treaty with the United States entitles such non-U.S. holder to a reduced rate of tax on the payment that was subject to withholding.

The above discussion of the FATCA rules is based on preliminary guidance from the IRS, including recently proposed U.S. Treasury regulations. Future U.S. Treasury Department guidance may significantly modify these rules. Non-U.S. holders should consult their own tax advisors regarding the application of the FATCA rules.

U.S. Federal Estate Tax

Markel common stock owned, or treated as owned, by an individual who is a non-U.S. holder (as specifically defined for estate tax purposes) at the time of his or her death generally will be included in the individual’s gross estate for U.S. federal estate purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Backup Withholding

Backup withholding may apply to payments made in connection with the merger and to payments of dividends and proceeds from the sale, exchange or other disposition of shares of Markel common stock. Backup withholding will not apply, however, to a shareholder that (1) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the IRS Form W-9 (or a substitute form) included in the letter of transmittal to be delivered to holders of Alterra common shares before completion of the transaction, (2) provides a certification of non-U.S. status on the applicable IRS Form W-8 (typically IRS Form W-8BEN) or appropriate successor form or (3) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Shareholders should consult their own tax advisors to see if they qualify for exemption from backup withholding and, if so, to understand the procedure for obtaining that exemption.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER, AND IS NOT TAX ADVICE. THEREFORE, ALTERRA SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR SITUATION, INCLUDING THE APPLICABILITY OF U.S. FEDERAL (INCLUDING THE ALTERNATIVE MINIMUM TAX), STATE, OR LOCAL, NON-U.S. AND OTHER TAX LAWS AND OF CHANGES IN THOSE LAWS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Markel and Alterra

Reinsurance Treaties

From time to time, one or more of Markel’s subsidiaries has entered into reinsurance treaties with subsidiaries of Alterra that require the Alterra subsidiaries to indemnify Markel’s subsidiaries for certain losses arising from all or a portion of ceded risks incepted or renewed during the term of the agreement and allocated to a dedicated account (subject to the terms, conditions and exclusions set forth in any such agreement). Likewise, from time to time, one or more of Alterra’s subsidiaries has entered into reinsurance treaties with subsidiaries of Markel that require the Markel subsidiaries to indemnify Alterra’s subsidiaries for certain losses arising from all or a portion of ceded risks, incepted or renewed during the term of the agreement and allocated to a dedicated account (subject to the terms, conditions and exclusions set forth in any such agreement). All such transactions were entered into in the ordinary course of business on an arm’s-length basis and are not material to the business of either Markel or Alterra.

Voting Agreements

In connection with the merger agreement, Markel and Alterra have entered into voting agreements, dated as of the date of the merger agreement, with certain shareholders of Alterra and certain shareholders of Markel, respectively. See “Voting Agreements.”

Markel

The information appearing under the heading “Certain Relationships and Related Transactions” in Markel’s Annual Report on Form 10-K filed with the SEC on February 28, 2012 is hereby incorporated by reference as though it were set forth in full hereunder. See “Where You Can Find More Information.”

Alterra

The information appearing under the heading “Certain Relationships and Related Transactions” in Alterra’s Annual Report on Form 10-K filed with the SEC on February 24, 2012 is hereby incorporated by reference as though it were set forth in full hereunder. See “Where You Can Find More Information.”

STOCKHOLDER PROPOSALS

Markel Stockholder Proposals

Markel currently expects that any Markel shareholder desiring to make a proposal to be acted upon at Markel’s 2014 Annual Meeting of Shareholders must present the proposal to Markel at its principal executive offices in Glen Allen, Virginia, no later than November 19, 2013 in order for the proposal to be included in Markel’s proxy materials. Any such proposal should meet the applicable requirements of the Exchange Act and the rules and regulations thereunder.

Any Markel shareholder wishing to bring a matter (other than the nomination of a director or a matter to be included in Markel’s proxy materials) before Markel’s 2013 Annual Meeting of Shareholders must give notice in writing to the Secretary of Markel, by registered or certified United States mail, delivered by February 13, 2013. The notice must set forth as to each matter to be brought before the meeting (i) a brief description of the business to be brought before the meeting, including the complete text of any resolutions to be presented for a vote; (ii) the name and address of record of the shareholder making the proposal; (iii) the number of shares of Markel common stock beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the business to be brought before the meeting. Any matter brought before the meeting of Markel shareholders other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.

Any Markel shareholder wishing to nominate a director at Markel’s 2013 Annual Meeting must give notice in writing of the proposed nomination to the Secretary of Markel, by registered or certified United States mail, delivered not less than 60 days in advance of the meeting (except that, if public disclosure of the meeting is made less than 70 days before the meeting, the notice must be delivered within ten days following such public disclosure). The notice must set forth (i) the name and address of record of the shareholder making the nomination and the name and address of the nominee(s); (ii) the number of shares of Markel common stock beneficially owned by the shareholder; (iii) a description of all arrangements or understandings between or among the shareholder and each nominee and any other person or persons (naming such person or persons) in accordance with which the nomination is being made by the shareholder; (iv) information regarding each nominee equivalent to that required to be included in a proxy statement filed under the rules of the SEC if the nominee had been nominated by Markel’s board of directors; and (v) a consent of the nominee to serve as a director, if elected. Any nomination brought before the meeting other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.

Alterra Shareholder Proposals

Alterra expects to hold a 2013 annual general meeting of shareholders only if the merger is not consummated. Alterra shareholder proposals must be received in writing by the Secretary of Alterra and must comply with Rule 14a-8 of the Exchange Act, the requirements of Bermuda corporate law and Alterra’s bye-laws in order to be considered for inclusion in Alterra’s 2013 proxy statement and form of proxy card relating to such meeting. As set forth in its proxy statement filed on March 26, 2012, Alterra believes that shareholder proposals received following November 22, 2012 would not be considered timely for inclusion in Alterra’s 2013 proxy statement. Such proposals should be directed to the attention of the Secretary, Alterra Capital Holdings Limited, Alterra House, 2 Front Street, Hamilton HM 11 Bermuda.

Alterra shareholders who intend to nominate persons for election as directors at general meetings of Alterra must comply with the advance notice procedures and other provisions set forth in Alterra’s bye-laws in order for such nominations to be properly brought before such general meeting. Alterra’s Nominating and Corporate Governance Committee considers nominees to the board of directors recommended by shareholders. Pursuant to Alterra’s bye-laws currently in effect, any such recommendation must be sent to the Secretary of Alterra not less than 120 days prior to the scheduled date of Alterra’s annual general meeting of shareholders and must be accompanied by (1) written notice signed by Alterra shareholders holding at least 70% of the issued and outstanding shares entitled to vote at the meeting for which such notice is given of their intention to propose such person for election and (2) written notice signed by the person to be proposed of his or her willingness to be elected. Any such recommendation shall also include: (a) the names and addresses of the shareholders who intend to make the nomination and of the person or persons to be nominated; (b) a representation that such shareholders are holders of record of shares entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the recommendation; (c) the class and number of shares which are beneficially owned by such shareholders; (d) a description of all arrangements or understandings between such shareholders and each nominee and any other person or persons nominations are to be made by; and (e) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act. Alterra’s Nominating and Corporate Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure, including, as applicable, any subsequent changes to Alterra’s bye-laws.

Any shareholder proposal for Alterra’s 2013 annual general meeting, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 of the Exchange Act shall be considered untimely unless received by the Secretary in writing no later than February 12, 2013, provided that if Alterra’s 2013 annual general meeting is held more than 30 days from May 8, 2013, the deadline for such proposal is a reasonable time before Alterra prints its proxy materials for the 2013 annual general meeting. If a shareholder proposal is introduced at Alterra’s 2013 annual general meeting of shareholders without any discussion of the proposal in Alterra’s 2013 proxy statement and the shareholder does not notify Alterra of the intent to raise such proposal at the annual general meeting of shareholders, then proxies received by Alterra for Alterra’s 2013 annual general meeting of shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal.

VALIDITY OF SECURITIES

The validity of shares of Markel’s common stock under Virginia law has been passed upon for Markel by D. Michael Jones, Markel’s General Counsel.

EXPERTS

Markel’s consolidated financial statements as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

Alterra’s consolidated financial statements as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER THE UNITED STATES FEDERAL SECURITIES LAWS

Alterra is a Bermuda exempted company, and certain of its officers and directors are residents of various jurisdictions outside of the United States. All or a substantial portion of their assets and those of their respective officers and directors are or may be located in jurisdictions outside the United States. In particular, Alterra Bermuda Limited is a Bermuda company. Ordinarily, it could be difficult for shareholders to effect service of process within the United States on Alterra or its respective officers and directors who reside outside of the United States or to enforce against them judgments of courts in the United States, including judgments predicated upon civil liability under the U.S. federal securities laws. Alterra has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of the common shares made by this joint proxy statement/prospectus in the United States by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, Alterra’s U.S. agent appointed for that purpose.

COSTS OF SOLICITING PROXIES

Markel and Alterra will each bear their respective costs of soliciting proxies. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or e-mail. Proxy cards and materials also will be distributed to beneficial owners of Markel and Alterra common shares through brokers, custodians, nominees and other parties, and Markel and Alterra expect to reimburse such parties for their charges and expenses. Markel has retained AST Phoenix Advisors to assist in the solicitation of Markel proxies at a fee not expected to exceed $12,500, plus reimbursement of out-of-pocket expenses, including phone calls and services relating to reimbursement of banks and brokers. Alterra has retained MacKenzie Partners to assist in the solicitation of Alterra proxies at a fee not expected to exceed $20,000, plus reimbursement of out-of-pocket expenses, including phone calls and services relating to reimbursement of banks and brokers.

OTHER MATTERS

Markel knows of no specific matter to be brought before the Markel special meeting that is not referred to in this joint proxy statement/prospectus. If any other matter properly comes before the Markel special meeting, including any other matter in furtherance of or incidental to any matter referred to in this joint proxy statement/prospectus or any shareholder proposal properly made, the persons named in the accompanying proxy will have authority to vote such proxy in their discretion on such business.

Alterra knows of no specific matter to be brought before the Alterra special general meeting that is not referred to in this joint proxy statement/prospectus. If any other matter properly comes before the Alterra special general meeting, including any other matter in furtherance of or incidental to any matter referred to in this joint proxy statement/prospectus or any shareholder proposal properly made, the persons named in the accompanying proxy will have authority to vote such proxy in their discretion on such business.

HOUSEHOLDING OF JOINT PROXY STATEMENT/PROSPECTUS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to shareholders residing at the same address, unless shareholders have notified the company whose shares they hold of their desire to receive multiple copies of this joint proxy statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this joint proxy statement/prospectus and wish to receive only one, please contact the company whose shares you hold at their address identified below. Each of Markel and Alterra will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to either Markel or Alterra at its respective address below.

WHERE YOU CAN FIND MORE INFORMATION

Markel has filed a registration statement on Form S-4 to register with the SEC the shares of Markel common stock to be issued to Alterra shareholders in the merger, if the stock issuance is approved. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Markel in addition to being a joint proxy statement of Markel and Alterra. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, or the annexes to the registration statement. Markel and Alterra both file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Markel or Alterra file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from the Internet website maintained by the SEC at http://www.sec.gov.

If you are a Markel or Alterra shareholder, some of the documents previously filed with the SEC may have been sent to you, but you can also obtain any of them through the appropriate company, the SEC or the SEC’s Internet website as described above. Documents filed with the SEC are available from the appropriate company without charge, excluding all exhibits, except that, if Markel or Alterra has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge.

You may obtain documents filed by the appropriate company with the SEC by requesting them in writing or by telephone from the following addresses:

MARKEL CORPORATION

4521 Highwoods Parkway

Glen Allen, Virginia 23060

Attention: Investor Relations

(804) 747-0136

ALTERRA CAPITAL HOLDINGS LIMITED

Alterra House

2 Front Street

Hamilton, HM 11 Bermuda

Attention: Investor Relations

(441) 293-8800

If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the date of the Markel special meeting if you are a Markel shareholder and at least five business days before the date of the Alterra special general meeting if you are a Alterra shareholder. This means you must request this information no later than February 19, 2013. Markel and Alterra will mail properly requested documents to requesting shareholders by first class mail, or another equally prompt means, within one business day after receipt of such request.

You can also get more information by visiting Markel’s website at www.markelcorp.com and by visiting Alterra’s website at www.alterracap.com.

Materials from this website and other websites mentioned in this joint proxy statement/prospectus are not incorporated by reference in this joint proxy statement/prospectus. If you are viewing this joint proxy statement/prospectus in electronic format, each of the URLs mentioned in this joint proxy statement/prospectus is an active textual reference only.

The SEC allows Markel and Alterra to “incorporate by reference” information in this joint proxy statement/prospectus, which means that Markel and Alterra can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus.

The documents listed below that Markel has previously filed with the SEC are considered to be a part of this joint proxy statement/prospectus. They contain important business and financial information about Markel:

Markel Filings (File No. 001-15811)

Annual Report on Form 10-K	For the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012.

Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 9, 2012, August 8, 2012 and November 8, 2012, respectively.

Current Reports on Form 8-K	Filed with the SEC on: May 17, 2012, June 29, 2012 and December 19, 2012 (other than the portions of those documents not deemed to be filed).

Proxy Statement (Annual Stockholders Meeting)	Filed with the SEC on: March 16, 2012.

The description of shares of Markel common stock contained in its Form 8-A, as amended or supplemented for the purpose of updating the description	Filed with the SEC on April 7, 2000.

Alterra Filings (File No. 000-33047)

Annual Report on Form 10-K	For the fiscal year ended December 31, 2011, filed with the SEC on February 24, 2012.

Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 10, 2012, August 8, 2012 and November 9, 2012, respectively.

Current Reports on Form 8-K	Filed with the SEC on: February 8, 2012, February 24, 2012, March 20, 2012, April 13, 2012, May 9, 2012, May 18, 2012, June 20, 2012, August 7, 2012, September 12, 2012, November 6, 2012, December 14, 2012, December 19, 2012 and January 16, 2013 (other than the portions of those documents not deemed to be filed).

The description of Alterra common shares contained in its Registration Statement on Form S-3, as amended or supplemented for the purpose of updating the description	Filed with the SEC on May 24, 2010.

Each of Markel and Alterra also incorporates by reference into this joint proxy statement/prospectus each document filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus, but before the date of each company’s respective shareholder meeting. To the extent, however, required by the rules and regulations of the SEC, each of Markel and Alterra will amend this joint proxy statement/prospectus to include information filed after the date of this joint proxy statement/prospectus.

Annex A

Execution Copy

AGREEMENT AND PLAN OF MERGER

between

ALTERRA CAPITAL HOLDINGS LIMITED

MARKEL CORPORATION

and

COMMONWEALTH MERGER SUBSIDIARY LIMITED

Dated as of December 18, 2012

A-i

A-ii

AGREEMENT AND PLAN OF MERGER, dated as of December 18, 2012 (this “Agreement”), among Alterra Capital Holdings Limited, a Bermuda exempted limited liability company (the “Company”), Markel Corporation, a Virginia corporation (“Parent”), and Commonwealth Merger Subsidiary Limited, a Bermuda exempted company and a wholly owned subsidiary of Parent (the “Merger Sub”).

RECITALS

WHEREAS, it is proposed that the Merger Sub will be merged with and into the Company under the Laws of Bermuda (the “Merger”) with the Company surviving such Merger, upon the terms and subject to the conditions of this Agreement and the merger agreement in the form attached hereto Exhibit A (the “Merger Agreement”), and in accordance with the Companies Act 1981 of Bermuda, as amended (the “Companies Act”);

WHEREAS, the board of directors of each of Parent, the Merger Sub and the Company, by unanimous vote, has (a) determined that the Merger is advisable and fair to, and in the best interests of, Parent, the Merger Sub or the Company, as the case may be, and (b) approved and adopted this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger;

WHEREAS, the board of directors of the Company has authorized and approved the Bye-Law Amendment (as defined in Section 3.9(a)) and deems it advisable and in the best interests of the Company;

WHEREAS, the board of directors of Parent has authorized and approved the issuance of Parent Common Shares in the Merger (the “Parent Share Issuance”) and deems it advisable and fair to, and in the best interests of, Parent to consummate the Parent Share Issuance and the other transactions contemplated hereby;

WHEREAS, concurrently with the execution of this Agreement, as part of the consideration for Parent’s willingness to enter into this Agreement, Parent is entering into voting agreements with certain of the Company’s shareholders (each, a “Company Shareholder Voting Agreement”);

WHEREAS, concurrently with the execution of this Agreement, as part of the consideration for the Company’s willingness to enter into this Agreement and the Merger Agreement, the Company is entering into voting agreements with certain of Parent’s shareholders (each, a “Parent Shareholder Voting Agreement”); and

WHEREAS, unless otherwise noted, capitalized terms shall have the meanings set forth or referenced in Section 8.13.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger; Effective Time. Subject to the provisions of this Agreement and the Merger Agreement, Parent, the Merger Sub and the Company will cause (a) the Merger Agreement to be executed and delivered and (b) an application for registration of the Surviving Company (the “Merger Application”) to be prepared, executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Companies Act on the Closing Date and will cause the Merger to become effective under the Companies Act. The Merger shall become effective at the time on the Closing Date shown on the certificate of merger issued by the Registrar (the “Certificate of Merger”). The parties agree that they will request the Registrar to provide in the Certificate of Merger that the effective time of the Merger will be 10:00 a.m., New York City time on the Closing Date (the “Effective Time”).

Section 1.2 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, on the date (the “Closing Date”) that is the second Business Day after the satisfaction or waiver (if such waiver is permitted and effective under applicable Law) of the latest to be satisfied or waived of the conditions set forth in Article VI (excluding conditions that, by their terms, are to be satisfied on the Closing Date), unless another time or date is agreed to in writing by the parties. The Closing shall be held at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, in New York, New York, unless another place is agreed to in writing by the parties.

Section 1.3 Effects of the Merger. As of the Effective Time, subject to the terms and conditions of this Agreement and the Merger Agreement, the Merger Sub shall be merged with and into the Company, with the Company surviving such Merger (the “Surviving Company”). The parties acknowledge and agree that (a) the Merger shall be effected so as to constitute a “merger” as such term is understood under the Laws of Bermuda and (b) the Surviving Company shall be deemed to be a “surviving company” in accordance with Section 104H of the Companies Act. Pursuant to Section 109(2) of the Companies Act, from and after the Effective Time: (i) the Merger of the Company and the Merger Sub and the vesting of their undertaking, property and liabilities in the Surviving Company shall become effective; (ii) the Surviving Company shall continue to be liable for the obligations and liabilities of each of the Company and the Merger Sub; (iii) any existing cause of action, claim or liability to prosecution shall be unaffected; (iv) any civil, criminal or administrative action or proceeding pending by or against the Company or the Merger Sub may be continued to be prosecuted by or against the Surviving Company; (v) a conviction against, or ruling, order or judgment in favor of or against, the Company or the Merger Sub may be enforced by or against the Surviving Company; (vi) the Certificate of Merger shall be deemed to be the certificate of incorporation of the Surviving Company; (vii) the parties shall request that the Registrar shall strike off the register the Merger Sub; and (viii) the cessation of the Merger Sub shall not be a winding up within Part XIII of the Companies Act.

Section 1.4 Surviving Company Memorandum of Association and Bye-Laws. The Memorandum of Association and bye-laws of the Surviving Company shall be the Memorandum of Association and bye-laws of the Company, attached hereto as Exhibit B and Exhibit C.

Section 1.5 Directors of Parent. The parties shall take all actions necessary to (i) increase the number of directors that will comprise the board of directors of Parent by two and (ii) add two individuals designated by the Company (the “Proposed New Directors”) and approved by the Nominating/Corporate Governance Committee of the board of directors of Parent (such approval not to be unreasonably withheld) as members of the board of directors of Parent until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, in each case, with effect immediately after the Effective Time ((i) and (ii), collectively, the “Parent Board Expansion”).

Section 1.6 Directors of the Surviving Company. The directors of Merger Sub in office immediately before the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed.

ARTICLE II

CONVERSION OF COMPANY SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Share Capital. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders of any common shares of the Company, each having a par value of US$1.00 (each, a “Company Common Share”), as evidenced by share certificates registered in the name of a shareholder and representing outstanding Company Common Shares (each, a “Company Certificate”) and by way of entry in the register of shareholders of the Company (the “Company Share Register”):

(a) Conversion of Company Common Shares. Each Company Common Share issued and outstanding immediately before the Effective Time (other than Dissenting Shares) shall be cancelled and converted into the right to receive (A) 0.04315 (the “Exchange Ratio”) validly issued, fully paid and non-assessable Parent voting common shares, without par value (each, a “Parent Common Share”), together with any cash paid in lieu of fractional shares in accordance with Section 2.2(e) (collectively, the “Stock Consideration”) and (B) $10.00 in cash, without interest (the “Cash Consideration”, and together with the Stock Consideration, the “Consideration”). Upon such conversion, each Company Common Share shall be cancelled and each holder of a Company Common Shares registered in the Company Share Register immediately before the Effective Time shall thereafter cease to have any rights with respect to such Company Common Shares except the right to receive the Consideration. The Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or similar distribution of securities convertible into Parent Common Shares or Company Common Shares), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Shares or Company Common Shares having a record date on or following the date hereof and before the Effective Time, it being understood that (i) the intent of such adjustment is to provide the holders of Company Common Shares with the same economic effect as contemplated by this Agreement and the Merger Agreement before any such change and (ii) nothing in this Section 2.1(a) shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement or the Merger Agreement.

(b) Cancellation of Parent-Owned Securities. Notwithstanding anything in this Agreement to the contrary, all Company Common Shares that are held by the Company as treasury stock or owned by Parent or by any Subsidiary of Parent immediately before the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be cancelled and retired without any conversion thereof and shall cease to exist, and no payment shall be made in respect thereof.

(c) Shares of Dissenting Holders. Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall be cancelled and converted into the right to receive the fair value thereof under section 106(2) of the Companies Act. The Company shall give Parent (i) prompt notice of (A) any demands for appraisal of Dissenting Shares or attempted withdrawal or withdrawals of such demands received by the Company and any other instruments served under the Companies Act and received by the Company relating to any Dissenting Shareholder’s right to be paid the fair value of such Dissenting Shareholder’s Dissenting Shares and (B) to the extent that the Company has Knowledge, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by applicable Law, the opportunity to participate with the Company in any and all negotiations and proceedings with respect to any written demands for appraisal under the Companies Act. Neither the Company nor Parent shall, without the prior written consent of the other party, voluntarily make any payment with respect to, or settle, or offer to settle, any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the Companies Act.

(d) Each common share of the Merger Sub issued and outstanding immediately before the Effective Time shall be converted into one validly issued, fully paid and non-assessable share, par value US$1.00 per share, of the Surviving Company.

Section 2.2 Exchange Procedures.

(a) Exchange Agent. At least five Business Days before the Effective Time, Parent shall designate an exchange and paying agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging Company Common Shares outstanding immediately before the Effective Time. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent in accordance with this Article II, (i) certificates, or at Parent’s option, shares in book-entry form representing Parent Common Shares to be exchanged in the Merger and (ii) cash (which, for the avoidance of doubt may include the proceeds of the Alterra Insurance Company Dividend) in an amount sufficient to pay the aggregate Cash Consideration payable under Section 2.1(a) and any cash payable in lieu of fractional shares under Section 2.2(e). Following the Effective Time, Parent shall deposit promptly, or cause to be deposited, with the Exchange Agent cash in respect of any dividends or distributions to which the shareholders of the Company may be entitled under Section 2.2(c) in an amount sufficient to pay such dividends or distributions to shareholders of the Company that have not, as of such date, exchanged their Company Common Shares. Such Consideration and cash so deposited are hereinafter referred to as the “Exchange Fund.” No interest shall be paid or accrued for the benefit of holders of the Company Common Shares on cash amounts payable under this Section 2.2. The Exchange Agent shall invest any cash in the Exchange Fund as directed by Parent; provided that such investments shall be in direct obligations of or fully guaranteed by the United States of America or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investments shall be promptly paid to Parent and any amounts in excess of the amounts payable under Section 2.2(b), 2.2(c) and 2.2(e) shall be promptly returned to Parent. To the extent that there are any losses with respect to any such investments, or such cash diminishes for any reason below the level required for the Exchange Agent to make prompt cash payment of amounts under Section 2.2(b), 2.2(c) and 2.2(e), Parent shall promptly replace or restore the cash so as to ensure that there is sufficient cash for the Exchange Agent to make all such payments.

(b) Exchange Procedures. Promptly following the Effective Time and in any event not later than five Business Days following the Effective Time, Parent or the Surviving Company shall cause the Exchange Agent to mail, to each shareholder of the Company, (i) a letter of transmittal (which shall be in such form and have such other provisions as the parties may reasonably specify at least three Business Days before the Effective Time), and (ii) instructions for use in effecting the surrender of Company Common Shares in exchange for the Consideration. Following the Effective Time, upon surrender of title to the Company Common Shares previously held by a shareholder of the Company in accordance with this Section 2.2, together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, a holder of Company Common Shares shall be entitled to receive in exchange therefor (A) a certificate or book-entry representing that number of whole Parent Common Shares (rounded down) which such shareholder has the right to receive in respect of the Company Common Shares after taking into account all Company Common Shares then held by such shareholder, (B) any cash in lieu of fractional shares that such shareholder has the right to receive under Section 2.2(e) and (C) the amount of the Cash Consideration which such shareholder has the right to receive in respect of the Company Common Shares and any Company Certificate surrendered in respect thereof shall forthwith be marked as cancelled. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, a certificate or book-entry representing the proper number of Parent Common Shares may be issued to a transferee if the Company Certificate representing such Company Common Shares (if any) is presented to the Exchange Agent, accompanied by documents normally required to evidence and effect such transfer (reasonably satisfactory to Parent) and by reasonable evidence that any applicable stock transfer taxes have been paid.

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to Parent Common Shares with a record date on or following the Effective Time shall be paid to any shareholder of the Company holding any unexchanged Company Common Shares with respect to Parent Common Shares represented thereby, nor shall any Cash Consideration or the cash payment in lieu of fractional shares be paid to any such shareholder under Section 2.2(e), until such shareholder shall exchange such Company Common Shares in accordance with the procedures set forth in this Article II. Following the exchange of any such Company Common Shares in accordance with the procedures set forth in this Article II, such shareholder shall be entitled to receive, in addition to the Consideration set forth in Section 2.1(a), without interest, (i) at the time of such exchange, the amount of any dividends or other distributions with a record date on or following the Effective Time theretofore paid (but withheld under the immediately preceding sentence) with respect to such whole Parent Common Shares that a shareholder holding such Company Common Shares is entitled to receive hereunder and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or following the Effective Time but before exchange and a payment date after the exchange payable with respect to such whole Parent Common Shares that a shareholder holding such Company Common Shares is entitled to receive hereunder.

(d) No Further Rights in Company Common Shares. All Consideration paid or issued upon the surrender of title to Company Common Shares in accordance with the terms of this Article II (including any cash paid under this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shareholders of the Company in their capacity as shareholders of the Company before the Effective Time. There shall be no further registration of transfers on the share transfer books of the Surviving Company of the Company Common Shares that were outstanding immediately before the Effective Time. If, after the Effective Time, Company Certificates are presented to Parent or to the Surviving Company or to the Exchange Agent for any reason, they shall be marked as cancelled and exchanged in accordance with this Article II, except as otherwise required by applicable Law.

(e) No Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no fraction of a Parent Common Share shall be issued in connection with the Merger, and in lieu thereof any shareholder of the Company who would otherwise have been entitled to a fraction of a Parent Common Share, shall be paid upon surrender of Company Common Shares for exchange (and after taking into account and aggregating Company Common Shares represented by all Company Certificates surrendered by such holder, or as set out in the Company Share Register, as applicable) cash in an amount (without interest) equal to the product obtained by multiplying (i) the fractional share interest to which such shareholder (after taking into account and aggregating all Company Common Shares represented by all Company Certificates surrendered by such shareholder, or as set out in the Company Share Register, as applicable) would otherwise be entitled by (ii) the Average Parent Share Price.

(f) Lost, Stolen or Destroyed Certificates. If any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the Consideration and any dividends or other distributions as may be required under this Article II in respect of the Company Common Shares represented by such lost, stolen or destroyed Company Certificates; provided that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct or otherwise indemnify Parent in a manner reasonably satisfactory to Parent against any claim that may be made against Parent or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

(g) Termination of Exchange Fund. Unless a longer period is prescribed by applicable Law or Parent’s agreement with the Exchange Agent, any portion of the Exchange Fund that remains undistributed to the shareholders of the Company for one year following the Effective Time shall be delivered to Parent, upon demand, and any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Consideration and any dividends or distributions with respect to Parent Common Shares.

(h) No Liability. To the extent permitted under applicable Law, any Consideration and any dividends or other distributions payable to any shareholder of the Company in accordance with Section 2.1(c) that remain undistributed to the shareholders of the Company shall be delivered to and become the property of Parent on the Business Day immediately before the day that such property is required to be delivered to any public official under any applicable abandoned property, escheat or similar Law. Notwithstanding anything in the Agreement to the contrary, to the extent permitted under applicable Law, none of Parent, the Merger Sub, the Surviving Company or the Exchange Agent shall be liable to any shareholder of the Company for any such property delivered to Parent or to a public official under any applicable abandoned property, escheat or similar Law.

(i) Withholding. The Exchange Agent, Parent, and the Surviving Company (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Tax Law. To the extent that amounts are so withheld by the Exchange Agent, Parent, or the Surviving

Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The parties agree to cooperate reasonably with each other for purposes of determining whether any Taxes are required to be withheld with respect to the Merger.

Section 2.3 Treatment of Company Stock Options and other Company Stock-Based Awards.

(a) Each right to purchase Company Common Shares granted by the Company under the Company Share Plans that is outstanding and unexercised immediately before or as of the Effective Time (the “Company Stock Options”), whether or not exercisable and whether or not vested, at the Effective Time, shall remain outstanding following the Effective Time. At the Effective Time, all of the Company Stock Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed in full by Parent, which shall have assumed the Company Share Plans as of the Effective Time by virtue of this Agreement and without any further action by Parent. From and after the Effective Time, all references to the Company in the Company Share Plans and in any agreement granting or governing Company Stock Options shall be deemed to refer to Parent. Each Company Stock Option assumed by Parent (each, a “Company Converted Option”) shall be converted automatically into an option to purchase Parent Common Shares upon the same terms and conditions as are in effect immediately before the Effective Time with respect to such Company Stock Option, including vesting schedule (taking into account any accelerated vesting of such Company Stock Options as a result of the transactions contemplated hereby in accordance with their terms) and term of exercise, except (i) that each such Company Converted Option shall represent the right to acquire the number of Parent Common Shares equal to the number of Company Common Shares subject to such Company Stock Option multiplied by the Incentive Award Exchange Ratio, and (ii) that the exercise price per share of each Company Converted Option shall be an amount (rounded up to the nearest whole cent) equal to the option exercise price per share of the related Company Stock Option divided by the Incentive Award Exchange Ratio; provided that the conversion of the Company Converted Options shall in any event be in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v)(D); and provided further that no fractional Parent Common Shares shall be issuable upon exercise of each Company Stock Option, and instead, at the Effective Time, such right to purchase such fractional share shall be cancelled and the Company shall pay the holder thereof the value of such fractional Parent Common Share in cash based on the Average Parent Share Price. For purposes of this Agreement, the “Incentive Award Exchange Ratio” shall be the sum of (x) plus (y), where (x) is the Exchange Ratio and (y) is the quotient of (i) the Cash Consideration divided by (ii) the Average Parent Share Price.

(b) At the Effective Time, each Company Restricted Award that does not become fully-vested on an accelerated basis as a result of the transactions contemplated hereby in accordance with their terms shall be assumed in full by Parent (each, a “Company Converted Restricted Award”) and shall be converted into the number of restricted Parent Common Shares or restricted stock units of Parent Common Shares, as applicable, equal to the number of Company Common Shares underlying such Company Restricted Award in effect immediately before the Effective Time multiplied by the Incentive Award Exchange Ratio; provided that no fractional restricted Parent Common Shares shall be issuable upon such conversion, and instead, at the Effective Time, such right to receive such fractional share shall be cancelled and the Company shall pay the holder thereof the value of such fractional Parent Common Share in cash based on the Average Parent Share Price. Each such Company Converted Restricted Award will otherwise have the same terms and conditions as the corresponding Company Restricted Award, including vesting schedule. All other Company Restricted Awards that become fully-vested on an accelerated basis as a result of the transactions contemplated hereby in accordance with their terms shall be canceled and converted into the right to receive the Consideration and each holder thereof shall thereafter cease to have any rights with respect to such Company Restricted Awards except the right to receive the Consideration. From and after the Effective Time, all references to the Company in the Company Share Plans and in any agreement granting or governing Company Converted Restricted Awards shall be deemed to refer to Parent. For the avoidance of doubt, all Company Restricted Awards that become fully-vested on an accelerated basis as a result of the transactions contemplated hereby in accordance with their terms shall be treated as Company Common Shares in accordance with Section 2.1, and awards of restricted stock and restricted stock units granted under the Company Share Plans which became vested before the Closing Date in accordance with their terms and not on an accelerated basis as a result of the transactions contemplated hereby shall not be considered Company Restricted Awards for purposes of this Section 2.3.

(c) Before the Closing, the board of directors of Parent (or the Compensation Committee of the board of directors of Parent) shall adopt such resolutions and take such other actions as are necessary or appropriate in order to effectuate the actions contemplated by this Section 2.3, which such actions shall include: (i) reserving for issuance a sufficient number of Parent Common Shares for delivery upon the exercise of the Company Converted Options and the issuance of the Company Converted Restricted Awards; (ii) as promptly as practicable (and in no event later than five Business Days following the Effective Time) filing with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to Parent Common Shares subject to the Company Converted Options and Company Converted Restricted Awards; and (iii) such other actions reasonably requested by the Company to give effect to the foregoing; provided that such resolutions and actions shall expressly be conditioned upon the consummation of the Merger and the other transactions contemplated hereby and shall be of no force and effect if this Agreement and the Merger Agreement are terminated. Parent shall use its reasonable best efforts to maintain the effectiveness of such registration statement for as long as any such Company Converted Options, and Company Converted Restricted Awards remain outstanding. As promptly as practicable, and in any event not later than ten Business Days following the Effective Time, Parent shall deliver, or cause to be delivered, to each holder of a Company Converted Option and Company Converted Restricted Award a reasonably detailed notice setting forth such holder’s rights thereunder. Parent shall comply with the terms of all such Company Converted Options and Company Converted Restricted Awards and shall ensure that the conversion and assumption of the Company Stock Options provided in this Section 2.3 shall be effected in a manner consistent with the requirements of Section 409A of the Code.

(d) Before the Closing, the board of directors of the Company (or the Compensation Committee of the board of directors of the Company) shall adopt such resolutions and take such other actions as are necessary or appropriate in order to effectuate the actions contemplated by this Section 2.3 and shall take such other actions reasonably requested by Parent to give effect to the foregoing, without any obligation to pay any consideration or incur any debts or obligations on behalf of the Company or any of its respective Subsidiaries (other than fees and expenses of advisors); provided that such resolutions and actions shall expressly be conditioned upon the consummation of the Merger and the other transactions contemplated hereby and shall be of no force and effect if this Agreement and the Merger Agreement are terminated.

(e) The board of directors of Parent, or a committee of “Non-Employee Directors” thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), in consultation with the Company, shall adopt a resolution before the Closing providing that the receipt by Company Insiders of Parent Common Shares in exchange for Company Common Shares (including Company Converted Restricted Awards) and, as applicable, Company Converted Options, in each case, under the transactions contemplated by this Agreement based on the Section 16 Information provided by the Company to Parent, are intended to be exempt from liability under Section 16(b) under the Exchange Act in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and additional guidance issued thereunder.

(f) Following completion of the current offering period ending on December 31, 2012 (and the share purchase relating thereto), notwithstanding anything to the contrary in Section 5.9, (i) subsequent offering periods under the Company’s employee stock purchase plan described in Section 2.3(f) of the Company Disclosure Letter (the “ESPP”) shall be suspended for periods prior to the Effective Time and (ii) prior to the Effective Time, the Company shall provide notice to all participants in the ESPP that the ESPP will be terminated as soon as practicable following the Effective Time. The Company shall take all action necessary to give full effect to this Section 2.3(f). ESPP Shares shall be treated as Company Common Shares for all purposes of this Agreement. As used in this Agreement, “ESPP Shares” shall mean Company Common Shares purchased under an ESPP.

Section 2.4 Treatment of Company Warrants. Each outstanding warrant to purchase Company Common Shares (the “Company Warrants”), whether or not exercisable at the Effective Time, shall, at the option of the holder thereof: (i) be surrendered to Parent in exchange for an amount equal to (A)the per share Consideration multiplied by (B) the number of Company Common Shares the holder of such Company Warrant would have received had such holder exercised such Company Warrant immediately prior to the Closing (assuming for the purposes of this calculation, the cashless exercise of such Company Warrant); or (ii) remain outstanding following the Effective Time in accordance with the terms thereof (each such Company Warrant that remains outstanding following the Effective Time, a “Company Converted Warrant”). For the avoidance of doubt, following the Effective Time, Company Converted Warrants will, in accordance with the provisions of Section 7 thereof, represent a right to purchase, for a price equal to the Exercise Price (as defined in such Company Converted Warrant) multiplied by the number of Company Common Shares for which such Company Converted Warrant may have been exercised immediately prior to the Closing, (I) an amount of cash equal to the Cash Consideration multiplied by the number of Company Common Shares for which such Company Converted Warrant may have been exercised immediately prior to the Closing and (II) that number of Parent Common Shares equal to the number of Company Common Shares for which such Company Converted Warrant may have been exercised immediately prior to the Closing multiplied by the Exchange Ratio, together with any cash paid in lieu of a fractional share in accordance with the terms of the Company Converted Warrants; provided, that, the number of Parent Common Shares deliverable upon the exercise of the Company Converted Warrants following the Closing shall be subject to adjustment for events subsequent to the Closing on terms economically equivalent to those provided in the Company Converted Warrants. Also for the avoidance of doubt, upon exercise, to the extent applicable, the holder of any Company Converted Warrant shall be entitled to receive any evidences of indebtedness, assets (including cash) or other property such holder would have been entitled to receive in lieu of an adjustment to the Exercise Price (as defined in the Company Warrants) in accordance with the terms of such Company Converted Warrant.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Except as (i) set forth in the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement by the Company (the “Company Disclosure Letter”) or the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement by Parent (the “Parent Disclosure Letter” and each of the Company Disclosure Letter and the Parent Disclosure Letter, a “Disclosure Letter”), as the case may be, (ii) in the case of Parent, disclosed in the Parent SEC Reports publicly filed with the SEC on or after January 1, 2012 and at least two Business Days before the execution of this Agreement (excluding any disclosures set forth in any risk factor section in any Parent SEC Report, in forward looking statements contained in any Parent SEC Report, or in any exhibit to any Parent SEC Report (except, in the case of an exhibit to any Parent SEC Report, to the extent explicitly referred to in this Agreement for a particular purpose), or (iii) in the case of the Company, disclosed in the Company SEC Reports publicly filed with the SEC on or after January 1, 2012 and at least two Business Days before the execution of this Agreement (excluding any disclosures set forth in any risk factor section in any Company SEC Report, in forward looking statements contained in any Company SEC Report, or in any exhibit to any Company SEC Report (except, in the case of an exhibit to any Company SEC Report, to the extent explicitly referred to in this Agreement for a particular purpose), the Company hereby represents and warrants to Parent, and Parent (and the Merger Sub with respect to Section 3.1(a), 3.1(d), 3.2(h), 3.3, 3.8, 3.9(c) and 3.25) hereby represents and warrants to the Company, to the extent applicable, in each case with respect to itself and its Subsidiaries (and not as to the other party or its Subsidiaries), as follows:

Section 3.1 Organization, Standing and Power.

(a) Each of it and its Subsidiaries is a company or other legal entity duly organized and validly existing and in good standing (or the equivalent concept to the extent applicable) under the Laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) In the case of the Company, the copies of its memorandum of association and bye-laws incorporated by reference in its Form 10-K for the year ended December 31, 2011, are true and complete copies, are in full force and effect and have not been amended or otherwise modified (except as they may be or have been amended or otherwise modified under the Bye-Law Amendment. Neither it nor any of its Subsidiaries is in breach of any provision of its memorandum of association or bye-laws or other equivalent organizational documents.

(c) In the case of Parent, the copies of its articles of incorporation and by-laws incorporated by reference in its Form 10-K for the year ended December 31, 2011, are true and complete copies, are in full force and effect and have not been amended or otherwise modified. Neither it nor any of its Subsidiaries (including Merger Sub) is in breach of any provision of its articles of incorporation or by-laws or other equivalent organizational documents.

(d) Parent and the Merger Sub represent and warrant to the Company that: (i) true and complete copies of the memorandum of association and bye-laws of the Merger Sub have been made available to the Company before the execution of this Agreement, are in full force and effect and have not been amended or otherwise modified, (ii) the Merger Sub was formed by Parent solely for the purpose of effecting the Merger and the other transactions contemplated by this Agreement and (iii) the Merger Sub has not conducted any business before the date hereof and has no, and immediately before the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation or as necessary to carry out its obligations under this Agreement.

Section 3.2 Capital Structure.

(a) Its authorized share capital and outstanding common shares as of the date set forth in Section 3.2(a) of its Disclosure Letter, including any shares reserved for issuance upon the exercise or payments of outstanding warrants and outstanding share options or other equity-related securities or awards (such share option and other equity-related award plans, agreements and programs, collectively, in the case of Parent, the “Parent Share Plans” and, in the case of the Company, the “Company Share Plans”), are described in Section 3.2(a) of its Disclosure Letter. None of its common shares, options or warrants are held by it or by its Subsidiaries. All of its outstanding common shares have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights and were issued in compliance in all material respects with all applicable securities Laws. With regard to the Company, Section 3.2(a) of its Disclosure Letter sets forth a true and complete list of all warrants, options, restricted stock, restricted stock units or other equity-related securities or awards outstanding as of the date set forth in Section 3.2(a) of the Company Disclosure Letter, the name of each holder thereof and the number of Company Common Shares for which any such warrant, option, restricted stock, restricted stock unit or other equity-related security or award is exercisable for as of the date of this Agreement (without regard to any vesting or other limitations with respect thereof), and, where applicable for warrants, options, restricted stock, restricted stock units or other equity-related securities, exercise prices, dates of grant, vesting schedules, expiration dates, performance periods, performance targets, and the Company Share Plan (in the case of the Company), if any, under which such awards were granted. From the date set forth in Section 3.2(a) of its Disclosure Letter through the date of this Agreement, the Company has not issued any warrants, options, restricted stock, restricted stock units or other equity-related securities or award.

(b) Section 3.2(b) of its Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of (i) its Subsidiaries (including such Subsidiaries’ jurisdiction of incorporation or organization, the amount of its authorized share capital and the record owners of its outstanding share capital), and (ii) each other Person (other than its Subsidiaries) in which it has, or under an agreement has the right to acquire at any time by any means, directly or indirectly, an equity interest other than Investment Assets in the ordinary course of business. It or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares in the share capital of its Subsidiaries, beneficially and of record, and all such shares are fully paid and nonassessable, are not subject to preemptive rights and are free and clear of any claim, lien or encumbrance. Other than as a result of ownership of its Investment Assets, it does not own or have the right to acquire, directly or indirectly, any share capital or other voting securities of, or ownership interests in, any Person.

(c) No bonds, debentures, notes or other indebtedness having the right to vote (or which are exercisable or exchangeable for or convertible or redeemable into securities having the right to vote) on any matters on which shareholders may vote (“Voting Debt”) of it or any of its Subsidiaries are issued or outstanding.

(d) Except for warrants, options, restricted stock, restricted stock units or other equity-related securities or awards issued or to be issued under the Parent Share Plans (in the case of Parent) or the Company Share Plans (in the case of the Company), there are no options, warrants, calls, convertible, redeemable, exercisable or exchangeable securities, rights, commitments or agreements of any character to which it or any of its Subsidiaries is a party or by which it or any such Subsidiary is bound (i) obligating it or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the share capital or any Voting Debt or other equity rights of it or any of its Subsidiaries, (ii) obligating it or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, convertible, redeemable, exercisable or exchangeable security, right, commitment or agreement or (iii) that provide the economic or voting equivalent of an equity ownership interest in it or any of its Subsidiaries.

(e) None of it or any of its Subsidiaries is a party to any agreement relating to disposition, voting or dividends with respect to any equity securities of it or any of its Subsidiaries. To its Knowledge, as of the date of this Agreement, other than (i) in the case of the Company, the Company Shareholder Voting Agreements and the provisions of its (and its Subsidiaries’) memorandum of association and bye-laws or equivalent organizational documents, and (ii) in the case of Parent, the Parent Shareholder Voting Agreements and the provisions of its (and its Subsidiaries’) articles of incorporation and by-laws or equivalent organizational documents, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of its share capital or the share capital of any of its Subsidiaries. There are no outstanding contractual obligations of it or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares in the share capital of it or any of its Subsidiaries.

(f) Since January 1, 2012, through the date of this Agreement, it has not declared or announced an intention to declare, set aside, made or paid to its shareholders dividends or other distributions on the outstanding shares in its share capital.

(g) It has not waived any voting cut-back, transfer restrictions or similar provisions of its or its Subsidiaries’ bye-laws with respect to any of its or their shareholders.

(h) Parent and the Merger Sub represent and warrant to the Company that Parent owns all outstanding share capital and any other debt or equity securities of the Merger Sub and no Person has any right to acquire any such share capital or debt or equity securities.

(i) In the case of the Company, as of the Effective Time, no former holder of Company Common Shares shall have a right to appoint a director or observer or other similar rights with respect to the board of directors of Parent or any of its Subsidiaries.

Section 3.3 Authority; Non-Contravention.

(a) It has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Required Parent Vote (in the case of Parent) or the Required Company Vote (in the case of the Company), to consummate the transactions contemplated hereby to which it is a party. The execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby to which it is a party have been duly authorized by all necessary corporate action on its part and no other corporate proceedings on its part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject to the Required Parent Vote (in the case of Parent) or the Required Company Vote (in the case of the Company). This Agreement has been duly executed and delivered by it and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding at law or in equity). The Required Parent Vote, in the case of Parent, and the Required Company Vote, in the case of the Company, as applicable, is the only vote of the holders of any class or series of its share capital or other securities necessary to approve this Agreement or approve the transactions to which it is a party contemplated hereby.

(b) Neither the execution, delivery and performance of this Agreement by it nor the consummation of the transactions contemplated hereby to which it is a party, nor compliance by it with any of the terms or provisions hereof, will (i) violate, conflict with or result in any breach of any provision of (A) in the case of the Company, its memorandum of association or bye-laws (as they may be or have been amended or otherwise modified under the Bye-Law Amendment) or the equivalent organizational documents of any of its Subsidiaries, (B) in the case of Parent its articles of incorporation or by-laws or the equivalent organizational documents of any of its Subsidiaries or (C) in the case of Merger Sub, its memorandum of association or bye-laws, (ii) trigger any rights of first refusal, preemptive rights, preferential purchase or similar rights or (iii) assuming that the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 3.3(c) are duly obtained or made and the Required Parent Vote (in the case of Parent) or the Required Company Vote (in the case of the Company), as applicable, is obtained, (A) violate any Law applicable to it or any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, require an approval or a consent or waiver under, result in the cancellation, suspension, non-renewal or termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any Permit or any of the respective properties, rights, obligations or assets of it or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, note, mortgage, indenture, lease, Parent Benefit Plan (in the case of Parent) or Company Benefit Plan (in the case of the Company) or other agreement, obligation or instrument to which it or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (with respect to clauses (ii) and (iii)) for such triggers, violations, conflicts, breaches or losses that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) No consent, approval, order or authorization of, waiver from, or registration, declaration, notice or filing with any Governmental Entity is required to be made or obtained by it or any of its Subsidiaries at or before the Closing in connection with the execution, delivery and performance of this Agreement by it or the consummation of the transactions contemplated hereby to which it is a party, except for (i)(A) the filing of the Merger Application and related attachments with the Registrar, (B) the written notification from the Bermuda Monetary Authority confirming that the Bermuda Monetary Authority has no objection to the Merger, (C) approvals or filing under all applicable laws of Bermuda, including the Exchange Control Act 1972 and related regulations and the Insurance Act 1978, as amended, of Bermuda, (D) compliance with applicable requirements of the Securities Act and the Exchange Act, (E) compliance with the pre-merger notification requirements of the HSR Act, (F) as set forth in Section 3.3(c)(i)(F) of its Disclosure Letter with respect to any Governmental Entity with jurisdiction over enforcement of any applicable antitrust or competition Law (other than as set forth in clause (E) above), (G) notices, applications, filings, authorizations, orders, approvals and waivers as may be required under applicable Insurance Laws, which are set forth in Section 3.3(c)(i)(G) of its Disclosure Letter (the notices, applications, filings, authorizations, orders, approvals and waivers described in clauses (D), (E), (F) and (G), the

“Transaction Approvals”), (H) the filing with the SEC of such registration statements, prospectuses, reports and other materials as may be required in connection with this Agreement and the transactions contemplated hereby, including the Parent Registration Statement and the Joint Proxy Statement/Prospectus, and the obtaining from the SEC of such orders, approvals and clearances as may be required in connection therewith, (I) in the case of the Company, compliance with any applicable requirements of the NASDAQ Global Select Market, (J) in the case of Parent, compliance with any applicable requirements of the NYSE and (K) in the case of Parent, such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” Laws of various jurisdictions in connection with the issuance of Parent Common Shares under this Agreement and (ii) any other consent, approval, order or authorization of, waiver from, or registration, declaration, notice or filing, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.4 Financial Statements and SEC Reports; Regulatory Reports; Undisclosed Liabilities.

(a) It and its Subsidiaries have timely filed or furnished all required forms, reports, statements, schedules, registration statements and other documents required to be filed or furnished by it or any of its Subsidiaries with or to the SEC since January 1, 2011 (the documents referred to in this Section 3.4(a), collectively with any other forms, reports, statements, schedules, registration statements, prospectuses, proxy statements and other documents filed with or furnished to the SEC after the date hereof, in the case of the Parent and its Subsidiaries the “Parent SEC Reports” or in the case of the Company and its Subsidiaries, the “Company SEC Reports”). As of its filing or furnishing date, each Parent SEC Report or Company SEC Report complied, and each such Parent SEC Report (in the case of Parent) or Company SEC Report (in the case of the Company) filed or furnished after the date hereof will comply, (A) as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments from the SEC staff with respect to any Parent SEC Report (in the case of Parent) or Company SEC Report (in the case of the Company).

(b) Each Parent SEC Report (in the case of Parent) or Company SEC Report (in the case of the Company) that is a registration statement, as amended, if applicable, filed under the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(c) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports (in the case of Parent) or Company SEC Report (in the case of the Company) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the consolidated financial position of Parent and its Subsidiaries (in the case of the Parent SEC Reports) or the Company and its Subsidiaries (in the case of the Company SEC Reports) as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. To Parent’s Knowledge, since January 1, 2011, the financial information with respect to each Markel Ventures Subsidiary included in Parent’s consolidated financial statements was prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly presents in all material respects the financial position of such Markel Ventures Subsidiary as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by Parent or the Company, as applicable, since January 1, 2011, was accompanied by the certificates required to be filed or submitted by Parent’s or the Company’s, as applicable, chief executive officer and chief financial officer under the Sarbanes-Oxley Act of 2002 and, at the time of filing or submission of each such certification, such certificate was true and accurate and complied in all material respects with the Sarbanes-Oxley Act of 2002.

(d) Except for (i) those liabilities that are reflected or reserved for in its unaudited consolidated financial statements for the nine-months ended September 30, 2012 as filed with the SEC in its Quarterly Report on Form 10-Q before the execution of this Agreement, (ii) liabilities and obligations incurred as permitted under this Agreement, (iii) liabilities incurred since September 30, 2012 in the ordinary course of business (including claims and any related litigation or arbitration arising in the ordinary course of business under Policies for which adequate claims reserves have been established), and (iv) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (x) it and its Subsidiaries do not have and (y) since September 30, 2012, it and its Subsidiaries have not incurred, in each case, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its financial statements in accordance with GAAP).

(e) Each of its Insurance Subsidiaries has filed or submitted all SAP Statements required to be filed with or submitted to the insurance departments of their respective jurisdictions of domicile on forms prescribed or permitted by such department, except for such failures to file or submit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The SAP Statements were prepared in conformity with Applicable SAP applied on a consistent basis for the periods covered thereby (except as may be indicated in the notes thereto), were prepared in accordance with the books and records of the applicable Insurance Subsidiary and fairly present, in all material respects, the statutory financial position of such Insurance Subsidiaries as at the respective dates thereof and the statutory results of operations of such Insurance Subsidiaries for the respective periods then ended (subject, in the case of the unaudited SAP Statements, to normal year-end adjustments). Its SAP Statements complied in all material respects with all applicable Laws when filed or submitted and no material deficiency has been asserted in writing with respect to any of its SAP Statements by the domiciliary insurance regulator of such filing Insurance Subsidiary that has not been remedied. The annual statutory balance sheets and income statements included in the SAP Statements have been, where required by applicable Insurance Law, audited by an independent accounting firm of recognized national or international reputation. It has made available to the other party before the execution of this Agreement, to the extent permitted by applicable Law, true and complete copies of all (i) SAP Statements filed with Governmental Entities for each of its Insurance Subsidiaries and (ii) true and complete copies of all examination reports (and has notified the other party of any pending examinations) of any insurance regulatory authorities received by it relating to its Insurance Subsidiaries. Except as indicated therein, all assets that are reflected on its Insurance Subsidiaries’ SAP Statements comply in all material respects with all applicable Insurance Laws regulating the investments of its Insurance Subsidiaries and all applicable Insurance Laws with respect to admitted assets and are in amount at least equal to the minimum amount required by applicable Insurance Laws. The financial statements included in its Insurance Subsidiaries’ SAP Statements accurately reflect in all material respects the extent to which, under applicable Laws and Applicable SAP, the applicable Insurance Subsidiary is entitled to take credit for reinsurance (or any local equivalent concept). Since January 1, 2011, it and any of its Subsidiaries that are members of Lloyd’s, has prepared audited accounts for each syndicate managed by it for all applicable years ended December 31 in accordance with the requirements of the Insurance Accounts Directive (Lloyd’s Syndicate and Aggregate Accounts) Regulations 2004 (S.I. 2004/3319) and the Syndicate Accounting Byelaw (No. 8 of 2005) and such accounts show a true and fair view of the syndicate’s position as at the relevant date.

(f) Before the date hereof, (i) the Company has made available to Parent a true and complete copy of its and its Subsidiaries’ then current risk management policies and practices (the “Company Risk Policies”), and (ii) Parent has made available to the Company a true and complete copy of its and its Subsidiaries’ then current risk appetite statement (the “Parent Risk Policies”).

Section 3.5 Compliance with Applicable Laws and Reporting Requirements. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) It and its Subsidiaries hold in full force and effect all Permits, and it and its Subsidiaries are in compliance with the terms and requirements of its Permits and any applicable Laws. The businesses of it and its Subsidiaries have not been, and are not being, conducted in violation of any applicable Laws (including the USA PATRIOT Act of 2001, as amended, the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd 1 et seq., as amended (or any other similar applicable foreign, federal, or state legal requirement), anti-money laundering laws, anti-terrorism laws, and all Insurance Laws). It and its Subsidiaries have not received, at any time since January 1, 2011, any written notice or communication from any Governmental Entity regarding any actual, alleged, or potential violation of, or a failure to comply with, any Laws or the terms and requirements of any Permit or any actual or potential revocation, withdrawal, suspension, cancellation, modification, or termination of any Permit. All applications required to have been filed for the renewal of each Permit or other filings required to be made with respect to each Permit held by it or its Subsidiaries have been duly filed on a timely basis with the appropriate Governmental Entity.

(b) (i) It has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) and such disclosure controls and procedures are (A) designed to ensure that material information relating to it, including its consolidated Subsidiaries, is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (B) effective in timely alerting its principal executive officer and principal financial officer to material information required to be included in its periodic reports under the Exchange Act and ensure that the information required to be disclosed in the Parent SEC Reports (in the case of Parent) or the Company SEC Reports (in the case of the Company) is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms; (ii) it and its Subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP; (iii) the records, systems, controls, data and information of it and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its Subsidiaries or accountants (including all means of access thereto and therefrom) and are held or maintained in such places as may be required under all applicable Laws (including Insurance Laws); and (iv) it has disclosed, based on its most recent evaluation of internal controls before the date hereof, to its auditors and audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information and (B) any fraud that involves management or other employees who have a significant role in internal controls.

(c) There are no outstanding loans or other extensions of credit made by it or any of its Subsidiaries to any of its executive officers (as defined in Rule 3b-7 under the Exchange Act) or directors.

(d) Since January 1, 2011, it has complied with the applicable listing and corporate governance rules and regulations of the NYSE (in the case of Parent) or the NASDAQ Global Select Market (in the case of the Company).

(e) Neither it nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among it and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC)).

Section 3.6 Legal and Arbitration Proceedings and Investigations. Except for litigation or arbitration arising in the ordinary course of business from claims under Policies for which adequate claims reserves have been established, there are no Legal Proceedings pending or, to its Knowledge, threatened, against it or any of its

Subsidiaries, any present or former officer, director or employee thereof in his or her capacity as such or any Person for whom it or its Subsidiaries may be liable or any of their respective properties or assets, that, if determined or resolved adversely against it, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor are there any writs, judgments, decrees, injunctions, rules or orders of any Governmental Entity binding upon it or any of its Subsidiaries or any of their respective properties or assets that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To its Knowledge, since January 1, 2011, there have been no formal or informal SEC inquiries, investigations or subpoenas, other Governmental Entity inquiries or investigations or internal investigations or whistle-blower complaints pending or threatened involving it or its Subsidiaries or any current or former officer or director thereof in his or her capacity as such. Except for litigation or arbitration arising in the ordinary course of business from claims under Policies, as of the date of this Agreement, there are no Legal Proceedings by it or any of its Subsidiaries pending, or which it or any of its Subsidiaries intends to initiate on behalf of it or any of its Subsidiaries, against any other Person.

Section 3.7 Taxes.

(a) All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, it or any of its Subsidiaries have been filed when due (taking into account extensions of time to file) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects. All such Tax Returns have been examined and closed by the appropriate Taxing Authority or the period for assessment, after giving effect to extensions or waivers, of the Taxes in respect of which such Tax Returns were required to be filed has expired.

(b) There are no liens for any Taxes upon the assets of it or any of its Subsidiaries, other than (i) statutory liens for Taxes not yet due and payable or (ii) liens that are being contested in good faith by appropriate proceedings, for which adequate reserves have been established on its financial statements in accordance with GAAP and Applicable SAP.

(c) It and each of its Subsidiaries have duly and timely paid, or have duly and timely withheld and remitted (or properly set aside in accounts for such purpose), to the appropriate Taxing Authority all material Taxes due and payable, and have established in accordance with GAAP and Applicable SAP an adequate accrual for all material Taxes not yet due and payable.

(d) There is no claim, audit, action, suit, proceeding, examination or investigation now pending or, to its Knowledge, threatened against or with respect to it or any of its Subsidiaries in respect of any Tax or Tax Asset, and any deficiencies asserted or assessments made as a result of any claim, audit, action, suit, proceeding, examination or investigation have been paid in full.

(e) It and each of its Subsidiaries have withheld all material amounts required to have been withheld by them in connection with amounts paid or owed to (or any benefits or property provided to) any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate Taxing Authority or set aside in accounts for such purpose. It and each of its Subsidiaries have reported such withheld amounts to the appropriate Taxing Authority and to each such employee, independent contractor, creditor, shareholder or any other third party, as required under Law.

(f) Neither it nor any of its Subsidiaries is a party to a Tax allocation, sharing, indemnity or similar agreement or arrangement (other than indemnities or gross-ups included in ordinary course employment contracts or leases and, in the case of Parent and its Subsidiaries, other than tax sharing agreements between them as members of Parent’s consolidated group) that will require any payment by it or any of its Subsidiaries of any Tax of another Person after the Closing Date.

(g) Neither it nor any of its Subsidiaries has (i) entered into a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, (ii) been a “material advisor” to any such transaction within the meaning of Section 6111 of the Code, or (iii) with respect to Subsidiaries located in the United Kingdom, entered into any transaction to which Sections 306-319 of the United Kingdom’s Finance Act 2004 (Disclosure of Tax Avoidance Schemes) could apply.

(h) Neither it nor any of its Subsidiaries (i) has filed any extension of time within which to file any Tax Returns that have not been filed, (ii) has entered into any agreement or other arrangement waiving or extending the statute of limitations or the period of assessment or collection of any material Taxes, (iii) has granted any power of attorney that is in force with respect to any matters relating to any material Taxes, (iv) has applied for a ruling from a Taxing Authority relating to any material Taxes that has not been granted or has proposed to enter into an agreement with a Taxing Authority that is pending or (v) has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax Law) or been issued any private letter rulings, technical advice memoranda or similar agreement or rulings by any Taxing Authority.

(i) None of its Subsidiaries is now or has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(j) Neither it nor any of its Subsidiaries has agreed to, requested, or is required to include any adjustment under Section 481 of the Code (or any corresponding provision of applicable Law) by reason of a change in accounting method or otherwise.

(k) Neither it nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) installment sale or open transaction disposition made on or before the Closing Date, (ii) prepaid amount received on or before the Closing Date not in the ordinary course of business, or (iii) election under Section 108(i) of the Code (or any similar provision of state, local or non-U.S. law) made with respect to any Tax period ending on or before the Closing Date.

(l) Neither it nor any of its Subsidiaries is a party to a “gain recognition agreement” within the meaning of the United States Treasury Regulations under Section 367 of the Code.

(m) To its Knowledge, neither it nor any of its Subsidiaries is in material breach of the provisions of any applicable operating guidelines.

(n) Neither it nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(o) Neither it nor any of its Subsidiaries has received any notice or inquiry from any Governmental Entity outside of Bermuda to the effect that any of it or its Subsidiaries that are domiciled or formed in Bermuda are subject to any Tax other than (i) excise taxes and (ii) withholding taxes on gross income.

(p) Neither it nor any of its Subsidiaries has received any notice or inquiry from any Governmental Entity in a jurisdiction (whether within or without the United States) in which it or any of its Subsidiaries has not filed a particular type of Tax Return that it or such Subsidiary is required to file such Tax Return in such jurisdiction.

(q) Neither it nor any of its Subsidiaries has or has ever had a permanent establishment in a jurisdiction outside of the jurisdiction in which it or its Subsidiaries, respectively, are organized and neither it nor any of its Subsidiaries would reasonably be expected to be liable for a material amount of Taxes in any such jurisdiction, other than Taxes not yet due and payable for which an adequate accrual has been established in accordance with GAAP and Applicable SAP.

(r) No material transaction or arrangement involving it or any of its Subsidiaries has taken place or is in existence that is such that it has resulted, or is reasonably likely to result, in the income, profits or gains of it or of any of its Subsidiaries being adjusted for Tax purposes in any jurisdiction in accordance with applicable transfer pricing or thin capitalization laws.

(s) In the case of the Company, (i) neither it nor any of its Subsidiaries has elected to be a pass through entity for U.S. federal income Tax purposes and (ii) neither it nor any of its Subsidiaries organized outside of the United States is or has ever been (A) treated as a domestic corporation for any purpose under the Code (including, for the avoidance of doubt, Section 953 of the Code); (B) engaged in a trade or business in the United States within the meaning of Section 864(b) of the Code; or (C) subject to the inversion rules under Section 7874.

Section 3.8 Absence of Certain Changes or Events. Since September 30, 2012, (a) there has not been any change, state of facts, circumstance, event or effect, alone or in combination, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) in the case of the Company, neither it nor any of its Subsidiaries has taken any action or failed to take any action that would have resulted in a breach in any material respect of Section 4.1 had such section been in effect since September 30, 2012 and (c) in the case of Parent, neither it nor any of its Subsidiaries has taken any action or failed to take any action that would have resulted in a breach in any material respect of Section 4.2 had such section been in effect since September 30, 2012.

Section 3.9 Board Approval.

(a) In the case of the Company, the board of directors of the Company, by resolutions duly adopted at a meeting duly called and held, has: (i) determined that the Consideration constitutes fair value for each Company Common Share in accordance with the Companies Act and deemed it advisable and fair to, and in the best interests of, the Company to enter into this Agreement and the Merger Agreement to consummate the Merger and the other transactions contemplated hereby; (ii) adopted this Agreement and the Merger Agreement and authorized and approved the Merger and the other transactions contemplated hereby; (iii) determined that the amendments to the Company’s bye-laws set forth in Exhibit D (the “Bye-Law Amendment”) are advisable to and in the best interests of the Company and authorized and approved the Bye-Law Amendment; and (iv) recommended that the shareholders of the Company vote in favor of the Required Company Vote (the “Company Recommendation”), subject to Section 5.4(c), and directed that such matters be submitted for consideration by Company shareholders at the Company Shareholder Meeting.

(b) In the case of Parent, the board of directors of Parent, by resolutions duly adopted at a meeting duly called and held, has: (i) deemed it advisable and fair to, and in the best interests of, Parent to enter into this Agreement and the Merger Agreement and to consummate the Parent Share Issuance and the other transactions contemplated hereby; (ii) adopted this Agreement and the Merger Agreement and authorized and approved the Parent Share Issuance and the other transactions contemplated hereby and thereby; (iii) recommended that the shareholders of Parent vote in favor of the matters constituting the Required Parent Vote (the “Parent Recommendation”), subject to Section 5.4(c), and directed that such matters be submitted for consideration by Parent shareholders at the Parent Shareholder Meeting. In the case of Parent, the only action necessary for approval of the Parent Board Expansion will be the adoption of resolutions by the Parent board of directors increasing its size by two members and electing the Proposed New Directors and such resolutions are permitted by, and comply with, the Virginia Stock Corporation Act and the articles of incorporation and by-laws of Parent.

(c) Parent and the Merger Sub represent and warrant to the Company that: (i) the board of directors of the Merger Sub, by unanimous written consent without a meeting, has (A) deemed it advisable and fair to, and in the best interests of, the Merger Sub to enter into this Agreement and the Merger Agreement and to consummate the Merger and the other transactions contemplated hereby, (B) adopted this Agreement and the Merger Agreement and authorized and approved the Merger and the other transactions contemplated hereby and (C) recommended that the sole shareholder of the Merger Sub approve such matters; and (ii) the sole shareholder of the Merger Sub has approved this Agreement and the Merger Agreement and the other transactions contemplated hereby.

Section 3.10 Vote Required.

(a) In the case of Parent, the affirmative vote of the holders of a majority of the votes cast at a meeting of the shareholders of Parent at which a quorum is present in accordance with the by-laws of Parent and the NYSE Listed Company Manual, in each case, to approve the Parent Share Issuance (the “Required Parent Vote”) are the

only votes of the holders of any class or series of Parent’s share capital or other securities necessary to consummate the transactions contemplated hereby to which Parent, Merger Sub or any of Parent’s Subsidiaries are a party. As of the date of this Agreement, the shareholders identified in Section 3.10(a) of the Parent Disclosure Letter have executed Parent Shareholder Voting Agreements and, to Parent’s Knowledge, as of the date of this Agreement, such shareholders collectively represent at least 5.2% of the outstanding voting power of Parent. None of the shareholders of Parent (in its capacity as such) have any appraisal, dissenter’s or similar rights under Virginia Law in connection with the transactions contemplated by this Agreement.

(b) In the case of the Company, the affirmative vote of a majority of the votes cast at a meeting of the shareholders of the Company at which a quorum is present in accordance with the bye-laws of the Company, to approve the Bye-Law Amendment and, assuming the approval of the Bye-Law Amendment, approve and adopt this Agreement, the Merger Agreement and the Merger (provided, however, if the Bye-Law Amendment is not approved, the affirmative vote of three-fourths of the votes cast at such meeting at which the quorum of at least two persons holding or representing by proxy more than one-third of the issued shares of the Company shall be required to approve and adopt this Agreement, the Merger Agreement and the Merger) (the “Required Company Vote” and, together with the Required Parent Vote, the “Required Shareholder Votes”) are the only votes of the holders of any class or series of the Company’s share capital or other securities necessary to approve this Agreement and consummate the transactions contemplated hereby to which it or any of its Subsidiaries is a party. As of the date of this Agreement, the shareholders identified in Section 3.10(b) of the Company Disclosure Letter have executed Company Shareholder Voting Agreements and, to the Company’s Knowledge, as of the date of this Agreement, such shareholders collectively represent approximately 19.6% of the outstanding voting power of the Company (after taking into account the contemplated effects of bye-law 52(2) of the Company’s bye-laws).

Section 3.11 Agreements with Regulators. Except as required by Insurance Laws of general applicability and the insurance Permits maintained by its Insurance Subsidiaries or as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on it or any of its Subsidiaries or to which it or any of its Subsidiaries is a party, on one hand, and any Governmental Entity is a party or addressee, on the other hand, or any orders or directives by, or supervisory letters or cease-and-desist orders from, any Governmental Entity, nor has it nor any of its Subsidiaries adopted any board resolution at the request of any Governmental Entity, in each case specifically with respect to it or any of its Subsidiaries, which (a) limit the ability of it or any of its Insurance Subsidiaries to issue Policies or enter into Reinsurance Agreements, (b) require any divestiture of any investment of any Subsidiary, (c) in any manner relate to the ability of any of its Subsidiaries to pay dividends, (d) require any investment of its Insurance Subsidiary to be treated as non-admitted assets (or the local equivalent), or (e) otherwise restrict the conduct of business of it or any of its Subsidiaries, nor has it been advised by any Governmental Entity that it is contemplating any such undertakings.

Section 3.12 Insurance Matters.

(a) Section 3.12(a) of its Disclosure Letter contains a true and complete list of its Insurance Subsidiaries, together with the jurisdiction of domicile thereof and each jurisdiction in which each such Insurance Subsidiary is licensed to conduct the business of insurance or reinsurance. None of its Insurance Subsidiaries is commercially domiciled in any other jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its incorporation. Each of its Insurance Subsidiaries and each of its other Subsidiaries that provide services to its Insurance Subsidiaries is licensed or authorized, to the extent required by Law, in each jurisdiction where it engages in business and for each line of business written therein, except where the failure to be so licensed or authorized has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) To its Knowledge, as of the date of this Agreement, all of its Reinsurance Agreements are in full force and effect in accordance with their terms, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither it nor any of its Insurance Subsidiaries has

received notice, nor does it have Knowledge, of any violation or default in respect of any obligation under (or any condition which, with the passage of time or the giving of notice or both, would result in such violation or default), or any intention to cancel, terminate or change the scope of rights and obligations under, or not to renew, any Reinsurance Agreement, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) since September 30, 2012 neither it nor its Subsidiaries have received any written notice from any party to a Reinsurance Agreement that any amount of reinsurance ceded by it or such Subsidiary to such counterparty will be uncollectible or otherwise defaulted upon, (ii) to its Knowledge, no party to a Reinsurance Agreement under which it or its Subsidiary if the cedent is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (iii) to its Knowledge, the financial condition of any party to a Reinsurance Agreement under which it or its Subsidiary is the cedent is not impaired to the extent that a default thereunder is reasonably anticipated, (iv) there are no, and since September 30, 2012, there have been no, disputes under any Reinsurance Agreement other than disputes in the ordinary course for which adequate loss reserves have been established and (v) its relevant Subsidiary is entitled under applicable Law and Applicable SAP to take full credit in its SAP Statements for all amounts recoverable by it under any Reinsurance Agreement and all such amounts recoverable have been properly recorded in its books and records of account (if so accounted therefor) and are properly reflected in its SAP Statements.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to any Reinsurance Agreement for which any Insurance Subsidiary is taking credit on its most recent SAP Statements, to its Knowledge, from and after January 1, 2011: (i) there has been no separate written or oral agreement between it or any of its Subsidiaries and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Reinsurance Agreement, other than inuring contracts that are explicitly defined in any such Reinsurance Agreement; (ii) for each such Reinsurance Agreement entered into, renewed or amended on or after January 1, 2011, for which risk transfer is not reasonably considered to be self-evident to the extent required by any applicable provisions of SSAP No. 62, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment as required by SSAP No. 62, is available for review by the relevant Governmental Entities for each of it and its Subsidiaries; (iii) its Insurance Subsidiary party thereto complies and has complied in all material respects with any applicable requirements set forth in SSAP No. 62; and (iv) its Insurance Subsidiary party thereto has and has had appropriate controls in place to monitor the use of reinsurance and comply in all material respects with the provisions of SSAP No. 62.

(d) Before the execution of this Agreement, it has made available to the other party a true and complete copy of all Actuarial Analyses available as of the date of this Agreement since January 1, 2011. To its Knowledge, as of the date of this Agreement, any information and data furnished by it or any of its Subsidiaries to actuaries, independent or otherwise, in connection with the preparation of the Actuarial Analyses were accurate in all material respects. To its Knowledge, each Actuarial Analysis was based upon, in all material respects, an accurate inventory of policies in force for it and its Subsidiaries, as the case may be, at the relevant time of preparation and was prepared in conformity with generally accepted actuarial principles in effect at such time, consistently applied (except as may be noted therein), and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

(e) Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, as of the date of this Agreement, there are no material unpaid claims and assessments against it or its Insurance Subsidiaries, whether or not due, by any insurance guaranty association (in connection with that association’s fund relating to insolvent insurers), joint underwriting association, residual market facility or assigned risk pool. No such material claim or assessment is pending and neither it nor any of its Insurance Subsidiaries has received written notice of any such material claim or assessment against it or its Insurance Subsidiaries by any insurance guaranty association, joint underwriting association, residual market facility or assigned risk pool.

(f) All Policies in effect as of the date of this Agreement and any and all marketing materials have been, to the extent required under applicable Law, filed with or submitted to and not objected to by the relevant Governmental Entity within the period provided for objection, and such Policies and marketing materials comply with the Insurance Laws applicable thereto and have been administered in accordance therewith, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All premium rates established by it or its Subsidiaries that are required to be filed with or submitted to or approved by Governmental Entities have been so filed, submitted or approved, the premiums charged conform thereto and such premiums comply with the Insurance Laws applicable thereto, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) Its Insurance Subsidiaries, and, to its Knowledge, their respective Agents and Administrators that wrote, sold, produced, managed or marketed Policies for any of its Insurance Subsidiaries have issued, sold, produced, managed and marketed such Policies in compliance with applicable Laws in the respective jurisdictions in which such products have been sold, except such non-compliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To its Knowledge, each Agent or Administrator (i) was duly licensed as required by Law in the particular jurisdiction in which such Agent or Administrator wrote, sold, produced, managed or marketed such Policies (for the type of business wrote, sold, produced, managed or marketed on behalf of the Insurance Subsidiary) except for such failures to be licensed which have been cured, which have been resolved or settled through agreements with applicable Governmental Authorities, which are barred by an applicable statute of limitations or which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) if required by applicable Law, was duly appointed by the applicable Insurance Subsidiary, except such omissions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Each of its Insurance Subsidiaries has duly and timely filed all reports or other filings required to be filed with any insurance regulatory authority in the manner prescribed therefor under applicable Laws and Permits and no Governmental Entity has asserted any deficiency or violation with respect thereto, except as has been cured or resolved to the satisfaction of the Governmental Entity or except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, each of its and its Subsidiaries’ submissions, reports or other filings under applicable insurance holding company statutes or other applicable Insurance Laws with respect to contracts, agreements, arrangements and transactions between or among Insurance Subsidiaries and their Affiliates, and all contracts, agreements, arrangements and transactions in effect between any Insurance Subsidiary and any Affiliate are in compliance with the requirements of all applicable insurance holding company statutes or other such Insurance Laws and all required approvals or deemed approvals of insurance regulatory authorities with respect thereto have been received or obtained, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Since January 1, 2011, it and/or any of its Subsidiaries that are members of Lloyd’s: (i) has not participated and has not agreed to participate on any Lloyd’s syndicate other than syndicates 3000 (in the case of Parent) and 1400, 2525 and 2526 (in the case of the Company); (ii) has not and has not agreed to sell, transfer or “drop”, or to allow any other Person to share (economically or otherwise) in or exercise any of its rights attaching to, its rights to participate in a Lloyd’s syndicate or offered to acquire rights to participate on a Lloyd’s syndicate; (iii) has complied in all material respects with all Lloyd’s Regulations which apply to it (including in relation to the maintenance of Funds at Lloyd’s in accordance with Lloyd’s Regulations) and any directions imposed on it by Lloyd’s; and (iv) all documents relating to the participation of it or any of its Subsidiaries’ participation at Lloyd’s are, to the extent required to be, in all material respects in Lloyd’s standard form and have not been amended in any way, including the standard managing agent’s agreement.

(j) Since January 1, 2011, it and/or any of its Subsidiaries that is a Lloyd’s managing agent: (i) has complied in all material respects with the franchise standards (including principles and minimum standards, guidance and advice) issued by the Council and all other Lloyd’s Regulations; (ii) has not agreed to permit any member of

Lloyd’s which is not a Subsidiary to participate on syndicate 3000 (in the case of Parent) and 1400, 2525 and 2526 (in the case of the Company); (iii) has, for the 2013 year of account, for each syndicate managed by it, a business plan (including a syndicate business forecast) which has been unconditionally approved by the “Franchise Board” (within the meaning of Definitions Byelaw (No. 7 of 2005) of Lloyd’s); (iv) owes no fiduciary or other agency duties to any Person (who is not a member of Lloyd’s) who provides funds at Lloyd’s on behalf of any member of a syndicate managed by it; (v) does not manage any syndicate that has not been closed at its Normal Closing Date and the reinsurance to close in respect of all closed years of account has been made in all material respects in accordance with Lloyd’s Regulations and all premiums charged in respect of such reinsurance to close have been allocated on an equitable basis; (vi) is not under any obligation (including under Lloyd’s requirements) to make an offer (now or at any time in the future) to acquire the capacity of any member of any syndicate managed by it; (vii) all members of each syndicate managed by it have in all material respects the same arrangements with it regarding profit commission, fees and the consequences of any deficit; and (viii) all documents relating to the participation of it or any of its Subsidiaries’ participation at Lloyd’s are, to the extent required to be, in all material respects in Lloyd’s standard form and have not been amended in any way, including the standard managing agent’s agreement with members of the syndicates managed by it.

(k) Since January 1, 2011, all funds held on behalf of Lloyd’s syndicates 3000 (in the case of Parent) and 1400, 2525 and 2526 (in the case of the Company) are held in all material respects in accordance with the terms of the premiums trust fund deeds and other applicable Lloyd’s Regulations.

(l) The policy reserves of its Insurance Subsidiaries recorded in their SAP Statements have been computed: (i) in all material respects in accordance with commonly accepted actuarial standards consistently applied as in effect at such time, except as otherwise noted in the financial statements and notes thereto included in such SAP Statements; (ii) on the basis of methodologies consistent with those used in computing the corresponding reserves in the prior fiscal years, except as otherwise noted in the financial statements and notes thereto included in such SAP Statements; and (iii) in accordance in all material respects with applicable Insurance Law; provided, however, that it is not making any representation or warranty (express or implied) as to the adequacy or sufficiency of reserves for losses or loss expenses as of any date.

(m) Copies (which are true and complete in all material respects) of all material analyses, reports and other data prepared by or on behalf of any of its Insurance Subsidiaries or submitted by or on behalf of any such Insurance Subsidiaries to any insurance regulatory authority relating to risk based capital calculations or Insurance Regulatory Information Systems ratios have been provided to the other party before the execution of this Agreement.

Section 3.13 Investments; Derivatives.

(a) The information provided by it to the other party related to its investment assets, including bonds, notes, debentures, mortgage loans, real estate, collateral loans, derivatives (including swaps, swaptions, caps, floors, foreign exchange, and options or forward agreements) and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, alternative investments and direct or indirect investments in hedge funds or private equity funds, whether entered into for its own or its Subsidiaries or their customers’ accounts (such investment assets, the “Investment Assets”) is true and complete in all material respects as of September 30, 2012. It has made available a true and complete copy as of the date of this Agreement of its and its Subsidiaries’ policies with respect to the investment of the Investment Assets (its “Investment Policy”) to the other party before the execution of this Agreement.

(b) To its Knowledge, as of the date of this Agreement, the Investment Assets comply in all material respects with, and the acquisition thereof complied in all material respects with, any and all investment restrictions under applicable Law and its Investment Policy. Each of it and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all encumbrances except Permitted Encumbrances.

(c) To its Knowledge, as of the date of this Agreement, none of its Investment Assets is subject to any capital calls or similar liabilities, or any restrictions or suspensions on redemptions, lock-ups, “gates,” “side-pockets,” stepped-up fee provisions or other penalties or restrictions relating to withdrawals or redemptions, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Each agreement with each investment manager or investment advisor providing services to it or any of its Subsidiaries was entered into, and the performance of each investment manager is evaluated, in a commercially reasonable, arm’s length manner.

Section 3.14 Material Contracts; Markel Ventures Contracts.

(a) As of the date of this Agreement, neither it nor any of its Subsidiaries is a party to or bound by any contract (other than any Policy or Reinsurance Agreement): (i) that is or will be required to be filed by it as a material contract under Item 601(b)(10) of Regulation S-K of the SEC that is not already so filed; (ii) that limits or purports to limit in any material respect either the type of business in which it or any of its Subsidiaries or Affiliates (or, after giving effect to the Merger, Parent or any of its Subsidiaries or Affiliates) may engage or the manner or locations in which any of them may so engage in any business; (iii) that creates a partnership, joint venture, strategic alliance or similar arrangement with respect to any material business or assets; (iv) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or guaranteeing indebtedness in excess of $5,000,000; (v) that, individually or together with related contracts, provides for any acquisition, disposition, lease, license or use following the date of this Agreement of assets, services, rights or properties with a value or requiring annual fees in excess of $5,000,000 or that comprise more than 5% of its business on a consolidated basis; (vi) that is a collective bargaining agreement; (vii) other than any contract disclosed under Section 3.22, that involves or could reasonably be expected to involve aggregate payments by or to it and/or its Subsidiaries in excess of $5,000,000 in any twelve-month period, except for any contract that may be cancelled without penalty or termination payments by it or its Subsidiaries upon notice of sixty days or less; (viii) that includes an indemnification obligation of it or any of its Subsidiaries with a maximum potential liability in excess of $5,000,000; (ix) that is an investment advisory or investment management agreement or arrangement to which it or any of its Subsidiaries is a party or under which any Investment Asset is invested or managed or any third party has the right or power to make discretionary or investment decisions with respect to any Investment Asset; (x) that is an employment or consulting agreement providing for base salary or consulting fees in the aggregate in excess of $350,000, or providing for severance benefits or any benefits upon a change of control (excluding the value of any accelerated vesting of equity) reasonably expected to be in excess of $750,000 in the aggregate; (xi) that is a suretyship contract, performance bond, working capital maintenance agreement or other form of guaranty agreement other than insurance or reinsurance contracts, letters of credit, surety bonds or other forms of security entered into in the ordinary course of business; or (xii) that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede its ability to consummate the transactions contemplated by this Agreement.

(b) (i) Each Material Contract and (ii) as of the date of this Agreement, each Policy or Reinsurance Agreement that involves or could reasonably be expected to involve aggregate payments by or to it and/or any of its Subsidiaries in excess of $5,000,000 in any twelve-month period is a valid and binding obligation of it and its Subsidiaries (to the extent they are parties thereto or bound thereby) enforceable against it and, to its Knowledge, each other party thereto, in accordance with its terms and is in full force and effect, and it and each of its Subsidiaries (to the extent they are party thereto or bound thereby) and, to its Knowledge, each other party thereto has performed in all material respects all obligations required to be performed by it under each Material Contract, except where such failure to be valid and binding or such non-performance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, neither it nor any of its Subsidiaries has received written notice, nor does it have Knowledge, of any material violation or default in respect of any material obligation under (or any condition which with the passage of time or the giving of notice or both would result in such a violation or default), or any intention to cancel, terminate, change the scope of or materially alter the rights or obligations under or not to renew, any Material Contract.

(c) With respect to each Markel Ventures Subsidiary, (i) other than advances and loans to such Markel Ventures Subsidiary from Parent, Markel Ventures or any other Subsidiary of Parent, all contracts, agreements, understandings, commitments, arrangements and transactions between such Markel Ventures Subsidiary, on the one hand, and Parent or any of Parent’s other Subsidiaries, on the other hand, have been on an arm’s length basis on terms no less favorable to the parties thereto than could have been obtained from an unaffiliated third party and (ii) each contract, agreement, understanding, commitment and arrangement of such Markel Ventures Subsidiary, to Parent’s Knowledge, (A) is enforceable against such Markel Ventures Subsidiary and each other party thereto in accordance with its terms, (B) is in full force and effect and (C) has been, to the extent required thereunder, performed in all material respects by the parties thereto (other than, in the cause of this clause (ii), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). None of Parent’s executive officers or directors has any direct or indirect interest in any Markel Ventures Subsidiary, other than through its ownership of Parent Common Shares (or securities convertible into or exercisable for Parent Common Shares).

Section 3.15 Employee Benefits and Executive Compensation.

(a) It has disclosed its Compensation and Benefit Plans in Section 3.15(a) of its Disclosure Letter and it has made available before the execution of this Agreement true and complete copies of (i) each of its material Compensation and Benefit Plans, (ii) each applicable trust agreement or other funding arrangement for each such Compensation and Benefit Plan (including insurance contracts), and all amendments thereto, (iii) with respect to any such Compensation and Benefit Plan that is intended to be tax-qualified or tax-preferred under applicable Law, any applicable determination letter issued by the IRS and any other applicable determination document issued by any equivalent non-United States taxing or regulatory authority, in each case, confirming the tax-qualified or tax-preferred status of such Compensation and Benefit Plan, (iv) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports or other reports prepared for any Compensation and Benefit Plan with respect to the two most recently completed plan years and (v) the most recent summary plan description for any Compensation and Benefit Plan and summary of any material modifications thereto.

(b) Each of its Compensation and Benefit Plans is in compliance in all material respects with applicable Law and has been administered in all material respects in accordance with its terms and applicable Law. There are no actions, suits, investigations or claims pending, or to its Knowledge, threatened (other than routine claims for benefits) relating to any Compensation and Benefit Plan.

(c) Neither it nor any of its Subsidiaries has any obligations for retiree health and retiree life benefits under any Compensation and Benefit Plan other than with respect to benefit coverage mandated by applicable Law. There has been no amendment to, announcement by it or any of its Subsidiaries relating to, or change in employee participation in coverage under, any Compensation and Benefit Plan that would reasonably be expected to materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

(d) None of the execution and delivery of this Agreement, the shareholder approval of the transactions contemplated hereby, the termination of the employment of any of its or its Subsidiaries’ employees within a specified time of the Effective Time or the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, golden parachute, or otherwise), whether or not in conjunction with a termination of employment, becoming due to any director, officer or any employee of it or any of its Subsidiaries from it or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise, other than by operation of Law, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefit or funding (through a grantor trust or otherwise) of any such payment or benefit, (iv) limit or restrict the right of it to merge, amend or terminate any Compensation and Benefit Plan or any related trust, (v) cause a trust for any Compensation and Benefit Plan to be required to be funded or (vi) result in payments under any Compensation and Benefit Plan that would, individually or in combination with any other such payment, not be deductible under Section 280G of the Code or any equivalent non-U.S. tax Law. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company or any of its Subsidiaries as a result of the imposition of the excise taxes required by section 4999 of the Code or any taxes required by section 409A of the Code.

(e) Each of its Compensation and Benefit Plans that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred that would reasonably be expected to cause the loss of such qualification. Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that would reasonably be expected to subject it or any of its Subsidiaries to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither it nor any of its Subsidiaries (i) has an “obligation to contribute” (as defined in ERISA Section 4212), nor have they ever had an obligation to contribute, to a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)), or (ii) maintains or contributes to, or has, within six years preceding the date of this Agreement, maintained or contributed to, an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code.

(f) With respect to the Company, to the Company’s Knowledge, no material payments or benefits are due to any Persons employed by the Company or any of its Subsidiaries in respect of services rendered to the Company or any of its Subsidiaries under any compensation plan, program or arrangement that is not a Compensation and Benefit Plan disclosed in Section 3.15(a) of the Company Disclosure Letter.

(g) With respect to Parent, to Parent’s Knowledge, no material payments or benefits are due to any Persons employed by Parent or any of its Subsidiaries in respect of services rendered to Parent or any of its Subsidiaries under any compensation plan, program or arrangement that is not a Compensation and Benefit Plan disclosed in Section  3.15(a) of the Parent Disclosure Letter.

Section 3.16 Labor Relations and Other Employment Matters.

(a) None of its or its Subsidiaries’ employees are represented by any union, works council, labor organization, or other workers’ group (each, a “Labor Organization”) with respect to their employment by it or its Subsidiaries; no Labor Organization or group of employees of it or any of its Subsidiaries has made a demand for recognition or certification; and there are no representation or certification proceedings or petitions presently pending or threatened to be brought or filed with any Governmental Entity. Since January 1, 2011, to its Knowledge, neither it nor any of its Subsidiaries has been subject to any organizing attempts by any Labor Organization, and there have been no strikes, work stoppages, slowdowns, picketing, lockouts, or other organized labor disputes or disruptions.

(b) No unfair labor practice charges, grievances, arbitrations, administrative charges or complaints are pending or, to its Knowledge, threatened against it or any of its Subsidiaries. As of the date of this Agreement, no employee of it or any of its Subsidiaries at the officer level or above has given written notice to it or any of its Subsidiaries that any such employee intends to terminate his or her employment with it or any of its Subsidiaries. To its Knowledge, no employee or former employee of it or any of its Subsidiaries is in any respect in violation of any term of any employment contract, nondisclosure agreement (including any agreement relating to Trade Secrets or proprietary information), non-solicitation agreement, non-competition agreement, or other restrictive covenant with it or any of its Subsidiaries. It and its Subsidiaries have complied in all material respects with applicable Laws relating to its employees, including all Laws governing the terms and conditions of employment, the termination of employment, discrimination and harassment, wages, hours, compensation, benefits, reductions in force, mass layoffs, and facility closings.

(c) Each of its and its Subsidiaries’ employees has all work permits, immigration permits, visas or other authorizations required by Law for such employee given the duties and nature of such employee’s employment and Section 3.16(c) of its Disclosure Letter sets forth a true and complete list of such work permits, immigration permits, visas or other authorizations currently held by its and its Subsidiaries’ employees.

Section 3.17 Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) it and each of its Subsidiaries has sufficient rights to use all of the Intellectual Property used in its and each of its Subsidiaries’ respective businesses as presently conducted and as proposed to be conducted. The Intellectual Property owned by it or its Subsidiaries is: (i) owned free and clear of any claim, lien or encumbrance (other than Permitted Encumbrances); (ii) valid and subsisting, and is not subject to any outstanding order, judgment or decree adversely affecting its or its Subsidiaries use thereof, or rights thereto; and (iii) the consummation of the transactions contemplated by this Agreement shall not have any Material Adverse Effect on its and its Subsidiaries’ rights in such Intellectual Property;

(b) any underwriting model it or its Subsidiaries has created or uses in its or its Subsidiaries’ business that assesses policy risk and premium (each, an “Underwriting Model”) is based on information that is licensed and/or proprietary to it and/or its Subsidiaries. It and/or its Subsidiaries owns exclusively, free and clear of any claim, lien or encumbrance (other than Permitted Encumbrances), all of the proprietary information (including all Intellectual Property rights) upon which each Underwriting Model is based;

(c) all of the rights in the Intellectual Property created by its or any of its Subsidiaries’ employees or independent contractors during the course of their employment have been validly and irrevocably assigned to it;

(d) it and each of its Subsidiaries has taken all reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by it or each of its Subsidiaries, and to its Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except under valid and appropriate non-disclosure agreements that have not been materially breached;

(e) it and each of its Subsidiaries has implemented reasonable measures consistent with applicable industry standards to ensure the physical and electronic security of any information systems or data owned, used or held by it or any of its Subsidiaries, from unauthorized disclosure, use or modification. To its Knowledge, during the five year period immediately preceding the date of this Agreement, there has been no material breach of security involving any such systems or data;

(f) to its Knowledge, as of the date of this Agreement, neither it nor any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party during the three year period immediately preceding the date of this Agreement;

(g) there is no material litigation, opposition, cancellation, proceeding, reexamination, objection or claim pending, asserted or, to its Knowledge, threatened against it or any of its Subsidiaries concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property;

(h) to its Knowledge, as of the date of this Agreement, no valid basis exists for any such litigation, opposition, cancellation, proceeding, reexamination, objection or claim;

(i) to its Knowledge, as of the date of this Agreement, no Person is infringing, misappropriating or otherwise violating any of its or its Subsidiaries’ rights in any Intellectual Property owned by it or any of its Subsidiaries, and neither it nor any of its Subsidiaries has asserted or threatened to assert a claim of such infringement, misappropriation, or violation against any third party during the three year period immediately preceding the date of this Agreement; and

(j) it and its Subsidiaries has each complied in all material respects with (i) all applicable Laws, rules and regulations regarding data protection and the privacy and security of personal information and (ii) their respective privacy policies or commitments to their customers and consumers.

Section 3.18 Properties.

(a) It or one of its Subsidiaries has (i) a valid leasehold or sublease interest or other comparable contract right in the real property that it or any of its Subsidiaries leases, subleases or otherwise occupies without owning (each such real property, a “Leased Real Property” and each such lease, sublease or comparable right, a “Lease”), and (ii) good, valid and marketable title to, or a valid leasehold, sublease interest or other comparable contract right in, the other material tangible assets and properties necessary to the conduct of its business as currently conducted, in each of clauses (i) and (ii), free and clear of all encumbrances except for Permitted Encumbrances or encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) It and its Subsidiaries are in compliance in all material respects with the terms of all Leases, and all Leases are in full force and effect. It has not received any written notice that it is in material default under any Lease, nor to its Knowledge, is any other party to such Lease in material default thereunder. No event has occurred, which, after the giving of notice, with lapse of time or both, would constitute a material default by it under any Lease or, to its Knowledge, any other party under such Lease.

(c) Neither it nor any of its Subsidiaries owns any real property that is material to its operations.

Section 3.19 Investment Adviser.

(a) In the case of the Company, neither it nor any of its Subsidiaries is required to be registered as an “investment adviser” as such term is defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Neither it nor any of its Subsidiaries is required to be registered as an “investment company” as defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither it nor any of its Subsidiaries is required to be registered as an investment firm within the meaning of the Markets in Financial Instruments Directive (2004/39/EC).

(b) Markel-Gayner Asset Management Corporation is duly registered as an investment adviser under the Advisers Act. Except for the registration of Markel-Gayner Asset Management Corporation as an investment adviser under the Advisers Act, neither Parent nor any of its Subsidiaries is required to be registered as (i) an “investment adviser” as such term is defined in Section 202(a)(11) of the Advisers Act, (ii) an “investment company” as defined under the Investment Company Act or (iii) an investment firm within the meaning of the Markets in Financial Instruments Directive (2004/39/EC).

Section 3.20 Opinion of Financial Advisor.

(a) In the case of Parent, the board of directors of Parent has received the opinion of its financial advisor, Citigroup Global Markets Inc., dated December 18, 2012, to the effect that, as of such date, the Consideration is fair, from a financial point of view, to Parent.

(b) In the case of the Company, the board of directors of the Company has received the opinion of its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), dated December 18, 2012, to the effect that, as of such date, the Consideration is fair, from a financial point of view, to the holders of Company Common Shares (other than Parent and its affiliates).

Section 3.21 Takeover Laws. To its Knowledge, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other anti-takeover statute or regulation would reasonably be expected to restrict or prohibit this Agreement, the Merger Agreement, the Merger or the other transactions contemplated hereby by reason of it being a party to this Agreement and the Merger Agreement, performing its obligations hereunder and thereunder and consummating the Merger and the other transactions contemplated hereby.

Section 3.22 Brokers or Finders. Other than, in the case of the Company, Merrill Lynch, and, in the case of Parent, Citigroup Global Markets Inc., no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee that is contingent on the consummation of any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of it or any of its Subsidiaries.

Section 3.23 Disclosure Documents.

(a) With respect to Parent, the Parent Registration Statement and any amendment or supplement thereto, except with respect to information that relates solely to the Company, (i) will, when filed, comply as to form in all material respects with the requirements of the Securities Act and (ii) at the time it becomes effective, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) With respect to each of Parent and the Company, the Joint Proxy Statement/Prospectus and any amendments or supplements thereto (i) will, when filed, comply as to form in all material respects with the requirements of the Securities Act and (ii) will not, on the date the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to the shareholders of Parent and the Company, and at the time of the Required Parent Vote and Required Company Vote, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) None of the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in the Parent Registration Statement or Joint Proxy Statement/Prospectus or any amendment or supplement thereto will (i) at the time the Parent Registration Statement or any amendment or supplement thereto becomes effective (in the case of the Parent Registration Statement), or (ii) on the date the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to the shareholders of Parent and the Company, and at the time of the Required Parent Vote and Required Company Vote (in the case of the Joint Proxy Statement/Prospectus), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Notwithstanding the foregoing provisions of this Section 3.23, no representation or warranty is made by either party with respect to statements made or incorporated by reference in the Parent Registration Statement or the Joint Proxy Statement/Prospectus based on information supplied by or on behalf of the other party in writing specifically noted for inclusion or incorporation by reference therein.

Section 3.24 Financing. Subject to the satisfaction of condition set forth in Section 6.3(d), upon the Closing, Parent will have sufficient funds at the Effective Time to consummate the Merger and the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that it shall not be a condition to the obligations of Parent and the Merger Sub to consummate the Merger and the transactions contemplated hereby that Parent and Merger Sub have sufficient funds for payment of the Consideration.

Section 3.25 No Other Representations and Warranties. Except for the representations and warranties made by it in this Article III, neither it nor any other Person makes any implied or express representation or warranty with respect to it or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the other party or any of its Affiliates or Representatives of any documents, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that, except as expressly contemplated or permitted by this Agreement, as required by applicable Law, as set forth in Section 4.1 of the

Company Disclosure Letter or to the extent that the Parent shall otherwise consent in writing, that the Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice (including, for the avoidance of doubt, adhering to any operating guidelines and policies, whether or not written) and use commercially reasonable efforts to preserve intact their present business organizations, maintain their Permits and preserve their relationships with employees, investment advisers and managers, customers, policyholders, reinsureds, retrocedents, regulators, Agents, Administrators, lenders and financing providers and others having business dealings with them (provided that no action or failure to take action by the Company or any of its Subsidiaries with respect to matters specifically addressed by the following clauses (a) through (p) shall constitute a breach under this section unless such action or failure to take such action would itself constitute a breach of any of the following clauses (a) through (p)). Without limiting the generality of the foregoing, except as expressly required by applicable Law or as set forth in Section 4.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to:

(a) (i) declare, set aside or pay, or propose to declare, set aside or pay, any dividends on or make other distributions in respect of any of its share capital, options or warrants (whether in cash, shares or property or any combination thereof), except for (A) dividends or other distributions paid by a direct or indirect wholly owned Subsidiary to it or its Subsidiaries and (B) regular quarterly cash dividends on Company Common Shares (including on any unvested restricted Company Common Shares) not in excess of the amounts per share per quarter set forth on Section 4.1(a) of the Company Disclosure Letter (appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to Company Common Shares (all made in accordance with this Agreement), with the record and payment dates consistent with past practice, (ii) adjust, split, combine or reclassify, or propose to adjust, split, combine or reclassify, any of its share capital, or any other securities in respect of, in lieu of or in substitution for, shares of its share capital, (iii) amend or waive the terms of any option, warrant or other right to acquire shares of its share capital, or (iv) repurchase, redeem or otherwise acquire, propose to repurchase, redeem or otherwise acquire, any shares of its (or any of its Subsidiaries’) share capital or any securities convertible into or exercisable for any shares of its (or any of its Subsidiaries’) share capital, other than repurchases, redemptions or acquisitions by a wholly owned Subsidiary of share capital or such other securities, as the case may be, of another of its wholly owned Subsidiaries, except in the case of clause (iv), (A) in the case of any “cashless exercise” provision expressly provided for under the terms of options or warrants outstanding as of the date of this Agreement or awarded or granted following the date of this Agreement in accordance with the terms of this Agreement, or (B) as required by applicable Law;

(b) issue, deliver, pledge, encumber, dispose of, or sell, any shares of its (or any of its Subsidiaries’) share capital of any class, any Voting Debt, any share appreciation rights or any securities convertible or redeemable into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, or otherwise make any changes (by combination, merger, amalgamation, scheme of arrangement, consolidation, reorganization, liquidation or otherwise) in its (or its Subsidiaries’) capital structure, other than (i) the issuance of common shares required to be issued upon the exercise or settlement of share options or other equity-related awards outstanding on the date hereof under the Company Share Plans or warrants, in each case, as in effect on the date hereof, (ii) issuances, sales or transfers by a wholly owned Subsidiary of share capital or capital stock, as the case may be, to it or another of its wholly owned Subsidiaries, and (iii) grants of restricted stock to its (or its Subsidiaries’) employees in the amounts, and with the vesting schedule, set forth in Section 4.1(k)(ii) of the Company Disclosure Letter (provided that any such grants shall not be entitled to accelerated vesting in connection with the consummation of the Merger);

(c) (i) other than in accordance with the Bye-Law Amendment, amend or propose to amend (whether by merger, amalgamation, scheme of arrangement, consolidation or otherwise) its memorandum of association or bye-laws, or the equivalent organizational documents of any of its Subsidiaries or (ii) waive any requirement thereof;

(d) other than in connection with transactions related to its Investment Assets entered into in accordance with its Investment Policy (i) amalgamate, merge or consolidate with any other Person, or acquire or agree to acquire, by amalgamating, merging or consolidating with, by purchasing a material interest in or a material portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any corporation, partnership, association or other business organization or division thereof, or any material assets, rights or properties; or (ii) sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of, or agree to sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of, any of its assets, product lines, businesses, rights or properties (including share capital of its Subsidiaries and indebtedness of others held by it and its Subsidiaries), other than (A) any such sale, lease, assignment, transfer, licensure, encumbrance, abandonment or other disposition of, or agreement to sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of assets, product lines, business, rights or properties by any of its direct or indirect, wholly owned Subsidiaries to it or another of its Subsidiaries, (B) an assignment or encumbrance or agreement to assign or encumber that results solely in the creation or incurrence of a Permitted Encumbrance and (C) other than immaterial (on the aggregate basis), non-core assets in the ordinary course of business consistent with past practice;

(e) other than any Company Benefit Plan (which is subject to subsection (k) below): (i) amend, modify or terminate any Material Contract; (ii) cancel, modify or waive any material debts or claims held by it under, or waive any material rights in connection with, any Material Contract; or (iii) enter into any contract or other agreement of any type, whether written or oral, that would have been a Material Contract had it been entered into before the execution of this Agreement;

(f) do or permit any of its investment managers or advisers, or agents or administrators to do any of the following: (i) fail to comply with the Investment Policy, or amend, modify or otherwise change the Investment Policy in any material respect, except as may be required by (or, in its reasonable good faith judgment, is advisable under) GAAP, Applicable SAP, any Governmental Entity or applicable Laws; (ii) enter into, purchase, sell, amend or modify any derivative other than in the ordinary course of business consistent with past practice and its Investment Policy; or (iii) voluntarily forfeit, abandon, modify, waive, terminate or otherwise change any of its material Permits;

(g) except in accordance with Section 5.4, Section 5.14 or Article VII, take any action with the knowledge and intent that it would (i) result in any of the conditions to the Merger set forth in Article VI not being satisfied or (ii) materially adversely affect the ability of the parties to obtain any of the Transaction Approvals without imposition of a Regulatory Material Adverse Effect;

(h) (i) change its methods of accounting for financial reporting purposes in effect at September 30, 2012, except as may be required by changes in (or, in its reasonable good faith judgment, is advisable under) applicable Law, GAAP or Applicable SAP or (ii) make, change or revoke any material Tax election, file any amended Tax Return, settle any Tax claim, audit, action, suit, proceeding, examination or investigation, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability or change its method of tax accounting (except, with respect to any amended Tax Return or any change in tax accounting method, as may be required by changes in applicable Law (or any Taxing Authority’s official interpretation thereof), in each case, if such action would have the effect of increasing any of its Tax liabilities by an amount that is material;

(i) adopt any plan of complete or partial liquidation or dissolution, restructuring, recapitalization or reorganization;

(j) settle or compromise any Legal Proceedings other than settlements or compromises of Legal Proceedings (i) where the amount paid (less the amount reserved for the applicable matter by it in its audited balance sheet as of September 30, 2012 and any insurance coverage applicable thereto) in settlement or compromise, in each case, does not exceed the amount set forth in Section 4.1(j)(i) of the Company Disclosure Letter and such settlement or compromise only involves monetary and/or disclosure-based relief, (ii) in the ordinary course consistent with past practice for ordinary course claims under Policies or Reinsurance Agreements or (iii) as required by any agreement or stipulation in effect before the execution of this Agreement;

(k) (i) enter into, adopt, amend or terminate any Company Benefit Plan or any other employee benefit plan or any agreement, arrangement, plan or policy between it or one of its Subsidiaries and one or more of its current or former employees, directors or officers other than as required by this Agreement or in the ordinary course of business consistent with past practice, (ii) except as required by any Company Benefit Plan as in effect as of the date of this Agreement, and except as otherwise explicitly set forth in this Agreement, increase or accelerate in any manner (including by the exercise of any discretion of the Compensation Committee of its board of directors to do so) the compensation (including severance) or fringe benefits of any director, officer, employee, independent contractor or consultant or pay any benefit not required by any Company Benefit Plan as in effect as of the date of this Agreement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, except for customary payments, awards and increases in the ordinary course of business consistent with past practice and the principles set forth in Section 4.1(k)(ii) of the Company Disclosure Letter and not to exceed, in the aggregate, the amount set forth in Section 4.1(k)(ii) of the Company Disclosure Letter, (iii) pay annual bonuses in respect of the fiscal year ending December 31, 2012 under any applicable Company Benefit Plan in an amount that exceeds, in the aggregate, the amount set forth in Section 4.1(k)(iii) of the Company Disclosure Letter or (iv) enter into or renew any contract, agreement, commitment or arrangement or take any other action (other than a renewal or action required by the terms of a Company Benefit Plan (including any automatic renewal in accordance with the terms of the applicable Company Benefit Plan)) providing for the making of, funding of, or acceleration (including by the exercise of any discretion of the Compensation Committee or its board of directors to do so) of, any award or payment (including any retention or stay bonus or severance or termination pay, whether single or double trigger) to any director, officer, employee, independent contractor or consultant of compensation or benefits contingent, or the terms of which are materially altered, in connection with the entry of this Agreement or consummation of the Merger.

(l) (i) redeem, repurchase, prepay, defease, incur, create, or assume, or otherwise become responsible for any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness), guarantee any such indebtedness or issue or sell any debt securities or rights to acquire any debt securities of it or any of its Subsidiaries (including by way of an intercompany loan to it) or guarantee any debt securities of others, other than (A) in replacement of existing or maturing debt on substantially the same terms or more favorable terms to it or its Subsidiaries, (B) in connection with amending existing indebtedness agreements in connection with the Merger and the other transactions contemplated hereby, (C) in the ordinary course of its insurance or reinsurance business, (D) draw-downs under existing credit facilities and letters of credit and (E) guarantees of indebtedness of an Affiliate for indebtedness otherwise permitted by this Section 4.1(l)(i); (ii) make any loans, advances or capital contributions to any other Person, except (A) to or in any of its wholly owned Subsidiaries consistent with past practice or (B) for ordinary course transactions related to its Investment Assets in accordance with its Investment Policies or (iii) cancel any material debts of any Person to it or any of its Subsidiaries or waive any claims or rights of material value;

(m) grant, extend, amend, waive or modify any material rights in or to, or sell, assign, lease, transfer, license, let lapse, abandon, cancel or otherwise dispose of, or create or incur any encumbrance on any material Intellectual Property rights other than such grant, extension, amendment, waiver or modification by a wholly owned Subsidiary to it or its Subsidiaries or that results in the creation of incurrence of an encumbrance other than Permitted Encumbrance;

(n) enter, to the extent material to it and its Subsidiaries taken as a whole, any new lines of business, any classes or any markets in which it and its Subsidiaries do not operate as of the date of this Agreement;

(o) alter or amend in any material respect the Company Risk Policies or any existing underwriting, claim handling, loss control, calculation of loss reserves or expenses, actuarial, financial reporting or accounting or compliance practices, guidelines, policies or interpretations or any material assumption underlying an actuarial practice or policy, except as may be required by (or, in its reasonable good faith judgment, is advisable under) GAAP, Applicable SAP or applicable Law; or

(p) agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.1.

Section 4.2 Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, Parent shall not, and in the case of clauses (d) and (e) and, solely as it relates to clauses (d) and (e), clause (g) shall not permit any of its Subsidiaries to:

(a) (i) declare, set aside or pay, or propose to declare, set aside or pay, any dividends on or make other distributions in respect of any of its share capital, options or warrants (whether in cash, shares or property or any combination thereof), (ii) adjust, split, combine or reclassify, or propose to adjust, split, combine or reclassify, any of its share capital, or any other securities in respect of, in lieu of or in substitution for, shares of its share capital, (iii) amend or waive the terms of any option, warrant or other right to acquire shares of its share capital, or (iv) repurchase, redeem or otherwise acquire, propose to repurchase, redeem or otherwise acquire, any shares of its share capital or any securities convertible into or exercisable for any shares of its share capital, except in the case of clause (iv), (A) in the case of any “cashless exercise” provision expressly provided for under the terms of options or warrants outstanding as of the date of this Agreement or awarded or granted following the date of this Agreement in accordance with the terms of this Agreement or in connection with tax withholding upon the exercise of stock options or the vesting of restricted stock units, or (B) as required by applicable Law;

(b) except as permitted by Section 4.2(d), issue, deliver, pledge, encumber, dispose of, or sell, any shares of its share capital of any class, any Voting Debt, any share appreciation rights or any securities convertible or redeemable into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, or otherwise make any changes (by combination, merger, amalgamation, scheme of arrangement, consolidation, reorganization, liquidation or otherwise) in its capital structure, other than (i) the issuance of common shares required to be issued upon the exercise or settlement of share options or other equity-related awards outstanding on the date hereof under the Parent Share Plans, (ii) equity awards under the Parent Share Plans in the amounts set forth in Section 4.2(b)(ii) of the Parent Disclosure Letter (provided that any such awards shall not be entitled to accelerated vesting in connection with the consummation of the Merger) and (iii) as permitted by Section 4.2(d);

(c) amend or propose to amend (whether by merger, amalgamation, scheme of arrangement, consolidation or otherwise) its articles of incorporation or bylaws or waive any requirement thereof;

(d) other than in connection with transactions related to its Investment Assets entered into in accordance with its Investment Policy, amalgamate, merge or consolidate with any other Person, or acquire or agree to acquire, by amalgamating, merging or consolidating with, by purchasing a material interest in or a material portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any corporation, partnership, association or other business organization or division thereof, or any material assets, rights or properties, in each case, if such action, individually or together with all other such actions, could reasonably be expected to (i) prevent, inhibit or materially delay the consummation of the Merger or (ii) require Parent to issue equity having a market value in excess of $100 million;

(e) except in accordance with Section 5.4, Section 5.14 or Article VII, take any action with the knowledge and intent that it would (i) result in any of the conditions to the Merger set forth in Article VI not being satisfied or (ii) materially adversely affect the ability of the parties to obtain any of the Transaction Approvals without imposition of a Regulatory Material Adverse Effect;

(f) adopt any plan of complete or partial liquidation or dissolution, restructuring, recapitalization or reorganization;

(g) agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.2.

Section 4.3 Bermuda Required Actions. Before the Closing: (a) the Company shall: (i) procure that the statutory declaration required by Section 108(3) of the Companies Act is duly sworn by one of its officers; and

(ii) prepare a duly certified copy of the Company shareholder resolutions evidencing the Company Merger Vote; and (b) the Merger Sub shall (and Parent, as the sole shareholder of the Merger Sub shall cause the Merger Sub to) (A) procure that the statutory declarations required by Section 108(3) of the Companies Act is duly sworn by one of the Merger Sub’s officers, (B) prepare a duly certified copy of the shareholder resolutions evidencing the approval of Parent, as the sole shareholder of the Merger Sub, of the Merger and deliver such documents to the Company, and (C) prepare a notice advising the Registrar of the registered office of the Surviving Company.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Preparation of Joint Proxy Statement/Prospectus and Other Filings; Shareholder Meetings.

(a) As promptly as practicable and in no event later than ten Business Days following the date of this Agreement, (i) the Company and Parent shall prepare, and Parent shall file with the SEC, the registration statement on Form S-4 in connection with the issuance of Parent Common Shares in the Merger (the “Parent Registration Statement”), and the joint proxy statement/prospectus included in the Parent Registration Statement (the “Joint Proxy Statement/Prospectus”), (ii) Parent and the Company shall, and shall cause their respective Affiliates to, prepare and file with the SEC, to the extent required under applicable Law, all other documents required to be filed by Parent or the Company, as applicable, with the SEC in connection with the Merger (in the case of Parent, the “Other Parent Filings” and in the case of the Company, the “Other Company Filings”), and (iii) the Company shall prepare the Company Shareholder Materials other than the Joint Proxy Statement/Prospectus. The Company and Parent will, and will cause their respective Representatives to, reasonably cooperate with the other in the preparation of the Joint Proxy Statement/Prospectus, the Parent Registration Statement, the Other Company Filings and the Other Parent Filings. Without limiting the generality of the foregoing, (A) each of the Company and Parent shall, and shall cause their respective Representatives to, provide the other and its Representatives with a reasonable opportunity, in advance of initial filing or any amendment or filing of any supplement thereto, to review and comment on the Joint Proxy Statement/Prospectus and the Parent Registration Statement, (B) the Company shall, and shall cause its Representatives to, provide Parent and its Representatives with a reasonable opportunity, in advance of initial filing or any amendment or filing of any supplement thereto, to review and comment on the Other Company Filings and shall address or include, as applicable, in such documents comments reasonably proposed by Parent, (C) Parent shall, and shall cause its Representatives to, provide the Company and its Representatives with a reasonable opportunity, in advance of initial filing or any amendment or filing of any supplement thereto, to review and comment on the Other Parent Filings and shall address or include, as applicable, in such documents comments reasonably proposed by the Company and (D) the Company and Parent shall upon reasonable prior written notice provide the other the information relating to it and its Affiliates required by the Securities Act and the Exchange Act to be set forth in the Joint Proxy Statement/Prospectus, the Parent Registration Statement, the Other Parent Filings or the Other Company Filings. Parent shall cause the Other Parent Filings to be made by it or its Affiliates, the Company shall cause the Other Company Filing to be made by it or its Affiliates, and the Company and Parent shall use their reasonable best efforts to cause the Joint Proxy Statement/Prospectus and the Parent Registration Statement and to comply as to form and substance in all material respects with the requirements of (1) the Securities Act and the Exchange Act, (2) the rules and regulations of the NYSE (as applicable to Parent) and NASDAQ Global Select Market (as applicable to the Company) and (3) the rules and regulations of FINRA, as applicable. Parent shall also take any action reasonably required to be taken under any applicable state securities and “blue sky” laws in connection with the issuance of Parent Common Shares in the Merger.

(b) The Company and Parent shall use their reasonable best efforts, after consultation with the other, to resolve all SEC comments with respect to the Joint Proxy Statement/Prospectus and the Parent Registration Statement as promptly as practicable after receipt thereof. The Company shall use its reasonable best efforts, after consultation with Parent, to resolve all SEC comments with respect to the Other Company Filings as promptly as practicable after receipt thereof. Parent shall use its reasonable best efforts, after consultation with the Company, to resolve all SEC comments with respect to the Other Parent Filings as promptly as practicable after receipt thereof. The Company and Parent shall use their respective reasonable best efforts to have the Parent Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep the Parent Registration Statement effective for so long as necessary to consummate the Merger. To the extent legally permitted, (i) Parent and the Company shall promptly notify the other in writing of the receipt of any written or oral comments from or other correspondence with the SEC or its staff with respect to the Joint Proxy Statement/Prospectus or the Parent Registration Statement and any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement/Prospectus or the Parent Registration Statement or for additional information and shall promptly supply each other with copies of all correspondence between it and any of its Representatives or Affiliates, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement/Prospectus or the Parent Registration Statement, (ii) the Company shall promptly notify Parent in writing of the receipt of any written or oral comments from or other correspondence with the SEC or its staff with respect to the Other Company Filings and any request by the SEC or its staff for amendments or supplements to the Other Company Filings or for additional information and shall promptly supply Parent with copies of all correspondence between it and any of its Representatives or Affiliates, on the one hand, and the SEC or its staff, on the other hand, with respect to the Other Company Filings and (iii) Parent shall promptly notify the Company in writing of the receipt of any written or oral comments from or other correspondence with the SEC or its staff with respect to the Other Parent Filings and any request by the SEC or its staff for amendments or supplements to the Other Parent Filings or for additional information and shall promptly supply the Company with copies of all correspondence between it and any of its Representatives or Affiliates, on the one hand, and the SEC or its staff, on the other hand, with respect to the Other Parent Filings. If at any time before receipt of the Required Company Vote or the Required Parent Vote there shall occur any event that is required to be set forth in an amendment to the Parent Registration Statement or supplement to the Joint Proxy Statement/Prospectus, Other Parent Filings or Other Company Filings: (i) Parent and the Company (in the case of the Parent Registration Statement or the Joint Proxy Statement), the Company (in the case of an Other Company Filings) or Parent (in the case of the Other Parent Filings) shall promptly prepare such an amendment or supplement; and (ii) the Company and Parent, as the case may be, shall promptly mail to its respective shareholders such amendment or supplement. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Parent Registration Statement has become effective, the issuance of any stop order or the suspension of the qualification of Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction. Without limiting the generality of the foregoing, to the extent legally permitted, (i) Parent and the Company shall, and shall cause their respective Representatives to, provide the other and its Representatives with a reasonable opportunity, in advance of the filing of any response by the Company or Parent to SEC comments, to participate in the response of Parent or the Company, as applicable to any SEC comments with respect to the Joint Proxy Statement/Prospectus or the Parent Registration Statement and to review and comment on any such response and shall address or include, as applicable, in such response comments reasonably proposed by the Company or Parent, including by participating with Parent or the Company, as applicable, and their respective Representatives in any meetings or discussions with the SEC or its staff, (ii) the Company shall, and shall cause its Representatives to, provide Parent and its Representatives with a reasonable opportunity, in advance of the filing of any response by the Company to SEC comments, to participate in the response of the Company to any SEC comments with respect to the Other Company Filings and to review and comment on any such response and shall address or include, as applicable, in such response comments reasonably proposed by Parent, including by participating with the Company and its Representatives in any meetings or discussions with the SEC or its staff and (iii) Parent shall, and shall cause its Representatives to, provide the Company and its Representatives with a reasonable opportunity, in advance of the filing of any response by Parent to SEC comments, to participate in the response of Parent to any SEC comments with respect to the Other Parent Filings and to review and comment on any such response and shall address or include, as applicable, in such response comments reasonably proposed by the Company, including by participating with Parent and its Representatives in any meetings or discussions with the SEC or its staff.

(c) The Company shall, in accordance with its memorandum of association, bye-laws and applicable Law, as promptly as practicable following the date of this Agreement and in any event within forty-five days following the effectiveness of the Parent Registration Statement, duly call, give notice of, convene and hold a meeting of the Company shareholders (the “Company Shareholder Meeting”) for the purpose of seeking the Required Company Vote. The Company shall, and shall cause its Representatives to, provide Parent and its Representatives with a reasonable opportunity, in advance of the initial distribution and any supplemental distribution, to review and comment on the Company Shareholder Materials (and any amendments or supplements thereto) and shall address or include, as applicable, in such documents comments reasonably proposed by Parent. The Company shall use its reasonable best efforts to cause the Company Shareholder Materials to be mailed to the shareholders of the Company as promptly as practicable after the Parent Registration Statement is declared effective by the SEC and in any event within seven days following such declaration of effectiveness. Subject to Section 5.4(c), the Company shall include in the Joint Proxy Statement/Prospectus the Company Recommendation.

(d) Parent shall, in accordance with its articles of incorporation, by-laws and applicable Law, as promptly as practicable following the date of this Agreement and in any event within forty-five days following the effectiveness of the Parent Registration Statement, duly call, give notice of, convene and hold a meeting of its shareholders (the “Parent Shareholder Meeting”) for the purpose of seeking the Required Parent Vote. Parent shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the shareholders of Parent as promptly as practicable after the Parent Registration Statement is declared effective by the SEC and in any event within seven days following such declaration of effectiveness. Subject to Section 5.4(c), Parent shall include in the Joint Proxy Statement/Prospectus the Parent Recommendation.

(e) Unless the board of directors of a party shall effect a Recommendation Withdrawal in accordance with Section 5.4(c) (but in all cases still subject to Section 5.4(e)), such party shall use its reasonable best efforts to solicit from its shareholders proxies for purposes of obtaining the Required Company Vote (in the case of the Company) or Required Parent Vote (in the case of Parent). Each of the Company and Parent shall use its reasonable best efforts to ensure that all proxies solicited in connection with its shareholder meeting are solicited in compliance with applicable Law and (i) in the case of the Company, its bye-laws and the rules and regulations of the NASDAQ Global Select Market and (ii) in the case of Parent, its by-laws and the rules and regulations of the NYSE.

(f) Notwithstanding anything to the contrary set forth in this Agreement, each of the Company and Parent, after consultation with the other party, may (but shall not be required to) adjourn or postpone its respective shareholder meeting if (i) any amendment to the Parent Registration Statement or supplement to the Joint Proxy Statement/Prospectus required to be provided to its respective shareholders has not been so provided, (ii) as of the time for which the applicable shareholder meeting is originally scheduled there are insufficient Company Common Shares (in the case of the Company) or Parent Common Shares (in the case of Parent) represented (either in person or by proxy) at the respective shareholder meeting to constitute a quorum necessary to conduct the business of the respective shareholder meeting or (iii) the other party has adjourned or postponed its shareholder meeting for any of the foregoing reasons. Following the shareholder meetings and at or before the Closing, each of the Company and Parent shall deliver to the corporate secretary of the other party a certificate setting forth the voting results from its respective shareholder meeting.

(g) Subject to the following sentence, each of the Company and Parent shall use commercially reasonable efforts to hold the Company Shareholder Meeting and the Parent Shareholder Meeting, respectively, at the same time and on the same date as the other party. Notwithstanding anything in this Agreement to the contrary, the Company in its sole discretion may determine to hold the Company Shareholder Meeting before the Parent Shareholder Meeting.

(h) The Company hereby acknowledges that under the Company Shareholder Voting Agreements, each of the shareholders of the Company party thereto has irrevocably granted to and appointed (subject to Section 4.2 of the applicable Company Shareholder Voting Agreement) Parent and up to two of Parent’s designated representatives as such shareholder’s proxy to vote the Company Common Shares (and other securities having voting rights) held by such shareholder at the Company Shareholder Meeting or in any action by written consent of the shareholders of the Company during the Voting Period (as defined in the applicable Company Shareholder

Voting Agreement), solely on the matters and in the manner specified in the Company Shareholder Voting Agreements (the “Company Shareholder Proxies”). The Company further agrees that during the Voting Period (as defined in the applicable Company Shareholder Voting Agreement), it shall recognize the grant of any such Company Shareholder Proxy and the exercise thereof by Parent or one of its designated representatives in accordance with its terms at any meeting of the shareholders of the Company (including the Company Shareholder Meeting and any adjournment or postponement thereof) or in any action by written consent of the shareholders of the Company, subject to applicable Law.

(i) Parent hereby acknowledges that under the Parent Shareholder Voting Agreements, each of the shareholders of Parent party thereto has irrevocably granted to and appointed (subject to Section 4.2 of the applicable Parent Shareholder Voting Agreement) the Company and up to two of the Company’s designated representatives as such shareholder’s proxy to vote the Parent Common Shares (and other securities having voting rights) held by such shareholder at the Parent Shareholder Meeting or in any action by written consent of the shareholders of Parent during the Voting Period (as defined in the applicable Parent Shareholder Voting Agreement), solely on the matters and in the manner specified in the Parent Shareholder Voting Agreements (the “Parent Shareholder Proxies”). Parent further agrees that during the Voting Period (as defined in the applicable Parent Shareholder Voting Agreement) it shall recognize the grant of any such Parent Shareholder Proxy and the exercise thereof by the Company or one of its designated representatives in accordance with its terms at any meeting of the shareholders of Parent (including the Parent Shareholder Meeting and any adjournment or postponement thereof) or in any action by written consent of the shareholders of Parent, subject to applicable Law.

(j) Parent shall vote or cause to be voted all Company Common Shares that are subject to a granted Company Shareholder Proxy in the manner set forth in Section 4 of the applicable Company Shareholder Voting Agreement at any meeting of the shareholders of the Company (including the Company Shareholder Meeting and any adjournment or postponement thereof) or in any action by written consent of the shareholders of the Company, subject to applicable Law.

(k) The Company shall vote or cause to be voted all Parent Common Shares that are subject to a granted Parent Shareholder Proxy in the manner set forth in Section 4 of the applicable Parent Shareholder Voting Agreement at any meeting of the shareholders of Parent (including the Parent Shareholder Meeting and any adjournment or postponement thereof) or in any action by written consent of the shareholders of Parent, subject to applicable Law.

(l) Except to the extent included in the Company Shareholder Materials with regard to the Company Shareholder Meeting, the Company shall, concurrently with the initial delivery thereof, make available to Parent any materials delivered to shareholders of the Company in their capacity as such for the purpose of soliciting any vote or written consent contemplated by Section 4 of the Company Shareholder Voting Agreements in the same manner so delivered.

(m) Except to the extent included in the Parent Shareholder Materials with regard to the Parent Shareholder Meeting, Parent shall, concurrently with the initial delivery thereof, make available to the Company any materials delivered to shareholders of Parent in their capacity as such for the purpose of soliciting any vote or written consent contemplated by Section 4 of the Parent Shareholder Voting Agreements in the same manner so delivered.

Section 5.2 Access to Information; Confidentiality.

(a) Upon reasonable notice, each of Parent and the Company shall (and shall cause each of its Subsidiaries to) (i) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party, access, during normal business hours during the period before the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, records and officers and (ii) during such period, make available all other information concerning its business, properties and personnel, in each case, as such other party may reasonably request. Notwithstanding anything in this Section 5.2 or Section 5.3 to the contrary, neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize any legally recognized privilege applicable to such information or violate or contravene any applicable Laws or binding agreement entered into before the execution of this Agreement (including any Laws relating to privacy). The parties will take appropriate actions as are necessary to permit disclosure, including entering into a joint defense agreement or other arrangement to avoid loss of the attorney-client privilege, or make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply, including adopting additional specific procedures to protect the confidentiality of certain sensitive material and to ensure compliance with applicable Law, and, if necessary, restricting review of certain sensitive material to the receiving party’s financial advisors or outside legal counsel. No information or knowledge obtained in any investigation under this Section 5.2 shall affect or be deemed to modify any representation or warranty made by any party hereunder.

(b) The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, which Confidentiality Agreement will remain in full force and effect as provided under Section 8.5(a) up to and until the Closing. The parties agree that the Confidentiality Agreement shall terminate immediately upon the Closing.

Section 5.3 Reasonable Best Efforts.

(a) Subject to the other terms and conditions of this Agreement, each of the Company, Parent and the Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement, the Merger Agreement and applicable Law to consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement as promptly as practicable following the date of this Agreement. In furtherance and not in limitation of the foregoing, each of the Company and Parent agrees to make, as promptly as practicable following the date of this Agreement and in any event not later than (i) fifteen Business Days following the date of this Agreement, the appropriate filings and notifications required by the Transaction Approvals listed on Schedule 5.3(a) and (ii) 20 Business Days following the date of this Agreement, all other Transaction Approvals and other necessary filings and notifications with any other Governmental Entity with respect to the transactions contemplated by this Agreement and the Merger Agreement (except with respect to the Bermuda Monetary Authority, which filings and notifications will be in accordance with customary practice) and to supply as promptly as practicable any additional information and documentary material that may be reasonably requested under such requirements. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act.

(b) To the extent permissible under applicable Law and in each case regarding the Merger or any of the other transactions contemplated by this Agreement or the Merger Agreement, each of the Company and Parent shall, in connection with the efforts referenced above to obtain the Transaction Approvals from Governmental Entities, to the extent legally permitted, use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any material communication received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party; (iii) give the other party, or the other party’s legal counsel, reasonable opportunity, in advance of the transmission thereof, to review and comment on any material communication (and shall address or include, as applicable, in such communication comments reasonably proposed by the other party) given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person; and (iv) unless prohibited by a Governmental Entity or other Person, give the other party and its legal counsel the opportunity to attend and participate in such meetings and conferences.

(c) Subject to Section 5.4(c), (i) Parent shall give the Company the reasonable opportunity to participate in the defense of any Legal Proceedings against Parent or its directors or officers relating to this Agreement and the transactions contemplated hereby, and (ii) the Company shall give Parent the reasonable opportunity to participate in the defense of any Legal Proceedings against the Company or its directors or officers relating to this Agreement and the transactions contemplated hereby.

(d) In connection with subsections (a), (b) and (c) above, except as would not or would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries or the Company and its Subsidiaries, in each case, taken as a whole after giving effect to the Merger (such Material Adverse Effect, a “Regulatory Material Adverse Effect”), (i) neither party nor any of its Subsidiaries shall be required to sell, divest, hold separate, or otherwise dispose of any of its or its Subsidiaries, respective businesses, product lines or assets, (ii) Parent shall not be required to conduct the business of Parent and its Subsidiaries (including the Company and its Subsidiaries) taken as a whole after giving effect to the Merger in a specified manner and (iii) neither party, as applicable, shall be required to agree to take any action or agree to any restriction, limitation or condition.

(e) Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any necessary approval or consent from any Person (other than a Governmental Entity) with respect to the Merger, neither Parent or any of its Subsidiaries nor the Company or any of its Subsidiaries shall pay or commit to pay to such Person whose necessary approval or consent is being solicited any material amount of cash or other consideration, make any material commitment or incur any material liability or other material obligation due to such Person, as measured with respect to Parent and its Subsidiaries (including the Company and its Subsidiaries taken as a whole after giving effect to the Merger), in each case, without the prior written consent of the other party.

(f) From and after the date of this Agreement, the parties shall use their respective reasonable best efforts to cause each of the Company’s Insurance Subsidiaries to maintain a Financial Strength Rating from Standard & Poor’s Corporation of at least an “A”.

Section 5.4 No Solicitation.

(a) Each of Parent and the Company agrees that it shall not, and shall cause its respective Subsidiaries not to, and shall use its reasonable best efforts to direct its and its Subsidiaries’ Representatives not to, directly or indirectly, (i) solicit, initiate, encourage, or facilitate, any Takeover Proposal or the making, announcement or consummation thereof, (ii) enter into or otherwise participate in any discussions (except to notify a Person of the existence of the provisions of this Section 5.4) or negotiations regarding, or furnish to any Person any information (regardless of whether such information is material or already publicly available) in connection with, or in furtherance of, any Takeover Proposal, (iii) waive, terminate, modify or fail to enforce any provision of any confidentiality or “standstill” or similar obligation of any Person (other than the other party hereto) with respect to a party or any of its Subsidiaries, (iv) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Takeover Proposal or submit to the vote of its shareholders any Takeover Proposal before the termination of this Agreement, (v) enter into, or approve or recommend or publicly propose to approve or recommend the entering into of any letter of intent, memorandum of understanding, amalgamation or merger agreement or other agreement, arrangement or understanding relating to any Takeover Proposal before the termination of this Agreement (other than a confidentiality agreement referred to in the proviso to the last sentence of this Section 5.4(a)), or (vi) authorize any of, or commit or agree to do any of, the foregoing. Each of Parent and the Company (A) shall, and shall cause its respective Subsidiaries to, and shall use its reasonable best efforts to direct its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person (other than the other party hereto and its Representatives) conducted heretofore with respect to any Takeover Proposal and (B) shall immediately take all steps necessary to terminate any approval under any confidentiality or “standstill” or similar provision that may have been heretofore given by Parent or the Company under any such provisions authorizing any Person to make a

Takeover Proposal. Notwithstanding the foregoing, the restrictions in clauses (i), (ii), (iii) and, to the extent applicable thereto, (vi) of the first sentence of this Section 5.4(a) shall not prohibit Parent or its Subsidiaries and Representatives, on the one hand, or the Company or its Subsidiaries and Representatives, on the other hand, at any time before obtaining the Parent Share Issuance Vote or the Company Merger Vote, as the case may be, from participating in any discussions or negotiations regarding, furnishing to any Person any information with respect to, or waiving, modifying or electing not to enforce any confidentiality or “standstill” or similar obligation of any Person in respect of a Takeover Proposal (including with respect to the following proviso) that has been publicly announced or otherwise communicated to its officers or its board of directors, if its board of directors (or an authorized and empowered committee thereof) determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Takeover Proposal would reasonably be likely to lead to a Superior Proposal; provided that (I) before a party furnishing any information to, or negotiating with, any Person with respect to a Takeover Proposal, such party shall have entered into a confidentiality agreement with such Person containing confidentiality terms and “standstill” or similar obligations not less restrictive in the aggregate to such Person and its Representatives than the provisions of the Confidentiality Agreement are to Parent and its Representatives (in the case of the Company furnishing information to, or negotiating with, any Person) or the Company and its Representatives (in the case of Parent furnishing information to, or negotiating with, any Person), and (II) all such information has previously been made available to the Company and its Representatives (in the case of Parent furnishing information to any Person) or Parent and its Representatives (in the case of the Company furnishing information to any Person) or will be so made available substantially concurrent with the time it is provided to such Person.

(b) Neither the board of directors of Parent or the Company nor any committee thereof shall (i) withhold, withdraw, modify or qualify the Parent Recommendation (in the case of Parent) or the Company Recommendation (in the case of the Company) in a manner adverse to the Company or Parent, as applicable, (ii) fail to include the Parent Recommendation (in the case of Parent) or the Company Recommendation (in the case of the Company) in the Joint Proxy Statement/Prospectus, or (iii) recommend or publicly propose to recommend any Takeover Proposal (any action described in clause (i), (ii) or (iii) being referred to as a “Recommendation Withdrawal”); provided, however, that (A) the delivery by a party, its board of directors or an authorized and empowered committee thereof of any notice specified in Section 5.4(d) shall not be deemed to be or constitute a Recommendation Withdrawal, (B) the provision of factual information by a party to its shareholders shall not be deemed to be or constitute a Recommendation Withdrawal so long as the disclosure through which such factual information is conveyed, taken as a whole, is not contrary to or materially inconsistent with the Parent Recommendation (in the case of Parent) or the Company Recommendation (in the case of the Company), and (C) for purposes of the definition of Recommendation Withdrawal, (I) in the case of Parent, the term “Parent Recommendation” shall refer only to the recommendation by the board of directors of Parent in respect of the Parent Share Issuance Vote and (II) in the case of the Company, the term “Company Recommendation” shall refer only to the recommendation by the board of directors of the Company in respect of the Company Merger Vote.

(c) Notwithstanding anything to the contrary contained in this Agreement and subject to compliance with Section 5.4(d): (i) at any time before obtaining the Company Merger Vote, the Company’s board of directors (or an authorized and empowered committee thereof) may make a Recommendation Withdrawal (A) in response to, or as a result of, a material event, development, occurrence, or change in circumstances or facts, occurring after the date hereof (which event, development, occurrence, circumstances or facts was not known to be reasonably likely to occur by the Company’s board of directors (or applicable authorized and empowered committee thereof) as of the date hereof) (a “Company Intervening Event”) or (B) in response to a Takeover Proposal that the Company’s board of directors (or applicable authorized and empowered committee thereof) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Proposal, in each case, if the Company’s board of directors (or applicable authorized and empowered committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to violate its fiduciary (or similar) duties under applicable Law; and (ii) at any time before obtaining the Parent Share Issuance Vote, the board of directors of Parent (or an authorized and empowered committee thereof) may make a Recommendation Withdrawal in response to, or as a result of, a material event, development, occurrence, or change in circumstances or facts, occurring after the date hereof (which event, development, occurrence, circumstances or facts was not known to be reasonably likely to occur by Parent’s board of directors (or applicable authorized and empowered committee thereof) as of the date hereof) (a “Parent Intervening Event”) if such Parent’s board of directors (or applicable authorized and empowered committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to violate its fiduciary (or similar) duties under applicable Law. Notwithstanding anything to the contrary contained in this Agreement, (x) no event, development, occurrence, circumstance or fact that affects or relates to Parent or any of its Subsidiaries shall be deemed to be, or contribute to, any Company Intervening Event unless such event, development, occurrence, circumstance or fact also affects or relates to the Company and/or any of its Subsidiaries, and, in such case, the board of directors of the Company (or applicable authorized and empowered committee thereof) shall only consider the extent to which such event, development, occurrence, circumstance or fact affects or relates to the Company and its Subsidiaries (not including any effect on Parent and its Subsidiaries) in determining whether a Recommendation Withdrawal is appropriate in response to such Company Intervening Event, (y) no event, development, occurrence, circumstance or fact that affects or relates to the Company or any of its Subsidiaries shall be deemed to be, or contribute to, any Parent Intervening Event unless such event, development, occurrence, circumstance or fact also affects or relates to Parent and/or any of its Subsidiaries, and, in such case, the board of directors of Parent (or applicable authorized and empowered committee thereof) shall only consider the extent to which such event, development, occurrence, circumstance or fact affects or relates to Parent and its Subsidiaries (not including any effect on the Company and its Subsidiaries) in determining whether a Recommendation Withdrawal is appropriate in response to such Parent Intervening Event and (z) with respect to Parent, no Takeover Proposal shall be deemed to be a Parent Intervening Event unless (1) such Takeover Proposal is bona fide and in writing, (2) such Takeover Proposal has not been obtained in breach of Section 5.4 and (3) the board of directors of Parent (or applicable authorized and empowered committee thereof) has determined, in the good faith exercise of its fiduciary (or similar) duties, that it shall recommend such Takeover Proposal to its shareholders. For purposes of this Section 5.4(c), each reference to “10% or more” in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than 50%.” For the avoidance of doubt, no increase in the share price of Parent or Company from the date hereof shall be deemed to be a Parent Intervening Event or Company Intervening Event, respectively, provided that this limitation shall not prevent or otherwise affect a determination that any material event, development, occurrence, or change in circumstances or facts underlying such increase in share price has resulted in a Parent Intervening Event or Company Intervening Event.

(d) Notwithstanding anything to the contrary contained in this Agreement, neither party’s board of directors (nor any authorized and empowered committee thereof) shall be entitled to make a Recommendation Withdrawal under Section 5.4(c), unless (i) such party shall have provided to the other party at least three Business Days before taking such action written notice that it intends to make a Recommendation Withdrawal and specifying the reasons therefor (and, if applicable, the information required by Section 5.4(f)), (ii) during such three Business Day period, if requested by the other party, the party delivering such written notice shall have engaged in good faith negotiations with the other party regarding any amendment or waiver to this Agreement proposed by the other party which shall be kept confidential by such party (except to the extent required to be disclosed under applicable Law), (iii) such party has not materially breached its obligations under this Section 5.4 and (iv) solely in the case of a Recommendation Withdrawal by the Company’s board of directors (or an authorized and empowered committee thereof) in response to a Takeover Proposal, the Company’s board of directors (or an authorized and empowered committee thereof) shall have determined, after taking into account all amendments and waivers to this Agreement made in response to such Takeover Proposal, and after consultation with its outside legal counsel and financial advisor, that such Takeover Proposal continues to constitute a Superior Proposal. The parties agree that any amendment to the financial terms (which shall include any change in (x) the form of consideration or (y) the percentage or allocation of form of consideration) or other material terms and conditions of a Takeover Proposal described in clause (i) above shall require a party to provide new written notification and shall commence a new three Business Day period under this Section 5.4(d).

(e) Notwithstanding anything to the contrary contained in this Agreement, the obligation of each of Parent and the Company to call, give notice of, convene and hold the Parent Shareholder Meeting (in the case of Parent) and the Company Shareholder Meeting (in the case of the Company) and to hold a vote of its shareholders for purposes of obtaining the Required Parent Vote or the Required Company Vote, as applicable, shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Takeover Proposal (whether or not a Superior Proposal) or by a Recommendation Withdrawal made by it. If a party makes a Recommendation Withdrawal under Section 5.4(c), (i) such party shall nevertheless submit the matters contemplated by the Required Parent Vote or the Required Company Vote, as applicable, to a vote of its shareholders and (ii) the Joint Proxy Statement/Prospectus or the Company Shareholder Materials, as applicable, and any and all accompanying materials may include appropriate disclosure with respect to such Recommendation Withdrawal in accordance with applicable Law after consultation with outside legal counsel.

(f) Each party shall as promptly as practicable (and in any event within 24 hours after receipt) advise the other party orally and in writing of (i) any Takeover Proposal (or any withdrawal thereof), (ii) any request for information that would reasonably be expected to lead to a Takeover Proposal and (iii) any inquiry with respect to, or which would reasonably be expected to lead to, any Takeover Proposal, such notice to include the material terms and conditions of any such Takeover Proposal, request or inquiry (including a copy of any such written Takeover Proposal, request or inquiry and any amendments or modifications thereto or if oral, a written summary thereof) and the identity of the Person making the Takeover Proposal, request or inquiry. Each of Parent and the Company shall keep the other fully informed on a reasonably current basis of the status of any such Takeover Proposal, request or inquiry, including any changes to the material terms and conditions thereof. Each party shall as promptly as practical (and in any event within 24 hours after becoming aware thereof) advise the other party orally and in writing of events, developments, occurrences or changes in circumstance that resulted in a Company Intervening Event or Parent Intervening Event, as applicable, in sufficient detail as to allow the other party to analyze and (if appropriate) respond to such event.

(g) Nothing contained in this Section 5.4 shall prohibit a party or its board of directors from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act (including a “stop, look and listen” communication to Rule 14d-9(f) under the Exchange Act) or (ii) making any disclosure to its shareholders if its board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with applicable Law; provided that any such action taken or statement made by a party that involves or relates to any Takeover Proposal shall be deemed to be a Recommendation Withdrawal by such party unless its board of directors simultaneously reaffirms the Company Recommendation or Parent Recommendation (or, in the case of a “stop, look and listen” communication under Rule 14d-9(f) under the Exchange Act, within three Business Days thereafter); and provided, further, that any Recommendation Withdrawal only may be made in accordance with Section 5.4(c) and Section 5.4(d).

(h) Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that any violation of the restrictions set forth in this Section 5.4 by any Representatives of the Company (or any of its Subsidiaries) or of Parent (or any of its Subsidiaries), shall be deemed to be a breach of this Section 5.4 by the Company or Parent, as applicable.

Section 5.5 Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expense, except as otherwise expressly provided herein, and except that out-of-pocket expenses (excluding fees and disbursements to advisors) incurred in connection with filing, printing and mailing, as the case may be, of the Parent Registration Statement, the Joint Proxy Statement/Prospectus, the Company Shareholder Materials, the pre-merger notification requirements of the HSR Act and any amendments or supplements thereto shall be shared equally by Parent and the Company.

Section 5.6 Alterra Insurance Company Dividend. Without limiting the generality of Section 5.3, promptly following the date of this Agreement, the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or to cause to be done all things necessary, proper or advisable, including the obtaining of all necessary approvals from relevant Governmental Entities, for Alterra Bermuda Limited to declare and pay one or more cash dividends or distributions (collectively, the “Alterra Insurance Company Dividend”) to the Company on or before the Closing Date in the aggregate amount necessary so that on the Closing Date the Company shall have no less than $500,000,000 in immediately available unrestricted funds.

Section 5.7 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Parent shall and, to the extent applicable, shall cause the Surviving Company to, to the fullest extent permitted by applicable Law (and, in the case of former directors and officers, to the extent permitted by the bye-laws of the Company in effect immediately before the Closing), indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time before the date hereof or who becomes before the Effective Time, a director or officer of the Company or its Subsidiaries (the “Company Indemnified Parties”) from and against all losses, claims, damages, costs, expenses, liabilities, penalties or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or before the Effective Time, whether asserted or claimed before, at or following, the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby.

(b) Subject to Section 5.7(c), the bye-laws of the Surviving Company shall include provisions for indemnification, advancement of expenses and exculpation of the Company Indemnified Parties at least as favorable as those set forth in the bye-laws of the Company in effect on the date of this Agreement. The parties hereby agree that the form of bye-laws attached hereto as Exhibit C satisfies such requirement. Following the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain in effect the provisions in its bye-laws providing for indemnification, advancement of expenses and exculpation of the Company Indemnified Parties, as applicable, with respect to the facts or circumstances occurring at or before the Effective Time, to the fullest extent permitted from time to time under applicable Law, which provisions shall not be amended except as required by applicable Law or except to make changes permitted by applicable Law that would enlarge the scope of the Company Indemnified Parties’ indemnification rights thereunder.

(c) Subject to the remaining provisions of this Section 5.7(c), the Surviving Company shall, and Parent shall cause the Surviving Company to, at no expense to the beneficiaries, either (i) continue to maintain in effect for six years from the Effective Time directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Company Indemnified Parties as the Company’s current directors’ and officers’ liability insurance and fiduciary liability insurance (the “Company Current Insurance”) with respect to matters existing or occurring at or before the Effective Time (including the transactions contemplated hereby), or (ii) purchase a six year extended reporting period endorsement with respect to the Company Current Insurance (a “Company Reporting Tail Endorsement”) and maintain this endorsement in full force and effect for its full term. To the extent purchased after the date hereof and before the Effective Time, such insurance policies shall be placed through such broker(s) and with such insurance carriers as may be specified by the Company and as are reasonably acceptable to Parent. Notwithstanding the foregoing, in no event shall Parent or the Surviving Company be required to expend for any such policies contemplated by this Section 5.7(c) an annual premium (measured for purposes of any “tail” by reference to 1/6th the aggregate premium paid therefor) amount in excess of 350% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d) If Parent or the Surviving Company or any of its successors or assigns (i) consolidates or amalgamates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or amalgamation or (ii) transfers or conveys all or substantially all of its properties and assets to any Person (including by dissolution), then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Company assume and honor the obligations set forth in this Section 5.7.

(e) From and after the Effective Time, Parent and the Surviving Company agree not to, directly or indirectly, amend, modify, limit or terminate the indemnification, advancement of expenses and exculpation provisions contained in the agreements listed in Section 5.7(e) of the Company Disclosure Letter.

(f) The provisions of Section 5.7(a) through (e) above: (i) are expressly intended to be for the benefit of, and shall (subject to the second sentence of Section 5.7(b)) be enforceable by, each Company Indemnified Party, his or her heirs and legal representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

Section 5.8 Public Announcements. The press release to be issued after the execution of this Agreement by all parties regarding the Merger shall be a joint press release and thereafter each of Parent and the Company shall, except as may be required by applicable Law or by obligations under any listing agreement with or rules of the NYSE (in the case of Parent) or NASDAQ Global Select Market (in the case of the Company) or by request of any Governmental Entity, give the other party and its Representatives a reasonable opportunity in advance of issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby to review and comment on any such press release or public statement (and shall address or include, as applicable, in such press release or public statement comments reasonably proposed by the other party); provided, however, that this consultation obligation shall not apply to any press release or other public statement relating to any actual or contemplated dispute among the parties to this Agreement.

Section 5.9 Employee Benefits.

(a) As of the Closing Date, Parent shall, or shall cause one of its Subsidiaries to, continue to employ each Person employed by Parent or the Company or any of their respective Subsidiaries as of the Closing Date (such employees, collectively, the “Employees”). Nothing contained in this Agreement shall (i) restrict Parent in the future in the exercise of its independent, good-faith business judgment as to the terms and conditions under which such employment shall continue, the duration of such employment, the basis on which such employment is terminated or the benefits provided to any Employee or (ii) constitute a guarantee of continued employment of any Employee.

(b) From the Closing Date through December 31, 2013, Parent shall (or shall cause its Subsidiaries to) provide to those Employees who immediately before the Closing were employed by the Company or any of its Subsidiaries such employee benefits and compensation opportunities (including salary, wages and bonus and long-term incentive opportunities) that are the same or substantially comparable in the aggregate to the employee benefits and compensation opportunities in effect for such Employees immediately before the Closing (but excluding any change in control, severance, retention or other pay or benefits with respect to a transaction occurring after the Closing Date); provided, that, the Compensation Committee of the board of directors of Parent may, in its reasonable discretion, (i) implement a transition over at least two years to convert any incentive compensation payment to any such Employee who is an underwriter so that the timing of such payment is consistent with the timing of comparable incentive compensation payments made to those Employees of Parent and its Subsidiaries who are underwriters and (ii) determine that any incentive compensation that would have customarily been granted or paid by the Company in the form of equity may be granted and paid by Parent in cash in lieu of equity.

(c) With respect to any Employee whose employment is terminated by Parent, the Company or any of their respective Subsidiaries from and after the Closing Date and before the first anniversary of the Closing Date,

Parent shall provide, or shall cause the Company and its Subsidiaries to provide, severance benefits to such Employee which shall be determined and payable in accordance with the severance benefit plan or agreement set forth on Section 5.9(c) of the Company Disclosure Letter maintained by the Company or any of its Subsidiaries for the benefit of such Employee immediately before the Closing Date, in each case taking into account all service with the Company, Parent and their respective Subsidiaries in determining the amount of severance benefits payable.

(d) Parent and its Subsidiaries shall ensure that any Compensation and Benefit Plan in which the Employees are eligible to participate after the Closing Date shall take into account for purposes of eligibility and vesting thereunder, except for purposes of qualifying for subsidized early retirement benefits (other than under a Company Benefit Plan in effect immediately before the Closing) or to the extent it would result in a duplication of benefits, service by the Employees with the Company and any of its Subsidiaries before the Closing Date, to the same extent such service was credited before the Closing Date under a comparable Compensation and Benefit Plan of the Company.

(e) From and after the Closing Date, Parent shall honor all Company Benefit Plans, in accordance with their terms as in effect immediately before the Closing Date; provided that nothing herein shall limit the right of Parent to amend or terminate any such plan in accordance with its terms.

(f) Notwithstanding the foregoing, nothing herein shall (i) be construed to establish or be treated as an amendment or modification of any Compensation and Benefit Plan, (ii) alter or limit Parent’s or any of its Subsidiaries’ (including the Company and its Subsidiaries, following the Closing) ability to amend, modify or interpret or terminate any Compensation and Benefit Plan at any time in accordance with the terms of such plan and applicable Law or (iii) give any third party, including any Employee, any right to rely upon or demand or enforce the provisions of this Section 5.9.

Section 5.10 Listing; Reservation for Issuance. Parent shall use its reasonable best efforts to cause all the following shares to be approved for listing and quotation on the NYSE, subject to official notice of issuance, no later than the Closing Date: (a) all Parent Common Shares to be issued in the Merger to Company shareholders (including in respect of Company Restricted Awards), and (b) all Parent Common Shares to be reserved for issuance upon exercise or vesting of the Company Converted Warrants, Company Converted Options or Company Converted Restricted Awards (collectively, the “Listed Parent Common Shares”). Parent shall take all action necessary to reserve for issuance, before the Closing Date, any Listed Parent Common Shares that, by their terms and in accordance with this Agreement, will not be issued until after the Effective Time.

Section 5.11 Tax Treatment. The parties intend the Merger to be treated for United States federal income Tax purposes as a fully taxable purchase of Company Common Shares by Parent and not qualify as a reorganization within the meaning of Section  368(a) of the Code and to file all U.S. Tax Returns consistent with such treatment.

Section 5.12 Notification. The Company shall promptly notify Parent, and Parent shall promptly notify the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to have a Material Adverse Effect on Company or Parent, as applicable, (b) any matter (including a breach of any representation, warranty, covenant or agreement contained in this Agreement) that would reasonably be expected to lead to the failure to satisfy any of the conditions to the Closing in Article VI or would trigger a right of termination under Section 7.1 and (c) any action, suit, claim, investigation or proceeding commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to the transactions contemplated hereby. Failure to comply with this Section 5.12 shall not result in the failure of any condition under Article VI to be satisfied, unless such condition would have otherwise been satisfied but for such failure to comply with this Section 5.12.

Section 5.13 Obligations of the Merger Sub. Parent shall cause the Merger Sub to perform all of its obligations in connection with this Agreement and the Merger Agreement.

Section 5.14 Book Value Calculations.

(a) Within two Business Days following the date of its shareholder meeting held under Section 5.1, unless this Agreement is earlier terminated under Section 7.1 (or such other time as specified in Section 7.2(e)(ii) or Section 7.2(f)(ii)), a party (the “Requesting Party”), may request, by providing notice in writing delivered to the other party (the “Non-Requesting Party”), that the Non-Requesting Party prepare an estimate of the Non-Requesting Party’s Book Value as of the date that is one Business Days before the Requesting Party’s shareholder meeting (such date, the “Measurement Date”, and such estimate of book value, a “Book Value Estimate”). If a Requesting Party makes a request under this Section 5.14(a), then the Non-Requesting Party shall promptly, and in any event within five days, prepare a Book Value Estimate and provide such Book Value Estimate, together with reasonable supporting analysis, to the Requesting Party.

(b) The Requesting Party shall have five days from and after the time that the Non-Requesting Party delivers its Book Value Estimate to the Requesting Party to review the Non-Requesting Party’s Book Value Estimate and supporting analysis and such other information as the Requesting Party may reasonably request in connection with its review of the Non-Requesting Party’s Book Value Estimate.

(c) (i) If the parties are unable to agree on the Non-Requesting Party’s Book Value within five days following the date that the Non-Requesting Party delivers its Book Value Estimate, and the Requesting Party believes in good faith that the items remaining in dispute would give (or in the case of Section 7.2(e)(ii) or Section 7.2(f)(ii), would have given) the Requesting Party the right to terminate this Agreement under Section 7.1(h) or Section 7.1(i) hereof, as applicable, then the Requesting Party shall have the right to refer the determination of such Book Value to an independent accounting firm reasonably acceptable to the Non-Requesting Party (the “Accounting Referee”). The parties shall use their reasonable best efforts to engage the Accounting Referee within two Business Days following the selection of the Accounting Referee.

(ii) If the Non-Requesting Party’s Book Value Estimate is referred to the Accounting Referee, each of Parent and the Company shall within three Business Days following the date of such referral submit to the Accounting Referee its final proposal (with copies thereof simultaneously delivered to the other party) with respect to such disputed Book Value Estimate (which final proposal shall specify any items as to which the parties have been able to agree under Section 5.14(b) and such party’s proposal as to the items in dispute). Parent and the Company shall reasonably cooperate and assist the Accounting Referee in its review of the disputed items and the calculation of Book Value, including giving reasonable access to all relevant information, with due consideration being given to privilege issues and procedures for resolving them. The Accounting Referee shall have the right, upon reasonable notice, to request that the parties make an oral presentation to the Accounting Referee regarding the items in dispute so long as each party shall be afforded a full and equal opportunity to be heard but without unduly prolonging the date by which the Accounting Referee’s determination shall be made in accordance with Section 5.14(d). None of the parties shall disclose to the Accounting Referee, and the Accounting Referee shall not consider for any purpose, any settlement discussions or settlement offer made by any of the parties with respect to any dispute under this Section 5.14(c), unless otherwise agreed by the parties.

(d) The parties shall use their reasonable best efforts to cause the Accounting Referee to select, within five Business Days of the submission of such final proposals in accordance with the first sentence of Section 5.14(c)(ii), one of the two final proposals (with no compromise or split decisions being allowed) as being the most representative of the Non-Requesting Party’s Book Value, and the proposal so selected shall be final and binding between the parties. In making such determination, the Accounting Referee shall consider only those items or amounts as to which the parties have been unable to agree under Section 5.14(b), and the proposal of the party so selected by the Accounting Referee shall represent the resolution as to all remaining items or amounts in their entirety. The fees and expenses of the Accounting Referee shall be borne in their entirety by the party whose final proposal is not selected by the Accounting Referee.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction before the Closing of the following conditions, unless waived (if such waiver is permitted and effective under applicable Law) by both the Company and Parent:

(a) Shareholder Approval. Parent shall have obtained the Required Parent Vote with respect to the Parent Share Issuance (the “Parent Share Issuance Vote”) and the Company shall have obtained the Required Company Vote with respect to this Agreement, the Merger Agreement and the Merger (the “Company Merger Vote”).

(b) NYSE Listing. The Listed Parent Common Shares shall have been authorized for listing on NYSE, subject to official notice of issuance.

(c) Required Regulatory Approvals. All Transaction Approvals shall have been obtained and be in full force and effect or the waiting periods applicable thereto shall have terminated or expired, in each case, without any Regulatory Material Adverse Effect.

(d) Parent Registration Statement. The Parent Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any Law enacted, entered, enforced or made applicable to the Merger, by any Governmental Entity of competent jurisdiction that makes the consummation of the Merger illegal or otherwise restrains, enjoins or prohibits the Merger.

(f) A.M. Best Rating. A.M. Best Company, Inc. (i) shall have provided oral or written notice to each of Parent and the Company that Parent’s Insurance Subsidiaries (other than those Insurance Subsidiaries set forth on Section 6.1(f) of the Parent Disclosure Letter) and the Company’s Insurance Subsidiaries (other than those Insurance Subsidiaries set forth on Section 6.1(f) of the Company Disclosure Letter) (1) have been assigned a Financial Strength Rating of at least “A”, on a group basis, after giving effect to the Merger or (2) will be assigned a Financial Strength Rating of at least “A” immediately after the consummation of the Merger on a group basis and (ii) shall not have given oral or written notice to Parent or the Company that any such ratings will be downgraded, suspended, withdrawn or retracted; provided that the placing by A.M. Best Company, Inc. of any such ratings as “under review with negative implications” or “under review with developing implications” shall not alone constitute the failure of clause (ii) of this condition.

(g) Book Value. If Parent or the Company has requested an estimate of Book Value in accordance with Section 5.14, the Book Value of the Non-Requesting Party as of the Measurement Date shall have been finally determined under
Section 5.14(d).

Section 6.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived (if such waiver is permitted and effective under applicable Law) by the Company:

(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in Section 3.8(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date, (ii) the representations and warranties of Parent (and the Merger Sub, as applicable) set forth in Section 3.2 (Capital Structure), 3.3(a) (Authority), 3.9(b) (Board Approval) (other than clause (iii) thereof in the case of a Recommendation Withdrawal by Parent under Section 5.4(c)), 3.10(a) (Vote Required), and 3.22 (Brokers or Finders) shall be true and correct in all material respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct in all material respects as of such date and except for such representations and warranties that are qualified by “materiality” or similar qualifier set forth herein, which shall be true and correct in all respects), and (iii) each of the other representations and warranties of Parent set forth in Article III of this Agreement shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of such date), except, with respect to this clause (iii), where the failure of any such representations and warranties to be true and correct (without giving effect to any “materiality” or “Material Adverse Effect” or similar qualifier set forth therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

(b) Performance of Obligations of Parent. Parent shall have performed or complied in all respects with all agreements and covenants required to be performed by it under this Agreement at or before the Closing Date that are qualified as to materiality or Material Adverse Effect or similar qualifiers set forth herein, and shall have performed or complied in all material respects with all other obligations required to be performed by it under this Agreement at or before the Closing Date.

(c) Certification. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

(d) Post-Closing Parent Directors. All required actions shall have been taken to effect the Parent Board Expansion, provided that the Company has notified Parent of the Proposed New Directors at least thirty days before the Closing Date.

Section 6.3 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is subject to the satisfaction of the following conditions unless waived (if such waiver is permitted and effective under applicable Law) by Parent:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.8(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date, (ii) the representations and warranties of the Company set forth in Section 3.2 (Capital Structure), 3.3(a) (Authority), 3.9(a) (Board Approval) (other than clause (iv) thereof in the case of a Recommendation Withdrawal by the Company under Section 5.4(c)), 3.10(b) (Vote Required), and 3.22 (Brokers or Finders) shall be true and correct in all material respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct in all material respects as of such date and except for such representations and warranties that are qualified by “materiality” or similar qualifier set forth herein, which shall be true and correct in all respects), and (iii) each of the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of such date), except, with respect to this clause (iii), where the failure of any such representations and warranties to be true and correct (without giving effect to any “materiality” or “Material Adverse Effect” or similar qualifier set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all respects with all agreements and covenants required to be performed by it under this Agreement at or before the Closing Date that are qualified as to materiality or Material Adverse Effect or similar qualifiers set forth herein, and shall have performed or complied in all material respects with all other obligations required to be performed by it under this Agreement at or before the Closing Date.

(c) Certification. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

(d) Alterra Insurance Company Dividend. The Alterra Insurance Company Dividend shall have been duly declared and paid to the Company in accordance with applicable Law on or before the Closing Date and the cash proceeds of such Alterra Insurance Company Dividend shall remain as immediately available funds of the Company.

(e) Third Party Consents. Each of the consents set forth on Section 6.3(e) of the Company Disclosure Letter shall have been obtained.

ARTICLE VII

TERMINATION AND AMENDMENT

Section 7.1 Termination. This Agreement may be terminated, at any time before the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, whether before or after any Required Shareholder Vote has been obtained only:

(a) by mutual consent of the Company, the Merger Sub and Parent in a written instrument;

(b) by either the Company or Parent, upon written notice to the other party, if (i) a Governmental Entity that is required to grant a Transaction Approval has denied such Transaction Approval and such denial has become final and nonappealable or (ii) any Governmental Entity of competent jurisdiction shall have issued an order, judgment, decision, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and nonappealable; provided that the right to terminate this Agreement under this
Section 7.1(b) shall not be available to any party whose failure to comply in any material respect with any provision of this Agreement primarily contributed to any such denial, order, judgment, decree, ruling or other action;

(c) by either the Company or Parent, upon written notice to the other party, if the Merger shall not have been consummated on or before October 1, 2013; provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply in any material respect with any provision of this Agreement primarily contributed to the failure of the Effective Time to occur on or before such date;

(d) by either the Company or Parent, upon written notice to the other party, if the board of directors (or any authorized and empowered committee thereof) of the non-terminating party shall have (i) effected a Recommendation Withdrawal (including by (A) amending or supplementing the Joint Proxy Statement/Prospectus to effect a Recommendation Withdrawal in the case of Parent or (B) amending or supplementing the Company Shareholder Materials to effect a Recommendation Withdrawal in the case of the Company), or (ii) materially breached its obligations under Section 5.1(d) (in the case of Parent), Section 5.1(c) (in the case of the Company), or Section 5.4 (excluding in each case inadvertent breaches which are capable of being cured and are cured within three Business Days following the receipt of written notice of such breach from the non-breaching party);

(e) by either the Company or Parent if the terminating party is not in material breach of its obligations under this Agreement, upon written notice to the other party, if there shall have been a breach by the other party (the “Breaching Party”) of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Breaching Party, which breach would, individually or in the aggregate, result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in the case of (i) the Company, Section 6.2(a) and 6.2(b), and (ii) Parent, Section 6.3(a) and 6.3(b), and which breach has not been cured within thirty days following written notice thereof to the Breaching Party or, by its nature, cannot be cured within such time period;

(f) by either the Company or Parent, if the Parent Share Issuance Vote or Company Merger Vote shall not have been obtained upon a vote taken thereon at the duly convened Parent Shareholder Meeting or Company Shareholder Meeting, as the case may be, or any adjournment or postponement thereof at which the applicable vote was taken;

(g) by Parent, if the total number of Dissenting Shares exceeds 10% of the issued and outstanding Company Common Shares on the Business Day immediately following the last day on which the holders of Company Common Shares can require appraisal of their Company Common Shares under Bermuda Law;

(h) by the Company, after the Company Shareholder Meeting (and the Company Merger Vote has been obtained), if the Company is a Requesting Party and if the final Book Value of Parent as of the Measurement Date as determined under Section 5.14(d) is less than 80% of the Parent Book Value;

(i) by Parent, after the Parent Shareholder Meeting (and the Parent Share Issuance Vote has been obtained), if Parent is a Requesting Party and if the final Book Value of the Company as of the Measurement Date as determined under Section 5.14(d) is less than 80% of the Company Book Value; or

(j) by either the Company or Parent, if A.M. Best Company, Inc. shall have provided oral or written notice to either Parent or the Company, which notice has not been revoked or superseded, that Parent’s Insurance Subsidiaries or the Company’s Insurance Subsidiaries (other than any Insurance Subsidiary set forth on Section 6.1(f) of the applicable Disclosure) will not be assigned a Financial Strength Rating of at least “A”, on a group basis, after giving effect to the Merger; provided that the placing by A.M. Best Company, Inc. of any such ratings as “under review with negative implications” or “under review with developing implications” shall not alone constitute a termination right under this Section 7.1(j); provided, further, that such termination shall only take effect upon the expiration of the 30-day period from the date of such notice of termination and before the effectiveness of such termination, the terminating party shall have made itself available to engage in good faith discussions with the non-terminating party regarding such notice.

Section 7.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of the Company, the Merger Sub or Parent or their respective officers or directors under or arising from this Agreement, except with respect to (i) Section 5.2(b) (Confidentiality), (ii) Section 5.5 (Fees and Expenses), (iii) Section 5.14 (Book Value Calculations) (but only as required under to Section 7.2(e) or Section 7.2(f), (iv) this Section 7.2 (Effect of Termination), (v) Section 7.3 (Matters Relating to Termination), and (vi) Article VIII (General Provisions), which shall survive such termination, except that no party shall be relieved or released from any liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party’s shareholders (taking into consideration relevant matters, including other combination opportunities, the time value of money and the Consideration), which shall be deemed in such event to be damages of such party) arising out of its willful and material breach of this Agreement (including if this Agreement is terminated by either party under Section 7.1(e)) or fraud. For purposes of this Agreement, “willful and material breach” shall mean a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether such breach was the conscious object of the act or failure to act.

(b) If the Company or Parent, as the case may be, terminates this Agreement under Section 7.1(d), then the non-terminating party shall, as promptly as reasonably practicable (and in any event not later than the next Business Day following such termination), pay to the terminating party, by wire transfer of immediately available funds, an amount equal to $94,500,000 (the “Termination Fee”).

(c) If either party terminates this Agreement under Section 7.1(c), and (i) from and after the date of this Agreement and at any time before October 1, 2013, a Takeover Proposal has been publicly announced or otherwise communicated to the officers of a party or its board of directors and (ii) such party enters into a definitive agreement with respect to, or there is consummated by such party, a transaction in connection with a Takeover Proposal (whether or not the same as that originally announced or made known) with any Person within nine months after such termination, then, on the earlier of the date of such entering into a definitive agreement or consummation, such party shall pay to the other party, by wire transfer of immediately available funds, the Termination Fee. For purposes of this Section 7.2(c), each reference to “10% or more” in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than 50%.”

(d) If either party terminates this Agreement under Section 7.1(e) and (i) from and after the date of this Agreement and at any time before the termination, a Takeover Proposal has been publicly announced or otherwise communicated to the officers of the Breaching Party or its board of directors and (ii) the Breaching Party enters into a definitive agreement with respect to, or there is consummated by the Breaching Party, a transaction in connection with a Takeover Proposal (whether or not the same as that originally announced or made known) with any Person within nine months after such termination, then, on the earlier of the date of such entering into a definitive agreement or consummation, the Breaching Party shall pay to the other party, by wire transfer of immediately available funds, the Termination Fee. For purposes of this Section 7.2(d), each reference to “10% or more” in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than 50%.”

(e) (i) If either party terminates this Agreement under Section 7.1(f) because the Parent Share Issuance Vote was not obtained (and, if the Company is the terminating party, the Company Merger Vote has not yet been taken or has already been obtained), then Parent shall, as promptly as reasonably practicable (and in any event within two Business Days following such termination), pay to the Company, by wire transfer of immediately available funds, an amount equal to 50% of the Termination Fee (the “Parent No Approval Fee”); provided, that, if (i) from and after the date of this Agreement and at any time before such vote a Takeover Proposal in respect of Parent has been publicly announced or otherwise communicated to the officers of Parent or Parent’s board of directors and (ii) Parent enters into a definitive agreement with respect to, or there is consummated by Parent, a transaction in connection with a Takeover Proposal (whether or not the same as that originally announced or made known) with any Person within nine months after such termination, then, on the earlier of the date of such entering into a definitive agreement or consummation, Parent shall pay to the Company, by wire transfer of immediately available funds, the Termination Fee less the Parent No Approval Fee (without taking into account any interest paid (or payable) on the Parent No Approval Fee pursuant to Section 7.3(d). For purposes of this Section 7.2(e)(i), each reference to “10% or more” in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than 50%.”

(ii) The foregoing notwithstanding, if the Parent Share Issuance Vote was not obtained (upon a vote taken thereon at the duly convened Parent Shareholder Meeting or any adjournment or postponement thereof at which such vote was taken), and regardless of whether this Agreement has otherwise been terminated by either party, Parent may request that the Company prepare a Book Value Estimate pursuant to Section 5.14. In such case, the parties shall comply with the provisions of Section 5.14, with Parent being the Requesting Party and the Company being the Non-Requesting Party. If the Company’s Book Value as of the Measurement Date is finally determined pursuant to Section 5.14(d) to be less than 80% of the Company Book Value, then Parent shall not be obligated to pay the Parent No Approval Fee or Termination Fee to the Company under Section 7.2(e)(i). The parties further agree that while the Book Value of the Company is being determined pursuant to Section 5.19 in accordance with this Section 7.2(e)(ii), neither the Parent No Approval Fee nor the Termination Fee shall be payable; provided, that, if the Company’s Book Value as of the Measurement Date is finally determined pursuant to Section 5.14(d) to be greater than or equal to 80% of the Company Book Value, then Parent shall pay interest on the Parent No Approval Fee and Termination Fee (if applicable) to the Company from the date of termination in accordance with Section 7.3(d).

(f) (i) If either party terminates this Agreement under Section 7.1(f) because the Company Merger Vote was not obtained (and, if Parent is the terminating party, the Parent Share Issuance Vote has not yet been taken or has already been obtained), then the Company shall, as promptly as reasonably practicable (and in any event within two Business Days following such termination), pay to Parent, by wire transfer of immediately available funds, an amount equal to 50% of the Termination Fee (the “Company No Approval Fee”); provided, that, if (A) from and after the date of this Agreement and at any time before such vote a Takeover Proposal in respect of the

Company has been publicly announced or otherwise communicated to the officers of the Company or the Company’s board of directors and (B) the Company enters into a definitive agreement with respect to, or there is consummated by the Company, a transaction in connection with a Takeover Proposal (whether or not the same as that originally announced or made known) with any Person within nine months after such termination, then, on the earlier of the date of such entering into a definitive agreement or consummation, the Company shall pay to Parent, by wire transfer of immediately available funds, the Termination Fee less the Company No Approval Fee (without taking into account any interest paid (or payable) on the Company No Approval Fee pursuant to Section 7.3(d). For purposes of this Section 7.2(f)(i), each reference to “10% or more” in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than 50%.”

(ii) The foregoing notwithstanding, if the Company Merger Vote was not obtained (upon a vote taken thereon at the duly convened Company Shareholder Meeting or any adjournment or postponement thereof at which such vote was taken), and regardless of whether this Agreement has otherwise been terminated by either party, the Company may request that Parent prepare a Book Value Estimate pursuant to Section 5.14. In such case, the parties shall comply with the provisions of Section 5.14, with the Company being the Requesting Party and Parent being the Non-Requesting Party. If Parent’s Book Value as of the Measurement Date is finally determined pursuant to Section 5.14(d) to be less than 80% of the Parent Book Value, then the Company shall not be obligated to pay the Company No Approval Fee or Termination Fee to Parent under Section 7.2(f)(i). The parties further agree that while the Book Value of Parent is being determined pursuant to Section 5.14 in accordance with this Section 7.2(f)(ii), neither the Company No Approval Fee nor the Termination Fee shall be payable; provided, that, if Parent’s Book Value as of the Measurement Date is finally determined pursuant to Section 5.14(d) to be greater than or equal to 80% of the Parent Book Value, then the Company shall pay interest on the Company No Approval Fee and Termination Fee (if applicable) to Parent from the date of termination in accordance with Section 7.3(d).

Section 7.3 Matters Relating to Termination.

(a) Except with respect to a termination under Section 7.1(e) that arises from the willful and material breach of this Agreement or fraud by the Company, each of the Company and Parent acknowledges and agrees that if Parent is entitled to receive and actually receives the Termination Fee under this Agreement, Parent’s receipt of the Termination Fee shall constitute Parent’s and Merger Sub’s sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of, any termination of this Agreement regardless of the circumstances giving rise to such termination.

(b) Except with respect to a termination under Section 7.1(e) that arises from the willful and material breach of this Agreement or fraud by Parent or the Merger Sub, each of the Company and Parent acknowledges and agrees that if the Company is entitled to receive and actually receives the Termination Fee under this Agreement, the Company’s receipt of the Termination Fee shall constitute the Company’s sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of, any termination of this Agreement regardless of the circumstances giving rise to such termination.

(c) Subject, for the avoidance of doubt, to the possible payment of the Parent No Approval Fee or the Company No Approval Fee, as applicable, and the remainder of the Termination Fee pursuant to Section 7.2(e) and Section 7.2(f), as applicable, the parties agree and understand that in no event shall either party be required to pay the Termination Fee on more than one occasion.

(d) The parties acknowledge and agree that the agreements contained in Section 7.2 and this Section 7.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, the parties would not enter into this Agreement, and that any amounts payable under Section 7.2 do not constitute a penalty. If a party fails to pay as directed in writing by the other party the Termination Fee and, if applicable, the Parent No Approval Fee or the Company No Approval Fee, due to such party under Section 7.2 within the time periods specified in Section 7.2, the party owing the Termination Fee and, if applicable, the Parent No Approval Fee or the Company No Approval Fee, shall pay the out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal (or, if not reported therein, by another authoritative source mutually agreed by the parties), calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Non-Survival of Representations, Warranties and Agreements. Except for Section 5.7 and any provision of this Article VIII to the extent it is related to a claim under Section 5.7, none of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered under this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) by facsimile, upon confirmation of receipt or (c) on the second Business Day following the date of dispatch if delivered by a recognized express courier service.

All notices hereunder shall be delivered as set forth below or under such other instructions as may be designated in writing by the party to receive such notice.

(i)	If to the Company, to:

Alterra Capital Holdings Limited

2 Front Street

Hamilton HM 11 Bermuda

Attention: Chief Financial Officer

Facsimile: (441) 295-8899

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attention: Kerry E. Berchem, Esq.

                 Jeffrey L. Kochian, Esq.

Facsimile: +1 (212) 872-1002

(ii)	If to Parent or the Merger Sub, to:

Markel Corporation

4521 Highwoods Parkway

Glen Allen, VA 23060

Attention: General Counsel

Facsimile: (805) 527-3810

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Gregory Gooding

                 Nicholas Potter

Facsimile: (212) 521-7870

Section 8.3 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to sections or subsections, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, will be deemed to refer to December 18, 2012. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Disclosure Letters and the Exhibits hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement mean the Company, the Merger Sub and/or Parent, as the case may be. References to “dollars” or “$” in this Agreement are to the lawful currency of the United States of America. Time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day. Each section or subsection of a Disclosure Letter qualifies the correspondingly numbered representation, warranty or covenant of the Agreement; provided that information disclosed in one section or subsection of a Disclosure Letter shall be deemed to be included in each other section or subsection of such Disclosure Letter in which the relevance of such information would be readily apparent on the face thereof. Representations and warranties in Article III that are made in reference to a party’s Disclosure Letter or “in the case of” or “with respect to” a certain party and its Subsidiaries or Affiliates are being made only by that party.

Section 8.4 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

Section 8.5 Entire Agreement; No Third Party Beneficiaries.

(a) This Agreement (including the Exhibits, the Parent Disclosure Letter and the Company Disclosure Letter) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and shall terminate in accordance with its terms, or if the Closing occurs, as set forth in Section 5.2(b).

(b) This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (i) as set forth in or contemplated by the terms and provisions of Section 5.7, (ii) that, subject to Section 7.3(b), the Company shall have the right to pursue damages (including damages for their loss of economic benefits) on behalf of the holders of Company Common Shares in the event of any material breach of this Agreement by Parent or Merger Sub (which right is hereby acknowledged by Parent and Merger Sub) and (iii) from and after the Effective Time, the rights of holders of Company Common Shares to receive the Consideration set forth in Article II.

Section 8.6 Governing Law. This Agreement shall be governed by, and construed with regard to, in all respects, including as to validity, interpretation and effect, the Laws of Bermuda, without giving effect to its principles or rules of conflict of laws.

Section 8.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing a material portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties, which may be granted or withheld in the sole discretion of the other parties. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 8.9 Enforcement. The parties agree that money damages would be both incalculable and an insufficient remedy and that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to the discretion of the Chosen Courts, the parties shall be entitled to an injunction or other equitable relief to prevent breaches or violations of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Chosen Court, this being in addition to any other remedy to which they are entitled at law or in equity. Moreover, and in recognition of the foregoing, each of the parties hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at law would be adequate and (b) any requirement under any law for any party to post security as a prerequisite to obtaining equitable relief.

Section 8.10 Submission to Jurisdiction. Each party irrevocably and unconditionally consents, agrees and submits to the exclusive jurisdiction of the Supreme Court of Bermuda (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Supreme Court of Bermuda, or if such litigation, action, suit or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the other appellate courts therefrom or other courts of Bermuda. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding with respect to the subject matter hereof in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party further irrevocably and unconditionally consents to and grants any such court jurisdiction over the Person of such parties and, to the extent legally effective, over the subject matter of any such dispute and agrees that mailing of process or other documents in connection with any such action or proceeding in the manner provided in Section 8.2 hereof or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 8.11 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after receipt of the Required Parent Vote or Required Company Vote; provided that after receipt of any such vote, no amendment shall be made which by Law (or in the case of the Company, the rules and regulations of the NASDAQ Global Select Market or in the case of Parent, the rules and regulations of the NYSE) requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties by their duly authorized representatives.

Section 8.12 Extension; Waiver. At any time before the Effective Time, the parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any breach of the representations or warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

Section 8.13 Defined Terms. For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

“Accounting Referee” shall have the meaning set forth in Section 5.14(c).

“Actuarial Analyses” shall mean all actuarial reports prepared by actuaries, independent or otherwise, with respect to a party’s Insurance Subsidiaries, and all material attachments, addenda, supplements and modifications thereto.

“Administrator” shall mean each program manager, managing general agent, third party administrator or claims adjuster or manager, at the time such Person managed or administered business (including the administration, handling or adjusting of claims) for or on behalf of a party or its Subsidiaries.

“Advisers Act” shall have the meaning set forth in Section 3.19(a).

“Affiliate” shall mean any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this Agreement, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agent” shall mean each insurance agent, general agent, agency, producer, broker, reinsurance intermediary, program manager, managing general agent and managing general underwriter currently writing, selling, producing, underwriting or administering business for or on behalf of a party or its Subsidiaries, including such party’s and its Subsidiaries’ salaried employees.

“Agreement” shall have the meaning set forth in the Introduction.

“Alterra Insurance Company Dividend” shall have the meaning set forth in Section 5.6.

“Applicable SAP” shall mean the statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted in writing by the applicable insurance regulatory authority, including accounting and financial reporting pronouncements by the Bermuda Monetary Authority and the National Association of Insurance Commissioners.

“Average Parent Share Price” shall mean the volume weighted average price per Parent Common Share on the NYSE (as reported by Bloomberg L.P. or, if not reported thereby, by another authoritative source mutually agreed by the parties) for the five consecutive trading days immediately preceding the second trading day before the Closing Date. For all purposes of this Agreement, the Average Parent Share Price shall be calculated to the nearest one-hundredth of one cent.

“Book Value” means a party’s shareholders’ equity calculated in accordance with GAAP, consistently applied with prior periods.

“Book Value Estimate” shall have the meaning set forth in Section 5.14(a).

“Breaching Party” shall have the meaning set forth in Section 7.1(e).

“Business Day” shall mean any date other than a Saturday, Sunday or other day on which banking institutions in New York or Bermuda are obligated by Law or executive order to be closed.

“Bye-Law Amendment” shall have the meaning set forth in Section 3.9(a).

“Certificate of Merger” shall have the meaning set forth in Section 1.1.

“Chosen Courts” shall have the meaning set forth in Section 8.10.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Companies Act” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Introduction.

“Company Benefit Plan” shall mean only those Compensation and Benefit Plans maintained by, sponsored in whole or in part by, or contributed to by the Company or its Subsidiaries for the benefit of their employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries and under which such employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which the Company or any of its Subsidiaries has any liability.

“Company Book Value” shall mean $2,880,000,000.

“Company Certificate” shall have the meaning set forth in Section 2.1.

“Company Common Share” shall have the meaning set forth in Section 2.1.

“Company Converted Option” shall have the meaning set forth in Section 2.3(a).

“Company Converted Restricted Award” shall have the meaning set forth in Section 2.3(b).

“Company Converted Warrants” shall have the meaning set forth in Section 2.4.

“Company Current Insurance” shall have the meaning in Section 5.7(b).

“Company Disclosure Letter” shall have the meaning set forth in Article III.

“Company Indemnified Parties” shall have the meaning set forth in Section 5.7(a).

“Company Insiders” shall mean those officers and directors (including board observers and any shareholder of the Company who could reasonably be deemed to be a “director by deputization” of Parent following the Closing as a result of an employee, associate or Affiliate of such Person being a member of the board of directors of Parent) of the Company who may be subject to the reporting requirements of Section 16(a) of the Exchange Act at or following the Effective Time and who are listed in the Section 16 Information.

“Company Intervening Event” shall have the meaning set forth in Section 5.4(c).

“Company Merger Vote” shall have the meaning set forth in Section 6.1(a).

“Company No Approval Fee” shall have the meaning set forth in Section 7.2(f).

“Company Recommendation” shall have the meaning set forth in Section 3.9(a).

“Company Reporting Tail Endorsement” shall have the meaning set forth in Section 5.7(c).

“Company Restricted Award” shall mean each Company Common Share and restricted stock unit of a Company Common Share outstanding immediately before the Effective Time granted by the Company under a Company Share Plan that is subject to forfeiture risk.

“Company Risk Policies” shall have the meaning set forth in Section 3.4(d).

“Company SEC Reports” shall have the meaning set forth in Section 3.4(a).

“Company Share Plans” shall have the meaning set forth in Section 3.2(a).

“Company Share Register” shall have the meaning set forth in Section 2.1.

“Company Shareholder Materials” shall mean notice to the shareholders of the Company of the Company Shareholder Meeting, the Joint Proxy Statement/Prospectus and any other materials the Company may provide to the shareholders of the Company along with such notice and the Joint Proxy Statement/Prospectus, specifically in connection with the solicitation of the Required Company Vote.

“Company Shareholder Meeting” shall have the meaning set forth in Section 5.1(c).

“Company Shareholder Proxies” shall have the meaning set forth in Section 5.1(h).

“Company Shareholder Voting Agreement” shall have the meaning set forth in the Recitals.

“Company Stock Options” shall have the meaning set forth in Section 2.3(a).

“Company Warrant” shall have the meaning set forth in Section 2.4.

“Compensation and Benefit Plan” shall mean any pension, retirement, profit-sharing, deferred compensation, share option, restricted stock, restricted stock unit, equity-based compensation, performance units, employee stock ownership, severance pay, vacation, retention, cash bonus or other bonus or incentive plan, any other employee program or agreement, any medical, vision, dental, or other health plan, any life insurance plan, and any other employee benefit plan or fringe benefit plan, whether or not tax-qualified or otherwise tax-preferred, maintained by, sponsored in whole or in part by, or contributed to by the Company or Parent or their Subsidiaries, as the case may be, for the benefit of their employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries and under which such employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries are eligible to participate and any employment, retention, change in control, severance, termination, consulting or retirement agreement with their current or former employees, directors or independent contractors.

“Confidentiality Agreement” shall mean the Confidentiality, Standstill and Non-Solicit Agreement, dated as of August 6, 2012, between Parent and the Company.

“Consideration” shall have the meaning set forth in Section 2.1(a).

“Council” means the Council of Lloyd’s, including all delegates through whom that body is authorized to act.

“Disclosure Letter” shall have the meaning set forth in Article III.

“Dissenting Holder” shall mean a holder of Company Common Shares who did not vote in favor of the Merger and who complies with all of the provisions of the Companies Act concerning the right of holders of Company Common Shares to require appraisal of their Company Common Shares under Bermuda Law.

“Dissenting Shares” shall mean Company Common Shares held by a Dissenting Holder.

“Effective Time” shall have the meaning set forth in Section 1.1.

“Employees” shall have the meaning set forth in Section 5.9(a).

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

“ESPPs” shall have the meaning set forth in Section 2.3(f).

“ESPP Shares” shall have the meaning set forth in Section 2.3(f).

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning set forth in Section 2.2(a).

“Exchange Fund” shall have the meaning set forth in Section 2.2(a).

“Exchange Ratio” shall have the meaning set forth in Section 2.1(a).

“Expenses” shall mean all documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) actually and reasonably incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation and filing of all notifications and reports required by the HSR Act, the other Transaction Approvals, the preparation, printing, filing and mailing, as the case may be, of the Joint Proxy Statement/Prospectus, the Company Shareholder Materials and any amendments or supplements thereto, and the solicitation of the Required Company Vote, the Required Parent Vote and all other matters related to the transactions contemplated hereby.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Funds at Lloyd’s” has the meaning given in the Lloyd’s Membership Byelaw (No. 5 of 2005).

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority, body, agency, official or instrumentality, domestic or foreign, or self-regulatory organization or other similar quasi-governmental regulatory body (including Lloyd’s) or arbitration panel, tribunal or arbitrator.

“HSR Act” shall mean the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Award Exchange Ratio” shall have the meaning set forth in Section 2.3(a).

“Indemnified Parties” shall have the meaning set forth in Section 5.7(a).

“Insurance Laws” shall mean all applicable requirements relating to the underwriting, pricing, sale, issuance, marketing, advertising and administration of insurance products (including licensing and appointments) and all Laws regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities.

“Insurance Subsidiary” shall mean any Subsidiary of a party that issues insurance policies or that is required to be licensed as an insurance company, reinsurance company, insurance intermediary, Lloyd’s corporate member or Lloyd’s managing agent and, where the context allows, includes the members of syndicates 3000 and 1400, 2525 and 2526.

“Intellectual Property” shall mean: (a) trademarks, service marks, Internet domain names, logos, trade dress, trade names, corporate names and any and every other form of trade identity or indicia of origin, and the goodwill associated therewith and symbolized thereby; (b) inventions, discoveries and patents, and the improvements thereto; (c) published and unpublished works of authorship and the copyrights therein and thereto (including databases and other compilations of information, computer and electronic data processing programs and software, in both source code and object code); (d) Trade Secrets; (e) all rights in data and data bases; (f) all other intellectual property or similar proprietary rights; and (g) any applications, registrations and renewals for the foregoing.

“Investment Company Act” shall have the meaning set forth in Section 3.19(a).

“Investment Assets” shall have the meaning set forth in Section 3.13(a).

“Investment Policy” shall have the meaning set forth in Section 3.13(a).

“IRS” shall mean the United States Internal Revenue Service.

“Joint Proxy Statement/Prospectus” shall have the meaning set forth in Section 5.1(a).

“Knowledge” shall mean the actual knowledge, without due inquiry, of the officers of Parent set forth in Section 8.13 of the Parent Disclosure Letter or the officers of the Company set forth in Section 8.13(a) of the Company Disclosure Letter, as the case may be.

“Labor Organization” shall have the meaning set forth in Section 3.16(a).

“Law” shall mean any law, statute, ordinance, arbitration award, or any rule, regulation, judgment, order, writ, injunction, decree, agency requirement or published interpretation of any Governmental Entity, including all relevant bye-laws and regulations of Lloyd’s in each of the jurisdictions in which it or its Subsidiaries are domiciled or conduct business or operate.

“Lease” shall have the meaning set forth in Section 3.18(a).

“Leased Real Property” shall have the meaning set forth in Section 3.18(a).

“Legal Proceedings” shall mean any claims, suits, actions, proceedings, arbitrations or other litigation whether judicial, arbitral or administrative, civil or criminal.

“Listed Parent Common Shares” shall have the meaning set forth in Section 5.10.

“Lloyd’s” shall mean the Society and Corporation of Lloyd’s incorporated under the Lloyd’s Act of 1871 to 1982 of England and Wales.

“Lloyd’s Regulations” means the bye-laws, regulations, codes of practice and mandatory directions and requirements governing the conduct and management of underwriting business at Lloyd’s from time to time and the provisions of any deed, agreement or undertaking executed, made or given for compliance with Lloyd’s requirements from time to time.

“Markel Ventures” shall mean Markel Ventures, Inc., a Virginia corporation.

“Markel Ventures Subsidiary” shall mean any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate, is at the time owned by Markel Ventures, or by Markel Ventures and one or more of its other Markel Ventures Subsidiaries or by one or more of Markel Venture’s other Markel Ventures Subsidiaries.

“Material Adverse Effect” means, with respect to any party, any change, state of facts, circumstance, event or effect that is materially adverse to (a) the financial condition, properties, assets, liabilities, obligations (whether accrued, absolute, contingent or otherwise), businesses or results of operations of such party and its Subsidiaries, taken as a whole, excluding any such change, state of facts, circumstance, event or effect to the extent caused by or resulting from:

(i) the execution, delivery, announcement and pendency of this Agreement and the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with insureds, customers, insurance brokers, reinsurance intermediaries, suppliers, vendors, lenders, venture partners or employees;

(ii) changes in economic, market, business, regulatory or political conditions generally in the United States or in Bermuda or any other jurisdiction in which such party operates or in Bermudian, U.S. or global financial markets;

(iii) the commencement, continuation or escalation of acts of war, armed hostilities, sabotage, acts of terrorism or other man-made disaster;

(iv) changes, circumstances or events generally affecting the property and casualty insurance and reinsurance industry in similar geographic areas and product markets in which such party operates;

(v) changes, circumstances or events resulting in liabilities under property catastrophe insurance or reinsurance, including any effects resulting from any earthquake, hurricane, tornado, windstorm, act of war, armed hostilities, sabotage, act of terrorism or other natural or man-made disaster;

(vi) changes in GAAP or Applicable SAP or any applicable Law or interpretation or application of any of the foregoing following the date of this Agreement;

(vii) any change or announcement of a potential change in its or any of its Subsidiaries’ credit or claims paying rating or A.M. Best Company, Inc. rating or the ratings of any of its or its Subsidiaries’ businesses or securities (provided that this exception shall not prevent or otherwise affect a determination that any changes, state of facts, circumstances, events or effects underlying a change described in this clause (vii) has resulted in, or contributed to, a Material Adverse Effect, nor shall this exception impact Section 6.1(f) hereof);

(viii) the failure to meet any revenue, earnings or other projections, forecasts or predictions for any period ending following the date of this Agreement (provided that this exception shall not prevent or otherwise affect a determination that any changes, state of facts, circumstances, events or effects underlying a failure described in this clause (viii) has resulted in, or contributed to, a Material Adverse Effect); or

(ix) any action or failure to act required to be taken by a party in compliance with the express terms of this Agreement;

except in the case of the foregoing clauses (ii), (iii), (iv) and (vi) to the extent those changes, state of facts, circumstances, events, or effects have a materially disproportionate effect on such party and its Subsidiaries taken as a whole relative to other similarly situated Persons in the property and casualty insurance and reinsurance industry or (b) the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

“Material Contract” shall mean any of the contracts described in clauses (i) through (xii) of Section 3.14(a).

“Measurement Date” shall have the meaning set forth in Section 5.14(a).

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Application” shall have the meaning set forth in Section 1.1.

“Merger Sub” shall have the meaning set forth in the Introduction.

“Non-Requesting Party” shall have the meaning set forth in Section 5.14(a).

“Normal Closing Date” has the meaning given to that expression in the standard managing agent’s agreement.

“NYSE” shall mean The New York Stock Exchange, Inc.

“Other Company Filings” shall have the meaning set forth in Section 5.1(a).

“Other Parent Filings” shall have the meaning set forth in Section 5.1(a).

“Parent” shall have the meaning set forth in the Introduction.

“Parent Benefit Plan” shall mean only those Compensation and Benefit Plans maintained by, sponsored in whole or in part by, or contributed to by Parent or its Subsidiaries for the benefit of their employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries and under which such employees, former employees, retirees, dependents, spouses, directors, former directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which Parent or any of its Subsidiaries has any liability.

“Parent Board Expansion” shall have the meaning set forth in Section 1.5.

“Parent Book Value” shall mean $3,815,000,000.

“Parent Common Share” shall have the meaning set forth in Section 2.1(a).

“Parent Disclosure Letter” shall have the meaning set forth in Article III.

“Parent Intervening Event” shall have the meaning set forth in Section 5.4(c).

“Parent No Approval Fee” shall have the meaning set forth in Section 7.2(e).

“Parent Recommendation” shall have the meaning set forth in Section 3.9(b).

“Parent Registration Statement” shall have the meaning set forth in Section 5.1(a).

“Parent Risk Policies” shall have the meaning set forth in Section 3.4(d).

“Parent SEC Reports” shall have the meaning set forth in Section 3.4(a).

“Parent Share Issuance” shall have the meaning set forth in the Recitals.

“Parent Share Issuance Vote” shall have the meaning set forth in Section 6.1(a).

“Parent Share Plans” shall have the meaning set forth in Section 3.2(a).

“Parent Shareholder Meeting” shall have the meaning set forth in Section 5.1(d).

“Parent Shareholder Proxies” shall have the meaning set forth in Section 5.1(i).

“Parent Shareholder Voting Agreement” shall have the meaning set forth in the Recitals.

“Permits” shall mean permits, certifications, registrations, permissions, consents, franchises, concessions, licenses, variances, exemptions, waivers, orders, approvals and authorizations of all Governmental Entities necessary for the ownership and conduct of the business of a party or its Subsidiaries (including any insurance licenses or permissions from insurance regulatory authorities) in each of the jurisdictions in which it or its Subsidiaries currently conduct or operate its business.

“Permitted Encumbrance” shall mean (a) statutory liens securing payments not yet due, (b) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties, (c) restrictions on transfer imposed by Law, (d) assets pledged or transferred to secure reinsurance or retrocession obligations, (e) ordinary-course securities lending and short-sale transactions with a recognized creditworthy counterpart, (f) investment securities held in the name of a nominee, custodian or other record owner, (g) with respect to a party, the liens, encumbrances and restrictions set forth in Section 8.13(b) of such party’s Disclosure Letter, (h) statutory deposits or (i) deposits, or the posting, of funds, investment securities or other assets in trusts or as collateral under the terms of any Policy, in the case of each of the forgoing clauses, that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

“Person” shall mean an individual, a company, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Policies” shall mean all policies, policy forms, binders, slips, treaties, certificates, insurance or reinsurance contracts or participation agreements and other agreements of insurance or reinsurance, whether individual or group (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) and all amendments, applications and certificates pertaining thereto issued by any Insurance Subsidiary.

“Proposed New Directors” shall have the meaning set forth in Section 1.5.

“Recommendation Withdrawal” shall have the meaning set forth in Section 5.4(b).

“Registrar” shall have the meaning set forth in Section 1.1.

“Regulatory Material Adverse Effect” shall have the meaning set forth in Section 5.3(d).

“Reinsurance Agreement” shall mean any ceded reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements to which any party’s Insurance Subsidiaries is a party or under which a party’s Insurance Subsidiary has any existing material rights, obligations or liabilities.

“Representatives” shall mean the directors, officers, employees or controlled Affiliates or any advisors, attorneys, accountants, consultants or other representatives (acting in such capacity) retained by such party or any of its controlled Affiliates.

“Requesting Party” shall have the meaning set forth in Section 5.14(a).

“Required Company Vote” shall have the meaning set forth in Section 3.10(b).

“Required Parent Vote” shall have the meaning set forth in Section 3.10(a).

“Required Shareholder Votes” shall have the meaning set forth in Section 3.10(b).

“SAP Statements” shall mean the statutory statements of a party’s Insurance Subsidiaries as filed with the insurance regulators in their respective jurisdiction of domicile for the year ended December 31, 2011.

“SEC” shall mean the United States Securities and Exchange Commission.

“Section 16 Information” shall mean information accurate in all material respects regarding the number of Company Common Shares held by each such Company Insider and expected to be exchanged for Parent Common Shares in the Merger, and the number and description of the Company Stock Options or the Company Warrants held by each such Company Insider and expected to be converted into Company Converted Options or Company Converted Warrants, respectively, in connection with the Merger; provided that the requirement for a description of any (a) Company Stock Options shall be deemed to be satisfied if true and complete copies of the Company Share Plan, and all forms of agreements evidencing grants thereunder, under which such Company Stock Options have been granted, have been made available to Parent and (b) Company Warrants shall be deemed to be satisfied if true and complete copies of the form of Company Warrants and complete information regarding the exercise prices and issuance dates of each applicable Company Warrant have been made available to Parent.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“SSAP” shall mean statement of statutory accounting principles.

“Subsidiary” shall mean, as to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate, is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries; provided that for purposes of Sections 3.2(b), 3.2(d), 3.2(e), 3.5(d), 3.14(a), 3.15, 3.16 and 3.18, the Subsidiaries of Parent shall not include Mercury Ventures or any Mercury Ventures Subsidiary.

“Superior Proposal” means a bona fide Takeover Proposal (with all references to “10% or more” in the definition of Takeover Proposal being deemed to be references to “more than 50%”), not obtained in breach of

Section 5.4, made in writing (a) that is on terms that the board of directors of such party determines in good faith (after consulting with its financial advisor and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the Takeover Proposal and the Person making the Takeover Proposal (including any break-up fees, expense reimbursement provisions, conditions to consummation (including any conditions relating to financing, regulatory approvals or other events or conditions beyond the control of the party involving the condition) and availability of any necessary financing), is more favorable to the shareholders of such party than the transactions contemplated hereby (taking into account any written proposal to amend this Agreement by and binding upon the other party hereto which is received before the determination by a party’s board of directors), (b) which the board of directors of such party determines is reasonably likely to be consummated and (c) that is not subject to any financing contingency.

“Surviving Company” shall have the meaning set forth in Section 1.3.

“Takeover Proposal” means with respect to any party any proposal or offer from any Person (other than the other party or its Subsidiaries) relating to, or that would reasonably be expected to lead to, (i) any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities (including any Voting Debt) of any of a party’s Subsidiaries) or businesses that constitute 10% or more of the assets or account for 10% or more of the net income of such party and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities (including any Voting Debt) of such party, (ii) any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 10% or more of any class of equity securities (including any Voting Debt) of such party or (iii) any merger, amalgamation, scheme of arrangement, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, share exchange or similar transaction involving such party or any of its Subsidiaries, in each case, under which any Person or the shareholders of any Person would own 10% or more of any class of equity securities (including any Voting Debt) of such party or of any resulting parent company of such party, in each case other than the Merger.

“Tax” shall mean (a) all federal, state, county, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, recording, franchise, profits, inventory, share capital, license, withholding, payroll, employment, social security, unemployment, excise, premium, severance, stamp, documentary, occupation, windfall profits, disability, highway use, alternative or add-on minimum, property and estimated taxes, customs duties, assessments and charges of any kind whatsoever, (b) all interest, penalties, fines, surcharges, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (a) above, and (c) any transferee or successor liability in respect of any items described in clause (a) or (b) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Tax Asset” shall mean any loss, net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, or any other credit or Tax attribute that could be carried forward or carried back to reduce Taxes.

“Tax Return” shall mean any return, report or statement filed or required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company, Parent or any Subsidiaries thereof.

“Taxing Authority” shall mean the IRS or any other Governmental Entity responsible for the administration of any Tax.

“Termination Fee” shall have the meaning set forth in Section 7.2(b).

“Trade Secrets” shall mean any trade secrets, confidential business and technical information, proprietary information and any other confidential information (including ideas, research and development, know-how, formulae, calculations, algorithms, models, designs, processes, business methods, customer lists and supplier lists).

“Transaction Approvals” shall have the meaning set forth in Section 3.3(c).

“Underwriting Model” shall have the meaning set forth in Section 3.17(b).

“Voting Debt” shall have the meaning set forth in Section 3.2(c).

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IN WITNESS WHEREOF, the Company, Parent and the Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

ALTERRA CAPITAL HOLDINGS LIMITED

By:	/S/ W. MARSTON BECKER
Name:	W. Marston Becker
Title:	President and Chief Executive Officer

MARKEL CORPORATION

By:	/S/ STEVEN A. MARKEL
Name:	Steven A. Markel
Title:	Vice Chairman

COMMONWEALTH MERGER SUBSIDIARY LIMITED

By:	/S/ RICHARD R. WHITT, III
Name:	Richard R. Whitt, III
Title:	Director

Exhibit A

Dated [—], 2013

ALTERRA CAPITAL HOLDINGS LIMITED (1)

MARKEL CORPORATION (2)

COMMONWEALTH MERGER SUBSIDIARY LIMITED (3)

MERGER AGREEMENT

Conyers Dill & Pearman Limited

Bermuda

THIS MERGER AGREEMENT dated [—], 2013

BETWEEN:

(1)	Alterra Capital Holdings Limited, an exempted limited liability company registered in Bermuda under number 26726 having its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (“Company”);

(2)	Markel Corporation, a Virginia corporation having its address at 4521 Highwoods Parkway, Glen Allen, VA 23060, United States (“Parent”); and

(3)	Commonwealth Merger Subsidiary Limited, an exempted limited liability company registered in Bermuda under number 47205 having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM 12 Bermuda (“Merger Sub”).

WHEREAS:

(1)	Merger Sub is a wholly-owned subsidiary of Parent.

(2)	The Company and Merger Sub have agreed to merge pursuant to the provisions of the Companies Act 1981 of Bermuda (the “Merger”) and the Company will survive as a Bermuda exempted company (the “Surviving Company”) on the terms hereinafter appearing.

(3)	This Agreement is the “Merger Agreement” as referred to in the Agreement and Plan of Merger (defined below).

(4)	Pursuant to the terms of the Agreement and Plan of Merger, the Parent, as the sole shareholder of Merger Sub, has approved the Merger and the Merger Agreement.

IT IS HEREBY AGREED as follows:

1.	Definitions

Words and expressions defined in the recitals to this Agreement have, unless the context otherwise requires, the same meanings in this Agreement.

Any reference to a time of day in this Agreement shall be a reference to Bermuda time unless otherwise stated.

Unless the context otherwise requires, the following words and expressions have the following meanings in this Agreement:

“Agreement and Plan of Merger” means the agreement and plan of merger dated 18 December, 2012 and made among the Company (1), Parent (2) and Merger Sub (3) relating to, inter alia, the Merger;

“Business Day” has the meaning given in the Agreement and Plan of Merger;

“Certificate of Merger” has the meaning given in the Agreement and Plan of Merger;

“Closing Date” has the meaning given in the Agreement and Plan of Merger;

“Companies Act” means the Companies Act 1981 (as amended) of Bermuda;

“Company Common Share” has the meaning given in the Agreement and Plan of Merger;

“Consideration” has the meaning given in the Agreement and Plan of Merger;

“Dissenting Shares” has the meaning given in the Agreement and Plan of Merger;

“Effective Time” has the meaning given in the Agreement and Plan of Merger;

“Excluded Shares” means (i) all the Company Common Shares that are owned by the Company as treasury shares, and (ii) Company Common Shares that are owned by Parent, Merger Sub or any Subsidiary of Parent immediately before the Effective Time;

“Merger” has the meaning given in the Agreement and Plan of Merger;

“Merger Conditions” means the conditions set out in Article VI in the Agreement and Plan of Merger;

“Person” has the meaning given in the Agreement and Plan of Merger; and

“Subsidiary” has the meaning given in the Agreement and Plan of Merger.

2.	Effectiveness of the Merger

(1)	The parties to this Agreement agree that, on the terms and subject to the conditions of this Agreement and the Agreement and Plan of Merger and in accordance with the Companies Act, at the Effective Time, the Merger Sub shall merge with and into the Company pursuant to the Companies Act and the Company shall survive as a Bermuda exempted company and Merger Sub shall cease to exist and shall be struck off the Register of Companies in Bermuda.

(2)	The Merger shall be conditional on the issuance of the Certificate of Merger by the Registrar of Companies, such certificate to be issued on the Closing Date at the Effective Time.

3.	Surviving Company

The Surviving Company shall be called Alterra Capital Holdings Limited.

4.	Memorandum of Association

The memorandum of association of the Surviving Company shall be in the form attached hereto as Exhibit A.

5.	Directors

The names and addresses of the persons proposed to be directors of the Surviving Company are as follows:

Dewey Michael Jones of Canon’s Court, 22 Victoria Street, Hamilton HM 12 Bermuda

Richard Reeves Whitt, III of Canon’s Court, 22 Victoria Street, Hamilton HM 12 Bermuda

6.	Conversion and cancellation of shares

The following steps shall occur at the Effective Time:

(1)	Each common share of US$1.00 par value in the capital of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into one issued and fully paid common share of US$1.00 par value in the capital of the Surviving Company.

(2)	Each Company Common Share (other than the Excluded Shares and the Dissenting Shares) issued and outstanding immediately before the Effective Time shall be cancelled and converted into the right to receive the Consideration.

(3)	Each Excluded Share issued and outstanding immediately before the Effective Time shall be cancelled without any repayment of capital in respect thereof or conversion thereof.

(4)	Each Dissenting Share issued and outstanding immediately before the Effective Time shall be cancelled and converted into the right to receive the value thereof as appraised by the court under section 106 of the Companies Act.

7.	Bye-laws

The bye-laws of the Surviving Company shall be the form attached hereto as Exhibit B.

8.	Miscellaneous

(1)	No party to this Agreement may terminate this Agreement or the Merger at any time, other than as expressly set out herein or in the Agreement and Plan of Merger.

(2)	This Agreement, the Exhibits hereto and the documents referred to herein (including, without limitation and for the avoidance of doubt, the Agreement and Plan of Merger) constitute the entire agreement between the parties with respect to the subject matter of and transaction referred to herein and therein and supersede any previous arrangements, understandings and agreements between them relating to such subject matter and transactions.

(3)	Any variation of this Agreement shall be in writing and signed by or on behalf of all parties.

(4)	Any waiver of any right under this Agreement shall only be effective if it is in writing, and shall apply only in the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived. No failure to exercise or delay in exercising any right or remedy provided under this Agreement or by law shall constitute a waiver of such right or remedy or prevent any future exercise in whole or in part thereof. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy.

(5)	Unless specifically provided otherwise, rights arising under this Agreement shall be cumulative and shall not exclude rights provided by law.

(6)	This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument, and this Agreement shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

9.	Governing law

The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of Bermuda, without giving effect to its principles or rules of conflicts of laws. The parties to this Agreement hereby irrevocably agree that the courts of Bermuda shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this Agreement and waive any objection to Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

SIGNED for and on behalf of ALTERRA CAPITAL HOLDINGS LIMITED

By

Name

Title

SIGNED for and on behalf of MARKEL CORPORATION

By

Name

Title

SIGNED for and on behalf of COMMONWEALTH MERGER SUBSIDIARY LIMITED

By

Name

Title

Exhibit A

Memorandum of Association of Surviving Company

[See Exhibit B to the Merger Agreement]

Exhibit B

Bye-laws of Surviving Company

[See Exhibit C to the Merger Agreement]

Exhibit B

FORM 2

BERMUDA THE COMPANIES ACT 1981 MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES Section 7(1) and (2)
Amended —/—/13

ALTERED MEMORANDUM OF ASSOCIATION

OF

~~Max Re-Capital Ltd.~~

Alterra Capital Holdings Limited

f/n/a Max Capital Group Ltd.

f/n/a/ Max Re Capital Ltd.

f/n/a Maximus Capital Holdings, Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED
Charles G. R.Collis	Clarendon House 2 Church Street Hamilton, HM 11 Bermuda	Yes	British	One
Nicolas G. Trollope	”	Yes	British	One
James M. Macdonald	”	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

FORM 2

3. The Company is to be an exempted company as defined by the Companies Act 1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:-

N/A

~~Amended~~ 5. ~~21/7/00~~ Amended —/—/13	~~The authorised share capital of the Company is US$12,000 divided into shares of US$1.00. The minimum subscribed share capital of the Company is US$12,000.~~ SEE EXHIBIT A ATTACHED

~~Amended~~ 6. ~~21/7/00~~	~~The objects for which the Company is formed and incorporated are -~~ SEE EXHIBIT B ATTACHED

Amended —/—/13	~~(iii) (i) packaging of goods of all kinds;~~

~~(iv) (ii) buying, selling and dealing in goods of all kinds;~~

~~(v) (iii) designing and manufacturing of goods of all kinds;~~

~~(vi) (iv) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;~~

~~(vii) (v) exploring for, the drilling for, the moving, transporting and re-fining petroleum and hydro carbon products including oil and oil products;~~

~~(viii)  (vi)            scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;~~

~~(ix) (vii) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;~~

~~(x) (viii) ships and aircraft owners, managers, operators, agents, builders and repairers;~~

~~(xi) (ix) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;~~

~~(xii) (x) travel agents, freight contractors and forwarding agents;~~

~~(xiii) (xi) dock owners, wharfingers, warehousemen;~~

~~(xiv) (xii) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;~~

~~(xv) (xiii) all forms of engineering;~~

~~(xvi)    (xiv)        farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;~~

~~(xvii) (xv) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;~~

FORM 2

Amended —/— /13	~~(xviii) (xvi) buying, selling, hiring, letting and dealing in conveyances of any sort;~~

~~(xiv)    (xvii)       employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;~~

~~(xx) (xviii) to acquire by purchase or otherwise hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated;~~

~~(xxi)    (xix)         to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence;~~

~~(xxii)    (xx)        to carry on all and any functions of a holding company and or to provide and or to co ordinate management, advisory and administrative services to all or any of the following: (i) any subsidiary or affiliate (as such expressions are understood in the Companies Act 1981 except such entity need to be a company under the said Act) of the Company, wherever incorporated; (ii) any entity (wherever existing) controlled, directly, indirectly, by the Company; and (iii) any entity (wherever existing) in which the Company owns, directly or indirectly, an equity interest of not less than twenty percent of the total equity issued and outstanding in that entity; and~~

~~(xxiii)    (xxi)      to provide and or procure financing and financial investment, management and advisory services and administrative services to all or any of the following: (i) any subsidiary or affiliate (as such expressions are understood in the Companies Act 1981 except such entity need not be a company under the said Act) of the Company, wherever incorporated; (ii) any entity (wherever existing) controlled, directly or indirectly, by the Company; and (iii) any entity (wherever existing) in which the Company owns, directly or directly, an equity interest of not less than twenty percent of the total equity issued and outstanding in that entity; and, in connection with any of the foregoing, to provide and or procure credit, financial accommodation, loans and or advances with or without interest to any such subsidiary or affiliate or entity and to lend to and or deposit with any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide collateral for loans or other forms of financing provided to any such subsidiary or affiliate or entity.~~

Amended 7. —/—/13	Powers of the Company

~~Amended 21/7/13~~

~~1.     The Company shall, pursuant to section 42 of The Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.~~

~~2.     The Company shall, pursuant to section 42A of The Companies Act 1981, have the power to purchase its own shares from time to time.~~

SEE EXHIBIT C ATTACHED

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

SUBSCRIBED this 2nd day of July 1999

481755

EXHIBIT A

Amended —/—/13	~~“5. The authorized share capital of the Company is US$220,000,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$250,000 Fully Paid.”~~

“5. The authorized share capital of the Company is US$100.00 divided into shares of par value US$1.00 each.”

EXHIBIT B

Amended —/—/13	~~“(i) insurance and or reinsurance business of all and or any kinds;~~

~~(ii)    to create, enter into, undertake, arrange for, acquire by purchase or otherwise, hold, sell or otherwise dispose of, trade and or otherwise deal in, whether on a speculative basis or otherwise, all and or any kind of (including without limitation all and or any combinations of (a) instrument or contract to pay or not to pay a sum of money or to render or not to render money’s worth upon the happening of an event or events or upon the cessation of an act or acts, (b) derivative instrument or contract, and (c) instrument or contract structured or intended as, or having the purpose or intended purpose of, securing a profit or avoiding a loss (i) by reference to fluctuations in the value or price of property of any description, or in an index, or other factor or factors, specified for that purpose in the instrument or contract, or (ii) based on the happening of a particular event or events, or upon the cessation of an act or acts, specified for that purpose in the instrument or contract, and including, without limitation of the foregoing, all and or any kind of (including without limitation all and or any combinations of) option, swap option contract, bond, warrant, debenture, equity, forward exchange contract, forward rate contract, future hedge, security; note, certificate of deposit, unit, guarantee and or financial instrument;”~~

“6. The objects for which the Company is formed and incorporated are unrestricted.”

EXHIBIT C

Amended •/•/13

~~“2.   The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares subject to the Company conforming with the requirements of the Insurance Act 1978 and any conditions imposed or directions given thereunder:”~~

“7. The following are provisions regarding the powers of the Company—

(i)	has the powers of a natural person;

(ii)	subject to the provisions of Section 42 of the Companies Act 1981, the Company has the power to issue preference shares which, at the option of the holders thereof are to be liable to be redeemed;

(iii)	has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

(iv)	has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.”

Exhibit C

AMENDED AND RESTATED B Y E—L A W S

of

Alterra Capital Holdings Limited

The undersigned HEREBY CERTIFIES that the attached Bye-Laws are a true copy of the Amended and Restated Bye-Laws of Alterra Capital Holdings Limited (the “Company”) adopted by the Shareholder of the Company on [TBA] 2013.

For and on behalf of

Appleby Services (Bermuda) Ltd.

Secretary

Appleby Services (Bermuda) Ltd.

Canon’s Court, 22 Victoria Street

Hamilton HM 12

Bermuda

AMENDED AND RESTATED B Y E—L A W S

of

Alterra Capital Holdings Limited

I N D E X

AMENDED AND RESTATED B Y E—L A W S

of

Alterra Capital Holdings Limited

INTERPRETATION

1	Definitions and Interpretation

1.1	In these Bye-Laws, unless the context otherwise requires:

“Alternate Director” means an alternate Director appointed to the Board as provided for in these Bye-Laws;

“Auditor” means the person or firm for the time being appointed as auditor of the Company;

“Bermuda” means the Islands of Bermuda;

“Board” means the Directors of the Company appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Acts and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;

“Companies Acts” means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

“Company” means Alterra Capital Holdings Limited, a company incorporated in Bermuda on 8 July 1999;

“Director” means such person or persons appointed or elected to the Board from time to time pursuant to these Bye-Laws and includes an Alternate Director;

“Indemnified Person” means any Director, Officer, Resident Representative, employee and agent of the Company who has acted or is acting in relation to any of the affairs of the Company, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

“Officer” means a person appointed by the Board pursuant to these Bye-Laws but shall not include the Auditor;

“paid up” means paid up or credited as paid up;

“Register” means the Register of Shareholders of the Company maintained by the Company in Bermuda;

“Registered Office” means the registered office of the Company which shall be at such place in Bermuda as the Board shall from time to time determine;

“Resident Representative” means (if any) the individual or the company appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

“Resolution” means a resolution of the Shareholders passed in a general meeting or, where required, of a separate class or separate classes of shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws;

“Seal” means the common seal of the Company and includes any authorised duplicate thereof;

“Secretary” means the individual or the company appointed by the Board to perform any of the duties of the Secretary and includes a temporary or assistant or deputy Secretary;

“share” means share in the capital of the Company and includes a fraction of a share;

“Shareholder” means a shareholder or member of the Company provided that for the purposes of Bye-Law 42 it shall also include any holder of notes, debentures or bonds issued by the Company;

“these Bye-Laws” means these Amended and Restated Bye-Laws in their present form.

1.2	For the purposes of these Bye-Laws, a corporation which is a shareholder shall be deemed to be present in person at a general meeting if, in accordance with the Companies Acts, its authorised representative is present.

1.3	For the purposes of these Bye-Laws, a corporation which is a Director shall be deemed to be present in person at a board meeting if an officer, attorney or other person authorised to attend on its behalf is present, and shall be deemed to discharge its duties and carry out any actions required under these Bye-Laws and the Companies Acts, including the signing and execution of documents, deeds and other instruments, if an officer, attorney or other person authorised to act on its behalf so acts.

1.4	Words importing only the singular number include the plural number and vice versa.

1.5	Words importing only the masculine gender include the feminine and neuter genders respectively.

1.6	Words importing persons include companies, associations, bodies of persons, whether corporate or not.

1.7	Words importing a Director as an individual shall include companies, associations and bodies of persons, whether corporate or not.

1.8	A reference to writing shall include typewriting, printing, lithography, photography and electronic record.

1.9	Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

REGISTERED OFFICE

2	Registered Office

The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARES AND SHARE RIGHTS

3	Share Rights

3.1	Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

3.2	Subject to the Companies Acts, any preference shares may, with the sanction of a resolution of the Board, be issued on terms:

3.2.1	that they are to be redeemed on the happening of a specified event or on a given date; and/or,

3.2.2	that they are liable to be redeemed at the option of the Company; and/or,

3.2.3	if authorised by the memorandum of association of the Company, that they are liable to be redeemed at the option of the holder.

The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

3.3	The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Acts.

3.4	The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Acts.

4	Modification of Rights

4.1	Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent (75%) of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll.

4.2	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

5	Shares

5.1	Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.2	Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

5.3	The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

5.4	Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

6	Certificates

6.1	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been issued. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

6.2	If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

6.3	All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

7	Lien

7.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

7.2	The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

7.3	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

8	Calls on Shares

8.1

The Board may from time to time make calls upon the Shareholders (for the avoidance of doubt excluding the Company in respect of any nil or partly paid shares held by the Company as treasury shares) in respect of any monies unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

8.2	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

8.3	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

8.4	If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

8.5	Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

8.6	The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

9	Forfeiture of Shares

9.1	If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

9.2	The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

9.3	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

9.4	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

9.5	A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

9.6

A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

9.7	An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

10	Register of Shareholders

The Secretary shall establish and maintain the Register at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 5.4.

REGISTER OF DIRECTORS AND OFFICERS

11	Register of Directors and Officers

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

TRANSFER OF SHARES

12	Transfer of Shares

12.1	Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve. No such instrument shall be required on the redemption of a share or on the purchase by the Company of a share.

12.2	The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

12.2.1	the instrument of transfer is duly stamped (if required by law) and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

12.2.2	the instrument of transfer is in respect of only one class of share, and

12.2.3	where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

12.3	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

12.4	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

12.5	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

TRANSMISSION OF SHARES

13	Transmission of Shares

13.1	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

13.2	Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

13.3	A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

13.4	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

SHARE CAPITAL

14	Increase of Capital

14.1	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

14.2	The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

14.3	The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

15	Alteration of Capital

15.1	The Company may from time to time by Resolution:

15.1.1	divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

15.1.2	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

15.1.3	sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

15.1.4	make provision for the issue and allotment of shares which do not carry any voting rights;

15.1.5	cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

15.1.6	change the currency denomination of its share capital.

15.2	Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

15.3	Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

16	Reduction of Capital

16.1	Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium account in any manner.

16.2	In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

17	General Meetings and Resolutions in Writing

17.1	Save and to the extent that the Company elects to dispense with the holding of one or more of its Annual General Meetings in the manner permitted by the Companies Acts, the Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

17.2	Except in the case of the removal of Auditors or Directors, anything which may be done by resolution of the Shareholders in general meeting or by resolution of any class of Shareholders in a separate general meeting may be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the majority of votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

17.3	Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

17.4	The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

17.5	For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the Shareholder who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Bye-Law, a reference to such date.

17.6	A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

18	Notice of General Meetings

18.1	An Annual General Meeting shall be called by not less than five (5) days notice in writing and a Special General Meeting shall be called by not less than five (5) days notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and every Director and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

18.1.1	in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

18.1.2	in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving that right.

18.2	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

18.3	The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.

19	Proceedings at General Meetings

19.1	In accordance with the Companies Acts, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least one Shareholder present in person or by proxy and entitled to vote shall be a quorum for all purposes.

19.2	If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting one Shareholder present in person or by proxy and entitled to vote shall be a quorum. The Company shall give not less than five (5) days notice of any meeting adjourned through want of a quorum and such notice shall state that the one Shareholder present in person or by proxy (whatever the number of shares held by them) and entitled to vote shall be a quorum.

19.3	A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

19.4	Each Director, and upon giving the notice referred to in Bye-Law 18.1 above, the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

19.5	The Board may choose one of their number to preside as chairman at every general meeting. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

19.6

The chairman of the meeting may, with the consent by resolution of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three (3) months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

20	Voting

20.1	Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

20.2	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

20.2.1	the chairman of the meeting; or

20.2.2	at least three (3) Shareholders present in person or represented by proxy; or

20.2.3	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

20.2.4	a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

20.3	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

20.4	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

20.5	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

20.6	On a poll, votes may be cast either personally or by proxy.

20.7	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

20.8	In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as electronic records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

20.9	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

20.10	A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

20.11	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

20.12	If:

20.12.1	any objection shall be raised to the qualification of any voter; or,

20.12.2	any votes have been counted which ought not to have been counted or which might have been rejected; or,

20.12.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

21	Proxies and Corporate Representatives

21.1	The instrument appointing a proxy or corporate representative shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

21.2	Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

21.3

Notwithstanding Bye-law 21.2, a Shareholder may appoint a proxy which shall be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant shares at any meeting of the shareholders at which such holder is present. Notice of the appointment of any such proxy shall be given to the Company at its Registered Office, and shall include the name, address, telephone number and electronic mail address of the proxy holder. The Company shall give to the proxy holder notice of all meetings of Shareholders of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

21.4	Subject to Bye-Law 21.2 and 21.3, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

21.5	Subject to Bye-Law 21.2 and 21.3, the decision of the chairman of any general meeting as to the validity of any appointments of a proxy shall be final.

21.6	Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a resolution in writing or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

21.7	A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

21.8	Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

BOARD OF DIRECTORS

22	Appointment and Removal of Directors

22.1	The number of Directors shall be not less than two (2) and not more than ten (10) or such numbers in excess thereof as the Company by Resolution may from time to time determine and, subject to the Companies Acts and these Bye-Laws, the Directors shall be elected or appointed by the Company by Resolution and shall serve for such term as the Company by Resolution may determine, or in the absence of such determination, until the termination of the next Annual General Meeting following their appointment. All Directors, upon election or appointment (except upon re-election at an Annual General Meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

22.2	The Company may by Resolution increase the maximum number of Directors. Any one or more vacancies in the Board not filled by the Shareholders at any general meeting of the Shareholders shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy.

22.3	The Company may in a Special General Meeting called for that purpose remove a Director, provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

23	Resignation and Disqualification of Directors

The office of a Director shall be vacated upon the happening of any of the following events:

23.1	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

23.2	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

23.3	if he becomes bankrupt under the laws of any country or compounds with his creditors;

23.4	if he is prohibited by law from being a Director or, in the case of a corporate Director, is otherwise unable to carry on or transact business; or

23.5	if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

24	Alternate Directors

24.1	A Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by delivery of a written notice of appointment or removal to the Secretary at the Registered Office, signed by such Director, and such notice shall be effective immediately upon receipt or on any later date specified in that notice. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

24.2	An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

24.3	Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

25	Directors’ Fees and Additional Remuneration and Expenses

The amount, if any, of Directors’ fees shall from time to time be determined by the Company by Resolution or in the absence of such a determination, by the Board. Unless otherwise determined to the contrary, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

26	Directors’ Interests

26.1	A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

26.2	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

26.3	Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

26.4	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

26.5	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF THE BOARD

27	Powers and Duties of the Board

27.1

Subject to the provisions of the Companies Acts, these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the

Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

27.2	The Board may exercise all the powers of the Company except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Shareholders.

27.3	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

27.4	The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

27.5	The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

28	Delegation of the Board’s Powers

28.1	The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

28.2	The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 28.3, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions, but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

28.3

The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

29	Proceedings of the Board

29.1	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

29.2	Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

29.3	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2) persons. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

29.4	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

29.5	The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

29.6	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

29.7	The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

29.8	The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

29.9	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (or by an Alternate Director, as provided for in these Bye-Laws) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

29.10

A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

29.11	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

29.12	If the Company has elected to have a sole Director, the provisions contained in this Bye-Law for meetings of the Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Companies Acts, its memorandum or the Bye-Laws required to be exercised by the Shareholders. In lieu of minutes of a meeting, the sole Director shall record in writing and sign a note or memorandum of all matters requiring a resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

OFFICERS

30	Officers

30.1	The Officers of the Company, who may or may not be Directors, may be appointed by the Board at any time. Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

30.2	The provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES

31	Minutes

31.1	The Board shall cause minutes to be made and books kept for the purpose of recording:

31.1.1	all appointments of Officers made by the Board;

31.1.2	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

31.1.3	all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

31.2	Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 38.3 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

32	Secretary and Resident Representative

32.1	The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

32.2	A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

33	The Seal

33.1	The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

33.2	Any document required to be under seal or executed as a deed on behalf of the Company may be:

33.2.1	executed under the Seal in accordance with these Bye-Laws; or

33.2.2	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

33.3	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

33.3.1	a Director; or

33.3.2	the Secretary; or

33.3.3	any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

34	Dividends and Other Payments

34.1	The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 36, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

34.2	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

34.2.1	all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

34.2.2	dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

34.3	The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

34.4	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

34.5	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

34.6	Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

34.7	The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

35	Reserves

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

36	Capitalisation of Profits

36.1	The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

36.2	Where any difficulty arises in regard to any distribution under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

37	Record Dates

Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting and to vote at any general meeting. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

ACCOUNTING RECORDS

38	Accounting Records

38.1	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.

38.2	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

38.3	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT

39	Audit

Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

40	Service of Notices and Other Documents

40.1	Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 38.3) may be sent to, served on or delivered to any Shareholder by the Company

40.1.1	personally;

40.1.2	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

40.1.3	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

40.1.4	where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

40.1.5	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 40.1.1, 40.1.2, 40.1.3 or 40.1.4 of this Bye-Law, in accordance with the Companies Acts.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

40.2	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

40.2.1	if sent by personal delivery, at the time of delivery;

40.2.2	if sent by post, forty-eight (48) hours after it was put in the post;

40.2.3	if sent by courier or facsimile, twenty-four (24) hours after sending;

40.2.4	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or

40.2.5	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

40.3	Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

40.4	Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, Alternate Director or Resident Representative pursuant to these Bye-Laws.

WINDING UP

41	Winding Up

If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

42	Indemnity

42.1	Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the Indemnified Persons.

42.2	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

42.3	To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

42.4	Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

42.5	The Company shall advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal, administrative or investigative proceedings against them, on condition and receipt of an undertaking in a form satisfactory to the Company that the Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person.

42.6	The advance of moneys shall not be paid unless the advance is duly authorized upon a determination that the indemnification of the Indemnified Person was appropriate because the Indemnified Person has met the standard of conduct which entitles the Indemnified Person to indemnification and further the determination referred to above must be made by a majority vote of the Board at a meeting duly constituted by a quorum of Directors not party to the proceedings in respect of which the indemnification is, or would be, claimed; or, in the case such meeting cannot be constituted by lack of disinterested quorum, by an independent third party; or, alternatively, by a majority vote of the Shareholders.

42.7	The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 42 shall, unless otherwise provided when authorised or ratified, continue as to a Person who has ceased to hold the position for which such Person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such a Person.

42.8	No amendment or repeal of any provision of this Bye-law 42 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement or expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

AMALGAMATION AND MERGER

43	Amalgamation and Merger

Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 19.1 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 20.2.

CONTINUATION

44	Continuation

Subject to the Companies Acts, the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.

ALTERATION OF BYE-LAWS

45	Alteration of Bye-Laws

These Bye-Laws may be amended from time to time by resolution of the Board, but subject to approval by Resolution.

Exhibit D

Bye-law Amendment

RESOLVED that the Company’s bye-laws will be amended by the deletion of the current bye-law 92 and substituting the following new bye-law:

“Member Vote to Approve an Amalgamation or Merger

A resolution proposed for consideration at a general meeting to approve the amalgamation or merger of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be as set out in Bye-Law 39.”

Schedule 5.3(a)

Specified Transaction Approvals

1.	File any pre-merger notifications required under the HSR Act.

2.	Filing an application for acquisition of control on Form A for Alterra Reinsurance USA Inc. with the Connecticut Insurance Department Commissioner and obtaining the approval of the Commissioner of the Connecticut Insurance Department.

3.	Filing applications for acquisition of control on Form As for Alterra Excess & Surplus Insurance Company and Alterra America Insurance Company with the Delaware Insurance Department Commissioner and obtaining the approval of the Commissioner of the Delaware Insurance Department.

4.	Filing for change of control approval for Alterra at Lloyd’s Limited with the United Kingdom Financial Services Authority and the Council of Lloyd’s and obtaining the approval of the Council of Lloyd’s and the United Kingdom Financial Services Authority.

5.	Filing for change of control approval for Alterra Corporate Capital 2 Limited, Alterra Corporate Capital 3 Limited, Alterra Corporate Capital 4 Limited, Alterra Corporate Capital 5 Limited and Alterra Corporate Capital 6 Limited, with the Council of Lloyd’s and obtaining the approval of the Council of Lloyd’s.

6.	Filing the application with the Private Insurance Superintendency requesting approval of a change of control of Alterra Resseguradora do Brasil S.A.

Annex B

Proposed Shareholder Vote Amendment to Alterra’s Bye-Laws

RESOLVED that the Company’s bye-laws will be amended by the deletion of the current bye-law 92 and substituting the following new bye-law:

“Member Vote to Approve an Amalgamation or Merger

A resolution proposed for consideration at a general meeting to approve the amalgamation or merger of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be as set out in Bye-Law 39.”

B-1

Annex C

388 Greenwich Street

New York, NY 10013

December 18, 2012

The Board of Directors

Markel Corporation

4521 Highwoods Parkway

Glen Allen, VA 23060

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Markel Corporation (the “Company”) of the Merger Consideration (defined below) to be paid by the Company pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among Alterra Capital Holdings Limited (“Target”), Commonwealth Merger Subsidiary Limited (“Merger Sub”) and the Company. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Target (the “Merger”) and (ii) each outstanding common share, par value $1.00 per share, of Target (“Target Common Stock”) will be converted into the right to receive (i) 0.04315 of a share of common stock, no par value, of the Company (“Company Common Stock”) (the “Stock Consideration”), and (ii) $10.00 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”).

In arriving at our opinion, we reviewed a draft dated December 17, 2012 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of Target concerning the businesses, operations and prospects of the Company and Target. We examined certain publicly available business and financial information relating to the Company and Target as well as certain financial forecasts and other information and data relating to the Company and Target which were provided to or discussed with us by the respective managements of the Company and Target, including information relating to the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of the Company to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Company Common Stock and Target Common Stock; the historical and projected earnings and other operating data of the Company and Target; and capitalization and financial condition of the Company and Target. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company and Target. We also evaluated certain potential pro forma financial effects of the Merger on the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of the Company and Target that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us relating to Target and the Company and potential pro forma financial effects of, and strategic implications and operational benefits resulting from, the Merger, we have been advised by the respective managements of Target and the Company that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Target and the Company as to the future financial performance of Target and the Company, such strategic implications and operational benefits (including the amount, timing and achievability thereof) and the other matters covered thereby, and have assumed, with your consent, that the financial results (including the potential strategic implications and operational benefits anticipated to result from the Merger) elected in such forecasts and other information and data will be realized in the amounts and at the times projected.

We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Target or the contemplated benefits to the Company of the Merger. Representatives of the Company have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We are not expressing any opinion as to what the value of the Company Common Stock actually will be when issued pursuant to the Merger or the price at which the Company Common Stock will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Target nor have we made any physical inspection of the properties or assets of Target. We express no view as to, and our opinion does not address, the underlying business decision of the Company to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Inc. has acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, and are currently providing, services to the Company and Target unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, (i) acting as joint bookrunner in connection with the Company’s public offering of $350 million aggregate principal amount of 4.90% senior notes due 2022 in June 2012, (ii) acting as co-documentation agent and lender under the Company’s $150 million credit facility (with a Citigroup Global Markets Inc. commitment of $30 million) in September 2011, (iii) acting as joint bookrunner in connection with the Company’s public offering of $250 million aggregate principal amount of 5.35% senior notes due 2021 in June 2011, (iv) acting as joint lead arranger and lender under Target’s $1,100 million credit facility (with a Citigroup Global Markets Inc. commitment of $125 million) in December 2011 and (v) acting as joint bookrunner in connection with Target’s public offering of $350 million aggregate principal amount of 6.25% senior notes due 2020 in September 2010. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company and Target for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, Target and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid by the Company in the Merger is fair, from a financial pint of view, to the Company.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

Annex D

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

December 18, 2012

The Board of Directors

Alterra Capital Holdings Limited

2 Front Street

Hamilton HM 11 Bermuda

Members of the Board of Directors:

We understand that Alterra Capital Holdings Limited, a Bermuda exempted limited liability company (“Alterra”) proposes to enter into an Agreement and Plan of Merger, dated as of December 18, 2012 (the “Agreement”), among Alterra, Markel Corporation, a Virginia corporation (“Markel”) and Commonwealth Merger Subsidiary Limited, a Bermuda exempted company and a wholly owned subsidiary of Markel (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Alterra (the “Merger”) and each outstanding common share, par value $1.00 per share, of Alterra (“Alterra Common Share”), other than the Dissenting Shares (as defined in the Agreement), will be cancelled and converted into the right to receive (i) $10.00 in cash, without interest (the “Cash Consideration”) and (ii) 0.04315 validly issued, fully paid and non-assessable voting common shares, without par value, of Markel (“Markel Common Shares”), together with cash paid in lieu of fractional shares in accordance with the Agreement (collectively, the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Alterra Common Shares (other than Markel and its affiliates) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to Alterra and Markel;

(2)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Alterra furnished to or discussed with us by the management of Alterra, including certain financial forecasts relating to Alterra prepared by the management of Alterra (such forecasts, “Alterra Forecasts”);

(3)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Markel furnished to or discussed with us by the management of Markel, including certain financial forecasts relating to Markel prepared by the management of Markel (such forecasts, “Markel Forecasts”) and such forecasts as adjusted by the management of Alterra (“Adjusted Markel Forecasts”);

(4)	discussed the past and current business, operations, financial condition and prospects of Alterra with members of senior managements of Alterra and Markel, and discussed the past and current business,

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

Alterra Capital Holdings Limited

operations, financial condition and prospects of Markel with members of senior managements of Alterra and Markel;

(5)	reviewed the potential pro forma financial impact of the Merger on the future financial performance of Markel, including the potential effect on Markel’s estimated fully diluted book value per share and fully diluted earnings per share;

(6)	participated in certain discussions and negotiations among representatives of Alterra and Markel and their financial and legal advisors;

(7)	reviewed the trading histories for Alterra Common Shares and Markel Common Shares and a comparison of such trading histories with each other and with the trading histories of other companies we deemed relevant;

(8)	compared certain financial and stock market information of Alterra and Markel with similar information of other companies we deemed relevant;

(9)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(10)	reviewed the relative financial contributions of Alterra and Markel to the financial performance of the combined company on a pro forma basis;

(11)	reviewed reports prepared by actuaries for Alterra and Markel, respectively;

(12)	reviewed a draft dated December 17, 2012 of the Agreement; and

(13)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of Alterra and Markel that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Alterra Forecasts and Adjusted Markel Forecasts, we have been advised by Alterra, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Alterra as to the future financial performance of Alterra and Markel. With respect to the Markel Forecasts, we have been advised by Markel, and have assumed, with the consent of Alterra, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Markel as to the future financial performance of Markel and other matters covered thereby. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Alterra or Markel, nor have we made any physical inspection of the properties or assets of Alterra or Markel. We have not evaluated the solvency or fair value of Alterra or Markel under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not experts in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses and we have not made an independent evaluation of the adequacy of the reserves of Alterra or Markel. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the losses and loss adjustment expense reserves for Alterra or Markel. We have assumed, at the direction of Alterra, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Alterra, Markel or the contemplated benefits of the Merger. We

Alterra Capital Holdings Limited

also have assumed, at the direction of Alterra, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or the tax consequences thereof. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Alterra Common Shares (other than Markel and its affiliates) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Alterra or in which Alterra might engage or as to the underlying business decision of Alterra to proceed with or effect the Merger. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Alterra or any alternative transaction. We are not expressing any opinion as to what the value of Markel Common Shares actually will be when issued or the prices at which Alterra Common Shares or Markel Common Shares will trade at any time, including following announcement or consummation of the Merger. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to the Board of Directors of Alterra in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and substantially all of which is contingent upon consummation of the Merger. In addition, Alterra has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Alterra, Markel and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Alterra and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to Alterra and certain of its affiliates in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as administrative agent, joint lead arranger and joint book runner for, and a lender under, certain credit facilities of Alterra and certain of its affiliates, (iii) having acted as joint book runner in connection with an affiliate of Alterra’s issuance of senior notes, and (iv) having provided or providing certain derivative trading services to Alterra.

It is understood that this letter is for the benefit and use of the Board of Directors of Alterra (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Alterra Capital Holdings Limited

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Alterra Common Shares (other than Markel and its affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

PLEASE FOLD TO FIT INTO RETURN ENVELOPE

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.		Please Mark Here for Address
		Change or Comments SEE REVERSE SIDE		☐

		FOR	AGAINST	ABSTAIN
1.	To approve an amendment to the bye-laws of Alterra Capital Holdings Limited.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve and adopt the merger agreement and the merger.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To cast an advisory (non-binding) vote to approve the compensation that may become paid or become payable to named executive officers in connection with the merger.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.

To transact such other business, if any, as may lawfully be brought before the Alterra special general meeting, including a proposal to approve an adjournment of the Alterra special general meeting for the solicitation of additional proxies from Alterra shareholders in favor of any of the above proposals.

		☐	☐	☐

IN WITNESS WHEREOF, the undersigned has executed this Proxy on this day of 2013.

Business Entity:
(Print name of corporation, partnership or other business entity)

By:
Name:
Title:
Individual:
(Print name of individual)

(Signature)
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title.

PLEASE FOLD TO FIT INTO RETURN ENVELOPE

Vote by Internet or Mail

24 Hours a Day, 7 Days a Week

Internet voting is available through 11:59 p.m. Eastern Time on the business day prior to the annual meeting.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		MAIL
http://www.proxyvoting.com/alte		Mark, sign and date your
Use the Internet to vote your proxy. Have your	OR	proxy card and return it
proxy card in hand when you access the website.		in the enclosed postage-paid envelope.

If you vote your proxy by Internet,

you do NOT need to mail back your proxy card.

You can view the Proxy Statement on the Internet at http://www.ourmaterials.com/alterra	Æ

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

PROXY

Alterra Capital Holdings Limited

SPECIAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bernard K. Asirifi and Rachael M. Lathan-Webber, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the Common Shares of Alterra Capital Holdings Limited held in the name of the undersigned at the close of business on January 8, 2013, at the Special General Meeting of Shareholders to be held on February 26, 2013 at 11:00 a.m. (Atlantic Time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

Address Change/Comments (Mark the corresponding box on the reverse side)